    As filed with the Securities and Exchange Commission on August 14, 2001

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      ------------------------------------

                          ATLAS AMERICA PUBLIC #10 LTD.
             (Exact name of Registrant as Specified in its Charter)

                                 311 ROUSER ROAD
                        MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
                        (Address and Telephone Number of
                         Principal Executive Offices and
                          Principal Place of Business)
                      ------------------------------------

                           JAMES R. O'MARA, PRESIDENT
                              ATLAS RESOURCES, INC.
               311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
            (Name, Address and Telephone Number of Agent for Service)
                      ------------------------------------

                                   Copies to:
       WALLACE W. KUNZMAN, JR., ESQ.          JAMES R. O'MARA
       KUNZMAN & BOLLINGER, INC.              ATLAS RESOURCES, INC.
       5100 N. BROOKLINE                      311 ROUSER ROAD
       SUITE 600                              MOON TOWNSHIP, PENNSYLVANIA 15108
       OKLAHOMA CITY, OKLAHOMA 73112
                      ------------------------------------

        Approximate Date of Commencement of Proposed Sale to the Public;
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:
                                     /X/
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                             Proposed             Proposed
Title of Each                       Dollar                   Maximum              Maximum              Amount of
Class of Securities                 Amount                   Offering             Aggregate            Registration
to be Registered                    to be Registered         Price per Unit       Offering Price       Fee
                                                                                                          -

-------------------------------------------------------------------------------------------------------------------------
   UNITS (1)                        $25,000,000              $10,000              $25,000,000          $6,250
-------------------------------------------------------------------------------------------------------------------------

(1) "Units" means the Limited Partner interests and the Investor General Partner interests offered to Participants in the Partnership.

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         ATLAS AMERICA PUBLIC #10 LTD.
                              CROSS REFERENCE SHEET
                              PURSUANT TO RULE 404

                        ITEM OF FORM SB-2                                               CAPTION IN PROSPECTUS
 1.     Front of Registration Statement and Outside Front
        Cover of Prospectus....................................    Front Page of Registration Statement and Outside Front
                                                                   Cover Page of Prospectus

 2.     Inside Front and Outside Back Cover Pages of
        Prospectus ............................................
                                                                   Inside Front and Outside Back Cover Pages of
                                                                   Prospectus

 3.     Summary Information and Risk Factors...................    Summary of the Offering; Risk Factors

 4.     Use of Proceeds........................................    Capitalization and Source of Funds and Use of
                                                                   Proceeds

 5.     Determination of Offering Price........................    Not Applicable

 6.     Dilution...............................................    Not Applicable

 7.     Selling Security Holders...............................    Not Applicable

 8.     Plan of Distribution...................................    Plan of Distribution

 9.     Legal Proceedings......................................    Litigation

10.     Directors, Executive Officers, Promoters and
        Control Persons........................................    Management

11.     Security Ownership of Certain Beneficial Owners and
        Management.............................................    Management

12.     Description of Securities..............................    Summary of the Offering; Terms of the Offering;
                                                                   Summary of Partnership Agreement

13.     Interest of Named Experts and Counsel..................    Legal Opinions; Experts

14.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities.........    Fiduciary Responsibilities of the Managing General
                                                                   Partner

15.     Organization Within Last Five Years....................    Management

16.     Description of Business................................    Proposed Activities; Management

17.     Management's Discussion and Analysis or Plan of
        Operation..............................................    Proposed Activities

18.     Description of Property................................    Proposed Activities
        A.     Issuers Engaged or to Be Engaged in
               Significant Mining Operations...................    Not Applicable
        B.     Supplementing Financial Information about
               Oil and Gas Producing Activities................    Not Applicable

19.     Certain Relationships and Related Transactions.........    Compensation; Management; Conflicts of Interest

20.     Market for Common Equity and Related
        Stockholder Matters....................................    Not Applicable

21.     Executive Compensation.................................    Management

22.     Financial Statements...................................    Financial Information Concerning the Managing
                                                                   General Partner and the Partnership

23.     Changes In and Disagreements With Accountants
        on Accounting and Financial Disclosure.................    Not Applicable

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sales is not permitted.

               Preliminary Prospectus Dated ______________, 2001



                          ATLAS AMERICA PUBLIC #10 LTD.
           - General and Limited Partner Interests at $10,000 per Unit
          - $1 Million (100 Units) Minimum Aggregate Subscriptions
         - $20 Million (2,000 Units) Maximum Aggregate Subscriptions
     - $25 Million (2,500 Units) Increased Maximum Aggregate Subscriptions


-      Atlas America Public #10 Ltd., a
       limited partnership, is managed by
       Atlas Resources, Inc. of Pittsburgh,
       Pennsylvania, and will be funded to
       drill primarily natural gas
       development wells.

-      The units will be offered on a "best
       efforts"  "minimum-maximum" basis.
       This means the broker-dealers must sell
       at least 100 units and receive
       subscription proceeds of at least $1
       million in order for this offering to
       close, and they must use only their
       best efforts to sell the remaining
       units.  Thus, this offering may close
       even though all 2,500 units offered
       have not been sold.

-      Subscription proceeds will be held in
       an interest bearing escrow account
       until $1 million has been received.
       This offering will close on or before
       December 31, 2001, and will not be
       extended.  If subscription proceeds of
       $1 million are not received by the
       offering termination date, then your
       subscription will be promptly returned
       to you from the escrow account with
       interest and without deduction for any
       fees.

-      The Offering:

                                                                                TOTAL
                                               TOTAL          TOTAL           INCREASE
                                  PER UNIT    MINIMUM        MAXIMUM          MAXIMUM
                                  --------   ---------      -----------     ------------
       Public Price (1)           $10,000    $1,000,000     $20,000,000     $25,000,000

       Dealer-manager fee,        $ 1,050    $  105,000     $ 2,100,000     $ 2,625,000
       sales commissions, a
       .5% reimbursement of
       marketing expenses
       and a .5%
       reimbursement for
       accountable due
       diligence expenses (2)

       Proceeds to partnership    $10,000    $1,000,000     $20,000,000     $25,000,000

       ----------
       (1) Certain investors will pay a reduced price for their units as described in "Plan of Distribution."

       (2) These fees, sales commissions and reimbursements will be paid by the managing general partner and not from subscription proceeds.

       (3) If the managing general partner believes that subscriptions for all 2,000 units will be obtained, then the managing general partner, in its sole discretion, may offer up to 500 additional units and increase the maximum aggregate subscriptions to not more than $25,000,000, which is 2,500 units. When discussing the maximum aggregate subscriptions throughout this prospectus, it is assumed the managing general partner has exercised its option to increase the offering to $25,000,000 unless the context indicates otherwise.

                   ------------------------------------------
THESE SECURITIES ARE SPECULATIVE AND ARE SUBJECT TO CERTAIN RISKS. (See "Risk Factors," Page 2.)

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

SUMMARY OF THE OFFERING........................................................1
    Atlas America Public #10 Ltd...............................................1
    Description of Units.......................................................1
       Investor General Partner Units..........................................1
       Limited Partner Units...................................................2

RISK FACTORS...................................................................2
    Special Risks of the Partnership...........................................2
       No Guarantee of Return of Investment or Rate of
          Return on Investment Because of Speculative
          Nature of Drilling Natural Gas and Oil Wells.........................2
       Risk That a Well Does Not Return the
          Amount Paid to Drill and Complete It.................................2
       Risk of Nonproductive Wells in Development
          Drilling.............................................................3
       Risk of Reduced Partnership Distributions
          Because of Decrease in the Price of Natural Gas and Oil..............3
       Risks Regarding the Partnership's Natural Gas Market
          Which Could Reduce Partnership Distributions.........................3
       If You Choose to Invest as a General Partner
          for the Tax Benefits, Then You Have
          Greater Risk Than a Limited Partner..................................4
       Risk That the Managing General Partner Cannot
          Meet Its Indemnification and Repurchase
          Obligations Because Its Liquid Net Worth
          Is Not Guaranteed....................................................4
       Risks of a Long-Term Investment Because
          the Units Are Illiquid and Not Readily
          Transferable.........................................................5
       The Number of Partnership Wells Drilled
          Depends on the Amount of Subscription
          Proceeds................................ ............................5
       Risk Regarding Lack of Information for
          a Portion of the Wells.................. ............................5
       There is a Risk That the Data Regarding Currently
          Proposed Wells is Incomplete or Incorrect ...........................5
       Risk of Bias Regarding Geological Reports
          Prepared by Managing General Partner.... ............................6
       Managing General Partner's Subordination
          is not a Guarantee of the Return of Any
          of Your Investment...................... ............................6
       Risk That Borrowings by the Managing
          General Partner Could Reduce Funds
          Available for Its Subordination Obligation ..........................6
       Compensation and Fees to the Managing General
          Partner Regardless of Success of the
          Partnership's Activities................ ............................6
       Risk of Reduced or Delayed Distributions
          to Investors............................ ............................6
       Risks Arising From Conflicts of Interest Between
          Managing General Partner and the Investors ..........................6
       Risks That Presentment Obligation May Not
          Be Funded and Repurchase Price May Not
          Reflect Full Value...................... ............................6
       Risk Regarding Participation with Third-Parties
          in Drilling Wells....................... ............................7
       Risk That the Managing General Partner Will
          Not Devote the Necessary Time to the
          Partnership Because Its Management
          Obligations Are Not Exclusive........... ............................7
       Risk of Prepaying Subscription Proceeds to
          Managing General Partner................ ............................7
       Risks Associated with Managing General Partner's
          Benefit from Development of Partnership
          Prospects............................................................7
       Risk Associated with Leases in Southern Ohio ...........................7
    Tax Risks..................................................................8
       Changes in the Law......................................................8
       You May Owe Taxes in Excess of Your Cash
          Distributions from the Partnership...................................8
       Your Deduction for Intangible Drilling Costs
          May Be Limited for Purposes of the
          Alternative Minimum Tax..............................................8
       Investment Interest Deductions of Investor
          General Partners May Be Limited......................................8
          Lack of Tax Shelter Registration.....................................8

ADDITIONAL INFORMATION.........................................................8

FORWARD LOOKING STATEMENTS AND
ASSOCIATED RISKS...............................................................9

INVESTMENT OBJECTIVES..........................................................9

ACTIONS TO BE TAKEN BY MANAGING GENERAL
PARTNER TO REDUCE RISKS OF ADDITIONAL PAYMENTS BY INVESTOR GENERAL PARTNERS ..10

CAPITALIZATION AND SOURCE OF FUNDS
AND USE OF PROCEEDS...........................................................11
    Source of Funds...........................................................11
    Use of Proceeds...........................................................11
    Subsequent Source of Funds and Borrowings.................................14

COMPENSATION..................................................................15
    Natural Gas and Oil Revenues..............................................15
    Lease Costs...............................................................15
    Drilling Contracts........................................................15
    Per Well Charges..........................................................16
    Gathering Fees............................................................17
    Dealer-Manager Fees.......................................................17
    Interest and Other Compensation...........................................18
    Estimate of Administrative Costs and Direct Costs
       to be Borne by the Partnership.........................................18

TERMS OF THE OFFERING.........................................................19
    Subscription to the Partnership...........................................19
    Partnership Closings and Escrow...........................................19
    Acceptance of Subscriptions...............................................20
    Suitability Standards.....................................................20
       In General.............................................................20
       Purchasers of Limited Partner Units....................................21
       Purchasers of Investor General Partner Units ..........................21
       Fiduciary Accounts and Confirmations...................................22

PRIOR ACTIVITIES..............................................................23

MANAGEMENT....................................................................31
    Managing General Partner and Operator.....................................31
    Organizational Diagram....................................................32
    Officers, Directors and Key Personnel.....................................32
    Remuneration..............................................................34
    Security Ownership of Certain Beneficial Owners...........................34
    Transactions with Management and Affiliates...............................34

PROPOSED ACTIVITIES...........................................................34
    Overview of Drilling Activities...........................................34
    Primary Areas of Operations...............................................35
       Clinton/Medina Geological Formation
          In Western Pennsylvania.............................................35
       Clinton/Medina Geological Formation
          in Southern Ohio....................................................36
       Mississippian/Upper Devonian Sandstone
          Reservoirs, Fayette County, Pennsylvania ...........................36
    Secondary Areas of Operations.............................................37
       Clinton/Medina Geological Formation
          In Western New York.................................................37
       Mississippian Berea Sandstone in Eastern Ohio .........................37
       Devonian Oriskany Sandstone in Eastern Ohio............................37
       Kentucky and Virginia..................................................38
    Acquisition of Leases.....................................................38
    Deep Drilling Rights Retained by
       Managing General Partner...............................................39
    Interests of Parties......................................................39
    Primary Areas.............................................................39
       Clinton/Medina Geological Formation
          in Western Pennsylvania and
          Mississippian/Upper Devonian Sandstone
          Reservoirs in Fayette County, Pennsylvania .........................39
       Clinton/Medina Geological Formation
          in Southern Ohio....................................................40
    Secondary Areas...........................................................40
    Title to Properties.......................................................40

                                       ii

    Drilling and Completion Activities; Operation
       of Producing Wells.....................................................41
    Sale of Natural Gas and Oil Production....................................42
       Policy of Treating All Wells Equally in a
          Geographic Area.....................................................42
       Gathering of Natural Gas...............................................42
       Natural Gas Contracts..................................................43
       Marketing of Natural Gas Production from
          Wells in Other Areas of the United States ..........................44
       Crude Oil..............................................................45
    Insurance.................................................................45
    Use of Consultants and Subcontractors.....................................46
    Information Regarding Currently Proposed Wells ...........................46

COMPETITION, MARKETS AND REGULATION..........................................122
    Natural Gas Regulation...................................................122
    Crude Oil Regulation.....................................................122
    Competition and Markets..................................................122
    State Regulations........................................................123
    Environmental Regulation.................................................124
    Proposed Regulation......................................................124

PARTICIPATION IN COSTS AND REVENUES..........................................125
    In General...............................................................125
    Costs....................................................................125
    Revenues.................................................................126
    Subordination of Portion of Managing General
       Partner's Net Revenue Share...........................................126
    Table of Participation in Costs and Revenues.............................127
    Allocation and Adjustment Among Investors................................128
    Distributions............................................................128
    Liquidation..............................................................128

CONFLICTS OF INTEREST........................................................129
    In General...............................................................129
    Conflicts Regarding Transactions with the Managing
       General Partner and its Affiliates....................................129
    Conflict Regarding the Drilling and Operating
       Agreement.............................................................130
    Conflicts Regarding Sharing of Costs and Revenues .......................130
    Conflicts Regarding Tax Matters Partner..................................130
    Conflicts Regarding Other Activities of the
       Managing General Partner, the Operator and
       Their Affiliates......................................................130
    Conflicts Involving the Acquisition of Leases............................131
    Conflicts Between Investors and the Managing
       General Partner as an Investor........................................134
    Lack of Independent Underwriter and Due
       Diligence Investigation...............................................134
    Conflicts Concerning Legal Counsel.......................................134
    Conflicts Regarding Preparation of
       Geological Reports....................................................134
    Conflicts Regarding Presentment Feature..................................134
    Conflicts Regarding Managing General Partner
       Withdrawing an Interest...............................................134
    Conflicts Regarding Order of Pipeline Construction
       and Gathering Fees....................................................135
    Procedures to Reduce Conflicts of Interest...............................135
    Policy Regarding Roll-Ups................................................136


FIDUCIARY RESPONSIBILITY OF THE
MANAGING GENERAL PARTNER.....................................................137
    In General...............................................................137
    Limitations on Managing General Partner Liability
       as Fiduciary..........................................................137

TAX ASPECTS..................................................................138
    Summary of Tax Opinion...................................................138
    Partnership Classification...............................................140
    Limitations on Passive Activities........................................140
       Publicly Traded Partnership Rules.....................................140
       Conversion from Investor General Partner to
          Limited Partner....................................................140
    Taxable Year.............................................................141
    2001 Expenditures........................................................141
    Availability of Certain Deductions.......................................141
    Intangible Drilling Costs................................................141
    Drilling Contracts.......................................................141
    Depletion Allowance......................................................142
    Depreciation - Modified Accelerated Cost
       Recovery System ("MACRS").............................................143
    Leasehold Costs and Abandonment..........................................143
    Tax Basis of Units.......................................................143
    "At Risk" Limitation for Losses..........................................144
    Distributions from the Partnership.......................................144
    Sale of the Properties...................................................144
    Disposition of Units.....................................................144
    Minimum Tax - Tax Preferences............................................145
    Limitations on Deduction of Investment Interest .........................146
    Allocations..............................................................146
    Partnership Borrowings...................................................146
    Partnership Organization and Syndication Fees ...........................146
    Tax Elections............................................................147
    Disallowance of Deductions under Section 183
       of the Internal Revenue Code..........................................147
    Termination of the Partnership...........................................147
    Lack of Registration as a Tax Shelter....................................147
       Investor Lists........................................................147
    Tax Returns and Audits...................................................148
       In General............................................................148
       Tax Returns...........................................................148
    Penalties and Interest...................................................148
       In General............................................................148
       Penalty for Negligence or Disregard of
          Rules or Regulations...............................................148
       Valuation Misstatement Penalty........................................148
       Substantial Understatement Penalty....................................148
       IRS Anti-Abuse Rule...................................................149
    State and Local Taxes....................................................149
    Severance and Ad Valorem (Real Estate) Taxes ............................149
    Social Security Benefits and Self-Employment Tax.........................149
    Foreign Partners.........................................................149
    Estate and Gift Taxation.................................................149
    Changes in the Law.......................................................149

SUMMARY OF PARTNERSHIP AGREEMENT.............................................150
    Liability of Limited Partners............................................150
    Amendments...............................................................150
    Notice...................................................................150
    Voting Rights............................................................151
    Access to Records........................................................151
    Withdrawal of Managing General Partner...................................151
    Return of Subscription Proceeds if Funds Not
       Invested in Twelve Months.............................................152

SUMMARY OF DRILLING AND OPERATING
AGREEMENT....................................................................152

REPORTS TO INVESTORS.........................................................153

PRESENTMENT FEATURE..........................................................154

TRANSFERABILITY OF UNITS.....................................................155
    Restrictions on Transfer Imposed by the Securities
       Laws, Tax Laws and the Partnership
       Agreement ............................................................155
    Conditions to Becoming a Substitute Partner..............................156

PLAN OF DISTRIBUTION.........................................................156
    Commissions..............................................................156
    Indemnification..........................................................157

SALES MATERIAL...............................................................157

LEGAL OPINIONS...............................................................158

EXPERTS......................................................................158

LITIGATION...................................................................158

FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL PARTNER AND
    THE PARTNERSHIP..........................................................159


Exhibits

  Exhibit (A)    Amended and Restated Certificate
                 and Agreement of Limited Partnership

       Exhibit (I-A) Managing General Partner
                      Signature Page
       Exhibit (I-B) Subscription Agreement
       Exhibit (II)  Drilling and Operating Agreement

  Exhibit (B)    Special Suitability Requirements
                 and Disclosures to Investors

                             SUMMARY OF THE OFFERING

Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or participant in the partnership.

ATLAS AMERICA PUBLIC #10 LTD.
The partnership is a Pennsylvania limited partnership. Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108, (412) 262-2830, will manage the partnership as managing general partner. Acting as general drilling contractor and operator, the managing general partner will supervise the drilling, completing and operating of the wells to be drilled.

The partnership will drill only development wells.

       - A development well means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

The managing general partner anticipates that the majority of the wells will be classified as natural gas wells although some of the wells may be classified as oil wells.

DESCRIPTION OF UNITS

You may buy either:

       -     investor general partner units; or

       -     limited partner units.

The type of unit you buy will not affect the allocation of costs, revenues and cash distributions among you and the other investors. There are, however, material differences in the federal income tax effects and liability associated with each type of unit.

INVESTOR GENERAL PARTNER UNITS.

       - TAX EFFECT. If you invest as an investor general partner, then your share of the partnership's 2001 deduction for intangible drilling costs will not be subject to the passive activity limitations. For example, if you pay $10,000 for a unit, then generally you may deduct approximately 90% of your subscription, $9,000, in 2001.

             - Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared to lease costs which must be recovered through the depletion allowance and costs for equipment in the well which must be recovered through depreciation deductions.

       - LIABILITY. If you invest as an investor general partner, then you will have unlimited liability regarding partnership activities. This means if:

             -     the insurance proceeds;

             -     the managing general partner's indemnification; and

             -     the partnership assets
                   were not sufficient to satisfy a partnership liability for which you and the other investor general partners were also liable, then the managing general partner would require you and the other investor general partners to make additional capital contributions to the partnership to satisfy the liability. In addition, you and the other investor general partners have joint and several liability which means generally that a person with a claim against the partnership may sue all or any one or more of the partnership's general partners, including you, for the entire amount of the liability.

LIMITED PARTNER UNITS.

       - TAX EFFECT. If you invest as a limited partner, then your use of the partnership's deduction for intangible drilling costs generally will be limited to net passive income from "passive" trade or business activities. Passive trade or business activities generally include the partnership and other limited partner investments. This means that you will not be able to deduct your share of the partnership's intangible drilling costs in 2001 unless you have passive income from investments other than the partnership.

       - LIABILITY. If you invest as a limited partner, then you will have limited liability. This means generally you will not be liable for amounts beyond your initial investment and share of undistributed net profits.


                                  RISK FACTORS

An investment in the partnership involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

SPECIAL RISKS OF THE PARTNERSHIP
NO GUARANTEE OF RETURN OF INVESTMENT OR RATE OF RETURN ON INVESTMENT BECAUSE OF SPECULATIVE NATURE OF DRILLING NATURAL GAS AND OIL WELLS. Natural gas and oil exploration is an inherently speculative activity. Before the drilling of a well the managing general partner cannot predict with any certainty:

       -     the volume of natural gas and oil recoverable from the well; or

       -     the time it will take to recover the natural gas and oil.

There is a risk that you will not recover all of your investment or if you do recover your investment that you will not receive a rate of return on your investment which is competitive with other types of investment.

You will be able to recover your investment only through the partnership's distributions of the sales proceeds from the production of natural gas and oil from productive wells. The quantity of natural gas and oil in a well, which is referred to as its reserves, decreases over time as the natural gas and oil is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment.

RISK THAT A WELL DOES NOT RETURN THE AMOUNT PAID TO DRILL AND COMPLETE IT. There is a risk that even if a well is completed by the partnership and produces natural gas and oil in commercial quantities it will not produce enough natural gas and oil to pay for the costs of drilling and completing the well, even if tax benefits are considered. For example, the managing general partner has formed 38 partnerships since 1985, 33 of which were formed in 1990 or subsequent years. All the partnerships are continuing to make cash distributions, however, 32 of the 38 partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account.

RISK OF NONPRODUCTIVE WELLS IN DEVELOPMENT DRILLING. Although drilling development wells reduces the risk of drilling nonproductive wells, there is a risk that the partnership will drill some wells which are nonproductive and must be plugged and abandoned. If one or more of the partnership's wells are nonproductive, then the partnership's productive wells may not produce enough revenues to offset the loss of investment in the nonproductive wells.

RISK OF REDUCED PARTNERSHIP DISTRIBUTIONS BECAUSE OF DECREASE IN THE PRICE OF NATURAL GAS AND OIL. There is no assurance of the price at which the partnership's natural gas and oil will be sold and if natural gas and oil prices decrease, then your partnership distributions will decrease accordingly. Although there were significant increases in the price of natural gas at the end of 2000 and the first quarter of 2001, natural gas and oil prices have declined and remain volatile. The price of natural gas and oil will depend on supply and demand factors largely beyond the control of the partnership and there is a risk that natural gas and oil prices could decrease in the future.

There is a further risk that the price of natural gas and oil may decrease during the first years of production when the wells achieve their greatest level of production. This would have the greatest adverse affect on your partnership distributions.

RISKS REGARDING THE PARTNERSHIP'S NATURAL GAS MARKET WHICH COULD REDUCE PARTNERSHIP DISTRIBUTIONS. In addition to the risk of decreased natural gas and oil prices described above, there are risks associated with marketing natural gas which could reduce partnership distributions to you and the other investors. These risks are set forth below.

       - Competition from other natural gas producers and marketers may make it more difficult to market the partnership's natural gas.

       - The managing general partner anticipates that a portion of the partnership's natural gas production will be sold directly to industrial end-users situated in the areas where the wells will be drilled. Selling natural gas to industrial end-users creates a risk that the partnership may not be paid or may experience delays in receiving payment for natural gas that has already been delivered.

       - There can be no assurance that the terms of a natural gas supply agreement will be favorable over the life of the wells. A substantial portion of the partnership's natural gas will be sold under a 10-year agreement which began on April 11, 1999, and provides that the price may be adjusted upward or downward in accordance with the spot market price and market conditions. The managing general partner anticipates that the remainder of the partnership's natural gas will be sold under similar contracts. Thus, there is no assurance of a specific natural gas price for the term of the agreement, and there is a risk that the price for the partnership's natural gas will be decreased because of market conditions. Furthermore, even if the natural gas supply contract did not provide for price and other adjustments, in the past low natural gas prices or other difficulties in marketing natural gas have resulted in some purchasers renegotiating existing agreements to reduce the contract price for natural gas and the volume of natural gas to be purchased.

       - Partnership revenues may be less the farther the natural gas is transported because of increased transportation costs.

       - Production from the wells may be reduced due to seasonal marketing demands since the demand for natural gas is usually greater in the winter months because of residential heating requirements than the summer months.

       - Production from wells drilled in certain areas may be delayed until construction of the necessary pipelines and production facilities is completed.

IF YOU CHOOSE TO INVEST AS A GENERAL PARTNER FOR THE TAX BENEFITS, THEN YOU HAVE GREATER RISK THAN A LIMITED PARTNER. If you invest as an investor general partner for the tax benefits instead of as a limited partner, then under Pennsylvania law you will have unlimited liability for the partnership's activities. This could result in you being required to make payments, in addition to your original investment, in amounts that are impossible to predict because of their uncertain nature. Under the terms of the partnership agreement, if you are an investor general partner you agree to pay only your proportionate share of the partnership's obligations and liabilities. This agreement, however, does not eliminate your liability to third-parties if another investor general partner does not pay his proportionate share of the partnership's obligations and liabilities.

Also, the partnership may own less than 100% of the interest in some of the wells. If a court holds you and the other third-party owners of the well liable for the development and operation of a well and the third-party well owner does not pay its proportionate share of the costs and liabilities associated with the well, then the partnership and you and the other investor general partners would be liable to third-parties for those costs and liabilities.

The partnership will have the benefit of the managing general partner's general and excess liability insurance of $50 million during drilling operations and $11 million thereafter, per occurrence and in the aggregate. Nevertheless, as an investor general partner you may become subject to the following:

       -     contract liability which is not covered by insurance;

       - liability for pollution, abuses of the environment and other environmental damages against which the managing general partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or other reasons; and

       - liability for drilling hazards which result in property damage or personal injury or death to third-parties in amounts greater than the insurance coverage. The drilling hazards include, but are not limited to well blowouts, fires and explosions.

If the partnership's insurance proceeds and assets and the managing general partner's indemnification of you and the other investor general partners, were not sufficient to satisfy the liability, then the managing general partner would call for additional funds from you to satisfy the liability.

RISK THAT THE MANAGING GENERAL PARTNER CANNOT MEET ITS INDEMNIFICATION AND REPURCHASE OBLIGATIONS BECAUSE ITS LIQUID NET WORTH IS NOT GUARANTEED. The managing general partner has made commitments to you and the other investors regarding the following:

       -     the payment of equipment costs and organization costs;

       - indemnification of the investor general partners for liabilities in excess of their pro rata share of partnership assets; and

       -     repurchasing the units.

A significant financial reversal for the managing general partner could adversely affect its ability to honor these obligations.

The managing general partner's net worth is based primarily on the estimated value of its producing natural gas properties and is not available in cash without borrowings or a sale of the properties. Also, if natural gas prices decrease the estimated value of the properties and the managing general partner's net worth will be reduced. There is no assurance that the managing general partner will have the necessary net worth, either currently or in the future, to meet its financial commitments under the partnership agreement. These risks are increased because the managing general partner has made and will make similar financial commitments in other partnerships.

RISKS OF A LONG-TERM INVESTMENT BECAUSE THE UNITS ARE ILLIQUID AND NOT READILY TRANSFERABLE. If you invest in the partnership, then you must assume the risks of an illiquid investment. The transferability of the units is limited by the federal securities laws, tax laws and the partnership agreement. The units cannot be readily liquidated, and there is no market for the sale of the units. Also, a sale of your units could create adverse tax and economic consequences for you.

THE NUMBER OF PARTNERSHIP WELLS DRILLED DEPENDS ON THE AMOUNT OF SUBSCRIPTION PROCEEDS. If all of the units offered are not sold, then fewer wells will be drilled which decreases the partnership's ability to spread the risks of drilling. The managing general partner anticipates that approximately 5 wells will be drilled if the minimum required subscriptions of $1 million are received, and approximately 124 wells will be drilled if subscription proceeds of $25 million are received.

On the other hand, to the extent more than the minimum subscriptions are received and the number of wells drilled increases, the partnership's overall investment return may decrease if the managing general partner is unable to find enough suitable wells to be drilled. Also, in a large partnership greater demands will be placed on the managing general partner's management capabilities.

There is also a risk of cost overruns in drilling and completing the wells because the wells will not be drilled and completed on a turnkey basis for a fixed price which would shift the risk of loss to the managing general partner as drilling contractor. The majority of the equipment costs of the partnership's wells, including any equipment costs in excess of 10% of the partnership's subscription proceeds, will be paid by the managing general partner. However, all of the intangible drilling costs will be charged to you and the other investors. If there is a cost overrun for the intangible drilling costs of a well or wells, then the managing general partner anticipates that it would use the partnership's subscription proceeds, if available, to pay the cost overrun or advance the necessary funds to the partnership. However, using subscription proceeds to pay cost overruns will result in the partnership drilling fewer wells.

RISK REGARDING LACK OF INFORMATION FOR A PORTION OF THE WELLS. The wells currently proposed to be drilled represent approximately 65% of the wells that will be drilled if all 2,500 units are sold. The managing general partner has also reserved the right to substitute wells and to drill in other areas. Thus, not all of the wells are specified and you do not have any geological or production information to evaluate any additional and/or substituted wells. Instead, you must rely entirely on the managing general partner to select those wells.

The partnership does not have the right of first refusal in the selection of well locations from the inventory of the managing general partner and its affiliates, and they may sell their well locations to other partnerships, companies, joint ventures or other persons at any time.

THERE IS A RISK THAT THE DATA REGARDING CURRENTLY PROPOSED WELLS IS INCOMPLETE OR INCORRECT. The information in this prospectus regarding wells previously drilled in the areas where the wells currently proposed to be drilled are located has been prepared by the managing general partner from sources which it believes are reliable. However, there is a risk that the data does not show:

       -     all the wells drilled in the area; or

       -     the correct volume of natural gas and oil produced from the wells.

Also, the production information for some of the wells may be incomplete:

       - if there is or was a third-party operator and the information is unavailable to the managing general partner; or

       - if the managing general partner is the operator and the wells are not yet completed, on-line to sell production or have been producing for only a short period of time.

RISK OF BIAS REGARDING GEOLOGICAL REPORTS PREPARED BY MANAGING GENERAL PARTNER. The geological report for the currently proposed wells in Fayette County, Pennsylvania and the geological report for the Clinton/Medina geological formation in southern Ohio were prepared by the managing general partner which is not independent. This lack of independence in the preparation of the reports may affect their reliability since the managing general partner has an incentive to prepare a more positive report than an independent geologist.

MANAGING GENERAL PARTNER'S SUBORDINATION IS NOT A GUARANTEE OF THE RETURN OF ANY OF YOUR INVESTMENT. If your cash distributions are less than a 10% return for each of the first five 12-month periods beginning with the partnership's first cash distributions from operations, then the managing general partner has agreed to subordinate a portion of its share of the partnership's net production revenues. However, if the wells produce only a small natural gas and oil volume, and/or natural gas and oil prices decrease, then even with subordination you may not receive the 10% return for each of the first five years as described above or a return of your investment. Also, at any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return described above.

RISK THAT BORROWINGS BY THE MANAGING GENERAL PARTNER COULD REDUCE FUNDS AVAILABLE FOR ITS SUBORDINATION OBLIGATION. The managing general partner will pledge either its partnership interest and/or an undivided interest in the assets of the partnership to secure borrowings for its own corporate purposes. There is a risk that if there was a default to the lender under this pledge arrangement, then this would reduce the amount of the partnership's net production revenues available to the managing general partner for its subordination obligation to you and the other investors.

COMPENSATION AND FEES TO THE MANAGING GENERAL PARTNER REGARDLESS OF SUCCESS OF THE PARTNERSHIP'S ACTIVITIES. The managing general partner and its affiliates will profit from their services in drilling, completing and operating the partnership's wells and will receive the other fees described in "Compensation" regardless of the success of the partnership's wells.

RISK OF REDUCED OR DELAYED DISTRIBUTIONS TO INVESTORS . There is a risk that you will not receive cash distributions every quarter. Although the managing general partner intends to distribute the cash quarterly, distributions may be deferred to the extent partnership revenues are used for any of the following:

       -     repayment of borrowings;

       -     cost overruns;

       -     remedial work to improve a well's producing capability;

       - reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

       - indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities.

RISKS ARISING FROM CONFLICTS OF INTEREST BETWEEN MANAGING GENERAL PARTNER AND THE INVESTORS. There are conflicts of interest between you and the managing general partner and its affiliates. Other than certain guidelines set forth in "Conflicts of Interest," the managing general partner has no established procedures to resolve a conflict of interest.

RISKS THAT PRESENTMENT OBLIGATION MAY NOT BE FUNDED AND REPURCHASE PRICE MAY NOT REFLECT FULL VALUE. Subject to certain conditions, beginning in 2006 you may present your units to the managing general partner for purchase. There is a risk that the managing general partner will determine, in its sole discretion, that it does not have the necessary cash flow or cannot arrange financing for this purpose on reasonable terms. In either event the managing general partner may suspend the presentment feature. This risk is increased because the managing general partner has and will incur similar presentment obligations in other partnerships.

Further, there is a risk that the presentment price may not reflect the full value of the partnership's property or your units because of the difficulty in accurately estimating natural gas and oil reserves. The estimates are merely appraisals of value and may not correspond to realizable value. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way, and the accuracy of the reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment. There can be no assurance that the presentment price paid for your units and any revenues received by you before the presentment will be equal to the purchase price of the units. On the other hand, you might realize a greater return if you retain the units, which you may elect, rather than selling the units to the managing general partner.

RISK REGARDING PARTICIPATION WITH THIRD-PARTIES IN DRILLING WELLS. The managing general partner anticipates that the partnership will own 25% to 100% of the interest in its wells subject to royalties and any other burdens on the leases. Thus, third-parties may participate with the partnership in drilling some of the wells. Additional financial risks exist when the cost of drilling, equipping, completing and operating wells is shared by more than one person. If the partnership pays its share of the costs but another interest owner does not, then the partnership would have to pay the costs of the defaulting party.

If the managing general partner were not the actual operator of the well, then there is a risk that the managing general partner cannot supervise the third-party operator closely enough. Also, decisions concerning how the well is operated and expenditures related to the well will be made by a third-party operator and may not be in the best interests of the partnership and you and the other investors. There is a further risk that a third-party operator will have financial difficulties and fail to pay for materials or services on the wells it drills or operates and, in that event, the partnership could incur extra costs in discharging materialmen's and workmen's liens. The managing general partner may not be the operator of the well if the partnership owns less than a 50% interest in the well or if the managing general partner acquired the interest in the well from a third-party which required that it be named operator.

RISK THAT THE MANAGING GENERAL PARTNER WILL NOT DEVOTE THE NECESSARY TIME TO THE PARTNERSHIP BECAUSE ITS MANAGEMENT OBLIGATIONS ARE NOT EXCLUSIVE. The managing general partner must devote the amount of time to the partnership's affairs that it determines is reasonably necessary. However, the managing general partner and its affiliates will be engaged in other oil and gas activities and unrelated business ventures for their own account or for the account of others during the term of the partnership, including other partnerships. Thus, there is a risk that the managing general partner will not devote the necessary time to the partnership.

RISK OF PREPAYING SUBSCRIPTION PROCEEDS TO MANAGING GENERAL PARTNER. Under the drilling and operating agreement the partnership will be required to immediately pay the managing general partner the investors' share of the entire estimated price for drilling and completing the partnership's wells. Thus, these funds could be subject to claims of the managing general partner's creditors.

RISKS ASSOCIATED WITH MANAGING GENERAL PARTNER'S BENEFIT FROM DEVELOPMENT OF PARTNERSHIP PROSPECTS. There is a risk that the managing general partner may choose well locations along the natural gas gathering system owned by its affiliate, Atlas Pipeline Partners, which would benefit the managing general partner's parent company by providing more gathering fees to Atlas Pipeline Partners, even if there are other well locations available in the area or other areas which offer the partnership a greater potential return.

RISK ASSOCIATED WITH LEASES IN SOUTHERN OHIO. The managing general partner anticipates that many of the leases in southern Ohio, which is one of the three primary areas for the partnership's drilling activities as discussed in "Proposed Activities - Primary Areas of Operations," will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Consequently, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands which were previously mined. Although this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well, the managing general partner believes that drilling wells on these previously mined leases would be in the best interests of the partnership.

TAX RISKS
CHANGES IN THE LAW. Your investment in the partnership will be adversely affected by changes in the tax laws. For example, under the Economic Growth and Tax Relief Reconciliation Act of 2001 the federal income tax rates are being reduced between 2001 and 2006, including reducing the top rate in stages from 39.6% for the first half of 2001 to 35% by 2006. This will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion and depreciation.

YOU MAY OWE TAXES IN EXCESS OF YOUR CASH DISTRIBUTIONS FROM THE PARTNERSHIP. There is a risk that you may become subject to income tax liability for partnership income in excess of the cash you actually receive from the partnership. For example:

       - if the partnership borrows money your share of partnership revenues used to pay principal on the loan will be included in your taxable income from the partnership and will not be deductible;

       - taxable income or gain may be allocated to you if there is a deficit in your capital account even though you do not receive a corresponding distribution of partnership revenues;

       - partnership revenues may be expended by the managing general partner for non-deductible costs or retained to establish a reserve for future estimated costs, including a reserve for the estimated costs of eventually plugging and abandoning the wells; and

       - the taxable disposition of partnership property or your units may result in income tax liability in excess of cash distributions.

YOUR DEDUCTION FOR INTANGIBLE DRILLING COSTS MAY BE LIMITED FOR PURPOSES OF THE ALTERNATIVE MINIMUM TAX. You will be allocated a share of the partnership's deduction for intangible drilling costs. However, under current tax law alternative minimum taxable income of most investors cannot be reduced by more than 40% by the deduction for intangible drilling costs.

INVESTMENT INTEREST DEDUCTIONS OF INVESTOR GENERAL PARTNERS MAY BE LIMITED. An investor general partner's share of the partnership's deduction for intangible drilling costs will reduce his investment income and may adversely affect the deductibility of his investment interest expense, if any.

LACK OF TAX SHELTER REGISTRATION. The managing general partner believes that the partnership is not a tax shelter required to register with the IRS. If it is subsequently determined by the IRS or the courts that the partnership was required to be registered with the IRS as a tax shelter, then you would be liable for a $250 penalty for failure to include a tax registration number of the partnership on your tax return, unless this failure was due to reasonable cause.

                             ADDITIONAL INFORMATION

The partnership currently is not required to file reports with the SEC. However, a registration statement on Form SB-2 has been filed on behalf of the partnership with the SEC. Certain portions of the registration statement have been deleted from this prospectus under SEC rules and regulations. Also, statements in this prospectus concerning the contents of any document are incomplete. You are urged to refer to the registration statement and exhibits for further information concerning the provisions of certain documents referred to in this prospectus.

You may read and copy any materials filed as a part of the registration statement, including the tax opinion included as Exhibit 8, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains an internet world wide web site that contains registration statements, reports, proxy statements and other information about issuers who file electronically with the SEC, including the partnership. The address of that site is HTTP://WWW.SEC.GOV. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, a copy of the tax opinion may be obtained by you or your advisors from the managing general partner at no cost. The delivery of this prospectus does not imply that its information is correct as of any time after its date.

                 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

Statements, other than statements of historical facts, included in this prospectus and its exhibits address activities, events or developments that the managing general partner and the partnership anticipate will or may occur in the future. These forward-looking statements include such things as:

       -     investment objectives;

       -     business strategy;

       -     estimated future capital expenditures;

       -     competitive strengths and goals;

       -     references to future success; and

       -     other similar matters.

These statements are based on certain assumptions and analyses made by the partnership and the managing general partner in light of their experience and their perception of historical trends, current conditions and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond the control of the partnership, including:

       -     general economic, market or business conditions;

       -     changes in laws or regulations;

       - the risk that the wells are productive but do not produce enough revenue to return the investment made;

       -     the risk that the wells are dry holes;

       -     uncertainties concerning the price of natural gas and oil; and

       -     other risks.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the managing general partner's and the partnership's expectations.

                              INVESTMENT OBJECTIVES

The partnership's principal investment objectives are to invest the subscription proceeds in natural gas development wells which will:

       - Provide quarterly cash distributions to you until the wells are depleted, historically 20+ years, with a preferred annual cash flow of 10% during the first five years beginning with the partnership's first revenue distribution based on $10,000 per unit for all units sold. A reserve and economic report effective October 2000 which was prepared by Wright & Company, Inc., petroleum consultants, and reviewed by the managing general partner, evaluated the past history and estimated future production of 1,114 wells drilled to the Clinton/Medina geological formation in western Pennsylvania which is one of the partnership's primary drilling areas. Based on data in that report, approximately 1,054 of those wells are expected by the managing general partner to produce more than 20 years. The Clinton/Medina geological formation is also the objective formation in southern Ohio which is another one of the partnership's primary drilling areas as well as western New York which is one of the partnership's secondary drilling areas.

       - Obtain tax deductions in 2001 from intangible drilling costs to offset a portion of your taxable income, subject to the passive activity rules if you invest as a limited partner. For example, if you pay $10,000 for a unit your investment will produce a 2001 tax deduction of approximately $9,000 per unit, 90% against:

             -     ordinary income if you invest as an investor general partner;
                   and

             -     passive income if you invest as a limited partner.

             If you are in either the new 39.1% or 35.5% tax bracket for 2001, then one unit will save you up to approximately $3,519 or $3,195 per unit respectively in federal taxes this year. Most states also allow this type of a deduction against the state income tax.

       - Offset a portion of any taxable income generated by the partnership with tax deductions from percentage depletion, which is 15% in 2001 and estimated by the managing general partner to be 17% on net revenue. The managing general partner estimates that in 2001 this feature would reduce your effective tax rate from 39.1% to approximately 32.5%, which is 83% of 39.1%, on partnership net revenues. The percentage depletion rate fluctuates from year to year depending on the price of oil, but will not be less than the statutory rate of 15% nor more than 25%.

       - Obtain tax deductions of the remaining 10% of the initial investment of you and the other investors in the partnership from 2001 through 2008. For example, if you pay $10,000 for a unit, you will receive an additional tax deduction of approximately $1,000 per unit for depreciation over a seven-year cost recovery period of the partnership's equipment costs for the wells.

Attainment of the partnership's investment objectives will depend on many factors, including the ability of the managing general partner to select suitable wells which will be productive and produce enough revenue to return the investment made. The success of the partnership depends largely on future economic conditions, especially the future price of natural gas and oil which is volatile and may decrease. There can be no guarantee that the foregoing objectives will be attained.

                     ACTIONS TO BE TAKEN BY MANAGING GENERAL
                      PARTNER TO REDUCE RISKS OF ADDITIONAL
                      PAYMENTS BY INVESTOR GENERAL PARTNERS

You may choose to invest as an investor general partner so that you can receive an immediate tax deduction against any type of income. To help reduce the risk that you and other investor general partners could be required to make additional payments to the partnership, the managing general partner will take the actions set forth below.

       - INSURANCE. The partnership will have the benefit of $50 million of liability coverage during drilling operations and $11 million after drilling operations cease.

       - CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER INTERESTS. Your investor general partner units will be automatically converted by the managing general partner to limited partner units after substantially all of the partnership wells have been drilled and completed. The managing general partner anticipates conversion in late summer of 2002.

             Once your units are converted you will have the lesser liability of a limited partner under Pennsylvania law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities but were not discovered until after conversion.

       - NONRECOURSE DEBT. The partnership does not anticipate that it will borrow funds. However, if borrowings are required, then the partnership will be permitted to borrow funds only from the managing general partner or its affiliates without recourse against your non-partnership assets. Thus, if there is a default under this loan arrangement you cannot be required to contribute funds to the partnership. Any borrowings will be repaid from partnership revenues.

             The amount that may be borrowed at any one time may not exceed an amount equal to 5% of the investors' subscriptions. However, because you do not bear the risk of repaying these borrowings with non-partnership assets, the borrowings will not increase the extent to which you are allowed to deduct your individual shares of partnership losses.

             To further protect you, during producing operations all third party goods and services will be acquired by the managing general partner and its affiliates, and the partnership will then acquire the goods and services from the managing general partner and its affiliates at their cost.

       - INDEMNIFICATION. The managing general partner will indemnify you from any liability incurred in connection with the partnership which is in excess of your interest in the partnership's:

             -     undistributed net assets; and

             -     insurance proceeds, if any.

             The managing general partner's indemnification obligation, however, will not eliminate your potential liability if the insurance is not sufficient or available to cover a liability and the managing general partner's assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the managing general partner's assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation.

             CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

SOURCE OF FUNDS
On completion of the offering the partnership's source of funds will be as follows assuming each unit is sold for $10,000:

       - the subscription proceeds of you and the other investors will range from $1 million if 100 units are sold to $25 million if 2,500 units are sold; and

       - the managing general partner estimates its capital contributions, which include its credit for contributing the leases, will range from approximately $360,600 if 100 units are sold, to approximately $8,972,400 if 2,500 units are sold.

USE OF PROCEEDS
The subscription proceeds received from you and the other investors will be used to pay:

       - 100% of the intangible drilling costs of drilling and completing the partnership's wells; and

       - 34% of the equipment costs of drilling and completing the partnership's wells, but not to exceed 10% of the partnership's subscription proceeds.

The managing general partner will:

       - contribute all of the leases to the partnership covering the acreage on which the wells will be drilled; and

       - pay 100% of the organization and offering costs and 66% of the equipment costs of drilling and completing the partnership's wells, plus any equipment costs that exceed 10% of the partnership's subscription proceeds which would otherwise be charged to you and the other investors.

The following tables present information concerning the partnership's use of the proceeds provided by both you and the other investors and the managing general partner. Substantially all of the proceeds available to the partnership will be expended for the following purposes and in the following manner:

                                INVESTOR CAPITAL

ENTITY RECEIVING PAYMENT
------------------------      NATURE OF PAYMENT                  100 UNITS SOLD     % (1)        2,500 UNITS SOLD    % (1)
                              -----------------                  --------------     -----        ----------------    ------
ORGANIZATION AND OFFERING EXPENSES
Broker/Dealers                Dealer-manager fee, sales                 - 0 -         - 0 -              - 0 -       - 0 -
                              commissions, .5% reimbursement of
                              marketing expenses, and .5%
                              reimbursement for bona fide
                              accountable due diligence expenses

Various                       Organization costs                        - 0 -         - 0 -              - 0 -       - 0 -

AMOUNT AVAILABLE FOR INVESTMENT:
Managing General Partner      Intangible drilling costs (2)          $900,000           90%        $22,500,000         90%

Managing General Partner      Equipment costs                        $100,000           10%         $2,500,000         10%

Managing General Partner      Leases                                    - 0 -         - 0 -              - 0 -       - 0 -
                                                                        -----         -----       ------------       -----
TOTAL INVESTOR CAPITAL                                             $1,000,000          100%        $25,000,000        100%
                                                                   ==========        ======       ============       =====

--------------------
(1) The percentage is based on total investor subscriptions and excludes the managing general partner's capital contribution.

(2) These costs will vary depending on the actual cost of drilling and completing the wells, but not less than 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs.

                        MANAGING GENERAL PARTNER CAPITAL

ENTITY RECEIVING PAYMENT      NATURE OF PAYMENT                  100 UNITS SOLD        % (1)      2,500 UNITS SOLD    % (1)
------------------------      -----------------                  --------------        -----      ----------------    -----

ORGANIZATION AND OFFERING EXPENSES
Broker-Dealers                Dealer-manager fee, sales               $105,000          29.1%          $2,625,000      29.3%
                              commissions, .5% reimbursement of
                              marketing expenses and .5%
                              reimbursement for bona fide
                              accountable due diligence
                              expenses (2)

Various                       Organization costs (2)                   $45,000          12.5%           $1,125,000     12.5%

AMOUNT AVAILABLE FOR INVESTMENT:
Managing General Partner      Intangible drilling costs                    -0-            -0-                  -0-       -0-

Managing General Partner      Equipment costs (3)                     $193,925          53.8%           $4,808,860     53.6%

Managing General Partner      Leases (4)                               $16,675           4.6%             $413,540      4.6%
                                                                       -------           ----             --------      ----
TOTAL MANAGING GENERAL PARTNER CAPITAL                                $360,600           100%           $8,972,400      100%
                                                                      ========           ====           ==========      ====

--------------------
(1) The percentage is based upon the managing general partner's capital contribution and excludes the investors' subscriptions.

(2) If these fees, commissions, reimbursements and organization costs exceed 15% of the investors' subscription proceeds, the excess will be paid by the managing general partner but will not be included as part of its capital contribution.

(3) These costs will vary depending on the actual costs of drilling and completing the wells.

(4) Instead of contributing cash for the leases, the managing general partner will assign to the partnership the leases covering the acreage on which the partnership's wells will be drilled. However, as described in "Compensation," the managing general partner's lease cost is approximately $3,335 per prospect and for purposes of this table has been quantified based on the managing general partner's estimate of the number of wells that will be drilled as set forth in "Proposed Activities - Overview of Drilling Activities".

                            TOTAL PARTNERSHIP CAPITAL


                              NATURE OF                                  100 UNITS                   2,500 UNITS
ENTITY RECEIVING PAYMENT      PAYMENT                                      SOLD         % (1)            SOLD           % (1)
------------------------      -------                                      ----         -----            ----           -----
ORGANIZATION AND OFFERING EXPENSES

Broker-Dealers                Dealer-manager fee, sales commissions,        $105,000      7.7%         $2,625,000        7.7%
                              .5% reimbursement of marketing expenses
                              and .5% reimbursement for bona fide
                              accountable due diligence expenses (2)

Various                       Organization costs (2)                         $45,000      3.3%         $1,125,000        3.3%

AMOUNT AVAILABLE FOR INVESTMENT:
Managing General Partner      Intangible drilling costs (3)                 $900,000     66.2%        $22,500,000       66.2%

Managing General Partner      Equipment costs (3)                           $293,925     21.6%         $7,308,860       21.6%

Managing General Partner      Leases (4)                                     $16,675      1.2%           $413,540        1.2%
                                                                             -------      ----           --------        ----
TOTAL PARTNERSHIP CAPITAL                                                 $1,360,600      100%        $33,972,400        100%
                                                                          ==========      ====        ===========        ====

--------------------

(1) The percentage is based on total investor subscriptions and the managing general partner's estimate of its capital contributions.

(2) If these fees, commissions, reimbursements and organization costs exceed 15% of the investors' subscription proceeds, the excess will be paid by the managing general partner but will not be included as part of its capital contribution.

(3) These costs will vary depending on the actual cost of drilling and completing the wells, but not less than 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs.

(4) Instead of contributing cash for the leases, the managing general partner will assign to the partnership the leases covering the acreage on which the partnership's wells will be drilled. However, as described in "Compensation," the managing general partner's lease cost is approximately $3,335 per prospect and for purposes of the table has been quantified based on the managing general partner's estimate of the number of wells that will be drilled as set forth in "Proposed Activities - Overview of Drilling Activities".

SUBSEQUENT SOURCE OF FUNDS AND BORROWINGS
Substantially all the subscription proceeds of you and the other investors will be committed or expended after the partnership offering closes. If the partnership requires additional funds for cost overruns or additional development or remedial work is required for a well after it begins producing, then these funds may be provided by:

       - subscription proceeds, if available, by drilling fewer wells or acquiring a lesser interest in one or more wells;

       -     borrowings from the managing general partner or its affiliates; or

       -     retaining partnership revenues.

There will be no borrowings from third parties.

The amount that may be borrowed by the partnership from the managing general partner and its affiliates may not at any time exceed 5% of the partnership's subscription proceeds from you and the other investors and must be without recourse to you and the other investors. The partnership's repayment of any borrowings would be from partnership production revenues and would reduce or delay your cash distributions.

If the managing general partner loans money to the partnership, which it is not required to do, then:

       - the interest charged to the partnership must not exceed the managing general partner's interest cost or the interest that would be charged to the partnership without reference to the managing general partner's financial abilities or guarantees by unrelated lenders, on comparable loans for the same purpose; and

       - the managing general partner may not receive points or other financing charges or fees although the actual amount of the charges incurred from third-party lenders may be reimbursed to the managing general partner.

Currently, the managing general partner, together with affiliates Resource Energy, Inc. and Viking Resources Corporation, participate in a $40 million revolving credit facility with a group of banks with PNC Bank as the agent bank. A portion of the credit facility, approximately $5.1 million, supports an irrevocable letter of credit in favor of Atlas Pipeline Partners, L.P., in connection with a distribution support agreement between Atlas Pipeline Partners and its general partner. The letter of credit will reduce each quarter as the distribution support obligation reduces. Borrowings under the facility are collateralized by substantially all the natural gas and oil properties of the borrowers, which includes the managing general partner's interests in its partnerships but does not include any investor's interest in the partnership, and has a term ending in June 2003. As of June 30, 2001, the managing general partner had no balance under the revolving credit facility.

                                  COMPENSATION

The items of compensation paid to the managing general partner and its affiliates from the partnership are set forth below.

NATURAL GAS AND OIL REVENUES
You and the other investors and the managing general partner will share in partnership revenues in the same percentages as your respective capital contributions bear to the total partnership capital contributions except that the managing general partner will receive an additional 7% of partnership revenues.

LEASE COSTS
Under the partnership agreement the managing general partner will contribute to the partnership all the undeveloped leases necessary to drill the partnership's wells. The managing general partner will receive a credit to its capital account equal to:

       -     the cost of the leases; or

       - the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

The cost of the leases will include a portion of the managing general partner's reasonable, necessary and actual expenses for services allocated to the partnership's leases determined using industry guidelines.

In the partnership's primary areas of interest, the managing general partner's lease cost is approximately $3,335 per prospect. Assuming all the leases are situated in these areas and the partnership acquires 100% of the interest, the managing general partner estimates that its credit for lease costs will be:

       - $16,675 if $1 million is received, which is 5 wells at $3,335 per prospect; and

       - $413,540 if $25 million is received, which is 124 wells at $3,335 per prospect.

Drilling the partnership's wells may also provide the managing general partner with offset prospects to be drilled by allowing it to determine at the partnership's expense the value of adjacent acreage in which the partnership would not have any interest.

DRILLING CONTRACTS
The partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership wells at cost plus 15%. The managing general partner has determined that this is a competitive rate compared with the estimated costs of non-affiliated persons to drill and equip wells in the Appalachian Basin as reported by an independent industry association which surveyed other non-affiliated operators in the area. If this rate subsequently exceeds competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rate will be adjusted to the competitive rate. The managing general partner expects to subcontract some of the actual drilling and completion of the partnership's wells to third-parties selected by it. However, the managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of drilling contractor services.

Cost when used with respect to services, generally means the reasonable, necessary and actual expense incurred in providing the services, determined in accordance with generally accepted accounting principles. The cost of the well includes all ordinary costs of drilling, testing and completing the well such as the following for a natural gas well which will be the classification of the majority of the wells:

       - a second completion and frac which means, in general, treating a second potentially productive geological formation in an attempt to enhance the gas production from the well;

       -     installing gathering lines for the natural gas of up to 2,500 feet;
             and

       -     the necessary facilities for the production of natural gas.

The amount of compensation which the managing general partner could earn as a result of these arrangements depends on many factors, including the number of wells drilled. The managing general partner anticipates that on average over all of the wells drilled and completed by the partnership that the average well cost, excluding lease costs, will be $240,580. This anticipated average cost per well consists of intangible drilling costs of approximately $181,820 (75.6%) and equipment costs of approximately $58,760 (24.4%). In this regard, the managing general partner further anticipates that the cost of drilling and completing any given well, excluding lease costs, may range from as low as $190,000 to as high as $340,000, depending primarily on the area.

To the extent that the partnership acquires less than a 100% interest in a well, its drilling and completion costs of that well will be proportionately decreased. On an average per well basis the managing general partner will have reimbursement of general and administrative overhead of approximately $14,975 per well and a profit of 15% (approximately $29,120) per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors. Assuming the partnership acquires 100% of the interest in the wells, the managing general partner estimates that its general and administrative overhead reimbursement and profit will be:

       - $220,475 if $1 million is received, which is 5 wells at $44,095 profit and overhead per well; and

       - $5,467,780 if $25 million is received, which is 124 wells at $44,095 profit and overhead per well.

PER WELL CHARGES
Under the drilling and operating agreement when the wells begin producing the managing general partner, as operator of the wells, will receive the following:

       - reimbursement at actual cost for all direct expenses incurred on behalf of the partnership; and

       - well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

Currently the competitive rate is $275 per well per month. The well supervision fees will be proportionately reduced to the extent the partnership acquires less than 100% of the interest in the well, and may be adjusted for inflation annually beginning January 1, 2003. If the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of providing comparable services or equipment, then the rates will be adjusted to the competitive rate. The managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of operator services. In no event will any consideration received for operator services be duplicative of any consideration or reimbursement received under the partnership agreement.

The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery and sale of natural gas and oil, such as:

       -     well tending, routine maintenance and adjustment;

       - reading meters, recording production, pumping, maintaining appropriate books and records; and

       -     preparing reports to the partnership and to government agencies.

The well supervision fees do not include costs and expenses related to:

       -     the purchase of equipment, materials or third-party services;

       -     brine disposal; and

       -     rebuilding of access roads.

These costs will be charged at the invoice cost of the materials purchased, or the third-party services performed.

Assuming the partnership acquires 100% of the interest in the wells, the managing general partner estimates that it will receive well supervision fees for the partnership's first 12 months of operation after all of the wells have been placed in production of:

       - $16,500 if $1 million is received, which is 5 wells at $275 per well per month; and

       - $409,200 if $25 million is received, which is 124 wells at $275 per well per month.

GATHERING FEES
Atlas Pipeline Partners, L.P. is a master limited partnership which acquired the gathering system owned by the managing general partner's parent company, Atlas America, and its affiliates in February 2000. Approximately 53% of Atlas Pipeline Partners is owned by Atlas America and its affiliates. The managing general partner anticipates that Atlas Pipeline Partners will gather and deliver the majority of the natural gas produced by the partnership to interstate pipeline systems, local distribution companies, or industrial end-users in the area,. The partnership will pay a gathering charge at a competitive rate which may change from time to time. Currently the managing general partner anticipates that the partnership will pay the following gathering fees to Atlas Pipeline Partners in its primary and secondary areas.


                           AREA                                                                        GATHERING FEE

              Clinton/Medina Geological Formation in Western Pennsylvania and Eastern Ohio
                  In Stark, Mahoning and Trumbull Counties ..............................................$.29 per mcf(1)
              Clinton/Medina Geological Formation in Southern Ohio.......................................$.35 per mcf(1)
              Mississippian/Upper Devonian Sandstone Reservoirs in
                  Fayette and Greene Counties, Pennsylvania..............................................$.35 per mcf(1)
              Clinton/Medina Geological Formation in New York............................................$.35 per mcf(1)
              Mississippian Berea Sandstone Geological Formation in
                  Columbiana County, Ohio................................................................$.35 per mcf(1)
              Devonian Oriskany Sandstone Geological Formation in
                  Tuscarawas County, Ohio................................................................$.35 per mcf(1)
              Big Lime, Weir, and Devonian Shale Geological Formation
                  in Kentucky and Virginia...........................................................................(2)

     ----------------------------

(1) The managing general partner and its affiliates will pay the difference between the amounts set forth above and the greater of $.35 per mcf or 16% of the gross sales price for natural gas delivered by Atlas Pipeline Partners. This arrangement is described in "Proposed Activities -Sale of Natural Gas and Oil Production - Gathering of Natural Gas."

(2)    The partnership will use a third-party gathering system.

The actual amount to be paid to Atlas Pipeline Partners cannot be quantified because the volume of natural gas that will be produced from the wells and transported by Atlas Pipeline Partners cannot be predicted.

DEALER-MANAGER FEES
Subject to certain exceptions described in "Plan of Distribution," Anthem Securities, the dealer-manager and an affiliate of the managing general partner, will receive on each unit sold to an investor a 2.5% dealer-manager fee, a 7% sales commission, a

 .5% reimbursement of marketing expenses, and a .5% reimbursement of the selling agents' bona fide accountable due diligence expenses. The dealer-manager will receive:

       -     $105,000 if $1 million is received; and

       -     $2,625,000 if $25 million is received.

All or a portion of the sales commissions, reimbursement of marketing expenses, and reimbursement of the selling agents' bona fide accountable due diligence expenses will be reallowed to the selling agents. The 2.5% dealer-manager fee generally will be reallowed to the wholesalers who are associated with Anthem Securities for subscriptions obtained through the wholesalers' effort.

INTEREST AND OTHER COMPENSATION
The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of the partnership. If the managing general partner provides equipment, supplies and other services to the partnership, then it may do so at competitive industry rates.

ESTIMATE OF ADMINISTRATIVE COSTS AND DIRECT COSTS TO BE BORNE BY THE PARTNERSHIP The managing general partner and its affiliates will receive an unaccountable, fixed payment reimbursement for their administrative costs which has been determined by the managing general partner to be $75 per well per month. This fee will be proportionately reduced to the extent the partnership acquires less than 100% of the interest in the well, and will not be received for plugged and abandoned wells. The managing general partner estimates that the unaccountable, fixed payment reimbursement for administrative costs allocable to the partnership's first 12 months of operation after all of its wells have been placed into production will not exceed approximately:

       - $4,500 if $1 million is received, which is 5 wells at $75 per well per month; and

       - $111,600 if $25 million is received, which is 124 wells at $75 per well per month.

Direct costs will be billed directly to and paid by the partnership to the extent practicable. The anticipated direct costs set forth below for the partnership's first 12 months of operation after all of its wells have been placed into production may vary from the estimates shown for numerous reasons which cannot accurately be predicted. These reasons include:

       -     the number of investors;

       -     the number of wells drilled;

       -     the partnership's degree of success in its activities;

       -     the extent of any production problems;

       -     inflation; and

       - various other factors involving the administration of the partnership.

                                                                             MINIMUM                 MAXIMUM
                                                                          SUBSCRIPTIONS           SUBSCRIPTIONS
                                                                          OF $1 MILLION          OF $25 MILLION
                                                                          -------------          --------------

DIRECT COSTS
     External Legal.......................................................   $ 6,000                 $ 7,000
     Accounting Fees......................................................     2,500                  13,000
     Independent Engineering Reports......................................     1,500                   5,000
                                                                              ------                   -----
     TOTAL ...............................................................   $10,000                 $25,000
                                                                             =======                 =======

                              TERMS OF THE OFFERING

SUBSCRIPTION TO THE PARTNERSHIP
The partnership will offer a minimum of 100 units, which is $1 million, and a maximum of 2,500 units, which is $25 million. Units are offered at a subscription price of $10,000 per unit, subject to certain exceptions which are described in "Plan of Distribution," and must be paid 100% in cash at the time of subscribing. Your minimum subscription is one unit; however, the managing general partner, in its discretion, may accept one-half unit ($5,000) subscriptions from you at any time. Larger subscriptions will be accepted in $1,000 increments.

The managing general partner will have exclusive management authority for the partnership. You will have the election to purchase units as either an investor general partner or a limited partner.

PARTNERSHIP CLOSINGS AND ESCROW
The offering period will begin on the date of this prospectus, and will end on or before December 31, 2001, as determined by the managing general partner, in its sole discretion, which will not be extended. Also, subject to the receipt of the minimum subscriptions of $1 million, the managing general partner may close the offering period before this date. No subscriptions to the partnership will be accepted after either:

       -     the receipt of the maximum subscriptions, or

       -     the close of the offering by the managing general partner.

If subscriptions for $1 million are not received by the offering termination date, then the sums deposited in the escrow account will be promptly returned to you and the other subscribers with interest and without deduction for any fees. Although the managing general partner and its affiliates may buy up to 10% of the units, they do not currently anticipate purchasing any units. If they do buy units, then those units will not be applied towards the minimum subscriptions required for the partnership to begin operations.

Subscription proceeds will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum subscriptions. On receipt of the minimum subscriptions, the partnership may break escrow. The partnership will begin all activities, including drilling, after receipt of the minimum subscriptions, although the managing general partner does not anticipate that there will be any production before the offering closes. After breaking escrow the partnership funds and additional subscription payments will be paid directly to the partnership account and will continue to earn interest until the offering closes.

You will receive interest on your subscription proceeds from the time they are deposited in the escrow account, or the partnership account if you subscribe after the minimum subscriptions have been received and escrow has been broken, until the final closing of the partnership. The interest will be paid to you approximately eight weeks after the offering closes.

Subscription proceeds will be invested during the escrow period only in institutional investments comprised of or secured by securities of the United States government. After the funds are transferred to the partnership account and before their use in partnership operations, they may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills. If the managing general partner determines that the partnership may be deemed an investment company under the Investment Company Act of 1940, then the investment activity will cease. Subscriptions will not be commingled with the funds of the managing general partner or its affiliates nor will subscriptions be subject to their creditors' claims before they are paid to the managing general partner under the drilling and operating agreement.

ACCEPTANCE OF SUBSCRIPTIONS
Your execution of the subscription agreement constitutes your offer to buy units and hold the offer open until either:

       - your subscription is accepted or rejected by the managing general partner; or

       -     you withdraw your offer.

To withdraw your offer, you must give written notice to the managing general partner before your offer is accepted by the managing general partner. Your subscription will be accepted or rejected by the partnership within 30 days of its receipt. The managing general partner's acceptance of your subscription is discretionary and the managing general partner may reject your subscription for any reason without incurring any liability to you for this decision. If your subscription is rejected, then all of your funds will be promptly returned to you together with any interest earned on your subscription proceeds.

When you will be admitted to the partnership depends on whether your subscription is accepted before or after breaking escrow. If your subscription is accepted:

       - before breaking escrow you will be admitted to the partnership not later than 15 days after the release from escrow of the investors' funds to the partnership; and

       - after breaking escrow you will be admitted to the partnership not later than the last day of the calendar month in which your subscription was accepted by the partnership.

Your execution of the subscription agreement and the managing general partner's acceptance also constitutes your:

       - execution of the partnership agreement and agreement to be bound by its terms as a partner; and

       - grant of a special power of attorney to the managing general partner to file amended certificates of limited partnership, governmental reports, and other matters.

SUITABILITY STANDARDS
IN GENERAL. It is the obligation of persons selling the units to make every reasonable effort to assure that the units are suitable for you based on your investment objectives and financial situation, regardless of your income or net worth. You, however, should invest in the partnership only if you are willing to assume the risk of a speculative, illiquid, and long-term investment. Also, subscriptions to the partnership will not be accepted from IRAs, Keogh plans and qualified retirement plans because the partnership's income would be unrelated business taxable income.

The decision to accept or reject your subscription will be made by the managing general partner, in its sole discretion, and is final. The managing general partner will not accept your subscription until it has reviewed your apparent qualifications and the suitability determination must be maintained by the managing general partner during the partnership's term and for at least six years thereafter.

Units will be sold to you only if you have:

       - a minimum net worth of $225,000, exclusive of home, home furnishings and automobiles; or

       - a minimum net worth of $60,000, exclusive of home, home furnishings and automobiles, and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in Section 63 of the Internal Revenue Code of at least $60,000 without regard to an investment in the partnership.

However, if you are a resident of the states set forth below, then additional suitability requirements apply to you.

PURCHASERS OF LIMITED PARTNER UNITS. If you are a resident of CALIFORNIA and you purchase limited partner units, then you must:

       - have a net worth of not less than $250,000, exclusive of home, furnishings, and automobiles, and expect to have gross income in the current tax year of $65,000 or more; or

       - have a net worth of not less than $500,000, exclusive of home, furnishings, and automobiles; or

       -     have a net worth of not less than $1 million; or

       - expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of MICHIGAN or NORTH CAROLINA and you purchase limited partner units, then you must:

       - have a net worth of not less than $225,000, exclusive of home, furnishings, and automobiles; or

       - have a net worth of not less than $60,000, exclusive of home, furnishings, and automobiles, and estimated current tax year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

If you are a resident of NEW HAMPSHIRE and you purchase limited partner units, then you must:

       - have a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, or

       - have a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles and $50,000 of taxable income.

In addition, if you are a resident of MICHIGAN, OHIO or PENNSYLVANIA, then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

PURCHASERS OF INVESTOR GENERAL PARTNER UNITS. If you are a resident of ALABAMA, MAINE, MASSACHUSETTS, MINNESOTA, NORTH CAROLINA, OHIO, PENNSYLVANIA, TENNESSEE or TEXAS and you purchase investor general partner units, then you must:

       - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, furnishings, and automobiles, and a combined gross income of $100,000 or more for the current year and for the two previous years; or

       - have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

       - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

       -     have a combined "gross income" as defined in Internal Revenue Code
             Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of ARIZONA, INDIANA, IOWA, KANSAS, KENTUCKY, MICHIGAN, MISSISSIPPI, MISSOURI, NEW MEXICO, OKLAHOMA, OREGON, SOUTH DAKOTA, VERMONT or WASHINGTON and you purchase investor general partner units, then you must:

       - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, furnishings, and automobiles, and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

       - have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

       - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

       -     have a combined "gross income" as defined in Internal Revenue Code
             Section 61 in excess of $200,000 in the current year and the two previous years.

If you are a resident of NEW HAMPSHIRE and you purchase investor general partner units, then you must:

       - have a net worth, exclusive of home, home furnishings, and automobiles, of $250,000; or

       - have a net worth, exclusive of home, home furnishings, and automobiles, of $125,000 and $50,000 of taxable income.

In addition, if you are a resident of MICHIGAN, OHIO or PENNSYLVANIA, then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

If you are a resident of CALIFORNIA and you purchase investor general partner units, then you must:

       - have a net worth of not less than $250,000, exclusive of home, furnishings, and automobiles, and expect to have gross income in the current tax year of $120,000 or more; or

       - have a net worth of not less than $500,000, exclusive of home, furnishings, and automobiles; or

       -     have a net worth of not less than $1 million; or

       - expect to have gross income in the current tax year of not less than $200,000.

FIDUCIARY ACCOUNTS AND CONFIRMATIONS. If there is a sale of a unit to a fiduciary account, then all the suitability standards set forth above must be met by:

       -     the beneficiary;

       -     the fiduciary account; or

       - the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Generally, you are required to execute your own subscription agreement, and the managing general partner will not accept any subscription agreement that has been executed by someone other than you. The only exception is if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus. Also, the managing general partner will:

       - not complete a sale of units to you until at least five business days after the date you receive a final prospectus; and

       -     send you a confirmation of purchase.

                                PRIOR ACTIVITIES

The following tables, other than Table 6, reflect certain historical data with respect to 27 private drilling partnerships which raised a total of $110,670,536, and 9 public drilling partnerships which raised a total of $74,980,035, which the managing general partner has sponsored. The tables, other than Table 6, also reflect certain historical data with respect to 1999 Viking Resources LP, a private drilling program which raised $4,555,210 and is the only drilling program sponsored by Viking Resources after it was acquired by Resource America in August 1999. Information concerning other programs sponsored by Viking Resources before it was acquired by Resource America will be provided to you on written request to the managing general partner. The tables also do not include information concerning wells acquired by Atlas through merger or other form of acquisition.

IT SHOULD NOT BE ASSUMED THAT YOU AND THE OTHER INVESTORS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR DRILLING PARTNERSHIPS FOR SEVERAL REASONS, INCLUDING, BUT NOT LIMITED TO:

       -     DIFFERENCES IN PARTNERSHIP TERMS,

       -     PROPERTY LOCATIONS,

       -     PARTNERSHIP SIZE, AND

       -     ECONOMIC CONSIDERATIONS,

THE RESULTS OF THE PRIOR DRILLING PARTNERSHIPS SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND EXPERIENCE OF THE MANAGING GENERAL PARTNER WITH RESPECT TO DRILLING PARTNERSHIPS.

Table 1 sets forth certain sales information of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                     TABLE 1
                                     -------

                           EXPERIENCE IN RAISING FUNDS
                             AS OF JANUARY 15, 2001

                                                       MANAGING                       DATE       DATE OF
                              NUMBER                   GENERAL                        OPERA-     FIRST      YEARS WELLS
                              OF           INVESTOR    PARTNER                        TIONS      DISTRI-    IN           PREVIOUS
PARTNERSHIP                   INVESTORS    CAPITAL     CAPITAL        TOTAL CAPITAL   BEGAN      BUTIONS    PRODUCTION   ASSESSMENTS
-----------                   ---------    -------     -------        -------------   -----      -------    ----------   -----------
Atlas L.P. #1 - 1985               19       $600,000     $114,800        $714,800    12/31/85    07/02/86       15.05        -0-
A.E. Partners 1986                 24        631,250      120,400         751,650    12/31/86    04/02/87       14.05        -0-
A.E. Partners 1987                 17        721,000      158,269         879,269    12/31/87    04/02/88       13.05        -0-
A.E. Partners 1988                 21        617,050      135,450         752,500    12/31/88    04/02/89       12.05        -0-
A.E. Partners 1989                 21        550,000      120,731         670,731    12/31/89    04/02/90       11.05        -0-
A.E. Partners 1990                 27        887,500      244,622       1,132,122    12/31/90    04/02/91       10.05        -0-
A.E. Nineties-10                   60      2,200,000      484,380       2,684,380    12/31/90    03/31/91        9.83        -0-
A.E. Nineties-11                   25        750,000      268,003       1,018,003    09/30/91    01/31/92        9.00        -0-
A.E. Partners 1991                 26        868,750      318,063       1,186,813    12/31/91    04/02/92        8.83        -0-
A.E. Nineties-12                   87      2,212,500      791,833       3,004,333    12/31/91    04/30/92        8.75        -0-
A.E. Nineties-JV 92               155      4,004,813    1,414,917       5,419,730    10/28/92    04/05/93        8.08        -0-
A.E. Partners 1992                 21        600,000      176,100         776,100    12/14/92    07/02/93        7.58        -0-
A.E. Nineties-Public #1           221      2,988,960      528,934       3,517,894    12/31/92    07/15/93        7.33        -0-
A.E. Nineties-1993 Ltd.           125      3,753,937    1,264,183       5,018,120    10/08/93    02/10/94        7.00        -0-
A.E. Partners 1993                 21        700,000      219,600         919,600    12/31/93    07/02/94        6.75        -0-
A.E. Nineties-Public #2           269      3,323,920      587,340       3,911,260    12/31/93    06/15/94        6.50        -0-
A.E. Nineties-14                  263      9,940,045    3,584,027      13,524,072    08/11/94    01/10/95        6.00        -0-
A.E. Partners 1994                 23        892,500      231,500       1,124,000    12/31/94    07/02/95        5.75        -0-
A.E. Nineties-Public #3           391      5,799,750      928,546       6,728,296    12/31/94    06/05/95        5.75        -0-
A.E. Nineties-15                  244     10,954,715    3,435,936      14,390,651    09/12/95    02/07/96        4.92        -0-
A.E. Partners 1995                 23        600,000      244,725         844,725    12/31/95    10/02/96        4.50        -0-
A.E. Nineties-Public #4           324      6,991,350    1,287,752       8,279,102    12/31/95    07/08/96        4.75        -0-
A.E. Nineties-16                  274     10,955,465    1,643,320      12,598,785    07/31/96    01/12/97        4.08        -0-
A.E. Partners 1996                 21        800,000      367,416       1,167,416    12/31/96    07/02/97        3.75        -0-
A.E. Nineties-Public #5           378      7,992,240    1,654,740       9,646,980    12/31/96    06/08/97        3.75        -0-
A.E. Nineties-17                  217      8,813,488    2,113,947      10,927,435    08/29/97    12/12/97        3.17        -0-
A.E. Nineties-Public #6           393      9,901,025    1,950,345      11,851,370    12/31/97    06/08/98        2.75        -0-
A.E. Partners 1997                 13        506,250      231,050         737,300    12/31/97    07/02/98        2.58        -0-
A.E. Nineties-18                  225     11,391,673    3,448,751      14,840,424    07/31/98    01/07/99        2.08        -0-
A.E. Nineties-Public #7           366     11,988,350    3,812,150      15,800,500    12/31/98    07/10/99        1.75        -0-
A.E. Partners 1998                 26      1,740,000      756,360       2,496,360    12/31/98    07/02/99        1.75        -0-
A.E. Nineties-19                  288     15,720,450    4,776,598      20,497,048    09/30/99    01/14/00        1.25        -0-
A.E. Nineties-Public #8           380     11,088,975    3,148,181      14,237,156    12/31/99    06/09/00        0.75        -0-
A.E. Partners 1999                  8        450,000      196,500         646,500    12/31/99    10/02/00        0.50        -0-
1999 Viking Resources LP          131      4,555,210    1,678,038       6,233,248    12/31/99    06/01/00        0.50        -0-
Atlas America - Series 20         361     18,809,150    6,297,945      25,107,095    09/30/00    01/30/01        0.25        -0-
Atlas America - Public #9         530     14,905,465    5,563,527      20,468,992    12/31/00       (1)           (1)        -0-

--------------------------------------------------------------------------------
(1) This program closed December 31, 2000, and its first distribution is expected in the summer of 2001.

Table 2 reflects the drilling activity of previous development drilling partnerships sponsored by the managing general partner and its affiliates. All the wells were development wells. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.

                                     TABLE 2

                       WELL STATISTICS - DEVELOPMENT WELLS
                             AS OF JANUARY 15, 2001

                                      GROSS WELLS (1)                                         NET WELLS (2)
                                 ----------------------------------------          -----------------------------------------
PARTNERSHIP                         OIL             GAS               DRY(3)         OIL             GAS               DRY(3)
-----------                         ---             ---               -----          ---             ---               -----
Atlas L.P. #1 - 1985 (4)             0                7                1               0              3.15             0.25
A.E. Partners 1986                   0                8                0               0              3.50             0.00
A.E. Partners 1987                   0                9                0               0              4.10             0.00
A.E. Partners 1988                   0                9                0               0              3.80             0.00
A.E. Partners 1989                   0               10                0               0              3.30             0.00
A.E. Partners 1990                   0               12                0               0              5.00             0.00
A.E. Nineties-10                     0               12                0               0             11.50             0.00
A.E. Nineties-11                     0               14                0               0              4.30             0.00
A.E. Partners 1991                   0               12                0               0              4.95             0.00
A.E. Nineties-12                     0               14                0               0             12.50             0.00
A.E. Nineties-JV 92                  0               52                0               0             24.44             0.00
A.E. Partners 1992                   0                7                0               0              3.50             0.00
A.E. Nineties-Public #1              0               14                0               0             14.00             0.00
A.E. Nineties-1993 Ltd. (4)          0               20                2               0             19.40             2.00
A.E. Partners 1993                   0                8                0               0              4.00             0.00
A.E. Nineties-Public #2              0               16                0               0             15.31             0.00
A.E. Nineties-14 (4)                 0               55                1               0             55.00             1.00
A.E. Partners 1994 (4)               0               12                0               0              5.00             0.00
A.E. Nineties-Public #3              0               27                0               0             26.00             0.00
A.E. Nineties-15 (4)                 0               61                0               0             55.50             0.00
A.E. Partners 1995                   0                6                0               0              3.00             0.00
A.E. Nineties-Public #4              0               31                0               0             30.50             0.00
A.E. Nineties-16 (4)                 0               57                0               0             47.50             0.00
A.E. Partners 1996                   0               13                0               0              4.84             0.00
A.E. Nineties-Public #5              0               36                0               0             35.91             0.00
A.E. Nineties-17 (4)                 0               52                2               0             42.00             1.50
A.E. Nineties-Public #6              0               55                0               0             44.45             0.00
A.E. Partners 1997                   0                6                0               0              2.81             0.00
A.E. Nineties-18                     0               63                0               0             58.00             0.00
A.E. Nineties-Public #7              0               64                0               0             57.50             0.00
A.E. Partners 1998                   0               19                0               0              9.50             0.00
A.E. Nineties-19 (4)                 0               86                4               0             79.75             4.00
A.E. Nineties-Public #8              0               58                0               0             54.66             0.00
A.E. Partners 1999                   0                5                0               0              2.50             0.00
1999 Viking Resources LP             0               25                2               0             23.00             2.00
Atlas America - Series 20            7               99                1               0             93.25             1.00
Atlas America - Public #9            0               19                0               0             18.00             0.00
                                   ---             ----              ---            ----            ------            -----
                                     7             1073               13            0.00            885.42            11.75
                                   ===             ====              ===            ====            ======            =====

--------------------------------------------------------------------------------
(1)    A "gross well" is one in which a leasehold interest is owned.

(2) A "net well" equals the actual leasehold interest owned in one gross well divided by one hundred. For example, a 50% leasehold interest in a well is one gross well, but a .50 net well.

(3) For purposes of this Table only, a "Dry Hole" means a well which is plugged and abandoned without a completion attempt because the operator has determined that it will not be productive of gas and/or oil in commercial quantities.

(4) - Atlas L.P. #1-1985 had 1 gross well (.25 net well) which was completed but non-commercial;
       - A.E. Nineties-1993 Ltd. had 1 gross well (1 net well) which was completed but non-commercial;
       - A.E. Nineties-14 had 2 gross wells (2 net wells) which were completed but non-commercial;
       - A.E. Partners-1994 had 1 gross well (.25 net well) which was completed but non-commercial;
       - A.E. Nineties-15 had 1 gross well (1 net well) which was completed but non-commercial;
       - A.E. Nineties-16 had 5 gross wells (4.5 net wells) which were completed but non-commercial;
       - A.E. Nineties-17 had 3 gross wells (2.5 net wells) which were completed but non-commercial; and
       - A.E. Nineties-19 had 4 gross wells (4 net wells) which were completed but non-commercial.

Table 3 provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates. You should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.

                                    TABLE 3
                 INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
                             AS OF JANUARY 15, 2001

                                                                      TOTAL COSTS
                                                        ----------------------------------               CASH          CASH ON CASH
PARTNERSHIP                      INVESTOR CAPITAL(1)      OPERATING    ADMIN       DIRECT           DISTRIBUTION(2)        RETURN
-----------                      -------------------      ---------    -----       ------           ---------------        ------
Atlas L.P. #1 - 1985                    $600,000            $160,079     $36,960     $8,335           $1,364,553             227%
A.E. Partners LP - 1986                  631,250             125,526      55,384      7,102              653,459             104%
A.E. Partners LP - 1987                  721,000             121,709      49,082      7,177              530,108              74%
A.E. Partners LP - 1988                  617,050              99,247      45,760      6,691              486,539              79%
A.E. Partners LP - 1989                  550,000              96,095      49,035      5,650              642,164             117%
A.E. Partners LP - 1990                  887,500             136,903      67,616      6,687              846,314              95%
A.E. Nineties - 10                     2,200,000             310,288      66,471     22,640            1,495,495              68%
A.E. Nineties - 11                       750,000             115,898      72,765     40,960              900,572             120%
A.E. Partners LP - 1991                  868,750             115,705      87,989     14,698              913,228             105%
A.E. Nineties - 12                     2,212,500             322,014      70,301    109,481            1,695,177              77%
A.E. Nineties - JV 92                  4,004,813             493,817     109,678    198,344            3,454,713(3)           86%
A.E. Partners LP - 1992                  600,000              67,348      42,975      4,775              631,452             105%
A.E. Nineties - Public #1              2,988,960             282,606      66,691     84,250            1,859,960              62%
A.E. Nineties - 1993 Ltd.              3,753,937             364,859      74,744     37,186            1,935,720              52%
A.E. Partners LP - 1993                  700,000              79,639      31,538      4,398              722,088             103%
A.E. Nineties - Public #2              3,323,920             289,715      57,383     43,323            1,645,801              50%
A.E. Nineties - 14                     9,940,045             867,914     176,466     41,524            4,742,397              48%
A.E. Partners LP - 1994                  892,500              60,048      34,874      3,438              705,390              79%
A.E. Nineties - Public #3              5,799,750             414,207      87,574     47,557            2,833,713              49%
A.E. Nineties - 15                    10,954,715             752,411     160,826     24,684            5,133,367              47%
A.E. Partners LP - 1995                  600,000              41,072      11,996      2,838              269,018              45%
A.E. Nineties - Public #4              6,991,350             451,189      89,550     37,629            2,256,963              32%
A.E. Nineties - 16                    10,955,465             592,557     107,909     39,945            3,297,696              30%
A.E. Partners LP - 1996                  800,000              47,808      13,660     39,878              270,448              34%
A.E. Nineties - Public #5              7,992,240             399,574      79,084     28,218            2,371,986              30%
A.E. Nineties - 17                     8,813,488             357,432      67,002     97,339            2,735,379              31%
A.E. Nineties - Public #6              9,901,025             411,808      75,946     27,223            2,718,244              27%
A.E. Partners LP - 1997                  506,250              19,220       5,705     25,965              150,236              30%
A.E. Nineties - 18                    11,391,673             377,691      61,137    260,131            2,580,366              23%
A.E. Nineties - Public #7             11,988,350             292,578      44,535     18,251            1,825,350              15%
A.E. Partners LP - 1998                1,740,000              53,958      12,181     40,743              450,085              26%
A.E. Nineties - 19                    15,720,450             256,806      31,938      4,641            1,965,283              13%
A.E. Nineties - Public #8             11,088,975             111,342      15,800     13,733            1,100,738              10%
A.E. Partners LP - 1999                  450,000               3,739         619        650               81,389              18%
1999 Viking Resources LP               4,555,210             191,369       9,056          0            1,211,221              27%
Atlas America - Series 20             18,809,150               8,407       2,601          0              539,101               3%
Atlas America - Public # 9            14,905,465                   0           0          0                    0               0%

                                                      LATEST QUARTERLY
                                     AVERAGE          CASH DISTRIBUTION AS
PARTNERSHIP                      YEARLY RETURN        OF DATE OF TABLE
-----------                      -------------        ----------------
Atlas L.P. #1 - 1985                    15%                 $20,410
A.E. Partners LP - 1986                  7%                   7,342
A.E. Partners LP - 1987                  6%                  10,551
A.E. Partners LP - 1988                  7%                  10,420
A.E. Partners LP - 1989                 11%                   8,968
A.E. Partners LP - 1990                  9%                  24,908
A.E. Nineties - 10                       7%                  40,809
A.E. Nineties - 11                      13%                  17,340
A.E. Partners LP - 1991                 12%                  21,372
A.E. Nineties - 12                       9%                  32,644
A.E. Nineties - JV 92                   11%                  99,156
A.E. Partners LP - 1992                 14%                  12,746
A.E. Nineties - Public #1                8%                  41,245
A.E. Nineties - 1993 Ltd.                7%                  28,592
A.E. Partners LP - 1993                 15%                  19,577
A.E. Nineties - Public #2                8%                  40,269
A.E. Nineties - 14                       8%                 131,573
A.E. Partners LP - 1994                 14%                  33,125
A.E. Nineties - Public #3                8%                  81,587
A.E. Nineties - 15                      10%                 237,936
A.E. Partners LP - 1995                 10%                   8,317
A.E. Nineties - Public #4                7%                  93,235
A.E. Nineties - 16                       7%                 182,165
A.E. Partners LP - 1996                  9%                  20,481
A.E. Nineties - Public #5                8%                 136,655
A.E. Nineties - 17                      10%                 234,646
A.E. Nineties - Public #6               10%                 262,421
A.E. Partners LP - 1997                 12%                  24,024
A.E. Nineties - 18                      11%                 282,738
A.E. Nineties - Public #7                9%                 269,599
A.E. Partners LP - 1998                 15%                  59,028
A.E. Nineties - 19                      10%                 472,543
A.E. Nineties - Public #8               13%                 553,761
A.E. Partners LP - 1999                 36%                  43,125
1999 Viking Resources LP                53%                 664,687
Atlas America - Series 20               36%                 539,101
Atlas America - Public # 9               0%                       0

--------------------------------------------------------------------------------
(1) There have been no partnership borrowings other than from the managing general partner. The approximate principal amounts of such borrowings were as follows:
       -   A.E. Nineties-10 - $330,000;
       -   A.E. Nineties-11 - $112,500; and
       -   A.E. Nineties-12 - $331,875.
       A portion of each partnership's cash distributions was used to repay that partnership's loan.

(2) All cash distributions were from the sale of gas, and not sales of properties.

(3) A portion of the cash distributions was used to drill three reinvestment wells at a cost of $333,860 in accordance with the terms of the offering.

Table 3A provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                    TABLE 3A
                            MANAGING GENERAL PARTNER
                     OPERATING RESULTS - INCLUDING EXPENSES
                             AS OF JANUARY 15, 2001

                                                                                                                        LATEST
                                                             TOTAL COSTS                                            QUARTERLY CASH
                             MANAGING GENERAL   --------------------------------        CASH       CASH ON CASH    DISTRIBUTION AS
PARTNERSHIP                 PARTNER CAPITAL(1)   OPERATING      ADMIN     DIRECT   DISTRIBUTIONS(2)   RETURN       OF DATE OF TABLE
-----------                 ------------------   ---------      -----     ------   ---------------     ------        -------------
Atlas L.P. #1 - 1985            $114,800          $30,491       $7,040      $1,588        $258,464       225%             $3,888
A.E. Partners LP - 1986          120,400           23,910       10,549       1,353         124,797       104%              1,399
A.E. Partners LP - 1987          158,269           35,092       14,152       2,069         135,108        85%              3,042
A.E. Partners LP - 1988          135,450           31,963       14,737       2,155         122,431        90%              3,356
A.E. Partners LP - 1989          120,731           21,094       10,764       1,240         146,594       121%              1,969
A.E. Partners LP - 1990          244,622           45,634            0           0         325,918       133%              8,886
A.E. Nineties - 10               484,380          103,429            0           0         528,202       109%             14,153
A.E. Nineties - 11               268,003           49,671       31,185      12,496         379,234       142%              7,432
A.E. Partners LP - 1991          318,063           38,568            0           0         392,486       123%              7,949
A.E. Nineties - 12               791,833          138,006       30,129      21,413         726,504        92%             13,990
A.E. Nineties - JV 92          1,414,917          243,223       54,020      16,152         912,816        65%                  0
A.E. Partners LP - 1992          176,100           22,449            0           0         295,155       168%              4,699
A.E. Nineties - Public #1        528,934           89,244       21,060      14,799         519,536        98%             13,025
A.E. Nineties - 1993 Ltd.      1,264,183          156,368       32,033      12,355         351,355        28%             12,254
A.E. Partners LP - 1993          219,600           26,546            0           0         265,140       121%              6,826
A.E. Nineties - Public #2        587,340           91,489       18,121      13,681         354,695        60%             12,717
A.E. Nineties - 14             3,584,027          427,480       86,916      13,273       1,148,039        32%             21,722
A.E. Partners LP - 1994          231,500           20,016            0           0         248,471       107%             11,510
A.E. Nineties - Public #3        928,546          138,069       29,191      15,852         883,384        95%             27,196
A.E. Nineties - 15             3,435,936          322,462       68,925      10,579       1,758,123        51%              3,623
A.E. Partners LP - 1995          244,725           13,691            0           0          80,497        33%              2,997
A.E. Nineties - Public #4      1,287,752          150,396       29,850      12,543         594,968        46%             16,453
A.E. Nineties - 16             1,643,320          162,293       29,555       6,135         577,779        35%             25,430
A.E. Partners LP - 1996          367,416           15,936            0           0         107,995        29%              7,131
A.E. Nineties - Public #5      1,654,740          133,191       26,361       9,406         552,508        33%             24,116
A.E. Nineties - 17             2,113,947          128,870       24,157       5,750         841,791        40%             40,599
A.E. Nineties - Public #6      1,950,345          137,269       25,315       9,074         818,016        42%             46,310
A.E. Partners LP - 1997          231,050            6,407            0           0          60,635        26%              8,229
A.E. Nineties - 18             3,448,751          173,683       28,114       6,751       1,176,471        34%            130,018
A.E. Nineties - Public #7      3,812,150          131,448       20,008       8,200         417,095        11%             61,604
A.E. Partners LP - 1998          756,360           17,986            0           0         167,670        22%             20,032
A.E. Nineties - 19             4,776,598          118,093       14,687       2,134         905,960        19%            219,518
A.E. Nineties - Public #8      3,148,181           45,478        6,453       5,609         341,407        11%            226,184
A.E. Partners LP - 1999          196,500            1,246            0           0          27,553        14%             14,469
1999 Viking Resources LP       1,678,038           63,790        3,019           0         302,805        18%            221,562
Atlas America - Series 20      6,297,945            3,109          962           0         199,394         3%            199,394
Atlas America - Public #9      5,563,527                0            0           0               0         0%                  0

--------------------------------------------------------------------------------
(1) All cash distributions were from the sale of gas and not sales of properties.

Table 4 sets forth the aggregate cash distributions and estimated federal tax savings to investors in the managing general partner's prior development drilling partnerships, based on the maximum marginal tax rate in each year, as reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. You are urged to consult with your own tax advisors concerning your specific tax situation and should not assume that the past performance of prior partnerships is indicative of the future results of the partnership.

                                     TABLE 4
         SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS
                              AS OF JANUARY 15, 200


                                                                                ESTIMATED FEDERAL TAX SAVINGS FROM(1)
                                                                    ---------------------------------------------------------------
                              INVESTOR    1ST YEAR TAX   EFF. TAX   1ST YEAR D.C.     DEPLETION                       SECTION 29 TAX
PARTNERSHIP                    CAPITAL      DEDUCT(2)      RATE       DEDUCT(3)      ALLOWANCE(3)     DEPRECIATION(3)     CREDIT(4)
-----------                    -------      ---------      ----       ---------      ------------     ---------------     ----------
Atlas L.P. #1 - 1985           $600,000       99%        50.0%        $298,337        $118,077                N/A         $55,915
A.E. Partners LP - 1986         631,250       99%        50.0%         312,889          65,568                N/A          13,507
A.E. Partners LP - 1987         721,000       99%        38.5%         356,895          47,909                N/A           N/A
A.E. Partners LP - 1988         617,050       99%        33.0%         244,351          44,321                N/A           N/A
A.E. Partners LP - 1989         550,000       99%        33.0%         179,685          61,114                N/A           N/A
A.E. Partners LP - 1990         887,500       99%        33.0%         275,125          80,302                N/A         247,346
A.E. Nineties - 10            2,200,000       100%       33.0%         726,000         154,329                N/A         457,350
A.E. Nineties - 11              750,000       100%       31.0%         232,500          90,334                N/A         295,392
A.E. Partners LP - 1991         868,750       100%       31.0%         269,313          96,674                N/A         278,094
A.E. Nineties - 12            2,212,500       100%       31.0%         685,875         182,440                N/A         552,060
A.E. Nineties - JV 92         4,004,813      92.5%       31.0%       1,322,905         315,863                N/A         883,588
A.E. Partners LP - 1992         600,000       100%       31.0%         186,000          70,771                N/A         189,428
A.E. Nineties - Public #1     2,988,960      80.5%       36.0%         877,511         191,272            251,828           N/A
A.E. Nineties - 1993 Ltd.     3,753,937      92.5%       39.6%       1,378,377         192,636                N/A           N/A
A.E. Partners LP - 1993         700,000       100%       39.6%         273,216          71,797                N/A           N/A
A.E. Nineties - Public #2     3,323,920      78.7%       39.6%       1,036,343         162,871            262,565           N/A
A.E. Nineties - 14            9,940,045        95%       39.6%       3,739,445         441,852                N/A           N/A
A.E. Partners LP - 1994         892,500       100%       39.6%         353,430          64,844                N/A           N/A
A.E. Nineties - Public #3     5,799,750      76.2%       39.6%       1,752,761         284,986            444,636           N/A
A.E. Nineties - 15           10,954,715      90.0%       39.6%       3,904,261         511,294                N/A           N/A
A.E. Partners LP - 1995         600,000       100%       39.6%         237,600          21,077                N/A           N/A
A.E. Nineties - Public #4     6,991,350      80.0%       39.6%       2,214,860         206,582            429,246           N/A
A.E. Nineties - 16           10,955,465      86.8%       39.6%       3,361,289         309,157            676,716           N/A
A.E. Partners LP - 1996         800,000       100%       39.6%         316,800          29,007                N/A           N/A
A.E. Nineties - Public #5     7,992,240      84.9%       39.6%       2,530,954         244,661            435,255           N/A
A.E. Nineties - 17            8,813,488      85.2%       39.6%       2,966,366         291,358            273,387           N/A
A.E. Nineties - Public #6     9,901,025      80.0%       39.6%       3,166,406         326,003            444,116           N/A
A.E. Partners LP - 1997         506,250       100%       39.6%         200,475          17,965                N/A           N/A
A.E. Nineties - 18           11,391,673      90.0%       39.6%       4,030,884          96,985            249,293           N/A
A.E. Nineties - Public #7    11,988,350      85.0%       39.6%       4,043,670         175,520            177,785           N/A
A.E. Partners LP - 1998       1,740,000     100.0%       39.6%         689,040          46,090                N/A           N/A
A.E. Nineties - 19           15,720,450      90.0%       39.6%       5,602,767         194,381             18,537           N/A
A.E. Nineties - Public #8    11,088,975      85.0%       39.6%       3,734,654         111,637                  0           N/A
A.E. Partners LP - 1999         450,000     100.0%       39.6%         178,200           3,235                N/A           N/A
1999 Viking Resources LP      4,555,210      92.0%       39.6%       1,678,038          77,291                N/A           N/A
Atlas America - Series 20    18,809,150      90.0%       39.6%       6,712,802               0                  0           N/A
Atlas America - Public #9    14,905,465      90.0%       39.6%       4,272,996               0                N/A           N/A


                                                                       CUMULATIVE
                                         CASH                          % OF CASH
                                         DISTRIBUTION    TOTAL CASH    DIST. AND TAX
                                         AS OF DATE      DIST. AND     SAVINGS TO
PARTNERSHIP                    TOTAL     OF TABLE(5)     TAX SAVINGS   DATE
-----------                    -----     -----------     -----------   -------------
Atlas L.P. #1 - 1985          $472,328   $1,364,553      $1,836,881       306%
A.E. Partners LP - 1986        391,964      653,459       1,045,423       166%
A.E. Partners LP - 1987        404,804      530,108         934,911       130%
A.E. Partners LP - 1988        288,672      486,539         775,212       126%
A.E. Partners LP - 1989        240,799      642,164         882,963       161%
A.E. Partners LP - 1990        602,772      846,314       1,449,087       163%
A.E. Nineties - 10           1,337,679    1,495,495       2,833,174       129%
A.E. Nineties - 11             618,226      900,572       1,518,798       203%
A.E. Partners LP - 1991        644,081      913,228       1,557,309       179%
A.E. Nineties - 12           1,420,375    1,695,177       3,115,552       141%
A.E. Nineties - JV 92        2,522,356    3,454,713       5,977,069       149%
A.E. Partners LP - 1992        446,199      631,452       1,077,652       180%
A.E. Nineties - Public #1    1,320,611    1,859,960       3,180,571       106%
A.E. Nineties - 1993 Ltd.    1,571,013    1,935,720       3,506,733        93%
A.E. Partners LP - 1993        345,013      722,088       1,067,101       152%
A.E. Nineties - Public #2    1,461,779    1,645,801       3,107,580        93%
A.E. Nineties - 14           4,181,297    4,742,397       8,923,695        90%
A.E. Partners LP - 1994        418,274      705,390       1,123,663       126%
A.E. Nineties - Public #3    2,482,382    2,833,713       5,316,095        92%
A.E. Nineties - 15           4,415,555    5,133,367       9,548,922        87%
A.E. Partners LP - 1995        258,677      269,018         527,695        88%
A.E. Nineties - Public #4    2,850,689    2,256,963       5,107,651        73%
A.E. Nineties - 16           4,347,162    3,297,696       7,644,858        70%
A.E. Partners LP - 1996        345,807      270,448         616,254        77%
A.E. Nineties - Public #5    3,210,870    2,371,986       5,582,856        70%
A.E. Nineties - 17           3,531,110    2,735,379       6,266,490        71%
A.E. Nineties - Public #6    3,936,525    2,718,244       6,654,770        67%
A.E. Partners LP - 1997        218,440      150,236         368,676        73%
A.E. Nineties - 18           4,377,162    2,580,366       6,957,528        61%
A.E. Nineties - Public #7    4,396,975    1,825,350       6,222,325        52%
A.E. Partners LP - 1998        735,130      450,085       1,185,215        68%
A.E. Nineties - 19           5,815,685    1,965,283       7,780,968        49%
A.E. Nineties - Public #8    3,846,291    1,100,738       4,947,028        45%
A.E. Partners LP - 1999        181,435       81,389         262,824        58%
1999 Viking Resources LP     1,755,329    1,211,221       2,966,550        65%
Atlas America - Series 20    6,712,802      539,101       7,251,903        39%
Atlas America - Public #9   4,272,996            0       4,272,996         29%

--------------------------------------------------------------------------------
(1) These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor.

(2) The managing general partner anticipates that approximately 90% of an investor general partner's subscription to the partnership will be deductible in 2001.

(3) The I.D.C. Deductions, Depletion Allowance and MACRS depreciation deductions have been reduced to credit equivalents.

(4) The Section 29 tax credit is not available with respect to wells drilled after December 31, 1992. N/A means not applicable.

(5) These distributions were all from production revenues. See footnotes 1 and 3 of Table 3.

Table 5 sets forth payments made to the managing general partner and its affiliates from its previous partnerships.

                                     TABLE 5
       SUMMARY OF PAYMENTS TO THE MANAGING GENERAL PARTNER AND AFFILIATES
                             FROM PRIOR PARTNERSHIPS
                             AS OF JANUARY 15, 2001
                                   Cumulative

                                                                                                                   CUMULATIVE
                                                                              LEASEHOLD                           REIMBURSEMENT
                                                                             DRILLING AND        CUMULATIVE       OF GENERAL AND
                                        INVESTOR         NON-RECURRING        COMPLETION         OPERATOR'S       ADMINISTRATIVE
PARTNERSHIP                             CAPITAL         MANAGEMENT FEE         COSTS(1)            CHARGES           OVERHEAD
-----------                             -------         --------------         --------            -------           --------

Atlas L.P. #1 - 1985                       $600,000           -0-                 $600,000          $190,571             $44,000
A.E. Partners 1986                          631,250           -0-                  631,250           149,436              65,933
A.E. Partners 1987                          721,000           -0-                  721,000           156,801              63,233
A.E. Partners 1988                          617,050           -0-                  617,050           131,210              60,498
A.E. Partners 1989                          550,000           -0-                  550,000           117,189              59,799
A.E. Partners 1990                          887,500           -0-                  887,500           182,538              67,616
A.E. Nineties-10                          2,200,000           -0-                2,200,000           413,717              66,471
A.E. Nineties-11                            750,000           -0-                  761,802 (2)       165,569             103,950
A.E. Partners 1991                          868,750           -0-                  867,500           154,273              87,989
A.E. Nineties-12                          2,212,500           -0-                2,272,017 (2)       460,020             100,430
A.E. Nineties-JV 92                       4,004,813           -0-                4,157,700           737,041             163,698
A.E. Partners 1992                          600,000           -0-                  600,000            89,797              42,975
A.E. Nineties-Public #1                   2,988,960           -0-                3,026,348 (2)       371,850              87,751
A.E. Nineties-1993 Ltd.                   3,753,937           -0-                3,480,656 (2)       521,227             106,778
A.E. Nineties-Public #2                   3,323,920           -0-                3,324,668 (2)       381,204              75,504
A.E. Partners 1993                          700,000           -0-                  689,940           106,186              31,538
A.E. Nineties-14                          9,940,045           -0-                9,512,015 (2)     1,295,395             263,382
A.E. Partners 1994                          892,500           -0-                  892,500            80,064              34,874
A.E. Nineties-Public #3                   5,799,750           -0-                5,799,750           552,276             116,766
A.E. Nineties-15                         10,954,715           -0-                9,859,244 (2)     1,074,873             229,751
A.E. Partners 1995                          600,000           -0-                  600,000            54,763              11,996
A.E. Nineties-Public #4                   6,991,350           -0-                6,991,350           601,586             119,400
A.E. Nineties-16                         10,955,465           -0-               10,955,465           754,850             137,464
A.E. Partners 1996                          800,000           -0-                  800,000            63,745              13,660
A.E. Nineties-Public #5                   7,992,240           -0-                7,992,240           532,765             105,445
A.E. Nineties-17                          8,813,488           -0-                8,813,488           486,302              91,160
A.E. Nineties-Public #6                   9,901,025           -0-                9,901,025           549,077             101,261
A.E. Partners 1997                          506,250           -0-                  506,250            25,626               5,705
A.E. Nineties-18                         11,391,673           -0-               11,391,673           551,374              89,252
A.E. Nineties-Public #7                  11,988,350           -0-               11,988,350           424,026              64,543
A.E. Partners 1998                        1,740,000           -0-                1,740,000            71,944              12,181
A.E. Nineties-19                         15,720,450           -0-               15,720,450           374,900              46,625
A.E. Nineties-Public #8                  11,088,975           -0-               11,088,975           156,820              22,253
A.E. Partners 1999                          450,000           -0-                  450,000             4,986                 619
1999 Viking Resources LP                  4,555,210           -0-                4,555,210           255,159              12,074
Atlas America-Series 20                  18,809,150           -0-               18,809,150            11,516               3,563
Atlas America-Public #9                  14,905,465           -0-               14,905,465                 0                   0

-------------------------------------
(1)  Excluding the managing general partner's capital contributions.

(2)  Includes additional drilling costs paid with production revenues.

Table 6 sets forth partnerships in which Atlas, the managing general partner, and/or Atlas Energy served as operator and/or drilling contractor for third party general partners as well as the partnerships in which Atlas served as managing general partner. The table does not include those wells acquired by acquisitions and/or through mergers. The table includes the managing general partner's share of costs and revenues set forth in Table 3A, above.

                                     TABLE 6
     ATLAS RESOURCES, INC. AND ITS AFFILIATES' HISTORICAL PRODUCTION RECORD
                             AS OF JANUARY 15, 2001

                                                                                                                       LAST 3 MO.
YEAR WELLS                                           TOTAL AMOUNT                                                     DISTRIBUTION
WERE PLACED       TOTAL         TOTAL MCF'S          INVESTED IN          TOTAL AMOUNT        CUM % RETURN            ENDING AS OF
INTO PRODUCTION   WELLS(1)       PRODUCED              WELLS(2)            RETURNED(2)       CASH-ON-CASH(3)         DATE OF TABLES
---------------   --------       --------            -----------           -----------       ---------------         --------------

    1973             6            2,589,593            $576,000            $4,149,050           720%                     $21,516
    1974            18            3,065,767           2,387,200             4,084,856           171%                      33,092
    1975            21            4,390,008           2,814,200             6,867,818           244%                      29,410
    1976            14            2,963,008           1,819,200             4,473,952           246%                      18,229
    1977            26            9,578,612           3,912,600            16,831,860           430%                      87,894
    1978            78            8,215,611          12,399,900            19,677,828           159%                      98,174
    1979            46            9,618,840           7,404,000            20,305,330           274%                      88,199
    1980            41            6,040,673           6,561,100            14,073,548           214%                      63,683
    1981            77            6,616,864          15,382,850            17,551,189           114%                      87,933
    1982            63            2,567,752          12,438,500             5,940,103            48%                      19,528
    1983            22            1,385,645           6,733,480             3,224,671            48%                      48,524
    1984            47            4,987,812          10,663,250            10,797,577           101%                      82,476
    1985            39            5,208,125           8,971,200            10,762,313           120%                     100,173
    1986            45            6,047,078           9,649,100            11,401,663           118%                     101,597
    1987            12            1,658,725           2,425,800             2,856,635           118%                      39,308
    1988            37            4,011,088           7,688,386             7,387,200            96%                      75,253
    1989            48            3,982,881           9,280,448             7,309,484            79%                     473,063
    1990            46            5,167,394           9,038,238             9,666,792           107%                      71,110
    1991            79            9,599,316          16,034,382            17,485,134           109%                     345,057
    1992            64            8,963,488          14,250,032            16,134,103           113%                     497,068
    1993           107           11,674,657          21,958,681            19,425,220            88%                   1,419,044
    1994            94            7,715,299          20,418,366            12,600,207            62%                     339,592
    1995           105            8,108,099          22,350,889            13,846,745            62%                     463,412
    1996           114            6,535,468          25,396,708            11,155,624            44%                     480,530
    1997           103            5,026,136          20,908,334             9,057,752            43%                     621,296
    1998           128            4,932,180          26,092,000             9,176,937            35%                     816,675
    1999           117            3,089,783          29,091,538             6,245,663            21%                   2,627,879
    2000           100              836,171          18,798,285             2,289,653            12%                   1,156,996
                   ---              -------          ----------             ---------            --                  -----------
TOTAL             1697          154,576,073        $345,444,667          $294,778,906            85%                 $10,306,711
                  ----          -----------        ------------          ------------            --                  -----------

--------------------------------------------------------------------------------

(1)    The above numbers do not include information for:
       - 87 wells drilled for General Motors from 1971 to 1973 which were subsequently purchased by General Motors;
       - 25 wells successfully drilled in 1981 and 1982 for an industrial customer which requested that the wells be capped and not placed into production;
       - 127 wells drilled from 1980 to 1985 which were sold in 1993 and are no longer operated by the managing general partner; and
       - wells which were drilled recently but are not yet in production.
(2) - The column "Total Amount Invested in Wells" only includes funds paid to the managing general partner or its affiliates as operator and/or drilling contractor for drilling and completing the designated wells. This column does not include all of the costs paid by investors to the third party managing general partner and/or sponsor of the program because such information is generally not available to the managing general partner or its affiliates.
       - Similarly, the column "Total Amount Returned" only includes amounts paid by the managing general partner or its affiliates as operator of the wells to the third party managing general partner and/or sponsor of the program. This column does not set forth the revenues which were actually received by the investors from the third party managing general partner and/or sponsor because such information is generally not available to the managing general partner or its affiliates. Notwithstanding, the columns "Total Amount Invested in Wells" and "Total Amount Returned" also include the partnerships in which Atlas serves as managing general partner and are presented on the same basis as the third party partnerships.
(3) This column reflects total cash distributions beginning with the first production from the well, as a percentage of the total amount invested in the well, and includes the return of the investors' capital.
THE RESULTS OF TABLE 6 SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND EXPERIENCE OF THE MANAGING GENERAL PARTNER WITH RESPECT TO DEVELOPMENT DRILLING PARTNERSHIPS.

                                   MANAGEMENT

MANAGING GENERAL PARTNER AND OPERATOR
The managing general partner, Atlas Resources, Inc., a Pennsylvania corporation, was incorporated in 1979, and its affiliate, Atlas Energy Group, Inc., an Ohio corporation which was the first of the Atlas group of companies, was incorporated in 1973. Atlas Energy Group will serve as the partnership's general drilling contractor and operator in Ohio. The managing general partner and its affiliates have acted as the operator and the general drilling contractor on over 4,100 gas wells, approximately 3,875 of which were capable of production in commercial quantities. As of December 31, 2000, the managing general partner and its affiliates operated approximately 3,500 natural gas and oil wells located in Ohio, Pennsylvania and New York.

Since 1985 the managing general partner has sponsored 9 public and 29 private partnerships to conduct natural gas drilling and development activities in Pennsylvania, Ohio and New York. In these partnerships the managing general partner and its affiliates acted as the operator and the general drilling contractor and were responsible for drilling, completing and operating the wells.

In September 1998, Atlas Group, the former parent company of the managing general partner, merged into Atlas America, Inc., a newly formed wholly-owned subsidiary of Resource America, Inc. Resource America is a publicly-traded company principally engaged in energy, energy finance, and real estate finance.

Atlas America has and is continuing the existing business of Atlas Group. It is headquartered at 311 Rouser Road, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport which is also the managing general partner's primary office. As of March 1, 2001, the Board of Directors for Atlas America includes the following:


NAME                              AGE              POSITION OR OFFICE
----------------------            ----             ------------------
Edward E. Cohen                    62              Chairman of the Board
James R. O'Mara                    57              Director
Tony C. Banks                      46              Director
Michael L. Staines                 51              Director
Jonathan Z. Cohen                  30              Director
John S. White                      60              Director
JoAnn Bagnell                      72              Director
James C. Eigel                     66              Director


See " - Officers, Directors and Key Personnel," below, for biographical information on certain of these individuals who are also officers and/or directors of the managing general partner. Biographical information on the other directors will be provided by the managing general partner on request.

The managing general partner and its affiliates under Atlas America employ a total of approximately one hundred fifty-seven persons, consisting of four geologists, five landmen, three engineers, eighty-seven drilling/production personnel and thirty-seven accounting/information technology/gas marketing personnel. The balance of the personnel are administrative.

Atlas America and its Affiliates have been leading participants in the energy finance industry for more than 28 years, providing drilling, operating and supervisory services for more than $380 million of independent investment now under Atlas America's management.

ORGANIZATIONAL DIAGRAM(1)(2)

             This organizational diagram does not include all of the
                       subsidiaries of Resource America.

                                        ----------------------------------------
                                                     Resource America, Inc.
                                        ----------------------------------------
                                                            |
                                        ----------------------------------------
                                                  Atlas Energy Holdings, Inc.
                                        ----------------------------------------
                                                            |
                                        ----------------------------------------
                                                   Atlas America, Inc. (DE)
                                        ----------------------------------------
                                                            |
---------------------    ----------------------    ----------------------                                ---------------------
 Viking Resources,             AIC, Inc.            Atlas America, Inc.           Resource Energy,        Atlas Noble Corp.
    Corporation                                            (PA)                         Inc.
---------------------    ----------------------    ----------------------         ------------------     ---------------------
         |                        |                   |                    |                |                  |
---------------------    -------------------    -----------------    ---------------    -------------    ---------------------
Atlas Resources,         Atlas Energy           Transatco,           Pennsylvania       Opitron,         Atlas Energy Group,
Inc., managing           Corporation,           Inc., which          Industrial         Inc.,            Inc., driller and
general partner,         managing general       owns 50% of          Energy, Inc.       technology       operator in Ohio
driller and              partner of             Topico,                                 services
operator in              exploratory            operates
Pennsylvania             drilling               pipeline in Ohio
                         partnerships and
                         driller and
                         operator
---------------------    -------------------    -----------------    ---------------    -------------    ---------------------
         |                                                                                                        |
---------------------                                                                                    ---------------------
ARD Investments,                                                                                         AED Investments,
Inc.                                                                                                     Inc.
---------------------                                                                                    ---------------------

------------------------------

(1) Resource Energy, Viking Resources, and Atlas Noble Corporation are also engaged in the oil and gas business. Resource Energy has been an energy subsidiary of Resource America since 1973. Resource America acquired Viking Resources in August 1999, and Atlas Noble was formed in October 2000 after Resource America acquired all of the assets of Kingston Oil Corporation. In the near term Resource Energy, Viking Resources, and Atlas Noble will retain their separate corporate existence, however, Atlas America will manage their assets and employees including sharing common employees. Also, many of the officers and directors of the managing general partner serve as officers and directors of those entities.

(2) Atlas Pipeline Partners, L.P. (and Atlas Pipeline Operating Partnership) is a master limited partnership formed by a subsidiary of Atlas America as managing general partner using Atlas America and Viking Resources personnel who act as its officers and employees. It has acquired the natural gas gathering system and related facilities from Atlas America, Resource Energy, and Viking Resources. The gathering system consists of approximately 1,000 miles of intrastate pipelines located in Pennsylvania, Ohio, and New York. It is anticipated that this master limited partnership will gather and deliver the majority of the natural gas produced by the partnership to industrial end-users in the area, local distribution companies, or interstate pipeline systems.

OFFICERS, DIRECTORS AND KEY PERSONNEL
The officers and directors of the managing general partner will serve until their successors are elected. The officers, directors and key personnel of the managing general partner are as follows:

NAME                    AGE       POSITION OR OFFICE
----                    ---       ------------------
James R. O'Mara         57        President, Chief Executive Officer and a Director
Frank P. Carolas        41        Executive Vice President - Land and Geology and a Director
Jeffrey C. Simmons      42        Executive Vice President - Operations and a Director
Michael L. Staines      51        Senior Vice President, Secretary and a Director
Nancy J. McGurk         45        Vice President, Chief Financial Officer and Chief Accounting Officer
Jack L. Hollander       45        Vice President - Direct Participation Programs
Louis Tierno, Jr.       38        Controller and Assistant Secretary

JAMES R. O'MARA. President, Chief Executive Officer and a Director. Mr. O'Mara also serves as Vice Chairman and a Director of Atlas America. Mr. O'Mara served with the United States Army Security Agency (ASA) and is a Vietnam veteran. Mr. O'Mara is a Certified Public Accountant and had been associated with Coopers and Lybrand, a national accounting firm, and Teledyne, Inc., a large conglomerate, before joining Atlas Energy in 1975. He is a member of the Pennsylvania Institute of Certified Public Accountants, and received a Bachelor of Science Degree in Accounting from Gannon University in 1968.

FRANK P. CAROLAS. Executive Vice President-Land and Geology and a Director. Mr. Carolas also serves as Executive Vice President-Land and Geology of Atlas America and Viking Resources. Mr. Carolas is a certified petroleum geologist and has been with Atlas Energy since 1981. He received a Bachelor of Science Degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists.

JEFFREY C. SIMMONS. Executive Vice President-Operations and a Director. Mr. Simmons also serves as Executive Vice President-Operations of Atlas America and Viking Resources. Mr. Simmons joined Resource America in 1986 as senior petroleum engineer. From 1988 through 1994 he served as director of production and as president of Resource Well Services, Inc., a subsidiary of Resource America. He was then promoted to vice president of Resource Energy, the energy subsidiary of Resource America formed in 1993. In 1997 he was promoted to executive vice president, chief operating officer and director of Resource Energy, a position he currently holds. Before Mr. Simmons' career with Resource America, he had worked with Core Laboratories, Inc., of Dallas, Texas, and PNC Bank of Pittsburgh. Mr. Simmons received his Petroleum Engineering degree from Marietta College and his Masters Degree in Business Administration from Ashland University. He is a Board Member of the Ohio Oil and Gas Association, the Independent Oil and Gas Association of New York and the Ohio Section of the Society of Petroleum Engineers.

MICHAEL L. STAINES. Senior Vice President, Secretary and a Director. Mr. Staines is also Executive Vice President, Secretary and Managing Director, Business Development of Atlas America and Atlas Pipeline Partners, and a Director of Atlas America since 1998, Senior Vice President and a Director of Resource America since 1998 and 1989, respectively, Secretary of Resource America from 1989 to 1998, and President, Chief Executive Officer and a Director of Resource Energy, the energy subsidiary of Resource America, since 1997. Mr. Staines is a member of the Ohio Oil and Gas Association and the Independent Oil and Gas Association of New York. Mr. Staines received a Bachelor of Science Degree from Cornell University in 1971 and a Master of Business Degree from Drexel University in 1977.

NANCY J. MCGURK. Vice President, Chief Financial Officer and Chief Accounting Officer. Ms. McGurk also serves as Vice President, Chief Financial Officer and Chief Accounting Officer of Atlas America and has been Vice President of Resource America since 1992. Before that she had served as Treasurer and Chief Accounting Officer of Resource America since 1989. Also, since 1995 Ms. McGurk has served as Vice President - Finance of Resource Energy.

JACK L. HOLLANDER. Vice President - Direct Participation Programs. Mr. Hollander also serves as Vice President - Direct Participation Programs of Atlas America. Mr. Hollander began his career serving as in house tax counsel for a large diversified financial services company from 1982 to 1990. He then went on to practice law with a concentration in tax matters, real estate transactions and consulted with and assisted technology companies in raising capital until joining the managing general partner in January 2001. Mr. Hollander earned a Bachelor of Science Degree from the University of Rhode Island in 1978, his law degree from Brooklyn Law School in 1981 and a Master of Law Degree in Taxation from New York University School of Law Graduate Division in 1982. Mr. Hollander is a member of the New York State bar, the Investment Program Association and the Financial Planning Association.

LOUIS TIERNO, JR. Controller and Assistant Secretary. Mr. Tierno also serves as Controller of Atlas America. Mr. Tierno has over 15 years of finance, accounting, tax and administrative experience in the oil and gas industry with Angerman Associates, Inc. before joining Atlas America and the managing general partner in April 2001. He received a Bachelor of Science Degree in Business Administration from Duquesne University and holds a Masters Degree in Industrial Administration from Carnegie Mellon University. He also passed the Pennsylvania Certified Public Accountant examination in 1990.

KEY PERSONNEL.
JOHN S. COFFEY. President, Secretary, Treasurer and Director of Anthem Securities, Inc. Mr. Coffey joined Anthem Securities, Inc. in May 2000. He was previously associated with Financial Investment Analysts, Inc. from November 1984 to May 2000, where he served as a Financial Planner, Principal and Registered Investment Advisor. Mr. Coffey received a Bachelor of Science Degree in Industrial Management from Gannon University in 1970, and is a member of The Institute of Industrial Engineers and The Financial Planning Association.

The officers and directors of AIC, Inc., which owns 100% of the common stock of the managing general partner, are Tony C. Banks, Jonathan Z. Cohen and Michael
L. Staines. The biography of Mr. Staines is set forth above.

REMUNERATION
No officer or director of the managing general partner will receive any direct remuneration or other compensation from the partnership. These persons will receive compensation solely from affiliated companies of the managing general partner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Resource America owns 100% of the common stock of Atlas America, which owns 100% of the common stock of AIC, Inc., which owns 100% of the common stock of the managing general partner.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES
Atlas Group shareholders are eligible to receive incentive compensation should Atlas Group's post-acquisition earnings exceed a specified amount during the five years following the merger. The incentive compensation is equal to 10% of Atlas Group's aggregate earnings in excess of that amount equal to an annual, but uncompounded, return of 15% on $63 million which is increased to include any amount paid by Resource America for any post-merger energy acquisitions. Incentive compensation is payable, at Resource America's option, in cash or in shares of Resource America's common stock, valued at the average closing price of Resource America's common stock for the 10 trading days before September 30, 2003.

The managing general partner and its officers, directors and affiliates have in the past invested, and may in the future invest, in partnerships sponsored by the managing general partner. They may also subscribe for units in the partnership as described in "Plan of Distribution."

                               PROPOSED ACTIVITIES

OVERVIEW OF DRILLING ACTIVITIES
The managing general partner anticipates that all the partnership's wells will be development wells, which means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Also, the majority of the wells will be classified as natural gas wells, which may produce a small amount of oil, although some of the wells may be classified as oil wells. Assuming the partnership acquires 100% of the interest in the wells, the managing general partner anticipates that the partnership will drill approximately:

       -     5 wells if the minimum subscriptions of $1 million are received;
             and

       -     124 wells if the maximum subscriptions of $25 million are received.

The actual number of wells drilled by the partnership, however, may vary from these estimates and will depend on the following:

       -     the amount of subscriptions proceeds received;

       -     where the wells are drilled; and

       - the partnership's percentage of interest owned in the wells, which could range from 25% to 100%.

Before the managing general partner selects a prospect on which a well will be drilled by the partnership, the managing general partner will review all available geologic and production data for wells located in the vicinity of the proposed well including, but not limited to:

       -     various well logs;

       -     completion reports;

       -     plugging reports; and

       -     production reports.

PRIMARY AREAS OF OPERATIONS
As discussed below, the three primary areas for the partnership's drilling activities are the Clinton/Medina Geological Formation in western Pennsylvania, the Clinton/Medina geological formation in southern Ohio and the Mississippian/Upper Devonian Sandstone reservoirs in Fayette County, Pennsylvania, which is also in western Pennsylvania. The Clinton/Medina geological formation in Pennsylvania and Ohio is the same geological formation, although in Pennsylvania it is often referred to as the Medina/Whirlpool geological formation. For purposes of this prospectus, the term Clinton/Medina geological formation is used for both Ohio and Pennsylvania. The wells drilled to the Clinton/Medina geological formation, regardless of whether they are situated in western Pennsylvania, eastern Ohio, southern Ohio or western New York, and the Mississippian/Upper Devonian Sandstone reservoirs have the following similarities:

       - geological features such as structure and faulting are not generally factors used in finding commercial production from a well drilled to this formation or these reservoirs and the governing factors appear to be sand quality in terms of net pay zone thickness, porosity, and the effectiveness of fracture stimulation;

       - a well drilled to this formation or these reservoirs usually requires hydraulic fracturing of the formation to stimulate productive capacity;

       - generally, natural gas from a well drilled to this formation or these reservoirs is produced at rates which decline rapidly during the first few years of operations, and although the well can produce for many years, a proportionately larger amount of production can be expected within the first several years; and

       - it has been the managing general partner's experience that natural gas production from wells drilled to this formation or these reservoirs is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells located close together.

The managing general partner anticipates that the majority of the subscription proceeds of the partnership will be expended in the primary areas.

CLINTON/MEDINA GEOLOGICAL FORMATION IN WESTERN PENNSYLVANIA. The Clinton/Medina geological formation is a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina is described in petroleum industry terms as a "tight" sandstone with porosity ranging from 6% to 12% and with very low permeability. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases, and permeability is the property of porous rock that allows fluids or gas to flow through it. Based on the managing general partner's experience, it anticipates that all the natural gas wells will be completed and fraced in two different zones of the Clinton/Medina geological feature. See the geologic evaluation and the model decline curve prepared by United Energy Development Consultants, Inc., an independent geological and engineering firm for a discussion of the development of the Clinton/Medina Geological Formation in western Pennsylvania, which also covers a small area in eastern Ohio primarily in Stark, Mahoning and Trumbull Counties.

The wells in the Clinton/Medina geological formation in western Pennsylvania will be:

       - primarily situated in Mercer, Lawrence, Warren, Venango, and Crawford Counties;

       - situated on approximately 50 acres, subject to adjustment to take into account lease boundaries;

       - drilled at least 1,650 feet from each other in Pennsylvania, which is greater than the 660 feet minimum distance allowed by state law or local practice to protect against drainage from adjacent wells, and drilled at least 1,000 feet from each other in Ohio;

       -     drilled from approximately 5,100 to 6,300 feet in depth;

       - classified as natural gas wells which may produce a small amount of oil, although the wells in eastern Ohio may be classified as oil wells; and

       - connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Services Corporation as described below, although a portion of the natural gas production may be gathered by and sold to third parties if there is a third-party operator.

Also, see "Secondary Areas" below, for a discussion of the Clinton/Medina geological formation in western New York.

CLINTON/MEDINA GEOLOGICAL FORMATION IN SOUTHERN OHIO. The geological characteristics of the Clinton/Medina geological formation in southern Ohio are substantially the same as western Pennsylvania. See the managing general partner's geological evaluation for a discussion of the development of the Clinton/Medina geological formation in southern Ohio.

Wells located in southern Ohio and drilled to the Clinton/Medina geological formation will be:

       -     primarily situated in Noble, Washington, Guernsey and Muskingum
             Counties;

       - situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

       -     drilled at least 1,000 feet from each other;

       -     drilled from approximately 4,900 to 6,500 feet in depth;

       -     classified as either natural gas wells or oil wells; and

       - connected to the gathering system owned by Atlas Pipeline Partners if classified as a natural gas well and have their natural gas production marketed to First Energy Services Corporation as described below, although a portion of the natural gas production may be gathered by and sold to third parties if there were a third-party operator.

MISSISSIPPIAN/UPPER DEVONIAN SANDSTONE RESERVOIRS, FAYETTE COUNTY, PENNSYLVANIA. The Mississippian/Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. The Mississippian/Upper Devonian Sandstone reservoirs have porosities ranging from 5% to 20% with attendant permeabilities. See the managing general partner's geologic evaluation for a discussion of the development of the Mississippian/Upper Devonian Sandstone reservoirs in Fayette and Greene Counties, Pennsylvania.

The wells in the Mississippian/Upper Devonian Sandstone reservoirs will be:

       - situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

       - drilled at least 1,000 feet from each other, although existing wells may be re-entered by parties other than the partnership even though they are not 1,000 feet from each other;

       -     drilled from approximately 1,900 to 4,500 feet in depth;

       - classified as natural gas wells which may produce a small amount of oil; and

       - connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Services Corporation as described below.

SECONDARY AREAS OF OPERATIONS
The managing general partner also has reserved the right to use a portion of the subscription proceeds to drill development wells in other areas of the United States primarily in the Appalachian Basin. The secondary areas anticipated by the managing general partner are discussed below.

CLINTON/MEDINA GEOLOGICAL FORMATION IN WESTERN NEW YORK. Wells located in western New York and drilled to the Clinton/Medina geological formation will be:

       -     primarily situated in Chautauqua County;

       - situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

       -     drilled from approximately 3,800 to 4,000 feet in depth;

       - drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

       - classified as natural gas wells which may produce a small amount of oil; and

       - connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Services Corporation as described below.

MISSISSIPPIAN BEREA SANDSTONE IN EASTERN OHIO. Wells located in eastern Ohio and drilled to the Mississippian Berea Sandstone will be:

       -     primarily situated in Columbiana County;

       - situated on approximately 5 acres, subject to adjustment to take into account lease boundaries;

       -     drilled from 850 to 950 feet in depth;

       - drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

       - classified as natural gas wells which may produce a small amount of oil; and

       - connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Services Corporation as described below.

DEVONIAN ORISKANY SANDSTONE IN EASTERN OHIO. Wells located in eastern Ohio and drilled to the Devonian Oriskany Sandstone will be:

       -     primarily situated in Tuscarawas County;

       - situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

       -     drilled from approximately 3,800 to 4,200 feet in depth;

       - drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

       - classified as natural gas wells which may produce a small amount of oil; and

       - connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production marketed to First Energy Services Corporation as described below.

KENTUCKY AND VIRGINIA. Wells in Kentucky and Virginia will be drilled to the following formations in descending order: Big Lime Limestone; Weir Sandstone; and the Cleveland, Upper Huron and Lower Huron members of the Devonian Shale. These wells will be:

       -     primarily situated in Harlan County, Kentucky and Lee County,
             Virginia;

       - situated on approximately 70 acres, subject to adjustment to take into account lease boundaries;

       -     drilled from 5,000 to 6,600 feet in depth;

       -     drilled on leases with a net revenue interest of approximately
             81.25%;

       - classified as natural gas wells which may produce a small amount of oil; and

       - connected to a third-party gathering system in the area since Atlas Pipeline Partners is not situated in the area, and have their natural gas production marketed to Duke Energy Marketing.

ACQUISITION OF LEASES
The managing general partner will have the right, in its sole discretion, to select the prospects which the partnership will drill. Currently, the managing general partner has proposed approximately 65% of the prospects to be drilled if all 2,500 units are sold. The leases covering each prospect on which a well will be drilled will be acquired by the partnership from the managing general partner or its affiliates and credited to the managing general partner as a part of its required capital contribution to the partnership. Neither the managing general partner nor its affiliates will receive any royalty or overriding royalty interest on any well.

The managing general partner may substitute the prospects depending on various considerations. The managing general partner anticipates that it will select any additional and/or substituted prospects from the following:

       -     leases in its and its affiliates' existing leasehold inventory;

       -     leases which are subsequently acquired by it or its affiliates; or

       - leases owned by independent third-parties which may participate with the partnership in drilling wells.

Most of the additional and/or substituted prospects will be in areas where the managing general partner or its affiliates have previously conducted drilling operations and will meet the same general criteria for drilling potential as the currently proposed prospects. The managing general partner believes that its and its affiliates' leasehold inventory and leases acquired from third parties will be sufficient to provide all the prospects to be drilled by the partnership.

The managing general partner and its affiliates are continually engaged in acquiring additional leasehold acreage in Pennsylvania, Ohio and other areas of the United States. As of the date of this prospectus, the managing general partner and its affiliates owned approximately:

       -     94,009 net acres of undeveloped lease acreage in Pennsylvania;

       -     46,973 net acres of undeveloped lease acreage in Ohio;

       -     8,652 net acres of undeveloped lease acreage in West Virginia;

       -     2,356 net acres of undeveloped lease acreage in Kentucky; and

       -     13,379 net acres of undeveloped lease acreage in New York.

Because the managing general partner will assign to the partnership only the number of prospects which it believes are necessary for the partnership's drilling operations, the partnership will not farmout any acreage. Generally, a farmout is an agreement where the owner of the lease agrees to assign his interest in certain acreage to an assignee subject to the assignee drilling one or more wells. The owner would retain some interest in the assigned acreage such as an overriding royalty interest which reverts to a working interest when the assignee has recovered its drilling costs.

DEEP DRILLING RIGHTS RETAINED BY MANAGING GENERAL PARTNER. In the areas where the Clinton/Medina is the primary geological formation, the lease assignments to the partnership will be limited to a depth of from the surface to the top of the Queenston geological formation. In the areas where the Mississippian/Upper Devonian Sandstone reservoirs are the primary targets, the lease assignments to the partnership will be limited to a depth of from the surface through the completion total depth of the well.

In these areas the managing general partner will retain the deeper drilling rights because the partnership's objective is to conduct development drilling which would not be the case with the deeper formations. The managing general partner, however, believes that the partnership's development drilling in these areas will not provide any geological information that would assist it in evaluating drilling to deeper formations. Also, the amount of the credit the managing general partner receives for the leases does not include any value allocable to the deeper drilling rights retained by it. If in the future the managing general partner undertakes any activities with respect to the deeper formations, including drilling an exploratory well, then the partnership would not share in the profits from these activities, nor would it pay any of the associated costs.

INTERESTS OF PARTIES
Generally, production and revenues from a well drilled by the partnership will be net of the applicable landowner's royalty interest, which is typically 1/8th (12.5%) of gross production, and any interest in favor of third parties such as an overriding royalty interest. Landowner's royalty interest generally means an interest which is created in favor of the landowner when an oil and gas lease is obtained, and overriding royalty interest generally means an interest which is created in favor of someone other than the landowner. In either case, the owner of the interest receives a specific percentage of the natural gas and oil production free and clear of all costs of development, operation, or maintenance of the well.

The managing general partner anticipates that the partnership generally will have a net revenue interest in its leases in its primary drilling areas as set forth in the charts below. Net revenue interest generally means the percentage of revenues the owner of an interest in a well is entitled to receive under the lease. The following charts express the percentage of production revenues that the managing general partner, the landowner, other third-parties, and you and the other investors will share in from the wells in two of the three primary proposed areas. The third primary proposed area is discussed following the chart. If the partnership acquires a lesser percentage ownership interest in a well, then the partnership's net revenue interest will decrease proportionately.

PRIMARY AREAS.
CLINTON/MEDINA GEOLOGICAL FORMATION IN WESTERN PENNSYLVANIA AND
MISSISSIPPIAN/UPPER DEVONIAN SANDSTONE RESERVOIRS IN FAYETTE COUNTY,
PENNSYLVANIA:


                                                 PARTNERSHIP                     THIRD PARTY                87.5% PARTNERSHIP
ENTITY                                            INTEREST                    ROYALTY INTEREST           NET REVENUE INTEREST(2)
------                                         --------------               --------------------         -----------------------
Managing General Partner.................32% partnership interest(1)                                                  28.0%
Investors................................68% partnership interest(1)                                                  59.5%
Third Party..........................................................12.5% Landowner Royalty Interest                 12.5%
                                                                                                                    -------
                                                                                                                     100.0%
                                                                                                                     ======

------------------------------

(1) These percentages are for illustration purposes only and are based on the managing general partner's minimum required capital contribution of 25% and assume capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner, which will not exceed 28%, and you and the other investors.
(2) It is possible that substituted or additional wells could have a net revenue interest to the partnership as low as 84.375% which would reduce the investors' interest to 57.375%.

CLINTON/MEDINA GEOLOGICAL FORMATION IN SOUTHERN OHIO:
The managing general partner anticipates that the majority of the wells in southern Ohio will have a net revenue interest of 85% which would reduce the investors' interest in the above chart to 57.8%. The other currently proposed wells have an 87.5% net revenue interest, except one well which has an 82.5% net revenue interest which would reduce the investors' interest in the above chart to 56.1% for that well. The managing general partner also anticipates that many of the leases in southern Ohio will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Consequently, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands which were previously mined. Although this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well, the managing general partner believes that drilling wells on these previously mined leases would be in the best interests of the partnership.

SECONDARY AREAS. Although the managing general partner anticipates the partnership will have a net revenue interest ranging from 81% to 87.5% in the secondary areas described above, there is no minimum net revenue interest which the partnership is required to own before drilling a well in other areas of the Appalachian Basin or the United States. The leases in these other areas may be subject to interests in favor of third parties which are not currently known such as:

       -     overriding royalty interests;

       -     net profits interests;

       -     carried interests;

       -     production payments;

       - reversionary interests pursuant to farmouts or non-consent elections under joint operating agreements; or

       -     other retained or carried interests.

TITLE TO PROPERTIES
Title to all leases acquired by the partnership will be held in the name of the partnership. However, to facilitate the acquisition of the leases title to the leases may initially be held in the name of:

       -     the managing general partner;

       -     its affiliates; or

       -     any nominee designated by the managing general partner.

Title to the leases will be transferred to the partnership from time to time after the minimum subscriptions are received and released from escrow. After drilling, the title to the leases will be filed for record.

The managing general partner will take the steps it deems necessary to assure that the partnership has acceptable title for its purposes. However, it is not the practice in the natural gas and oil industry to warrant title or obtain title insurance on leases and the managing general partner will provide neither for the leases it assigns to the partnership. The managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, but the managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to the partnership. Also, there is no assurance that the partnership will not experience losses from title defects excluded from or not disclosed by the formal title opinion.

DRILLING AND COMPLETION ACTIVITIES; OPERATION OF PRODUCING WELLS
Under the drilling and operating agreement the responsibility for drilling and completing, or plugging, partnership wells will be on the managing general partner or an affiliate as the operator and the general drilling contractor. During drilling operations the managing general partner's duties as operator and general drilling contractor will include:

       - making the necessary arrangements for drilling and completing partnership wells and related facilities for which it has responsibility under the drilling and operating agreement;

       - managing and conducting all field operations in connection with drilling, testing and equipping the wells; and

       - making the technical decisions required in drilling and completing the wells.

Under the drilling and operating agreement all partnership wells will be drilled to a sufficient depth to test thoroughly the objective geological formation.

If there is a co-owner of the well which serves as the actual operator and the general drilling contractor, then the managing general partner will still enter into the drilling and operating agreement with the partnership to drill and complete the wells on the terms described in "Compensation." This may include a few of the wells drilled in the Clinton/Medina geological formation in western Pennsylvania, eastern and southern Ohio, and the Devonian Shale geological formation in Kentucky and Virginia. The managing general partner would review the performance of the third-party operator and general drilling contractor which would include monitoring:

       - all field operations in connection with drilling, testing and equipping the wells;

       - the technical decisions required in drilling and completing the wells;

       -     the costs and expenses charged by the third party operator; and

       -     the accounting and production records for the partnership.

If the partnership is the largest interest owner in the well, then it is likely that even in these circumstances the managing general partner would control the operations through its ownership interest in the well.

Under the drilling and operating agreement the managing general partner, as operator and general drilling contractor, will complete each well if there is a reasonable probability of obtaining commercial quantities of natural gas or oil. However, based on its past experience, the managing general partner anticipates that most of the partnership's wells drilled to the Clinton/Medina geological formation and the Mississippian/Upper Devonian Sandstone reservoirs will have to be completed before it can determine the well's productivity. If the managing general partner, as operator and general drilling contractor, determines that a well should not be completed, then the well will be plugged and abandoned.

During producing operations the managing general partner's duties as operator will include:

       - managing and conducting all field operations in connection with operating and producing the wells;

       -     making the technical decisions required in operating the wells; and

       - maintaining the wells, equipment and facilities in good working order during their useful life.

The managing general partner as operator will be reimbursed for its direct expenses and will receive well supervision fees at competitive rates for operating and maintaining the wells during producing operations. The drilling and operating agreement contains a number of other material provisions which you should carefully review.

If the managing general partner or an affiliate is not the actual operator of the well during producing operations as described above, then the managing general partner will enter into the drilling and operating agreement and receive well supervision fees for reviewing the third-party operator's performance. This includes the following:

       - reviewing the costs and expenses charged by the third-party operator; and

       - monitoring the accounting and production records for the partnership.

The actual operator will perform services for each well which are customarily performed to operate a well in the general area where the well is located. The third-party operator will be reimbursed for its direct costs and will receive either reimbursement of its administrative overhead or well supervision fees under an operating agreement. In these cases these fees will be paid by the managing general partner from the well supervision fees it receives under the drilling and operating agreement entered into between the managing general partner and the partnership.

As described above, certain wells may be drilled with third-parties owning a portion of the interest in the wells. Any other interest owner in a well may have a separate agreement with the managing general partner for drilling and operating the well with differing terms and conditions from those contained in the partnership's drilling and operating agreement.

SALE OF NATURAL GAS AND OIL PRODUCTION
POLICY OF TREATING ALL WELLS EQUALLY IN A GEOGRAPHIC AREA. The managing general partner is responsible for selling the partnership's natural gas and oil production, and its policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the partnership, concerning to whom and at what price the natural gas and oil will be sold. For example, the managing general partner calculates a weighted average selling price for all of the natural gas sold in the geographic area by dividing the money received from the sale of all of the natural gas sold to customers in the area by the volume of all natural gas sold from the wells in the area. For gas sold in western Pennsylvania the managing general partner received an average selling price after deducting all expenses, including transportation expenses, of approximately:

       -     $2.22 per mcf in 1998;

       -     $2.35 per mcf in 1999; and

       -     $3.30 per mcf in 2000.

Although on occasion the managing general partner has reduced the amount of natural gas production it normally sells on the spot market until the spot market price increased, the managing general partner has not voluntarily restricted its natural gas production in the past five years because of a lack of a profitable market price.

If the managing general partner should decide that reducing production would be in the best interests of its partnerships, then production will be reduced to the same degree in all the wells in the same geographic area. On the other hand, if the managing general partner has not decided to reduce production, but all the natural gas produced cannot be sold because of limited demand for the natural gas, which increases pipeline pressure, then the production that is sold will be from those wells which have the greatest well pressure and are able to feed into the pipeline, regardless of which partnerships own the wells.

GATHERING OF NATURAL GAS. Atlas Pipeline Partners, L.P., a limited partnership in which a subsidiary of Atlas America serves as managing general partner, will gather, compress and transport the majority of the partnership's natural gas production, including natural gas in the primary areas, to interstate pipeline systems, local distribution companies, or industrial end-users as discussed below. If the partnership's natural gas is not transported through the Atlas Pipeline Partners gathering system, then it is because there is a third-party operator or the gathering system has not been extended to the wells. In these cases the natural gas will be transported through a third-party gathering system and the partnership will pay a competitive gathering fee.

As a part of the sale of the gathering system to Atlas Pipeline Partners, Atlas America and its affiliates, Resource Energy and Viking Resources, made the commitments set forth below which to varying degrees may affect the partnership. The commitments were intended to maximize the use and expansion of the gathering system. These are continuing obligations of Atlas America, Resource Energy, and Viking Resources unless the managing general partner of Atlas Pipeline Partners is removed without cause in which case the obligations cease.

       - They are required to pay a gathering fee equal to the greater of $0.35 per mcf or 16% of the gross sales price for each mcf transported for all partnerships in which their subsidiaries serve as managing general partner, which includes the partnership. Thus, if the partnership pays a lesser amount as is currently anticipated by the managing general partner as described in "Compensation - Gathering Fees," then Atlas America or one of the other parties must pay the difference to Atlas Pipeline Partners.

       - They committed to adding 225 wells to the gathering system over a period from January 1, 1999, until December 31, 2002, which includes any well drilled in a partnership sponsored by them. The wells had to be drilled within 2,500 feet of the gathering system and the well owner had to construct up to 2,500 feet of small diameter sales or flow lines from the wellhead to the gathering system. This commitment has been satisfied.

       - They have agreed to assist Atlas Pipeline Partners in identifying existing gathering systems for possible acquisition.

       - They have agreed that a managing general partner's interests in a drilling program may not be transferred to a person unless it transfers its ownership in each of its other drilling programs to the same person.

       - Atlas America has agreed to provide construction management and financing services to Atlas Pipeline Partners in the construction of additions or extensions to the gathering system. For a period of five years from January 28, 2000, to January 28, 2005, Atlas America has a standby commitment for a maximum of $1.5 million in any contract year.

NATURAL GAS CONTRACTS. The managing general partner, Resource Energy, Inc. and Atlas Energy Group, Inc. have a natural gas supply agreement with First Energy Services Corporation, for a 10-year term which began on April 1, 1999. Subject to certain exceptions, First Energy Services Corporation must buy all of the natural gas produced and delivered by the managing general partner and its affiliates, which includes the partnership, at certain delivery points with the facilities of:

       - East Ohio Gas Company, National Fuel Gas Distribution, and Peoples Natural Gas Company, which are local distribution companies; and

       - National Fuel Gas Supply, Columbia Gas Transmission Corporation, Tennessee Gas Pipeline Company, and Texas Eastern Transmission Company, which are interstate pipelines.

First Energy Services Corporation is the marketing affiliate of First Energy Corporation, which is an electric utility listed on the New York Stock Exchange which also provides natural gas to industry and retail consumers. First Energy Corporation has provided a guaranty of the monetary obligations of First Energy Services Corporation of an amount up to $10 million for a period until April 30, 2002, which will continue on a monthly basis thereafter unless terminated on 30 days notice.

Generally, all of the managing general partner's and its affiliates' natural gas is subject to the agreement with First Energy Services Corporation, with the following exceptions:

       - natural gas being sold to Wheatland Tube Company, CSC Industries and Warren Consolidated, which are industrial end-users and direct delivery customers of the managing general partner and its affiliates;

       - natural gas which at the time of the agreement was already dedicated for the life of the well to another buyer;

       - natural gas which is produced by a company which was not an affiliate of the managing general partner at the time of the agreement;

       - natural gas which is produced in areas where there is not a delivery point into any of the interstate pipelines or local distribution companies described above; or

       - natural gas which is produced from well(s) operated by a third-party.

The agreement establishes a price formula for each of the delivery points for either the first one or two years of the agreement which is tied to the market indexes. If, at the end of the applicable period, the parties cannot agree to a new price for any delivery point, then the managing general partner and its affiliates may arrange a sale of their natural gas for that delivery point to a third-party. If First Energy Services Corporation does not match this price, then the natural gas will be sold to the third-party. This process will be repeated at the end of each contract period which is usually one year. For example, the managing general partner and its affiliates have entered into contracts to sell natural gas at certain delivery points to third-parties other than First Energy Services Corporation under this process, however, these contracts have expired. Since then, the managing general partner and First Energy Services Corporation have been able to agree to new pricing arrangements for these delivery points under their agreement.

The agreement may be suspended for force majeure which means generally such things as an act of God, fire, storm, flood, and explosion, but also includes the permanent closing of the factories of Carbide Graphite or Duferco Farrell Corporation during the term of First Energy Services Corporation's agreements to sell natural gas to them. If these factories were closed, however, the managing general partner believes that First Energy Services Corporation would be able to find alternative purchasers and would not invoke the force majeure.

The managing general partner anticipates that all of the natural gas produced by the partnership from wells drilled to the Mississippian/Upper Devonian Sandstone reservoirs in Fayette County, Pennsylvania and the Clinton/Medina geological formation in southern Ohio will be sold to First Energy Services Corporation. The managing general partner anticipates that 85% to 90% of the natural gas produced by the partnership from wells drilled to the Clinton/Medina geological formation in western Pennsylvania will be sold to First Energy Services Corporation, and approximately 10% to 15% of the natural gas will be sold to Wheatland Tube pursuant to an agreement that expires September, 2001. However, the managing general partner anticipates that it and Wheatland Tube will enter into a new agreement. If not, the natural gas will be sold to First Energy Services Corporation.

The marketing of natural gas production has been influenced by the availability of certain financial instruments which may be used as hedge instruments to lock in the price which will ultimately be paid for future deliveries of natural gas. The managing general partner enters into natural gas futures and options contracts, which may be pursuant to its agreement with First Energy Services Corporation, to hedge its exposure to changes in natural gas prices. At any point in time, these contracts may include regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the managing general partner are commitments to purchase or sell natural gas at future dates and generally cover one-month periods for up to 18 months in the future. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, the managing general partner has established a committee to assure that all financial trading is done in compliance with hedging policies and procedures. The managing general partner does not intend to contract for positions that it cannot offset with actual production. Although hedging provides the partnership some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending on the instrument.

MARKETING OF NATURAL GAS PRODUCTION FROM WELLS IN OTHER AREAS OF THE UNITED STATES. The managing general partner expects that natural gas produced from wells drilled in areas of the United States other than described above will be primarily tied to the spot market price and supplied to:

       -     gas marketers;

       -     local distribution companies;

       -     industrial end-users; and/or

       -     companies generating electricity.

CRUDE OIL. Crude oil produced from the wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier or pipeline companies acting for the oil company which is purchasing the crude oil. Unlike natural gas, crude oil does not present any transportation problem. The managing general partner anticipates selling any oil produced by the wells to regional oil refining companies at the prevailing spot market price for Appalachian crude oil in spot sales. The managing general partner was receiving an average selling price for oil of approximately:

       -     $13.00 per barrel in December, 1998;

       -     $16.20 per barrel in 1999; and

       -     $26.21 per barrel in 2000.

Over the past eight years, the price of oil has ranged from approximately $38 to as low as $8 per barrel. There can be no assurance as to the price of oil during the term of the partnership.

INSURANCE
Since 1972, the managing general partner and its affiliates, including its partnerships, have been involved in the drilling of approximately 4,000 wells in Ohio, Pennsylvania and other areas of the Appalachian Basin. They have not incurred a blow-out, fire or similar hazard with any of these wells, and thus have not made any insurance claims.

The managing general partner will obtain and maintain insurance coverage in amounts and for purposes which would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. The partnership will be named as an additional insured under these policies. In addition, the managing general partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1 million combined single limit for bodily injury and property damage in any one occurrence or accident. The managing general partner's current insurance coverage satisfies the following specifications:

       - worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws where the wells will be drilled;

       - liability insurance, including automobile, which has a $1 million combined single limit for bodily injury and property damage in any one occurrence or accident and in the aggregate; and

       - excess liability insurance as to bodily injury and property damage with combined limits of $50 million during drilling operations and $10 million thereafter, per occurrence or accident and in the aggregate.

             - This includes $1 million of seepage, pollution and contamination insurance which protects the insured against bodily injury or property damage claims from third parties, other than a co-owner of the interest in the well, alleging seepage, pollution or contamination damage resulting from an accident.

The excess liability insurance will be effective no later than the date subscription proceeds are first released from escrow and drilling begins, and will insure the partnership and the managing general partner's other partnerships until the investor general partners are converted to limited partners. After conversion the partnership will have the benefit of the managing general partner's $11 million liability insurance on the same basis as the managing general partner and its affiliates, including other partnerships. Because the managing general partner is driller and operator of other partnerships there is a risk that the insurance available to the partnership could be substantially less if there are claims with respect to the other partnerships.

These insurance policies will have terms, including exclusions and deductibles, which are standard for the natural gas and oil industry. On request the managing general partner will provide you or your representative a copy of its insurance policies. The managing general partner will use its best efforts to maintain insurance coverage which meets its current coverage, but may be unsuccessful if the coverage becomes unavailable or too expensive.

If you are an investor general partner and there is going to be an adverse material change in the partnership's insurance coverage, which the managing general partner does not anticipate, then the managing general partner must notify you at least 30 days before the effective date. If the insurance coverage is materially reduced, then you will have the right to convert your units into limited partner interests before the reduction by giving written notice to the managing general partner.

USE OF CONSULTANTS AND SUBCONTRACTORS
The partnership agreement authorizes the managing general partner to use the services of independent outside consultants and subcontractors. The services will normally be paid on a per diem or other cash fee basis and will be charged to the partnership as either a direct cost or as a direct expense under the drilling and operating agreement. These charges will be in addition to the unaccountable, fixed payment reimbursement paid to the managing general partner for administrative costs, and well supervision fees paid to the managing general partner as operator.

INFORMATION REGARDING CURRENTLY PROPOSED WELLS
Set forth below is information relating to 81 prospects and the wells which will be drilled on the prospects. One well will be drilled on each prospect. For purposes of this section the well and prospect are referred to together as the "well." These wells are currently proposed to be drilled when the subscription proceeds are released from escrow and from time to time thereafter subject to the managing general partner's right to withdraw the wells and to substitute other wells. The specified wells represent the necessary wells if approximately $16.3 million is raised and the partnership takes 100% of the interest in the wells. The managing general partner does not anticipate that the wells will be selected in the order in which they are set forth, and it has not proposed any other wells if:

       -     a greater amount is raised;

       -     the partnership takes a lesser interest in the wells; or

       -     the wells are substituted.

The managing general partner has not authorized any person to make any representations to you concerning the possible inclusion of any other wells which will be drilled by the partnership and you should rely only on the information in this prospectus.

The currently proposed wells will be assigned unless there are circumstances which, in the managing general partner's opinion, lessen the relative suitability of the wells. These considerations include:

       -     the amount of the subscription proceeds;

       -     the latest geological and production data available;

       -     potential title problems;

       -     approvals by federal and state departments or agencies;

       -     agreements with other interest owners in the wells; and

       -     continuing review of other properties which may be available.

Any substituted and/or additional wells will meet the same general criteria for development potential as the currently proposed wells and will generally be located in areas where the managing general partner or its affiliates have previously conducted drilling operations. You, however, will not have the opportunity to evaluate for yourself the relevant production and geological information for the substituted and/or additional wells.

The purpose of the information regarding the currently proposed wells is to help you evaluate the economic potential and risks of drilling the proposed wells. This includes production information for wells in the general area of the proposed well which the managing general partner believes is an important indicator in evaluating the economic potential of any well to be drilled. There, however, can be no assurance that a well drilled by the partnership will experience production comparable to the production experienced by wells in the surrounding area since the geological conditions in these areas can change in a short distance.

When reviewing production information for each well offsetting or in the general area of a well proposed to be drilled you should consider the factors set forth below.

       - The length of time which the well has been on-line and the period for which production information is shown. Generally, the longer the period for which production is shown the more reliable the information.

       - Production from a well declines throughout the life of the well but the rate of decline, the "decline curve," may be affected by the operation of the well. Decline curves also vary depending on the geological location of the well.

       - The greatest volume of production from a well usually occurs in the early period of well operations and may indicate a greater reserve volume than the well actually has. This period of flush production can vary depending on the location of the well and how the well is operated.

       - The production information for some wells is incomplete or very limited. The designation "N/A" means:

             - the production information was not available to the managing general partner; or

             - if the managing general partner was the operator, then the well was not completed or on-line as of the date the information was prepared.

       - Production information for wells located close to a proposed well tends to be more relevant than production information for wells located farther away, although even with wells located close together well performance and the volume of production from the wells can be much different.

       - Consistency in production among wells tends to confirm the reliability and predictability of the production.

To help you become familiar with the proposed wells the information set forth below is included.

       -     Western Pennsylvania (Clinton/Medina Geological Formation).

             - A map of western Pennsylvania and eastern Ohio showing their counties.

             -   Lease information for western Pennsylvania.

             - A Location and Production Map for western Pennsylvania showing the proposed wells and the wells in the area.

             -   Production data for western Pennsylvania.

             - United Energy Development Consultants, Inc.'s geologic evaluation for western Pennsylvania.

       - Fayette County, Pennsylvania (Mississippian/Upper Devonian Sandstone Reservoirs).

             -   A map of western Pennsylvania showing Fayette and Greene
                 Counties.

             -   Lease information for Fayette and Greene Counties,
                 Pennsylvania.

             - A Location and Production Map for Fayette and Greene Counties, Pennsylvania showing the proposed wells and the wells in the area.

             -   Production data for Fayette and Greene Counties, Pennsylvania.

             - The managing general partner's geologic evaluation for Fayette and Greene Counties.

       -     Southern Ohio (Clinton/Medina Geological Formation).

             -   A map of southern Ohio showing its counties.

             -   Lease information for southern Ohio.

             - A Location and Production Map for southern Ohio showing the proposed wells and the wells in the area.

             -   Production data for southern Ohio.

             - The managing general partner's geologic evaluation for southern Ohio.

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                                  EASTERN OHIO

                                    [ MAP ]

                                LEASE INFORMATION

                                       FOR

                              WESTERN PENNSYLVANIA


                                                                                              OVERRIDING ROYALTY     OVERRIDING
                                                                                                INTEREST TO THE        ROYALTY
                                            EFFECTIVE       EXPIRATION     LANDOWNER ROYALTY   MANAGING GENERAL      INTEREST TO
     PROSPECT NAME           COUNTY           DATE*            DATE*                                PARTNER          3RD PARTIES
--------------------------------------- --------------- ---------------- ------------------ -------------------- ----------------
1.   Byler #88            Crawford         05/20/99        05/20/02            12.5%                0%                 0%
2.   Byler #89            Crawford         05/20/99        05/20/02            12.5%                0%                 0%
3.   Williams #11         Crawford         05/20/99        05/20/02            12.5%                0%                 0%
4.   Williams #12         Crawford         05/20/99        05/20/02            12.5%                0%                 0%
5.   Bielak #1            Lawrence         03/01/01        03/01/04            12.5%                0%                 0%
6.   Moore #4             Lawrence         03/30/00        03/30/03            12.5%                0%                 0%
7.   Sholler #1           Lawrence         08/16/00        08/16/03            12.5%                0%                 0%
8.   Sholler #2           Lawrence         08/16/00        08/16/03            12.5%                0%                 0%
9.   McFarland #20        Lawrence         10/19/98        10/19/04            12.5%                0%                 0%
10.  Moore #2             Lawrence         03/30/00        03/30/03            12.5%                0%                 0%
11.  Moore #3             Lawrence         03/30/00        03/30/03            12.5%                0%                 0%
12.  King #7               Mercer          09/23/98           HBP              12.5%                0%                 0%
13.  Graham #3             Mercer          05/08/91           HBP              12.5%                0%                 0%
14.  Wise #1               Mercer          09/07/00        09/07/03            12.5%                0%                 0%
15.  Wise #2               Mercer          09/07/00        09/07/03            12.5%                0%                 0%
16.  Yanak #2              Mercer          08/16/00        08/16/03            12.5%                0%                 0%
17.  Davis #4              Mercer          07/15/87           HBP              12.5%                0%                 0%
18.  Jewell #4             Mercer          03/17/87           HBP              12.5%                0%                 0%
19.  McCullough #14        Mercer          10/03/88           HBP              12.5%                0%                 0%
20.  Morrison #2           Mercer          05/15/89           HBP              12.5%                0%                 0%
21.  Nickel #3             Mercer          01/07/88           HBP              12.5%                0%                 0%
22.  Seidle #7             Mercer          09/04/90           HBP              12.5%                0%                 0%
23.  Keck Unit #3          Mercer          09/13/00        09/13/03            12.5%                0%                 0%
24.  Lutz #3               Mercer          06/25/97        06/25/03            12.5%                0%                 0%
25.  Mogor #1              Mercer          08/11/00        08/11/03            12.5%                0%                 0%
26.  Nych #4               Mercer          10/27/82           HBP              12.5%                0%                 0%
27.  Pirka #3              Mercer          07/13/83           HBP              12.5%                0%                 0%
28.  Sapala #5             Mercer          04/27/98           HBP              12.5%                0%                 0%
29.  Dunhoff #1            Mercer          01/08/99        01/08/02            12.5%                0%                 0%
30.  Novosel #1            Mercer          08/27/98        08/27/01            12.5%                0%                 0%
31.  White #1              Mercer          09/02/87           HBP              12.5%                0%                 0%


                                                       ACRES TO BE
                            NET REVENUE    NET ACRES   ASSIGNED TO
     PROSPECT NAME           INTEREST                  PARTNERSHIP
---------------------------------------- ---------- ---------------
1.   Byler #88               87.5%          100.00       50.00
2.   Byler #89               87.5%          100.00       50.00
3.   Williams #11            87.5%          250.00       50.00
4.   Williams #12            87.5%          250.00       50.00
5.   Bielak #1               87.5%           60.00       50.00
6.   Moore #4                87.5%          234.00       50.00
7.   Sholler #1              87.5%          115.00       50.00
8.   Sholler #2              87.5%          115.00       50.00
9.   McFarland #20           87.5%           42.00       42.00
10.  Moore #2                87.5%          234.00       50.00
11.  Moore #3                87.5%          234.00       50.00
12.  King #7                 87.5%          162.00       50.00
13.  Graham #3               87.5%          198.00       50.00
14.  Wise #1                 87.5%           95.00       50.00
15.  Wise #2                 87.5%           95.00       45.00
16.  Yanak #2                87.5%           47.00       47.00
17.  Davis #4                87.5%           67.96       50.00
18.  Jewell #4               87.5%           76.74       50.00
19.  McCullough #14          87.5%          137.74       50.00
20.  Morrison #2             87.5%          109.84       50.00
21.  Nickel #3               87.5%          138.63       50.00
22.  Seidle #7               87.5%          105.76       50.00
23.  Keck Unit #3            87.5%            9.00        9.00
24.  Lutz #3                 87.5%          160.00       50.00
25.  Mogor #1                87.5%           65.00       50.00
26.  Nych #4                 87.5%          284.51       50.00
27.  Pirka #3                87.5%          119.00       50.00
28.  Sapala #5               87.5%          185.00       50.00
29.  Dunhoff #1              87.5%          105.00       50.00
30.  Novosel #1              87.5%           42.00       42.00
31.  White #1                87.5%          169.00       50.00

------------------------------
*HBP - Held by Production
1.

                           LOCATION AND PRODUCTION MAP

                                       FOR

                              WESTERN PENNSYLVANIA

                                    [ MAP ]

                                    [ MAP ]

                                    [ MAP ]

                                    [ MAP ]

                                    [ MAP ]

                                    [ MAP ]

                                    [ MAP ]

                                 PRODUCTION DATA

                                       FOR

                              WESTERN PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
20022  The Peoples Nat. Gas Co.  Sokevitz #1                12/14/79  Plugged & Abandoned              4202       N/A
20026  The Peoples Nat. Gas Co.  Courtney, W.T.                N/A     Shallow    Well                  640       N/A
20077  North Coast Energy        Cimperman #1               03/10/94     N/A                N/A        6453       N/A
20116  The Peoples Nat. Gas Co.  Fleck #1                   08/11/75     N/A                N/A        9196       N/A
20185  Atlas Resources, Inc.     Reed #4                    08/03/98     30                35749       6144       574
20215  Atlas Resources, Inc.     Mikolz #1                  10/27/98     29                57343       6148       956
20230  Wainoco Oil & Gas         Bell #1                    06/23/81     N/A                N/A        5180       N/A
20232  Wainoco Oil & Gas         Kleinhans #2               05/21/81     N/A                N/A        5293       N/A
20246  Wainoco Oil & Gas         Kleinhans #3               05/29/81     N/A                N/A        5198       N/A
20247  Wainoco Oil & Gas         Thompson #10               06/14/81     N/A                N/A        5220       N/A
20265  Wainoco Oil & Gas         Newbold #1                 07/08/81     N/A                N/A        5275       N/A
20272  Atlas Resources, Inc.     Best #3                    11/01/99     12                16976       6292       926
20275  Atlas Resources, Inc.     Shaffer Unit #6            01/04/00     12                26701       6337      1111
20280  Atlas Resources, Inc.     Byler #72                  01/12/00     13                2808        6283       154
20284  Atlas Resources, Inc.     Kendall #1                 12/10/00      4                19106       6254      8418
20285  Atlas Resources, Inc.     Kendall #2                 02/01/00     10                37578       6315      3695
20286  Atlas Resources, Inc.     Clark #7                   02/14/00     11                14158       6326       603
20287  Atlas Resources, Inc.     Misco #1                   09/25/00      6                8524        6300      1060
20289  Atlas Resources, Inc.     Balog #1                   02/06/00      6                8031        6193      1102
20292  Atlas Resources, Inc.     Telesz #2                  03/13/00     12                14759       6317       631
20299  Atlas Resources, Inc.     Mitcheltree #2             09/09/00      6                13466       6332      2485
20301  Atlas Resources, Inc.     Reeher #3                  12/12/00      3                2354        6412      1121
20302  Atlas Resources, Inc.     Telesz #3                  12/06/00      3                 364        6405       235
20310  Atlas Resources, Inc.     Wilson #7                  01/15/01      1                1086        6403       N/A
20311  Atlas Resources, Inc.     McConnell #2               01/22/01      2                 72         6309       61
20315  Atlas Resources, Inc.     Griffith #2                02/16/01      1                 242        6453       N/A
20316  Atlas Resources, Inc.     Lahr #1                    02/10/01      1                 206        6385       N/A
20320  Atlas Resources, Inc.     Telesz #5                  03/16/01     N/A                N/A        6405       N/A
20551  Atlas Resources, Inc.     Bartholomew, P. #1         05/18/84     159               54940       5795       251
20604  Atlas Resources, Inc.     Nych Unit #1               05/05/84     159               33762       5652       90
20612  Atlas Resources, Inc.     Horvath, E. #2             07/07/84     200               32582       5755       171
20620  Atlas Resources, Inc.     Hoagland-Hofius Unit #1    07/20/84     159               67770       5742       291
20624  Atlas Resources, Inc.     Buchanan-Oris Unit #1      08/02/84     159               37861       5791       487
20625  Atlas Resources, Inc.     Thompson Unit #1           08/13/84     159               26266       5768       105
20626  Atlas Resources, Inc.     Plymire #1                 11/03/84  Plugged & Abandoned              5784       N/A
20629  Atlas Resources, Inc.     Pirka, J. #2               11/14/84     159               91564       5703       364

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
20640  Atlas Resources, Inc.     Tomko #1                   11/27/84     159               54015       5724       192
20641  Atlas Resources, Inc.     Horodnic #1                11/19/84     159               35622       5815       128
20645  Atlas Resources, Inc.     Buchanan Unit #1           10/18/84     159               72606       5769       317
20655  Atlas Resources, Inc.     Horvath #4                 11/30/84     195               86315       5698       408
20711  Atlas Resources, Inc.     Smith, R. #1               09/10/85     159               51932       5726       264
20712  Atlas Resources, Inc.     Grundy #1                  01/18/86     159               70494       5626       443
20713  Atlas Resources, Inc.     Tetrick #1                 09/19/85     159               57287       5704       219
20715  Atlas Resources, Inc.     Horvath-Erickson #1        08/03/85     159              140647       5630       552
20721  Atlas Resources, Inc.     Root Unit #1               08/15/85     159               44448       5739       231
20727  Atlas Resources, Inc.     Smith-Tetrick #1           09/13/85     159               62410       5725       282
20739  Atlas Resources, Inc.     Clarke, B.D. #1            11/13/85     182              158371       5495       425
20760  Atlas Resources, Inc.     Foltz, C. #1               12/04/85     182              168545       5585       358
20761  Atlas Resources, Inc.     Foltz, C. #2               01/04/86     182              173846       5555       523
20770  Atlas Resources, Inc.     Martuccio #1               11/22/85     159              107649       5675       473
20779  Atlas Resources, Inc.     Greenwalt-Finzel Unit #1   01/28/86     159              102542       5635       426
20780  Atlas Resources, Inc.     Senkosky #1                12/15/85     159              207415       5587       837
20782  Atlas Resources, Inc.     Finzel-Johnson Unit #1     12/04/85     159              122890       5618       378
20791  Atlas Resources, Inc.     Grundy-Whitman Unit #1     02/10/86     159               84665       5581       406
20844  Atlas Resources, Inc.     Bronich #1                 02/09/87     169              105174       5557       318
20847  Atlas Resources, Inc.     Gaines #1                  01/04/88     158              102596       5645       313
20856  Atlas Resources, Inc.     Miller Unit #1             02/01/88     158              112381       5565       328
20857  Atlas Resources, Inc.     Kovach #1                  01/06/88     158              177337       5432       544
20859  Atlas Resources, Inc.     Sperring #1                02/16/88     159              111580       5580       439
20860  Atlas Resources, Inc.     Sperring #2                02/06/88     158               90047       5580       261
20861  Atlas Resources, Inc.     Welch #1                   02/23/88     157              119943       5579       367
20868  Atlas Resources, Inc.     Leali #5                   03/01/88     157               46295       5565       54
20891  Atlas Resources, Inc.     Hayla #1                   04/06/88     156               69544       5996       N/A
20934  Atlas Resources, Inc.     McCullough #2              03/19/89     144              128922       5409       322
20948  Atlas Resources, Inc.     Kutcher #1                 03/03/89     143               89977       5613       306
20957  Atlas Resources, Inc.     McCullough #5              02/15/89     144              101122       5508       193
20958  Atlas Resources, Inc.     Shaffer #1                 03/16/89     145              131197       5653       450
20959  Atlas Resources, Inc.     Jewell #1                  03/19/89     144              100009       5581       302
20965  Atlas Resources, Inc.     Edell Unit #1              02/23/89     145              133850       5623       403
20998  Atlas Resources, Inc.     McCullough #3              03/23/89     144               78268       5524       269
21000  Atlas Resources, Inc.     Davis #1                   03/23/89     144              109605       5484       337
21004  Atlas Resources, Inc.     Minnick #1                 03/30/89     143              105013       5469       360

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
21005  Atlas Resources, Inc.     Stambaugh #1               03/14/90     133              130660       5751       357
21009  Atlas Resources, Inc.     Morrison #1                01/19/90     134               56847       5630       275
21010  Atlas Resources, Inc.     Magargee #1                01/31/90     134              116787       5736       355
21012  Atlas Resources, Inc.     Nickel #2                  02/14/90     133               92520       5422       275
21013  Atlas Resources, Inc.     Sailar #1                  01/25/90     134              110616       5676       464
21014  Atlas Resources, Inc.     Meade #1                   01/16/90     135              137769       5541       504
21015  Atlas Resources, Inc.     Bagnall #1                 02/03/90     134              188394       5648       568
21016  Atlas Resources, Inc.     Jefferson Twp. #1A         01/23/90     134              105498       5735       461
21017  Atlas Resources, Inc.     Babinka #1                 01/13/90     135              151261       5450       377
21018  Atlas Resources, Inc.     McCullough Unit #7         01/10/90     135               69379       5588       252
21019  Atlas Resources, Inc.     O'Shany Unit #1            02/06/90     134              112556       5475       475
21021  Atlas Resources, Inc.     Jewell #3                  01/29/90     134               96519       5523       367
21025  Atlas Resources, Inc.     Bukus #1                   02/22/90     133              127128       5365       435
21027  Atlas Resources, Inc.     Jewell #2                  03/06/90     132              114848       5629       391
21029  Atlas Resources, Inc.     Angermeier #1              01/19/90     134              122249       5518       356
21035  Atlas Resources, Inc.     Jewell #5                  02/23/90  Plugged & Abandoned              5728       N/A
21038  Atlas Resources, Inc.     Stambaugh #5               02/08/90     134              204899       5602       761
21043  Atlas Resources, Inc.     Stambaugh #3               02/13/90     134              119357       5563       433
21058  Atlas Resources, Inc.     Besco #2                   04/02/90     130              222549       5412       686
21108  Atlas Resources, Inc.     Besco #3                   09/18/90     126               65460       5427       95
21123  Atlas Resources, Inc.     Angermeier Unit #2         01/15/91     123              118470       5567       N/A
21126  Atlas Resources, Inc.     Stambaugh #2               02/06/91     120               94704       5528       318
21133  Atlas Resources, Inc.     Stambaugh #4               01/31/91     122              234051       5589       433
21139  Atlas Resources, Inc.     Tralich #1                 01/09/91     123              156170       5728       512
21154  Atlas Resources, Inc.     Babnis Unit #1             01/08/91     123               94268       5680       528
21163  Atlas Resources, Inc.     Ealy #1                    03/20/91     119              115031       5439       427
21176  Atlas Resources, Inc.     Seidle #2A                 12/14/90     123               45066       5388       54
21177  Atlas Resources, Inc.     Blank #1                   02/01/91     122              114902       5504       445
21180  Atlas Resources, Inc.     Seidle Unit #3             01/28/91     122               77269       5412       352
21185  Atlas Resources, Inc.     Dunham #1                  02/02/91     122               91066       5386       322
21192  Atlas Resources, Inc.     Murcko #2                  02/12/91     112              117762       5579       N/A
21222  Everflow Eastern          Theofolis, G. Unit #1      02/14/91     N/A                N/A        5601       N/A
21240  Capital Oil & Gas         Mann, J. & B. #1              N/A       N/A                N/A        5600       N/A
21274  Atlas Resources, Inc.     Murcko #1                  03/06/91     120              100146       5761       422
21369  Quaker State              Breese #1                  09/22/91     N/A                N/A        5504       N/A
21376  Atlas Resources, Inc.     Rollinson Unit #7          10/06/91     114               76075       5597        2

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
21525  Atlas Resources, Inc.     Sealand #3                 12/07/92     98               145638       6136       394
21569  Tipka A.W. Oil & Gas      Byler, J. & K. #1          09/19/92     N/A                N/A        6036       N/A
21580  Atlas Resources, Inc.     Mastarone #1               10/10/92     98               197901       6211       24
21586  Atlas Resources, Inc.     Howard #1                  10/22/92     94                19262       6345       73
21599  Atlas Resources, Inc.     Diegan #2                  10/17/92     100               15288       5748        6
21623  Atlas Resources, Inc.     Halansky #2                01/06/93     98               243207       6378      1129
21633  Atlas Resources, Inc.     Keck #1                    12/09/92     97                84346       6334       375
21635  Atlas Resources, Inc.     Young #5                   04/05/93     95                22248       6291       218
21654  Atlas Resources, Inc.     Schafer #4                 11/01/93     88               125543       6356       170
21662  Atlas Resources, Inc.     Lawrence #1                01/19/93     97               114806       6200       507
21671  Atlas Resources, Inc.     Clark #4                   02/07/93     96                30403       6310       157
21717  Atlas Resources, Inc.     White #3                   12/06/93     85                60958       6244       275
21736  Atlas Resources, Inc.     Lipaichan Unit #1          10/14/94     77                14818       6350       62
21743  Atlas Resources, Inc.     USX #2                     10/26/93     89               225810       6410       903
21761  Atlas Resources, Inc.     Coyer #1                   12/10/93     87                66857       6335       256
21811  Atlas Resources, Inc.     Nelson #2                  02/09/94     85               119133       6095       664
21830  Atlas Resources, Inc.     Peters #2                  11/30/93     86                48676       6023       330
21863  Atlas Resources, Inc.     Bartholomew #3             01/28/94     81               118941       5813       670
21866  Atlas Resources, Inc.     Winder #1                  03/09/94     83                79391       6341       317
21873  Atlas Resources, Inc.     peter #3                   02/15/94     85                57102       6020       364
21900  Atlas Resources, Inc.     Sealand Unit #2            02/20/94     85                36466       6078       234
21912  Atlas Resources, Inc.     Reed Unit #1               07/14/94     78               125065       6295       457
21913  Atlas Resources, Inc.     Roberts #1                 06/26/94     78                18741       6015       122
21914  Atlas Resources, Inc.     Mills #3                   10/11/94     77                56333       5891       301
21915  Atlas Resources, Inc.     Peters Unit #1             07/14/94     78                64333       5915       392
21917  Atlas Resources, Inc.     Coss #1                    07/21/94     78                16686       6421       110
21919  Atlas Resources, Inc.     Heath #1                   07/08/94     78               166711       6250       628
21921  Atlas Resources, Inc.     Graham #1                  07/02/94     78                34998       5922       228
21923  Atlas Resources, Inc.     Winder #2                  06/30/94     78                95308       6336       504
21927  Atlas Resources, Inc.     Mills #2                   07/09/94     78               134716       6000       889
21933  Atlas Resources, Inc.     Igersheim #1               10/07/94     76                43985       6385       370
21941  Atlas Resources, Inc.     Bartholomew #4             08/16/94     78                78947       5791       397
21952  Atlas Resources, Inc.     Coyer #2                   10/02/94     77                60913       6394       353
21957  Atlas Resources, Inc.     Coss #3                    02/06/95     73                65899       6401       458
21964  Atlas Resources, Inc.     Reynolds #1                08/27/94     78               172786       6365       N/A
21968  Atlas Resources, Inc.     Coss Unit #4               11/30/94     75                37630       6389       211

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
22013  Atlas Resources, Inc.     Andrusky #1                06/27/95     65                64539       5974       537
22016  Atlas Resources, Inc.     Andrusky #2                02/09/95     72               166368       5904       763
22037  Atlas Resources, Inc.     Kelly Unit #1              03/07/95     71               250405       6053       964
22060  Atlas Resources, Inc.     Williamson #1              02/09/95     72                80056       6305       659
22095  Atlas Resources, Inc.     Romain #3                  07/23/95     65                71768       5842       338
22097  Atlas Resources, Inc.     Rambold #2                 08/24/95     63                98137       5906       694
22111  Atlas Resources, Inc.     Romain #4                  10/20/95     65               247100       5906      1050
22113  Atlas Resources, Inc.     Romain #5                  08/18/95     62                41670       5879       372
22144  Atlas Resources, Inc.     Devonshire #1              11/17/95     62                69715       5989       535
22166  Atlas Resources, Inc.     Goebel #1                  01/14/96     62                95974       5891       787
22167  Atlas Resources, Inc.     Smith Unit #5              01/07/96     62               104367       6016       870
22177  Atlas Resources, Inc.     Rambold #3                 01/25/96     62                37686       5891       288
22179  Atlas Resources, Inc.     Thompson #4                01/21/96     62               111782       5921       817
22269  Atlas Resources, Inc.     Ealy #3                    09/01/96     54                61463       5451       480
22281  Atlas Resources, Inc.     Bartholomew #5             02/19/97     49               138657       5819      1461
22282  Atlas Resources, Inc.     Bartholomew #6             09/08/96     54                56775       5824       634
22306  Atlas Resources, Inc.     McDowell #11               01/05/97     51                65999       6067       622
22347  Atlas Resources, Inc.     Ealy Unit #5               03/03/97     48                69690       5379       604
22352  Atlas Resources, Inc.     Rueberger Unit #1          02/26/97     47                56331       5851       608
22358  Atlas Resources, Inc.     Carrier #1                 03/08/97     48                68288       5321       716
22401  Atlas Resources, Inc.     Beighley #1                08/25/97     43                62362       5835       845
22403  Atlas Resources, Inc.     George #1                  09/01/97     43                64378       5880       618
22451  Atlas Resources, Inc.     Zrile #1                   07/19/99     20                26556       5825      1024
22469  Atlas Resources, Inc.     Seamans #1                 07/19/98     30                28505       5963       508
22472  Atlas Resources, Inc.     Ellis #1                   09/04/98     30                47034       6415       788
22475  Atlas Resources, Inc.     Root #2                    03/01/98     35                22487       5911       288
22483  Atlas Resources, Inc.     Seamans #3                 03/14/98     34                54410       5960       856
22484  Atlas Resources, Inc.     Seamans #2                 03/31/98     34                46892       5982       675
22492  Atlas Resources, Inc.     Byler #25                  03/25/98     34                37700       5848       609
22493  Atlas Resources, Inc.     Wes. Res. Sports #1        03/22/98     36                15065       5756       268
22496  Atlas Resources, Inc.     Byers #2                   03/19/98     34                27338       5893       474
22524  Atlas Resources, Inc.     McFarland #3               09/11/98     30                49190       5919       785
22530  Atlas Resources, Inc.     Hughes #2                  08/23/98     30                11415       5894       246
22535  Atlas Resources, Inc.     McFarland #4               08/15/98     30                32093       5914       623
22538  Atlas Resources, Inc.     Book #1                    03/31/99     23                15302       5905       473
22550  Atlas Resources, Inc.     Wareham #1                 08/22/98     30                20132       5769       289

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
22560  Atlas Resources, Inc.     Thompson #9                10/22/98     28                23276       5781       455
22564  Atlas Resources, Inc.     Sharon Auto Wr. Unit #1A   09/29/98     28                43553       5809       826
22566  Atlas Resources, Inc.     Santelli #1                10/20/99     17                21724       5882       746
22568  Atlas Resources, Inc.     Byers #3                   10/19/99     17                26492       5829       767
22570  Atlas Resources, Inc.     Donner #1                  10/05/98     29                46748       5902       796
22580  Atlas Resources, Inc.     McFarland #5               02/02/99     26                17082       5900       471
22585  Atlas Resources, Inc.     Minner #1                  03/10/99     24                11512       5795       318
22589  Atlas Resources, Inc.     Paglia #2                  02/21/99     25                9759        5782       224
22590  Atlas Resources, Inc.     Thompson #8                10/26/99     17                39649       5805      1359
22595  Atlas Resources, Inc.     Thompson #7                02/19/99     25                31846       5750       659
22608  Atlas Resources, Inc.     Maranuk #1                 03/09/99     24                13247       5543       204
22610  Atlas Resources, Inc.     Jovenall #1                03/02/99     24                18923       5889       390
22616  Atlas Resources, Inc.     Campbell #6                02/28/99     24                25146       5787       651
22617  Atlas Resources, Inc.     Cameron #2                 03/10/99     24                18819       5843       482
22647  Atlas Resources, Inc.     Minner #2                  08/05/99     20                20673       5876       603
22653  Atlas Resources, Inc.     Buckwalter Unit #1         07/31/99     19                56013       5834      2063
22663  Atlas Resources, Inc.     Thompson #10               10/30/00      4                5308        5728      1110
22674  Atlas Resources, Inc.     Biros #1                   08/23/99     18                22914       5723      1178
22681  Atlas Resources, Inc.     Shardy #2                  09/24/99      8                5429        5482       375
22687  Atlas Resources, Inc.     Ammann #1                  09/19/99      9                6103        5513       407
22696  Atlas Resources, Inc.     King #4                    10/01/99      9                4694        5466       282
22714  Atlas Resources, Inc.     Combine #1                 12/19/99     14                60192       5811      1963
22732  Atlas Resources, Inc.     Gilliland #1               12/03/99      8                9437        5893      1096
22733  Atlas Resources, Inc.     Jovenall #3                12/09/99      8                3323        5883       349
22735  Atlas Resources, Inc.     Horodnic #2                12/10/99     14                30171       5890      1488
22743  Atlas Resources, Inc.     Whalen #1                  12/21/99     14                22306       5890       973
22749  Atlas Resources, Inc.     Shardy #1                  01/12/00      8                3663        5535       174
22763  Atlas Resources, Inc.     Racketa Unit #2            01/18/00      8                4962        5551       278
22772  Atlas Resources, Inc.     Herriott #1                01/24/00     13                17266       5886       987
22774  Atlas Resources, Inc.     Lehto #2                   01/30/00     13                23133       5855      1020
22786  Atlas Resources, Inc.     Aiken #3                   02/20/00     11                23725       5629      1764
22789  Atlas Resources, Inc.     Byler #76                  02/27/00     11                10223       5865       558
22790  Atlas Resources, Inc.     Gearhart #1                02/21/00     11                18194       5807      1210
22791  Atlas Resources, Inc.     Byler #80                  03/04/00      8                14402       5899      1355
22811  Atlas Resources, Inc.     Shaffer #7                 12/11/00      3                4464        5508      2402
22816  Atlas Resources, Inc.     Minner #3                  10/18/00      5                4418        5827       773

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

  ID                                                          DATE       MOS              TOTAL        TOTAL     LATEST
NUMBER        OPERATOR                   WELL NAME          COMPLT'D   ON LINE             MCF        LOGGERS    30 DAY
                                                                                      CLINTON/MEDINA   DEPTH      PROD.
-----------------------------------------------------------------------------------------------------------------------
22817  Atlas Resources, Inc.     Scott #1                   11/09/00      4                11027       5771      3307
22818  Atlas Resources, Inc.     Negrea Unit #1             10/24/00      5                9204        5887      1446
22819  Atlas Resources, Inc.     Aiken #2                   10/07/00      6                16571       5595      2982
22824  Atlas Resources, Inc.     Schwartz Unit #3           11/04/00      5                9083        5759      1819
22832  Atlas Resources, Inc.     Mild #2                    01/02/01      2                1476        5761      1085
22835  Atlas Resources, Inc.     Leali #8                   11/09/00      4                7171        5762      1515
22836  Atlas Resources, Inc.     Tatomirovich #1            01/28/01      1                1919        5877       N/A
22842  Atlas Resources, Inc.     Butchko Unit #1            10/13/00      5                9994        5557      1363
22851  Atlas Resources, Inc.     Revale #1                  03/03/01     N/A                N/A        5783       N/A
22868  Atlas Resources, Inc.     Sapala #1                  12/14/00     N/A                N/A        5147       N/A
22869  Atlas Resources, Inc.     Jellison #2                   N/A       N/A                N/A         N/A       N/A
22882  Atlas Resources, Inc.     Sapala #2                  01/03/01     N/A                N/A        5146       N/A
22904  Atlas Resources, Inc.     Nych Unit #2               02/07/01      1                1462        5696       N/A
22919  Atlas Resources, Inc.     Davis #3                   05/29/01     N/A                N/A        5715       N/A
22925  Atlas Resources, Inc.     King #6                    03/26/01     N/A                N/A        5300       N/A
22929  Atlas Resources, Inc.     McMullen Unit #4           03/20/01     N/A                N/A        5411       N/A
22940  Atlas Resources, Inc.     Cameron #3                 06/13/01     N/A                N/A        5876       N/A
22942  Atlas Resources, Inc.     Nych #3                    05/25/01     N/A                N/A        5716       N/A
22944  Atlas Resources, Inc.     Sapala Unit #3             06/13/01     N/A                N/A        5137       N/A
22953  Atlas Resources, Inc.     Byler #81                  05/31/01     N/A                N/A        5870       N/A
22961  Atlas Resources, Inc.     Schuller #1                07/02/01     N/A                N/A        5701       N/A
22966  Atlas Resources, Inc.     Sapala Unit #4             06/19/01     N/A                N/A        5132       N/A

                                     UEDC'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                              WESTERN PENNSYLVANIA

_______________________________________________________________________________






                              GEOLOGIC EVALUATION
                                       OF
                      ATLAS AMERICA PUBLIC #10 LTD PROGRAM
                      GREATER MERCER COUNTY PROSPECT AREA
                                  PENNSYLVANIA






                             PROGRAM PROPOSED BY:

                             ATLAS RESOURCES, INC.
                                311 ROUSER ROAD
                                 P.O. BOX 611
                            MOON TOWNSHIP, PA 15108







                            REPORT SUBMITTED BY:

                                   UEDC
                UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.
                             1715 CRAFTON BLVD.
                            PITTSBURGH, PA 15205



_______________________________________________________________________________

_______________________________________________________________________________

                       LOCATION MAP  -  AREA OF INTEREST




                [MAP OF OHIO]                 [MAP OF PENNSYLVANIA]








_______________________________________________________________________________
                               TABLE OF CONTENTS

INVESTIGATION SUMMARY........................................................ 3
  OBJECTIVE.................................................................. 3
  AREA OF INVESTIGATION...................................................... 3
  METHODOLOGY................................................................ 3
  POTENTIAL MARKETS AND PIPELINES............................................ 3
PROSPECT AREA HISTORY........................................................ 4
  DRILLING ACTIVITY.......................................................... 4
  GEOLOGY.................................................................... 4
  STRATIGRAPHY, LITHOLOGY & DEPOSITION....................................... 4
  RESERVOIR CHARACTERISTICS.................................................. 6
  PRODUCTION CURVE........................................................... 8
STATEMENTS................................................................... 9
  CONCLUSION................................................................. 9
  DISCLAIMER................................................................. 9
  NON-INTEREST............................................................... 9



_______________________________________________________________________________

                              INVESTIGATION SUMMARY
OBJECTIVE

        The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Greater Mercer County Prospect Area (consisting of Lawrence, Mercer and Crawford Counties in Pennsylvania) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

        A portion of this prospect area, herein identified for drilling in Atlas America Public #10 Ltd. Program, contains acreage in the following townships in Mercer, Lawrence and Crawford Counties, Pennsylvania:

                     Mercer                      Lawrence      Crawford
_______________________________________________________________________________
Lackawannock         Shenango       Jefferson    Wilmington    Greenwood
East Lackawannock    Hermitage      Delaware     Washington
Sandy Creek          Springfield    Findley      Hickory


        Thirty-one (31) drilling prospects will be designated for this program and will be targeted to produce natural gas from Clinton-Medina Group reservoirs, found at an average depth range of approximately 5,100 to 6,300 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

        The data incorporated into this report was provided by Atlas Resources, Inc. and the in-house archives of UEDC, Inc. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

POTENTIAL MARKETS AND PIPELINES

        In the area of this drilling program, there are a number of potential purchasers and transporters of natural gas. These include Wheatland Tube Company, Tenneco, National Fuel Supply, National Fuel Distribution and the People's Natural Gas Company.
_______________________________________________________________________________

                              PROSPECT AREA HISTORY

DRILLING ACTIVITY

        The proposed drilling area lies within a region of northwestern Pennsylvania which has been very active for the past decade in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Mercer Prospect Area has escalated since 1986, with Atlas Resources, Inc. and it's affiliates drilling over eleven hundred (1100) wells during this period. Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position, and continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results. Competitive activity has begun both south and east of the prospect area, confirming the Clinton-Medina Group of Lower Silurian age as a viable target for the further development of economic quantities of natural gas.

GEOLOGY

        STRATIGRAPHY, LITHOLOGY & DEPOSITION

        Regionally, the Clinton-Medina Group was deposited in tide-dominated shoreline, deltaic, and shelf environments and is lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, sublitharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. The Clinton-Medina Group, deposited during the Lower Silurian, overlies the Upper Ordovician age Queenston shale and is capped by the Middle Silurian Reynales Formation. This dolomitic limestone "cap" is known locally to drillers as the "Packer Shell".

        Stratigraphically, in descending order, the potentially productive units of the Clinton-Medina Group consist of the: 1) Thorold, 2) Grimsby, 3) Cabot Head, and 4) Whirlpool members. These stratigraphic relationships are illustrated in the following diagram:

_______________________________________________________________________________

                      STRATIGRAPHIC NAMES-NW PENNSYLVANIA


                                     [CHART]


        The WHIRLPOOL is a light gray quartzose sandstone to siltstone ranging in thickness from five (5) to twenty (20) feet. Average porosity values for this sand member range from five (5) to ten (10) percent regionally. Within the area of investigation, porosities in excess of twelve (12) percent occur within localized trends targeted for further development.

        The CABOT HEAD is a dark green to black shale, most likely of marine origin. Within the investigated area a CABOT HEAD SANDSTONE has been encountered in numerous wells. This formation has been found to contribute natural gas when reservoir characteristics, including evidence of enhanced permeability, warrant completion. This sand member is considered a secondary target.

        The GRIMSBY is the thickest sandstone member of the Clinton-Medina Group. Sand development ranges from ten (10) to forty-five (45) feet within an interval comprised of fine to very

_______________________________________________________________________________
fine, light gray to red sandstones and siltstones broken up by thin dark gray silty shale layers. Average porosity values for the Grimsby are approximately six (6) to (10) percent over the pay interval regionally. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.
Future development focuses on established production trends.

        The THOROLD sandstone is the uppermost producing interval of the Clinton-Medina sequence. This interbedded ferric sand, silt and shale interval averages forty (40) to seventy (70) feet, from west to east in the prospect area. Where pay sand development occurs, porosities are in the typical Clinton-Medina group range of six (6) to (10) percent. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.

        RESERVOIR CHARACTERISTICS

        Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters an impermeable shale or when a permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

        Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Thorold, Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or a bulk density of 2.55 or less, the permeability of the reservoir (which ranges from < 0.l to > 0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, density porosity and neutron log suite showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated on the following page.

_______________________________________________________________________________

                                Two other phenomena detected by well logs can
                        occur which are indicators of enhanced permeability. These indicators used to detect productive intervals are:
[CHART]
                        - Mudcake buildup across the zone of interest - after loading the wellbore with brine fluid and circulating, an interval with enhanced permeability will accept fluid, filtering out the solids and leaving behind a buildup (or mudcake) on the formation wall. This is detectable with a caliper log.

                        - Invasion profile - during circulation, a brine that has a high conductivity (or low resistivity) that is accepted into the formation (as described above) will change the electrical conductivity of the reservoir rock near and around the wellbore. The resistivity will be low nearest to the wellbore and will increase away from the wellbore. A dual laterolog can be used to detect this profile created by a permeable zone - it records resistivity near the wellbore as well as deeper into the formation. A zone with enhanced permeability will show a separation between the shallow and deep laterologs, while a zone with little or no permeability would cause the two resistivity measurements to read exactly the same. An example follows:

GAMMA RAY LOG                   RESISTIVITY LOG

                [CHART]
_______________________________________________________________________________

PRODUCTION CURVE

        A model decline curve has been created based on the production histories from approximately 900 wells drilled by Atlas and its programs in the Mercer Fields. This model decline curve is consistent with the average estimated decline curves for over 200 undeveloped well locations in the Mercer Field which were used by Wright & Company, Inc., independent petroleum consultants, in preparing Atlas' year 2000 reserve report. The model decline curve is illustrated in the diagram below:

                [GRAPH]


        It is important to note that the model decline curve is intended only to present how a well's production may decline from year to year, and does not attempt to predict the average recoverable reserves per well. Also, the model decline curve is a forward-looking statement based on certain assumptions and analyses of historical trends, current conditions and expected future developments. The model decline curve is subject to a number of risks and uncertainties including the risk that the wells are productive but do not produce enough revenue to return the investment made and uncertainties concerning the price of natural gas and oil. Actual results in this drilling program will vary from the model decline curve, although a rapid decline in production within the first several years can be expected.


_______________________________________________________________________________

                                    STATEMENTS

CONCLUSION

        UEDC has conducted a geologic feasibility study of the drilling area for ATLAS AMERICA PUBLIC #10 LTD. PROGRAM, which will consist of developmental drilling of the Clinton-Medina Group sands primarily in Mercer, Lawrence and Crawford Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of wells within this program is supported by sufficient geologic and engineering data.

DISCLAIMER

        For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

        We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.

                                                        Respectfully submitted,

                                                              /s/ Robin Anthony

                                                                     UEDC, Inc.


_______________________________________________________________________________

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                           FAYETTE AND GREENE COUNTIES

                                    [ MAP ]

                                LEASE INFORMATION

                                       FOR

                           FAYETTE AND GREENE COUNTIES

                                                                                                OVERRIDING ROYALTY     OVERRIDING
                                                                                                  INTEREST TO THE        ROYALTY
                                              EFFECTIVE       EXPIRATION     LANDOWNER ROYALTY   MANAGING GENERAL      INTEREST TO
    PROSPECT NAME               COUNTY          DATE*            DATE*                                PARTNER          3RD PARTIES
------------------------------------------------------------------------------------------------------------------------------------
1.   Bashour #1                Fayette          1/5/00          1/5/04            12.50%                0%                 0%
2.   Bortz #2                  Fayette         8/15/00          8/15/02           12.50%                0%                 0%
3.   Brant #2                  Fayette         6/11/98          6/11/03           12.50%                0%                 0%
4.   Bukovitz Tr. 2 #2         Fayette         8/30/99            HBP             12.50%                0%                 0%
5.   CFR/USX #5                Fayette          1/4/99            HBP             12.50%                0%                 0%
6.   Croftcheck #1             Fayette         12/9/00          12/9/05           12.50%                0%                 0%
7.   Darr/USX #2               Fayette         3/15/99          3/15/02           12.50%                0%                 0%
8.   Filbert/USX #3            Fayette          3/5/99            HBP             12.50%                0%                 0%
9.   Gagglani #1               Fayette         4/16/99          4/16/04           12.50%                0%                 0%
10.  Gates/USX #2              Fayette         3/15/99            HBP             12.50%                0%                 0%
11.  Genovese #2               Fayette          2/6/01          2/6/04            12.50%                0%                 0%
12.  Gilleland #1              Fayette         10/4/00          10/4/05           12.50%                0%                 0%
13.  Hall #11                  Fayette         7/10/00          7/10/03           12.50%                0%                 0%
14.  Hall/Hogsett #8           Fayette         12/10/97           HBP             12.50%                0%                 0%
15.  Hall/Hogsett #9           Fayette         12/10/97           HBP             12.50%                0%                 0%
16.  Hutcheson #1              Fayette         3/21/01          3/21/06           12.50%                0%                 0%
17.  Keslar #6                 Fayette          4/9/99            HBP             12.50%                0%                 0%
18.  M&Y #1                    Fayette         12/23/00        12/23/03           12.50%                0%                 0%
19.  Marcinek #1               Fayette          3/5/01          3/5/06            12.50%                0%                 0%
20.  McArdle #1                Fayette         11/26/96        11/26/02           12.50%                0%                 0%
21.  Newcomer #1               Fayette         3/15/99          3/15/04           12.50%                0%                 0%
22.  Plava #1                  Fayette         10/14/00        10/14/02           12.50%                0%                 0%
23.  Podolinski #1             Fayette         11/20/97        11/20/03           12.50%                0%                 0%
24.  Rebidas #1                Fayette         5/29/01          5/29/06           12.50%                0%                 0%
25.  Riffle #3                 Fayette         4/14/98            HBP             12.50%                0%                 0%
26.  Ronco/USX #1              Fayette         3/15/99          3/15/02           12.50%                0%                 0%
27.  Skovran #10               Fayette         5/17/99          5/17/04           12.50%                0%                 0%
28.  Skovran #9                Fayette         5/17/99          5/17/04           12.50%                0%                 0%
29.  Snyder #1                 Fayette          2/9/00          2/9/05            12.50%                0%                 0%
30.  Szuhay #1                 Fayette          5/1/01          5/1/02            12.50%                0%                 0%
31.  Vail #5                   Fayette         1/23/01          1/23/03           12.50%                0%                 0%
32.  Young #1                  Fayette         4/29/00          4/29/03           12.50%                0%                 0%
33.  Biddle #2                  Greene         8/31/00          8/31/03           12.50%                0%                 0%
34.  Harbarger #1               Greene         10/15/98        10/15/01           12.50%                0%                 0%
35.  Buday #1                   Greene          2/5/99          2/4/04            12.50%                0%                 0%


                                                           ACRES TO BE
                                NET REVENUE    NET ACRES   ASSIGNED TO
    PROSPECT NAME                INTEREST                  PARTNERSHIP
--------------------------- - ---------------- ---------- ---------------
1.   Bashour #1                   87.50%           35.00        20
2.   Bortz #2                     87.50%          150.00        20
3.   Brant #2                     87.50%           96.00        20
4.   Bukovitz Tr. 2 #2            87.50%          129.24        20
5.   CFR/USX #5                   87.50%          245.00        20
6.   Croftcheck #1                87.50%           95.00        20
7.   Darr/USX #2                  87.50%          293.81        20
8.   Filbert/USX #3               87.50%          247.50        20
9.   Gaggiani #1                  87.50%           70.91        20
10.  Gates/USX #2                 87.50%          146.96        20
11.  Genovese #2                  87.50%           74.51        20
12.  Gilleland #1                 87.50%          172.00        20
13.  Hall #11                     87.50%           16.80       16.8
14.  Hall/Hogsett #8              87.50%          470.00        20
15.  Hall/Hogsett #9              87.50%          470.00        20
16.  Hutcheson #1                 87.50%           25.00        20
17.  Keslar #6                    87.50%          223.00        20
18.  M&Y #1                       87.50%          122.50        20
19.  Marcinek #1                  87.50%           40.00        20
20.  McArdle #1                   87.50%           26.81        20
21.  Newcomer #1                  87.50%           87.00        20
22.  Plava #1                     87.50%           57.20        20
23.  Podolinski #1                87.50%           99.88        20
24.  Rebidas #1                   87.50%          100.00        20
25.  Riffle #3                    87.50%          118.81        20
26.  Ronco/USX #1                 87.50%          293.81        20
27.  Skovran #10                  87.50%          105.00        20
28.  Skovran #9                   87.50%           32.23        20
29.  Snyder #1                    87.50%           98.72        20
30.  Szuhay #1                    87.50%          156.00        20
31.  Vail #5                      87.50%          122.52        20
32.  Young #1                     87.50%           59.00        20
33.  Biddle #2                    87.50%          310.00        20
34.  Harbarger #1                 87.50%          102.00        20
35.  Buday #1                     87.50%          180.70        20

------------------------------
*HBP - Held by Production

                         LOCATION AND PRODUCTION MAP FOR

                           FAYETTE AND GREENE COUNTIES

                                      [MAP]

                                      [MAP]

                                      [MAP]

                                      [MAP]

                                      [MAP]

                                 PRODUCTION DATA

                                       FOR

                           FAYETTE AND GREENE COUNTIES

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
     3      M.E. Davis                       Ben Lardin #1                  04/08/1956
    10      Manufacturers Light & Heat Co    Hogsett #9                     10/21/1947
    19      Greensboro Gas Co                J.V.Thompson                   10/17/1945
    29      Carnegie Natural Gas Co          H.C. Frick (Buffington) #2     09/07/1944
    34      Greensboro Gas Co                J.V.Thompson #3                02/01/1911
    41      Greensboro Gas Co                Hogsett #2                     01/01/1922
    42      Nollem Oil & Gas Corp.           Lingle (Neff Heirs) #1         05/20/1944
    50      Keystone Gas Co                  Mercer #1                      11/07/1958
    51      Greensboro Gas Co                Frasher #1                        1918
    55      Greensboro Gas Co                Bixler #2                      09/27/1941
    56      Manufacturers Light & Heat Co    Brown #1                       05/21/1945
    57      Carnegie Natural Gas Co          H.C.Frick Coke(Ralph)#2        02/05/1945
    58      Carnegie Natural Gas Co          H.C.Frick Coke(Ralph)#1        07/22/1944
    59      Fayette County Gas Co            Jeffries #1                    10/01/1901
    62      Manufacturers Light & Heat Co    Puritan Coke Co                08/15/1945
    63      Manufacturers Light & Heat Co    Hogsett #6                     02/17/1945
    66      Manufacturers Light & Heat Co    Hogsett #8                     05/26/1947
    71      Peoples Natural Gas Co           DiCarlo #1                         N/A
    78      Orville Eberly                   Herrington #1                  05/12/1945
    84      Greensboro Gas Co                Hogsett #5                     08/30/1944
    85      Peoples Natural Gas Co           Vail #2                        06/20/1946
    89      Manufacturers Light & Heat Co    Veltri #1                      12/01/1942
    118     Peoples Natural Gas Co           Kovach #1                      02/07/1943
    119     W.Burkland                       Natale #1                      06/19/1944
    121     W. Burkland                      J.A. Baer #2                   10/11/1937
    122     Equitable Gas Co                 H.C. Frick (Buffington) #2     02/2/1945
    123     Carnegie Natural Gas Co          H.C.Frick Coke(Footedale)#1    10/01/1945
    124     Carnegie Natural Gas Co          H.C. Frick Coke (Leckrone)#2   05/3/1944
    134     Castle Gas Co                    Ed & Claire Donley #1          10/13/1944
    135     Castle Gas Co                    John Palsi #1                  06/15/1915
    136     Castle Gas Co                    Bryner Lumber Co. #1           02/12/1916
    137     Castle Gas Co                    Consol. Gas Supply #1          10/05/1915
    139     Castle Gas Co                    William & Diane Presct #1      10/13/1914
    140     Castle Gas Co                    Lauretta Duff                     1915

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
     3           N/A           N/A        3814       N/A
    10           N/A           N/A        N/A        N/A
    19           N/A           N/A        3044       N/A
    29           N/A      101,000/1959    3700       N/A
    34           N/A           N/A        2900       N/A
    41           N/A           N/A        1968       N/A
    42           N/A           N/A        3473       N/A
    50           N/A           N/A        2180       N/A
    51           N/A           N/A        3191       N/A
    55           N/A           N/A        1760       N/A
    56           N/A           N/A        2608       N/A
    57           N/A      105,000/1963    2595       N/A
    58           228       86,428/1963    N/A        N/A
    59           N/A           N/A        1408       N/A
    62           N/A           N/A        1615       N/A
    63           N/A           N/A        2793       N/A
    66           N/A           N/A        2475       N/A
    71           N/A           N/A        1975       N/A
    78           N/A           N/A        3494       N/A
    84           N/A           N/A        2128       N/A
    85           N/A      171,000/1974    2790       N/A
    89           N/A           N/A        1474       N/A
    118          N/A      263,000/1992    3162       N/A
    119          N/A      267,000/1992    3101       N/A
    121          N/A      215,000/1980    3610       N/A
    122          N/A      337,000/1995    3041       N/A
    123          N/A      192,000/1995    3265       N/A
    124          N/A       80,889/1998    1368       N/A
    134          N/A         344,000      3845       N/A
    135          N/A         147,000      1278       N/A
    136          N/A         564,000      2550       N/A
    137          N/A         562,000      3017       N/A
    139          N/A           N/A        1278       N/A
    140          N/A      184,000/1990    1361       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
    141     Castle Gas Co                    Brock #2                          1916
    152     Castle Gas Co                    Teggert #2                     12/18/1941
    156     Castle Gas Co                    Harris #2                      09/16/1941
    158     Castle Gas Co                    Julia Kider                    06/1/1903
    159     Castle Gas Co                    Elizabeth Morris               05/14/1947
    167     W.Burkland                       Salina Rider Heirs #1          05/22/1931
    168     Columbia Gas Transmission Corp   Rider #1                       07/29/1942
    178     Castle Gas Co                    Ruby #1                        01/24/1943
    184     Castle Gas Co                    Conrail #2                     10/01/1943
    190     Columbia Gas Transmission Corp   E.Areford #1                   11/18/1897
    197     W.Burkland                       Horak #1                          1946
    199     Wahler & Powers                  J.R. Gray #27                  07/26/1947
    202     W.Burkland                       J.Desko #2                     08/28/1944
    206     W. Burkland                      G. Morris #1                      1939
    207     W.Burkland                       G. Morris #2                      1939
    208     W.Burkland                       G. Morris #3                      1939
    210     W.Burkland                       D. Sumey #1                    04/22/1905
    219     W.Burkland                       J.R. Gray #2                       N/A
    224     W.Burkland                       Weirton Coal Co #1             07/25/1945
    225     W.Burkland                       Heller Coal Co #1              09/26/1958
    236     W.Burkland                       Salina Rider Heirs #1          05/22/1931
    242     Fox Brothers                     Roy Griffin #1                 05/28/1953
    243     Fox Brothers                     Roy Griffin #2                 10/02/1952
    248     Peoples Natural Gas Co           Arison #1                      01/13/1950
    253     Duquesne Natural Gas Co.         Ross #1                        04/25/1942
   20026    Tri-State Drilling Co.           H. McCracken #2                01/4/1962
   20028    Tri-State Drilling Co.           E. Raymond Cooper #1           03/23/1962
   20031    Ford & Gaskill                   G. Emerson Work #1             08/1/1962
   20032    Peoples Natural Gas Co           G. Emerson Work #1             05/1/1963
   20034    Peoples Natural Gas Co           G.Emerson Work #1              06/25/1963
   20036    James I. Shearer                 C. Lerch #1                    02/21/1964
   20037    W.Burkland                       Work #1                        01/23/1964
   20038    Peoples Natural Gas Co           Work #1                        05/13/1964
   20039    F.& E. Drilling Co.              J. Ruby #1                     04/18/1964
   20040    James I. Shearer                 A. Ewing #1                    08/08/1964

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
    141          N/A      314,000/1990    3114       N/A
    152          N/A           N/A        2591       N/A
    156          N/A           N/A        2556       N/A
    158          N/A           N/A        1883       N/A
    159          N/A           N/A        2538       N/A
    167          N/A           N/A        2382       N/A
    168          N/A      477,000/1990    2579       N/A
    178          N/A           N/A        3207       N/A
    184          N/A           N/A        3026       N/A
    190          N/A           N/A        2147       N/A
    197          N/A           N/A        2394       N/A
    199          N/A           N/A        2452       N/A
    202          N/A           N/A        2574       N/A
    206          N/A           N/A        N/A        N/A
    207          N/A           N/A        N/A        N/A
    208          N/A           N/A        N/A        N/A
    210          N/A           N/A        N/A        N/A
    219          N/A           N/A        N/A        N/A
    224          N/A           N/A        1906       N/A
    225          N/A           N/A        1892       N/A
    236          N/A           N/A        2382       N/A
    242          N/A           N/A        3628       N/A
    243          N/A           N/A        2188       N/A
    248          N/A           N/A        3615       N/A
    253          N/A           N/A        2600       N/A
   20026         N/A           N/A        1356       N/A
   20028         N/A           N/A        1520       N/A
   20031         N/A           N/A        1376       N/A
   20032         N/A           N/A        1402       N/A
   20034         N/A           N/A        1457       N/A
   20036         N/A           N/A        3750       N/A
   20037         N/A           N/A        1350       N/A
   20038         N/A           N/A        4005       N/A
   20039         N/A           N/A        1347       N/A
   20040         N/A           N/A        3821       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
   20042    F.& E. Drilling Co.              E. Work #2                     06/17/1964
   20044    Tri-State Drilling Co.           H. McCracken #4                09/05/1954
   20046    F.& E. Drilling Co.              Work #3                        09/18/1964
   20048    N/A                              E. Guy Linderman #1                N/A
   20054    M.C.Brumage                      S.Gorley #1                    10/15/1943
   20059    M.C.Brumage                      DiCarlo #2                     12/29/1967
   20103    Peoples Natural Gas Co           J.A. Coffman #1                02/12/1947
   20108    Orville Eberly                   Emma Clifton #1                    N/A
   20114    Orville Eberly                   Sharpnack #1                   04/10/1945
   20122    R.T. Mosier                      R.T. Mosier #1                 03/11/1972
   20130    Keystone Gas Co                  Hecla #2                       04/12/1973
   20133    R.T. Mosier                      Mildred M. Thomas #1           11/24/1973
   20138    Peoples Natural Gas Co           Gray #1 (now Keslar)           09/10/1973
   20139    George Bortz                     Bortz #1                       11/21/1945
   20158    R.T. Mosier                      Robert G. Stewart #1           05/1/1980
   20165    J.E. Brumage                     C.W. Leighty #1                07/22/1976
   20168    R.T. Mosier                      R.T. Mosier #2                 01/10/1977
   20180    Go Enterprises                   Reno L. Mosier #1              08/5/1978
   20181    W.Burkland                       Parshall #1                    05/14/1945
   20185    W.Burkland                       Kalonsky #825-1                11/04/1977
   20187    Santa Fe Energy Resources        Rebidas #1                     02/14/1978
   20188    Adobe Oil & Gas Corp.            L. Warchol #1                  02/4/1978
   20189    Adobe Oil & Gas Corp.            C.R. Cooper #1                 02/9/1978
   20191    Santa Fe Energy Resources        McGill #1                      02/19/1978
   20192    W.Burkland                       Sharpnack #1                   04/24/1978
   20195    Adobe Oil & Gas Corp.            C.R. Cooper #2                 05/1/1978
   20196    Adobe Oil & Gas Corp.            McCracken #2                   05/12/1978
   20197    Adobe Oil & Gas Corp.            McCracken #1                   05/7/1978
   20203    Total Resources                  Sloan/Thompson #1              08/31/1978
   20210    Adobe Oil & Gas Corp.            Griffin #1                     10/30/1978
   20221    Peoples Natural Gas Co           Breeding #1                    12/13/1978
   20255    Peoples Natural Gas Co           Smith Rose #3498                  1961
   20261    Manufacturers Light & Heat Co    Hogsett #7                     08/22/1946
   20264    Columbia Gas Transmission Corp   Bryner Lumber Co. #1           10/23/1980
   20277    Ashtola Production Co            R.Cerullo #1                   07/13/1981

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
   20042         N/A           N/A        1350       N/A
   20044         N/A           N/A        1351       N/A
   20046         N/A           N/A        1487       N/A
   20048         N/A           N/A        N/A        N/A
   20054         N/A           N/A        2993       N/A
   20059         N/A           N/A        3093       N/A
   20103         N/A      160,000/1970    2658       N/A
   20108         N/A           N/A        N/A        N/A
   20114         N/A           N/A        3300       N/A
   20122         N/A           N/A        2642       N/A
   20130         N/A           N/A        3156       N/A
   20133         N/A           N/A        2350       N/A
   20138         N/A           N/A        4513       N/A
   20139         N/A           N/A        2432       N/A
   20158         N/A           N/A        3840       N/A
   20165         N/A           N/A        4209       N/A
   20168         N/A           N/A        2600       N/A
   20180         N/A           N/A        2610       N/A
   20181         N/A      139,000/1980    2784       N/A
   20185         N/A           N/A        4086       N/A
   20187         N/A           N/A        4236       N/A
   20188         N/A           N/A        4235       N/A
   20189         N/A           N/A        3525       N/A
   20191         N/A           N/A        3422       N/A
   20192         N/A           N/A        4290       N/A
   20195         N/A           N/A        3909       N/A
   20196         N/A           N/A        3629       N/A
   20197         N/A           N/A        3507       N/A
   20203         N/A           N/A        4060       N/A
   20210         N/A           N/A        3829       N/A
   20221         N/A           N/A        4035       N/A
   20255         N/A           N/A        3102       N/A
   20261         N/A           N/A        2521       N/A
   20264         N/A           N/A        3591       N/A
   20277         N/A           N/A        4531       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
   20278    Ashtola Production Co            Honsaker #1                        N/A
   20287    Ashtola Production Co            McCracken #1                   08/26/1981
   20290    Orville Eberly                   S. Wycinsky #1                 02/17/1944
   20313    Ashtola Production Co            D'Isodoro #1                   12/07/1982
   20325    Ashtola Production Co            Best Food Products Inc. #1     11/18/1982
   20347    Peoples Natural Gas Co           J. Magerko #1                  07/13/1944
   20371    W.Burkland                       Ludi #2                        08/27/1983
   20372    W.Burkland                       LaCava #1                      09/07/1983
   20407    Columbia Gas Transmission Corp   Jeffries #1                    10/22/1901
   20421    W.Burkland                       E. Work #1                     12/01/1984
   20498    James Drilling Corp.             A. Ewing #2                    12/15/1988
   20555    Castle Gas Co                    Bryner Lumber Co. #1           09/28/1991
   20723    Kriebel Gas Inc                  Kovach #1                      03/23/1994
   20742    Kriebel Gas Inc                  Fairbank Rod & Gun #1          11/05/1996
   20767    Equitrans, Inc.                  Landsdale America #1           06/18/1995
   20771    Equitrans, Inc.                  Landsdale America #7           07/13/1995
   20890    Atlas                            New Salem Vol Fire Co #1       01/17/1997
   20892    Atlas                            Zalac #1                       11/05/1997
   20894    Atlas                            Zitney #1A                     02/04/1997
   20919    N/A                              USX (Coalbed methane well)         N/A
   20951    Atlas                            Zalac #3                       11/23/1997
   20962    Atlas                            Lavery #1                      01/13/1998
   20971    Atlas                            Swetz/Densmore #1              01/28/1998
   20978    Atlas                            Colucci #1                     02/7/1998
   20979    W.Burkland                       Kalonsky #2                        N/A
   20992    Atlas                            Fette/Davis/Sunyak #1          03/30/1998
   20995    Atlas                            Kutek #1                       11/25/1998
   21000    Atlas                            Edenborn/USX #1                01/13/1999
   21001    Atlas                            K.Kovach #1                    01/2/1999
   21004    Atlas                            Winter #1                      01/29/1999
   21010    Atlas                            Tippet #1                      01/20/1999
   21020    Atlas                            Ralph/USX #1                   11/13/1998
   21021    Atlas                            Croushore #1                   02/10/1998
   21029    Atlas                            Christopher #1                 10/25/1998
   21030    Atlas                            Pollick #1                     11/19/1998

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
   20278         N/A           N/A        N/A        N/A
   20287         N/A           N/A        4167       N/A
   20290         N/A           N/A        3250       N/A
   20313         N/A           N/A        3863       N/A
   20325         N/A           N/A        3681       N/A
   20347         N/A      149,000/1977    3709       N/A
   20371         N/A           N/A        5789       N/A
   20372         N/A           N/A        5665       N/A
   20407         N/A           N/A        1847       N/A
   20421         N/A           N/A        N/A        N/A
   20498         N/A           N/A        2518       N/A
   20555         N/A           N/A        4252       N/A
   20723         N/A           N/A        4450       N/A
   20742         N/A           N/A        3895       N/A
   20767         N/A           N/A        5529       N/A
   20771         N/A           N/A        4296       N/A
   20890         35          42,724       3980       447
   20892         26          24,534       4229       368
   20894         34          13,116       4077       155
   20919         N/A           N/A        N/A        N/A
   20951         26          16,438       4448       341
   20962         31          25,729       4476       410
   20971         30           4,370       6010        79
   20978         31          40,336       4066       560
   20979         N/A           N/A        N/A        N/A
   20992         30          48,584       6015       644
   20995         23          15,246       3560       312
   21000         11          12,555       3071       450
   21001         19          41,578       3951       1142
   21004         21           2,201       4110        87
   21010         22          56,956       3805       1306
   21020         25          10,138       3957       216
   21021         21          29,688       4019       869
   21029         22           4,848       4228        98
   21030         24          13,068       3540       280

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
   21040    Atlas                            Howe #1                        02/08/1999
   21061    Atlas                            Jarina Unit #1                 02/25/1999
   21068    Atlas                            Skovran #1                     02/15/1999
   21073    W. Burkland                      Miles #1                           N/A
   21074    Atlas                            E. Riffle #1                   03/02/1999
   21075    Atlas                            Cerullo #1                     03/07/1999
   21076    Atlas                            East Huntingdon Corp #1           36246
   21077    W.Burkland                       D'Amico #1                         N/A
   21079    Atlas                            Craig #1                       03/26/1999
   21083    Atlas                            K.Kovach #3                    04/21/1999
   21084    Atlas                            Leichliter #3                  04/08/1999
   21085    Atlas                            Filbert/USX #1                 03/19/1999
   21104    Atlas                            Check #1                       01/21/2000
   21105    Atlas                            K.Kovach #2A                   02/3/2000
   21109    Atlas                            Pollick #2                     02/11/2000
   21110    Atlas                            Lee/Fette-Gipson #1            02/02/2000
   21111    Atlas                            Skovran #3                     12/18/1999
   21112    Atlas                            Skovran #4                     01/07/2000
   21118    Atlas                            Grant #1                       01/14/2000
   21122    Atlas                            Bukovitz Tr. 3#1               01/28/2000
   21123    W.Burkland                       W.S. Burkland #1                   N/A
   21127    Atlas                            Fette/Davis/Sunyak #2          01/27/2000
   21128    Atlas                            Bukovitz Tr-2 #1               02/18/2000
   21130    Atlas                            Koenig #1                      02/28/2000
   21131    Atlas                            Winter #2                      02/25/2000
   21135    Atlas                            Skovran #2                     03/2/2000
   21138    Atlas                            Keslar #1                      03/8/2000
   21140    Atlas                            Skovran #5                     03/13/2000
   21143    Atlas                            Craig #2                       03/19/2000
   21147    Atlas                            Krepps #1                      04/01/2000
   21161    Atlas                            Hall/Hogsett #1                09/29/2000
   21165    Atlas                            Hoehn #1                       09/25/2000
   21166    Atlas                            Hall/Hogsett #7                09/14/2000
   21168    Atlas                            Keslar #3                      08/18/2000
   21171    Atlas                            Bukovitz Tr. 3 #2              09/09/2000

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
   21040         22          42,242       3643       988
   21061         21           2,482       3650        75
   21068         11          44,119       4098       4882
   21073         N/A           N/A        N/A        N/A
   21074         20          11,502       4060       273
   21075         20           2,817       3815        76
   21076         10           3,864       3866       243
   21077         N/A           N/A        2500       N/A
   21079         20          11,663       4015       321
   21083         21          32,559       3979       725
   21084         18          11,425       3839       439
   21085         20          23,047       3927       603
   21104         10          36,975       3888       4045
   21105          3           9,387       4068       3648
   21109         12          10,612       3788       368
   21110         13          14,137       3933       789
   21111         13          187,586      4168       6245
   21112          3           2,025       4187       635
   21118          3          35,438       3870      13990
   21122         10          21,609       3658       2120
   21123         N/A           N/A        N/A        N/A
   21127         2.5          2,349       3980       1014
   21128         12           8,235       3753       394
   21130          3           2,510       2070       128
   21131         10           8,646       4082       954
   21135        2.75           294        4062       102
   21138         13          103,633      4085       4800
   21140        2.75          1,950       4067       778
   21143         P/A           N/A        4090       N/A
   21147         12           9,954       4210       355
   21161         2.5          4,602       3970       1558
   21165          6          17,539       3875       1468
   21166          7           6,281       4059       573
   21168          8          107,232      3959       6670
   21171         N/A           N/A        3580       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
   21172    Atlas                            Grant Unit #3                  08/26/2000
   21173    Atlas                            Grant Unit #4                  09/01/2000
   21174    Atlas                            Grant #5                       02/08/2001
   21175    Atlas                            Grant #2                       08/04/2000
   21176    Atlas                            Filbert Supply #2              12/09/2000
   21177    Atlas                            Keslar #2                      08/11/2000
   21192    Atlas                            Horvat #1                      10/10/2000
   21194    Atlas                            Check Unit #1                  02/02/2001
   21197    Atlas                            Riffle Unit #2                 10/04/2000
   21198    Atlas                            East Huntingdon Corp #2        10/18/2000
   21206    Atlas                            Stoken #2                      11/05/2000
   21207    Atlas                            Hall #4                        11/11/2000
   21209    Atlas                            CFR/USX #2                     11/16/2000
   21220    Atlas                            Stoken #1                      01/26/2001
   21221    Atlas                            LaCava #1                      02/27/2001
   21222    Atlas                            CFR/USX #1                     11/21/2000
   21224    Atlas                            Crable #1                      03/26/2001
   21198    Atlas                            Edenborn/USX #2                02/09/2000
   21226    Atlas                            Antram #3                      12/02/2000
   21227    Atlas                            Brown Unit #1                  12/29/2000
   21232    Atlas                            Fairbank Rod & Gun #2          01/11/2001
   21237    Atlas                            Fairbank Rod & Gun #1          01/19/2001
   21238    Atlas                            Soberdash #1                   02/22/2001
   21239    Atlas                            Keslar #4                      03/19/2001
   21241    Atlas                            Croushore #2                   02/20/2001
   21247    Atlas                            DiCarlo #2                     03/05/2001
   21248    Atlas                            Bukovitz Tr. 1 #1              03/02/2001
   21249    Atlas                            Bukovitz Tr. 4 #1              03/14/2001
   21250    Atlas                            CFR/USX #3                     03/12/2001
   21252    Atlas                            Skovran #6                     03/19/2001
   21255    Atlas                            Faverio #1                     07/02/2001
   21261    Atlas                            Stiner Unit #1                 04/01/2001
   21263    Atlas                            Frankhouser #1                 03/26/2001
   21265    Atlas                            Girolami #1                    05/30/2001
   21286    Atlas                            Vail #2                        05/22/2001

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
   21172          7          40,116       4085       2864
   21173          7           1,753       4595        89
   21174          7            927        4180       927
   21175          8          39,800       4023       2115
   21176          4          67,052       3933      14799
   21177          8          37,321       3974       4349
   21192       plugged         N/A        3868       N/A
   21194         1.5          2,867       3676       2427
   21197          6          24,433       3933       2709
   21198          6           6,980       3909       781
   21206       4 days          17         4028        17
   21207          5           8,404       4032       1324
   21209          4          10,465       3814       1798
   21220        1 day          20         4059        20
   21221         N/A           N/A        3914       N/A
   21222          4          13,289       3823       2014
   21224         N/A           N/A        3995       N/A
   21198        2.75           290        3849       135
   21226          4           4,600       4121       731
   21227         N/A           N/A        3720       N/A
   21232         N/A           N/A        3973       N/A
   21237         N/A           N/A        4055       N/A
   21238         N/A           N/A        3514       N/A
   21239       7 days         4,469       4032       4469
   21241         N/A           N/A        3942       N/A
   21247       5 days         5,491       3890       5491
   21248         N/A           N/A        3907       N/A
   21249         N/A           N/A        3522       N/A
   21250       7 days          713        3825       713
   21252         N/A           N/A        4066       N/A
   21255         N/A           N/A        4113       N/A
   21261         N/A           N/A        4035       N/A
   21263         N/A           N/A        4516       N/A
   21265         N/A           N/A        4110       N/A
   21286         N/A           N/A        3670       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
   21287    Atlas                            Hall/Hogsett #5                06/13/2001
   21292    Atlas                            Skovran #8                     07/7/2001
   29063    Atlas                            Wycinsky #1                    01/21/1998
   90011    Greensboro Gas Co                S.Gorley #2                    06/21/1944
   90012    Manufacturers Light & Heat Co    Hartley #1                     12/31/1946
   90020    Duquesne Natural Gas Co.         J. Race #1                     08/14/1942
   90024    Duquesne Natural Gas Co.         Honsaker #2                    12/12/1942
   90042    Carnegie Natural Gas Co          H.C. Frick Coke Co. #1         02/22/1944
   90059    Greensboro Gas Co                Hogsett #4                     10/23/1923
   90064    Greensboro Gas Co                Jacobs #2                      11/15/1912
   90066    Greensboro Gas Co                Hogsett #1                     01/01/1911
   90067    Greensboro Gas Co                Hogsett #3                     06/19/1923
   90068    Greensboro Gas Co                Christopher #1                 01/15/1915
   90069    Greensboro Gas Co                Christopher #2                 02/13/1917
   90073    Greensboro Gas Co                E. Franks #1                   09/21/1917
   90076    Greensboro Gas Co                Jacobs #3                      10/01/1913
   90078    Greensboro Gas Co                Jacobs #2                      08/03/1916
   90081    Greensboro Gas Co                Krepps #2                      10/21/1910
   90091    Greensboro Gas Co                S. Rose #1                        1915
   90100    Greensboro Gas Co                Adam M. Jacobs #4              05/23/1917
   90101    Greensboro Gas Co                Christopher #3                 02/03/1923
   90102    Greensboro Gas Co                T.M. Hartley #627              07/27/1924
   90103    Greensboro Gas Co                J.B. Riffle #1                 01/18/1924
   90106    Greensboro Gas Co                A.M.R. Jacobs #3               01/19/1917
   90107    Greensboro Gas Co                E.Christopher #1               01/01/1916
   90108    Greensboro Gas Co                Brown #1                           N/A
   90155    Greensboro Gas Co                Frazier #2                        1923
   90162    Greensboro Gas Co                R. Fleming #1                     1918
   90163    Greensboro Gas Co                J.S. Rittenhouse #1               1916
   90164    Greensboro Gas Co                J. Murphy #2                      1918
   90165    Greensboro Gas Co                J.Murphy #1                       1917
   90169    Greensboro Gas Co                J.R. Colley                       1918
   90172    Greensboro Gas Co                J.H. Rittenhouse                  1920
   90178    Greensboro Gas Co                Eliza Lyon                        1916
   90179    Greensboro Gas Co                E.C. Smith                        1915

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
   21287         N/A           N/A        3916       N/A
   21292         N/A           N/A        2152       N/A
   29063         29          14,743       4270       267
   90011         N/A           N/A        2989       N/A
   90012         N/A           N/A        3237       N/A
   90020         N/A           N/A        3419       N/A
   90024         N/A           N/A        3539       N/A
   90042         N/A           N/A        1335       N/A
   90059         N/A           N/A        3045       N/A
   90064         N/A           N/A        2910       N/A
   90066         N/A           N/A        3117       N/A
   90067         N/A           N/A        3196       N/A
   90068         N/A           N/A        3100       N/A
   90069         N/A           N/A        3065       N/A
   90073         N/A           N/A        2957       N/A
   90076         N/A           N/A        2304       N/A
   90078         N/A           N/A        1766       N/A
   90081         N/A           N/A        3106       N/A
   90091         N/A           N/A        4470       N/A
   90100         N/A           N/A        2751       N/A
   90101         N/A           N/A        3206       N/A
   90102         N/A           N/A        3210       N/A
   90103         N/A           N/A        3035       N/A
   90106         N/A           N/A        1540       N/A
   90107         N/A           N/A        2864       N/A
   90108         N/A           N/A        3273       N/A
   90155         N/A           N/A        3940       N/A
   90162         N/A           N/A        4054       N/A
   90163         N/A           N/A        3788       N/A
   90164         N/A           N/A        3314       N/A
   90165         N/A           N/A        3295       N/A
   90169         N/A           N/A        4319       N/A
   90172         N/A           N/A        3900       N/A
   90178         N/A           N/A        3809       N/A
   90179         N/A           N/A        1396       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
   90180    Greensboro Gas Co                E.H. Dean                         1916
   90181    Greensboro Gas Co                John Croftcheck                   1915
   90182    Greensboro Gas Co                John Croftcheck                   1915
   90185    Greensboro Gas Co                O.L. Byers                         N/A
  F13934    Mid-Atlantic                     Haggerty #1                        N/A
  F22290    N/A                              Riffle #1                          N/A
  F22816    N/A                              Hazen #1                           N/A
   FGN14    N/A                              H.C. Frick #1                  before 1935
   FL38     N/A                              Jacobs                             N/A
   FL49     N/A                              N/A                                N/A
   L2373    Manufacturers Light & Heat Co    H.G. Moore(Skovran) #1         06/18/1919
   P1245    Greensboro Gas Co                Barber                         08/12/1911
   P1247    Greensboro Gas Co                Lightey #1                     12/08/1913
   P1258    Greensboro Gas Co                J.N. Craft #1                  08/11/1914
  P16493    Greensboro Gas Co                A. Jacobs #3                   09/24/1922
  P17459    Greensboro Gas Co                J.E. Craft #1                  09/17/1909
  P20629    R.Mosier                         R. Mosier #1                       N/A
  P21257    C.D. White & Co.                 V. Pollack #1                  04/07/1939
  P21286    Waller & Powers                  G. Reynolds #1                 04/03/1939
  P22152    George Reynolds                  G. Reynolds #2                 04/19/1940
  P22271    Jack Cornell                     Kosky #1                       10/05/1940
  P22359    Fayette County Gas Co            Puritan Coke Co #2                 N/A
  P22772    Waller & Powers                  G. Reynolds #3                 06/29/1940
  P23858    N/A                              McWilliams #1                  before 1935
  P23859    N/A                              J. Hoover #1                   before 1935
  P23860    N/A                              H.C. Frick                     before 1935
  P23861    N/A                              J. Parreco #1                  before 1935
  P23862    N/A                              T. Hoover                      before 1935
  P23863    N/A                              Unknown                        before 1935
  P24142    Greensboro Gas Co                Brock #3                          1916
  P24149    Bortz et al                      Jefferies #1                       N/A
  P24150    Bachman & Rudert                 Vail #1                        05/11/1929
  P24155    Fayette County Gas Co            J. Hoover #1                       N/A
  P24173    M.C.Brumage                      Hartley #1                         N/A
  P24174    M.C.Brumage                      Cameron #1                         N/A

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
   90180         N/A           N/A        3780       N/A
   90181         N/A           N/A        4193       N/A
   90182         N/A           N/A        2603       N/A
   90185         N/A           N/A        3794       N/A
  F13934         N/A           N/A        1314       N/A
  F22290         N/A           N/A        N/A        N/A
  F22816         N/A           N/A        3768       N/A
   FGN14         N/A           N/A      est 1700     N/A
   FL38          N/A           N/A        N/A        N/A
   FL49          N/A           N/A        N/A        N/A
   L2373         N/A           N/A        2005       N/A
   P1245         N/A           N/A        3042       N/A
   P1247         N/A           N/A        3121       N/A
   P1258         N/A           N/A        3117       N/A
  P16493         N/A           N/A        1684       N/A
  P17459         N/A           N/A        3263       N/A
  P20629         N/A           N/A        N/A        N/A
  P21257         N/A           N/A        2530       N/A
  P21286         N/A           N/A        3345       N/A
  P22152         N/A           N/A        1370       N/A
  P22271         N/A           N/A        2560       N/A
  P22359         N/A           N/A        N/A        N/A
  P22772         N/A           N/A        2443       N/A
  P23858         N/A           N/A      est 2120     N/A
  P23859         N/A           N/A      est 2300     N/A
  P23860         N/A           N/A      est 2300     N/A
  P23861         N/A           N/A      est 2350     N/A
  P23862         N/A           N/A      est 2300     N/A
  P23863         N/A           N/A      est 2150     N/A
  P24142         N/A           N/A        3722       N/A
  P24149         N/A           N/A        2652       N/A
  P24150         N/A           N/A        2740       N/A
  P24155         N/A           N/A        N/A        N/A
  P24173         N/A           N/A        N/A        N/A
  P24174         N/A           N/A        N/A        N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
  P24175    N/A                              L.W. Hartley                   about 1896
  P24176    Forest Oil Co                    W. Larden                      about 1900
  P24178    N/A                              N/A                                N/A
  P24184    N/A                              Hess                               N/A
  P24185    N/A                              Hoover                             N/A
  P24186    N/A                              Hoover                             N/A
  P24464    M.C.Brumage                      Hartley #1                         N/A
  P24827    N/A                              Cook #1                            N/A
  P24828    Brumage                          LaCava #1                      09/25/1942
  P26092    H.K.Porter                       Hartley #1                     01/06/1944
  P26094    H.K.Porter                       Thompson-Connellsville #1      12/17/1943
  P26290    Orville Eberly                   M. Ellinger #1                 02/02/1944
  P26456    H.K.Porter                       Hartley #1                     04/12/1944
  P26595    H.K.Porter                       Hartley #2                     11/03/1944
  P26638    Carnegie Natural Gas Co          H.C. Frick Coke & Coal         08/02/1944
  P26665    Nollem Oil & Gas Corp.           B.F. Johnson #1                09/22/1944
  P26874    J.D. Boyle                       Hoover #1                      01/09/1945
  P27648    R.Murray et al                   Hibbs #1                       05/19/1946
  P27764    Petroleum Drilling Co            Baird #1                       10/11/1946
  P27813    R.Murray et al                   Hibbs Heirs #2                 09/04/1946
  P28315    N/A                              Haggerty #1                        N/A
  PNG3326   Peoples Natural Gas Co           J.A. Baer #1                   02/26/1942
  PNG3359   Peoples Natural Gas Co           D.H. Sangston #1               10/26/1942
  PNG3381   Peoples Natural Gas Co           T. Seese #1                    01/26/1943
  PNG3382   Peoples Natural Gas Co           T. Seese #2                    02/02/1943
  PNG3394   Peoples Natural Gas Co           Parshall #1                    05/05/1943
  PNG3406   Peoples Natural Gas Co           W.I. Moore #3406               06/08/1943
  PNG3426   Peoples Natural Gas Co           Randolph #1                    01/19/1944
  PNG3473   Peoples Natural Gas Co           Byers #1                       01/01/1944
  PNG3490   Peoples Natural Gas Co           Stoken #1                      01/01/1944
  PNG3491   Peoples Natural Gas Co           Kovach #1                      04/23/1945
  PNG3603   Peoples Natural Gas Co           Republic Colleries #1          07/27/1945
  PNG3619   Peoples Natural Gas Co           Girolami #1                    09/25/1945
  PNG3637   Peoples Natural Gas Co           W. Mapstone #1                 02/04/1946
  PNG3664   Peoples Natural Gas Co           McCann #1                      10/28/1946

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
  P24175         N/A           N/A        2907       N/A
  P24176         N/A           N/A        N/A        N/A
  P24178         N/A           N/A        N/A        N/A
  P24184         N/A           N/A        N/A        N/A
  P24185         N/A           N/A        N/A        N/A
  P24186         N/A           N/A        N/A        N/A
  P24464         N/A           N/A        N/A        N/A
  P24827         N/A           N/A        N/A        N/A
  P24828         N/A           N/A        1900       N/A
  P26092         N/A           N/A        N/A        N/A
  P26094         N/A           N/A        2930       N/A
  P26290         N/A           N/A        3520       N/A
  P26456         N/A           N/A        2055       N/A
  P26595         N/A           N/A        2684       N/A
  P26638         N/A           N/A        3294       N/A
  P26665         N/A           N/A        3598       N/A
  P26874         N/A           N/A        1525       N/A
  P27648         N/A           N/A        1913       N/A
  P27764         N/A           N/A        3195       N/A
  P27813         N/A           N/A        3087       N/A
  P28315         N/A           N/A        1341       N/A
  PNG3326        N/A           N/A        3520       N/A
  PNG3359        N/A       53,000/1952    3814       N/A
  PNG3381        N/A           N/A        3506       N/A
  PNG3382        N/A           N/A        2752       N/A
  PNG3394        N/A           N/A        3551       N/A
  PNG3406        N/A           N/A        3566       N/A
  PNG3426        N/A           N/A        3869       N/A
  PNG3473        N/A           N/A        N/A        N/A
  PNG3490        N/A           N/A        N/A        N/A
  PNG3491        N/A           N/A        3750       N/A
  PNG3603        N/A           N/A        2989       N/A
  PNG3619        N/A           N/A        3258       N/A
  PNG3637        N/A           N/A        4085       N/A
  PNG3664        N/A           N/A        N/A        N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
  PNG3671   Peoples Natural Gas Co           Podolinski #1                  09/27/1946
  PNG3672   Peoples Natural Gas Co           H.Hogsett #3                   12/10/1946
  PNG3705   Peoples Natural Gas Co           Jefferies #1                   07/21/1947
  PNG3718   Peoples Natural Gas Co           A. Vasko #1                    11/04/1947
  PNG3724   Peoples Natural Gas Co           H.Hogsett #4                   08/14/1947
  PNG3774   Peoples Natural Gas Co           Springer #1                    04/20/1948
  PNG3924   Peoples Natural Gas Co           C. Yuras #2                    08/8/1950
 GRE-00513  Greensboro Gas Co                N.M. Biddle #4                 09/24/1941
 GRE-00514  Manufacturers Light & Heat Co    Patterson #2                   10/16/1947
 GRE-00522  Greensboro Gas Co                Goodwin #1                     12/22/1923
 GRE-00535  Greensboro Gas Co                Patterson #1                   10/17/1944
 GRE-00537  Greensboro Gas Co                Patterson #1                      8680
 GRE-00565  Manufacturers Light & Heat Co    Armstrong #1                       N/A
 GRE-00924  Dunn-Marr Oil & Gas Co           Patterson #1-3882              10/04/1945
 GRE-01204  Equitrans, Inc.                  Hathaway #3577                 06/03/1941
 GRE-01399  Castle Gas Co                    Patterson #2                   02/15/1943
 GRE-01660  Greenridge Oil Co.               TV Mt. Joy #1-973              11/27/1945
 GRE-01661  Greenridge Oil Co.               Patterson #3902                   1946
 GRE-01662  Greenridge Oil Co.               Waters #748                    04/8/1905
  GRE1397   Castle Gas Co                    J. Kerr #1                     10/22/1918
 GRE21132   Equitable Gas Co                 Gideon #1                      10/28/1925
 GRE21229   Equitable Gas Co                 Crago #1                       12/23/1931
 GRE21359   Castle Gas Co                    Goodwin #1                     06/07/1977
 GRE-21726  Kepco, Inc.                      Hart #1                        10/11/1982
 GRE21814   Derby Oil & Gas Co               Hathaway #H-1                  01/03/1983
 GRE-21837  Kepco, Inc.                      Hart #2                        05/16/1983
 GRE-21838  Kepco, Inc.                      Hart #4                        05/31/1983
 GRE-21840  Kepco, Inc.                      Hart #1                        04/26/1983
 GRE-21843  Kepco, Inc.                      Hart #3                        06/6/1983
 GRE22490   R. Burkland                      Luzerne #4                     03/26/1993
 GRE90020   Duquesne Natural Gas Co.         J. Race #1                     08/14/1942
 GRE-90021  Equitable Gas Co                 O. Hartley #1                  09/10/1943
 GRE-90022  Equitable Gas Co                 Hathaway #1                    07/21/1941
 GRE-90075  Equitable Gas Co                 Kerr #2929                     08/24/1926
 GRE-90076  Equitable Gas Co                 Hathaway #438                  03/26/1926

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
  PNG3671        N/A           N/A        N/A        N/A
  PNG3672        N/A           N/A        3212       N/A
  PNG3705        N/A           N/A        2831       N/A
  PNG3718        N/A           N/A        3297       N/A
  PNG3724        N/A           N/A        3327       N/A
  PNG3774        N/A           N/A        N/A        N/A
  PNG3924        N/A           N/A        3501       N/A
 GRE-00513       N/A           N/A        3145       N/A
 GRE-00514       N/A           N/A        2835       N/A
 GRE-00522       N/A           N/A        3065       N/A
 GRE-00535       N/A           N/A        3076       N/A
 GRE-00537       N/A           N/A        1825       N/A
 GRE-00565       N/A           N/A        2550       N/A
 GRE-00924       N/A           N/A        3067       N/A
 GRE-01204       N/A      468,000/1978    1985       N/A
 GRE-01399       N/A      190,000/1990    2989       N/A
 GRE-01660       N/A           N/A        2363       N/A
 GRE-01661       N/A           N/A        3055       N/A
 GRE-01662       N/A           N/A        3112       N/A
  GRE1397        N/A      337,000/1990    2400       N/A
 GRE21132        N/A           N/A        1858       N/A
 GRE21229        N/A           N/A        2976       N/A
 GRE21359        N/A      504,000/1990    2995       N/A
 GRE-21726       N/A           N/A        5945       N/A
 GRE21814        N/A           N/A        6100       N/A
 GRE-21837       N/A           N/A        5628       N/A
 GRE-21838       N/A           N/A        5650       N/A
 GRE-21840       N/A           N/A        5650       N/A
 GRE-21843       N/A           N/A        4550       N/A
 GRE22490        N/A           N/A        2439       N/A
 GRE90020        N/A           N/A        3419       N/A
 GRE-90021       N/A           N/A        3550       N/A
 GRE-90022       N/A           N/A        3067       N/A
 GRE-90075       N/A           N/A        3053       N/A
 GRE-90076       N/A           N/A        3136       N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


    ID                                                                        DATE
  NUMBER    OPERATOR                         WELL NAME                       COMPLT'D
-----------------------------------------------------------------------------------------
GRE-90077   Carnegie Natural Gas Co          Illig #1                       02/08/1922
GRE-CAR975  Carnegie Natural Gas Co          TV Mt. Joy #2                  06/04/1946
GRE-E1201   Manufacturers Light & Heat Co    Oscar Hartley                      N/A
GRE-E9227   Fred Lough                       Oscar Hartley                      N/A
GRE-EQM337  Philadelphia #M337               M.Fox                          08/07/1917
GRE-G347    Greensboro Gas Co                Fuller #2                      01/14/1916
GRE-G354    Greensboro Gas Co                Fuller #3                      05/13/1916
GRE-G417    Greensboro Gas Co                Kerr #6                        05/10/1918
GRE-G526    Greensboro Gas Co                Fuller                         01/28/1921

                                         TOTAL    LATEST 30
    ID                                  LOGGERS      DAY
  NUMBER     MOS ON LINE    TOTAL MCF    DEPTH      PROD.*
------------------------------------------------------------
GRE-90077        N/A           N/A        2710       N/A
GRE-CAR975       N/A           N/A        3100       N/A
GRE-E1201        N/A           N/A        3125       N/A
GRE-E9227        N/A           N/A        3064       N/A
GRE-EQM337       N/A           N/A        2925       N/A
GRE-G347         N/A           N/A        2895       N/A
GRE-G354         N/A           N/A        2873       N/A
GRE-G417         N/A           N/A        3065       N/A
GRE-G526         N/A           N/A        2398       N/A

Cumulative Production Information Through April 2001

                           MANAGING GENERAL PARTNER'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                    FAYETTE AND GREENE COUNTIES, PENNSYLVANIA

OBJECTIVE

        The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Fayette Prospect Area as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

        A portion of this prospect area contains acreage in German, Luzerne, Redstone, Menallen, Jefferson and Franklin Townships in Fayette County and Cumberland and Monongahela Townships in Greene County. These counties are located in western Pennsylvania. Thirty-five (35) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Mississippian and Upper Devonian reservoirs, found at depths from 1900 feet to 4500 feet beneath the earth's surface.

METHODOLOGY

        The data incorporated into this report were provided by Atlas Resources, Inc. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

                             FAYETTE PROSPECT AREA

DRILLING ACTIVITY

        The proposed drilling area lies within a region of southwestern Pennsylvania, which has been active for the past four years in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Fayette Prospect Area has continued steadily since 1996. Over one hundred (100) wells have been drilled in the area during this period.
 Atlas Resources, Inc. has encountered favorable drilling and production results while solidifying a strong acreage position of over 18,000 acres, as Atlas Resources, Inc. continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

        The area of proposed drilling is situated in portions of Fayette and Greene Counties that have had established production from shallower, historic pay zones. Atlas Resources, Inc. will target deeper pay zones when locating a drill site within the "old shallow field area". Otherwise, Atlas Resources, Inc. will maintain a minimum of 1000 feet from any existing producing well in the area.

GEOLOGY

        STRATIGRAPHY, LITHOLOGY & DEPOSITION

        The Mississippian reservoirs currently producing in the Fayette Prospect Area are the Burgoon Sandstone (lower Big Injun) and the 2nd Gas Sand. The Burgoon Sandstone is part of the massive Big Injun fluvial-deltaic sand system, which extends from eastern Kentucky through West Virginia into southwestern Pennsylvania. This reservoir is an historic prolific producing zone in this region, with some wells still producing long beyond fifty years. There is not much history of production from the 2nd Gas Sand in this area.

        The Upper Devonian reservoirs consist of three groups of sands, Upper Venango, Lower Venango and Bradford. Each of these "Groups" has multiple reservoirs making up their total rock section. The Upper Venango Group consists of the Gantz Sand and the Fiftyfoot Sand. The Lower Venango Group consists of the Fifth Sand and the Bayard Sand. Depositional environments of these Upper and lower Venango Group sands are of near shore to offshore marine settings related to the last major advance of the Catskill Delta. The Bradford Group consists of the Lower Warren Sand, Upper Speechley Sand, Lower Speechley Sand, Upper Balltown Sand and the First Bradford Sand. Depositional environments of these sands are offshore marine, pro-delta and basin floor settings related to the intermediate advance of the Catskill Delta.

        Stratigraphically, in descending order, the potentially productive units of the Mississippian and Upper Devonian Groups are: 1) Burgoon, 2)2nd Gas Sand, 3)Gantz, 4)Fiftyfoot, 5)Fifth, 6)Bayard, 7)L.Warren, 8)U.Speechley,
9)L.Speechley, 10)U.Balltown and 11)First Bradford Sand. These stratigraphic relationships are illustrated in the following diagram.


                    STRATIGRAPHIC NAMES-FAYETTE COUNTY AREA

                                   [DIAGRAM]


        The BURGOON SANDSTONE is a fine to medium grained, medium to massively bedded, light-gray sandstone ranging in thickness from 200-250 feet. Average porosity values for this sand range from 6% to 12% regionally. It is not uncommon to encounter porosities as high as 20% and attendant large natural open flows from this sand. Tracking these high flow trends is targeted for further development. Also, this zone does produce water in certain locales within the Fayette Prospect Area. This reservoir is considered a secondary target in the high flow trend areas.

        The 2ND GAS SAND of this region has limited areal extent and therefore is not discussed in the literature regarding lithology, thickness etc. It can be inferred from underlying and overlying sands that it is probably a fine to very fine grained, light gray sand. Subsurface mapping indicates that the sand can achieve a thickness of twenty (20) feet. Average porosity values for this sand range from 10% to 13% when this zone is present in the area. Peak porosities of 17% have been encountered within the prospect area. This reservoir is considered to be a secondary target when encountered.

        The GANTZ SAND is a white to light-gray, medium to coarse grained sandstone ranging in thickness from a few feet to over thirty (30) feet. Average porosity values for this sand range from 5% to 10% regionally. Within the area of investigation, porosities in excess of 13% occur within localized trends characterized by large natural open flows. These trends are targeted for future development. This reservoir is considered a primary target in the high flow trend areas.

        The FIFTYFOOT SAND is a white to light gray, thinly bedded, fine grained sandstone ranging in thickness from ten (10) to thirty (30) feet. Average porosity values for this sand range from 5% to 8% regionally. Within the prospect area, porosities in excess of 12% occur within localized trends targeted for future development. This sand reservoir is considered a secondary target.

        The FIFTH SAND is a white to light gray, very fine to fine grained sandstone ranging in thickness from a few feet to twenty (20) feet. Within the main Fifth fairway, porosity values average from 9% to 15%. This sand is considered a primary target and will be exploited in future development.

        The BAYARD SAND in the prospect area ranges in thickness from a few feet to more than sixty (60) feet. Average porosity values range from 5% to 12% for this fine to coarse grained sandstone. Discreet reservoirs within the sand have been identified and mapped. Gas shows in the member sandstones delineate trends within the prospect area and will be targeted for future development. This sand is considered a primary target.

        The LOWER WARREN SAND is a primary target in the prospect area. Average thickness for this sand ranges from zero (0) feet to over forty (40) feet. Porosities average between 8% and 12% in the area. Gas shows are commonly found in this sand, which is probably a fine-grained, well-sorted sand. This reservoir is targeted for future development.

        The UPPER SPEECHLEY SAND is considered a secondary target with average thickness ranging from two (2) feet to ten (10) feet over much of the prospect area. Gas shows from this sand are common throughout the area and the zone is combined with other zones when treated.

        The LOWER SPEECHLEY SAND is a primary target in the area with reservoir thickness ranging from zero (0) to over forty (40) feet. Average porosity values range from 5% to 12% where the sand is present. Significant natural and after treatment flows from this sand have been encountered. This sand is being targeted throughout the prospect area.

        The UPPER BALLTOWN SAND is currently being produced in a few wells in the prospect area. The zone is a siltstone with fracture-enhanced porosity, based on log interpretation, and has associated gas shows. This sand is considered a secondary target and is usually combined with other zones when treated.

        The FIRST BRADFORD SAND, like the Balltown above, is currently being produced in a few wells in the prospect area. This silty-sand does have porosity up to 10% in the area and is considered to be a secondary target when encountered.

        RESERVOIR CHARACTERISTICS

        Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Mississippian and Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

        Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Mississippian and Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, neutron, induction and temperature log suite showing sand development in both the Mississippian and Upper Devonian reservoirs is illustrated below.



                                [ILLUSTRATION]



        The temperature log shown in the illustration identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce gas.

PRODUCTION EXPECTATIONS

        The prospect area produces from a number of reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While we anticipate production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area. We expect producing life of the proposed wells to range from twenty to forty years, which is similar to Atlas' existing wells in the area. This average projected producing life is taken directly from the 2000 audited report from Wright & Company, Inc.

POTENTIAL MARKETS AND PIPELINES

        In the area of the drilling program, the partnership will be transporting all the gas through Texas Eastern Transmission Co., via Atlas Pipeline Partners gathering system, and marketing all the gas through Northeast Ohio Gas Marketing Co.

                                     MAP OF

                                  SOUTHERN OHIO

                                      [MAP]

                                LEASE INFORMATION

                                       FOR

                                  SOUTHERN OHIO

                                                                                                 OVERRIDING ROYALTY     OVERRIDING
                                                                                                   INTEREST TO THE        ROYALTY
                                               EFFECTIVE       EXPIRATION     LANDOWNER ROYALTY   MANAGING GENERAL      INTEREST TO
     PROSPECT NAME               COUNTY          DATE*            DATE*                                PARTNER          3RD PARTIES
-----------------------------------------------------------------------------------------------------------------------------------
1.   Mattmark #16               Noble         01/24/2001      01/24/2006          15.00%                0%                 0%
2.   Mattmark #10               Noble         01/24/2001      01/24/2006          15.00%                0%                 0%
3.   Mattmark #21               Noble         01/24/2001      01/24/2006          15.00%                0%                 0%
4.   Mattmark #24               Noble         05/01/2001      05/01/2006          15.00%                0%                 0%
5.   Mattmark #25               Noble         05/01/2001      05/01/2006          15.00%                0%                 0%
6.   Mattmark #26               Noble         05/01/2001      05/01/2006          15.00%                0%                 0%
7.   Mattmark #27               Noble         05/01/2001      05/01/2006          15.00%                0%                 0%
8.   Mattmark #28               Noble         05/01/2001      05/01/2006          15.00%                0%                 0%
9.   Mattmark #29               Noble         05/01/2001      05/01/2006          15.00%                0%                 0%
10.  Lamp #1                    Noble         05/09/2001      05/01/2006          12.50%                0%                 0%
11.  Lamp #2                    Noble         05/09/2001      05/01/2006          12.50%                0%                 0%
12.  Lamp #3                    Noble         05/09/2001      05/01/2006          12.50%                0%                 0%
13.  Williams #1                Noble         06/01/2001      06/01/2006          12.50%                0%                 0%
14.  Heddleson #1               Noble         04/12/2001      04/12/2004          12.50%                0%                 0%
15.  Gill #2                  Muskingum       06/23/1980          HBP             17.50%                0%                 0%

                                                        ACRES TO BE
                             NET REVENUE    NET ACRES   ASSIGNED TO
     PROSPECT NAME            INTEREST                  PARTNERSHIP
--------------------------------------------------------------------
1.   Mattmark #16             85.00%           7,416        40
2.   Mattmark #10             85.00%           7,416        40
3.   Mattmark #21             85.00%           7,416        40
4.   Mattmark #24             85.00%           7,416        40
5.   Mattmark #25             85.00%           7,416        40
6.   Mattmark #26             85.00%           7,416        40
7.   Mattmark #27             85.00%           7,416        40
8.   Mattmark #28             85.00%           7,416        40
9.   Mattmark #29             85.00%           7,416        40
10.  Lamp #1                  87.50%             140        40
11.  Lamp #2                  87.50%             140        40
12.  Lamp #3                  87.50%             140        40
13.  Williams #1              87.50%            49.5        40
14.  Heddleson #1             87.50%             326        40
15.  Gill #2                  82.50%             156        40

------------------------------
*HBP - Held by Production

                           LOCATION AND PRODUCTION MAP
                                       FOR

                                  SOUTHERN OHIO

                                      [MAP]

                                      [MAP]

                                 PRODUCTION DATA

                                       FOR

                                  SOUTHERN OHIO

The Production Data provided in the Table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


  ID                                                             DATE           PRODUCTION
NUMBER       OPERATOR             WELL NAME                   COMPLETED           PERIOD
------------------------------------------------------------------------------------------------
 2715   Rocanville Corp.       Jones #1                          1/82          1984 - 1996
 2913   Triad                  Noon #3                           3/83          1984 - 1998
 2914   Triad                  Noon #4                          10/82          1985 - 1988
 2946   Halwell Company        Orange Coal Co. #8                2/83          1985 - 1999
 2959   Artex                  Crock #4                         12/82          1985 - 2000
 3155   NGO Development        Dexter Realty Corp. #3            8/84          1985 - 1999
 3156   NGO Development        State of Ohio #4                  8/84          1985 - 1999
 3158   NGO Development        State of Ohio #10                 7/84          1985 - 1999
 3229   NGO Development        Buffalo Valley Ranch #7           9/84          1985 - 1999
 3526   Buckeye Oil Prod. Co.  Arnold #1                         1/86          1986 - 2000
 3936   Atlas America          Atlas / Mattmark #2           Not Drilled       Not Drilled
 3939   Atlas America          Atlas / Mattmark #6               2/01               NA
 3949   Atlas America          Atlas / Mattmark #11              2/01               NA
 3953   Triad                  Farnese #1                        4/01          Not in line
 3961   Atlas America          Atlas / Mattmark #17          Not Drilled       Not Drilled
 3966   Atlas America          Atlas / Mattmark #20          Not Drilled       Not Drilled
 3972   Atlas America          Spence #1                     Not Drilled       Not Drilled
 3976   Atlas America          Heddleson #2                  Not Drilled       Not Drilled
 3977   Atlas America          Heddelson #3                  Not Drilled       Not Drilled
 3979   Atlas America          Eichorn #2                    Not Drilled       Not Drilled
 4091   Cavendish              OP #31-MD                         1/78          1984 - 1992
 6476   Atlas America          OP #14-A                          5/83          1984 - 2000
 6804   Cavendish              OP #36-A                         11/89          1984 - 1990
 7032   Atlas America          Gill #1                           4/84          1984 - 2000

                              TOTAL            LATEST
  ID      TOTAL MCF          LOGGERS           30 DAY
NUMBER    GAS EQUIV.          DEPTH          PRODUCTION *
----------------------------------------------------------
 2715        8236               NA                NA
 2913        6079              6500               NA
 2914        2252              6582               NA
 2946        9962              6550               NA
 2959       27052              6312               NA
 3155       41024              6498               NA
 3156       40,702             6549               NA
 3158       52343              6391               NA
 3229       17902              6221               NA
 3526       21087              6370               NA
 3936    Not Drilled       Not Drilled        Not Drilled
 3939         NA               6689              1650
 3949         NA               6490              1740
 3953    Not in line           6494           Not in line
 3961    Not Drilled       Not Drilled        Not Drilled
 3966    Not Drilled       Not Drilled        Not Drilled
 3972    Not Drilled       Not Drilled        Not Drilled
 3976    Not Drilled       Not Drilled        Not Drilled
 3977    Not Drilled       Not Drilled        Not Drilled
 3979    Not Drilled       Not Drilled        Not Drilled
 4091       36875              5076               NA
 6476       332161             5070               295
 6804       15021              5070               NA
 7032       309806             5056               200

Cumulative Production Information Through June 2001

                            MANAGING GENERAL PARTNER

                               GEOLOGIC EVALUATION

                                     FOR THE

                               SOUTHERN OHIO AREA

                                PROSPECT SUMMARY

OBJECTIVE

The purpose of this report is to summarize the geologic feasibility and further development of the Southeastern Ohio prospect area (consisting of parts of Guernsey, Muskingum, Noble and Washington Counties, Ohio) as proposed by Atlas Resources, Inc.

AREA OF INVESTIGATION

Fifteen (15) drilling prospects have currently been designated for Atlas America Public #10 LTD. Program, may contain acreage in the following townships:

Muskingum Co.           Noble Co.           Washington Co.
-------------           ---------           --------------
Meigs Twp.              Brookfield Twp.     Aurelius Twp.
Rich Hill Twp.          Enoch Twp.
                        Jefferson Twp.

Fifteen (15) drilling prospects have currently been designated for the program in the prospect area which will be targeted to produce natural gas and oil from the "Clinton" and "Medina" Sandstone reservoirs, found at depths ranging form 4900 feet to 6500 feet beneath the earth's surface.

DRILLING ACTIVITY

The proposed drilling area lies within a region of southeastern Ohio that has experienced several episodes of drilling. Although shallow drilling has been going on since the early 1900's, substantial drilling for the "Clinton" and "Medina" Sandstones began in the 1970's and has continued through the present. Development of the area was slowed by the presence of strip mining operations restricting potential drilling sites. Much of the active mining has ceased in the last 7 years and drilling is slowly on the increase.

In late 2000, Atlas America, Inc. (through its parent company, Resource America, Inc.) acquired a large block of acreage previously operated by Kingston Oil Co. and leased from Ohio Power Co. The majority of the acreage was strip mined to provide coal to O. P. C.'s power plants and has been reclaimed and opened for drilling. Many of the proposed sites are expected by Atlas to be located on this lease and other strip-mined leases.

GEOLOGY

Regionally, the "Clinton"/ "Medina" Sandstones were deposited in tide-dominated shoreline, deltaic and shelf environments and are lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic sub arkoses, litharenites and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through Pennsylvania and western New York. In Ohio, the "Clinton" and "Medina" Sandstones overlie the Ordovician Queenston Shale and are capped by the Middle Silurian "Packer Shell" (Dayton Formation) Dolomite.

The "Clinton" and "Medina" Sandstone package consists of five producing units. In descending order they are:

Stray Clinton: The Stray Sand is the first productive unit below the Packer Shell. It is a red, very fine-grained sandstone usually 0 to 10 feet thick. Porosities generally range from 5% to 12% over the pay interval. The Stray Sand is laterally discontinuous however, when found, it can add significant reserves to the well.

Red Clinton: Beneath the Stray Sand is the Red Clinton Sand. This has historically been the main productive zone in the area. It is a red, fine-grained sandstone, usually 10 to 40 feet thick. Porosities range from 5% to 14% over the pay interval. Certain channel deposits are laterally continuous and are traceable across the acreage. High porosity trends are associated with these deposits.

Upper White Clinton Sand: Beneath the Red Sand is the Upper White Sand. This has historically been the secondary target in the area. It is a white to light gray, fine grained sandstone, usually 10 to 30 feet thick. Porosities range from 5% to 12% over the pay interval. Like the Red Sand, traceable channel trends cross the acreage. High porosity trends are associated with these deposits.

Lower White Clinton Sand: Beneath the Upper White Sand is the Lower White Clinton Sand. It is a white to light gray, very fine grained sandstone usually 0 to 20 feet thick. Porosities range from 5% to 10% over the pay interval.
The sand is very discontinuous over the acreage and is completed only when it is thick and/or porous.

Medina Sand: At the base of the producing "Clinton" sands lies the Medina Sand. It is a white to light gray, fine-grained sandstone usually 0 to 18 feet thick. Porosities commonly range from 5% to 12%. The sand thickens to the southeast and is found in traceable trends across the acreage. Within these trends, where the sand was reworked and winnowed by tidal action, porosity values can range from 12% to 20%. In these areas, electric logs commonly show very low resistivity. In the past, many southern Ohio operators did not complete the Medina when they found these high porosity / low resistivity zones because they interpreted the low resistivity as an indication that salt water was present. Through its extensive exploration of the Medina (Whirlpool) in Mercer Co., Atlas has studied this phenomenon and determined that the low resistivity is caused by the presence of conductive minerals in the formation and not the presence of salt water. The Medina is an important target and can add significant reserves to the well.

RESERVOIR CHARACTERISTICS

Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina Sandstones, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters an impermeable shale or when a permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

Geophysical well logs can be used in conjunction with production trends to interpret favorable reservoir parameters and locate places to drill. When the Clinton-Medina sands develop porosity in excess of 6% (or a bulk density of 2.58 grams/cc or less), the permeability of the reservoir (which ranges from
< 0.1 to > 0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred as micro-fractures, can also enhance permeability. A type log showing an example of the sand development in the Clinton-Medina Sands is illustrated on the following pages. Using well log data and production data, maps are made to track sand thickness and porosity thickness across the acreage. Locations are picked that maximize the potential for multiple producing sands with the highest possible porosity in favorable producing trends.

                     CORRELATION CHART OF FORMATION NAMES


                                    [CHART]

                                    [CHART]

                  COMPETITION, MARKETS AND REGULATION

NATURAL GAS REGULATION
Governmental agencies regulate the production and transportation of natural gas. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets and the Federal Energy Regulatory Commission ("FERC") regulates the interstate transportation of natural gas.

Natural gas prices are not regulated and the price of natural gas is subject to the supply and demand for the natural gas along with factors such as the natural gas' BTU content and where the wells are located. See "- Competition and Markets" below for certain measures which FERC has taken to increase the competitiveness in natural gas markets.

CRUDE OIL REGULATION
Oil prices are not regulated and the price is subject to the supply and demand for oil, along with qualitative factors such as the gravity of the crude oil and sulfur content differentials.

COMPETITION AND MARKETS
There are many companies engaged in natural gas and oil drilling operations in the areas where the partnership is expected to conduct its activities. The industry is highly competitive in all phases, including acquiring suitable properties for drilling and marketing natural gas and oil. Product availability and price are the principal means of competing in selling natural gas and oil. Many of the partnership's competitors will have financial resources and staffs larger than those available to the partnership. While it is impossible to accurately determine the partnership's industry position, the managing general partner does not consider the partnership's operations to be a significant factor in the industry.

Current economic conditions indicate that the costs of exploration and development are increasing gradually. However, the natural gas and oil industry historically has experienced periods of rapid cost increases from time to time. There is a risk that over the term of the partnership there will be fluctuating or increasing costs in doing business, which would directly affect the managing general partner's ability to operate the partnership's wells at acceptable price levels. Also, the natural gas price increases which occurred at the end of 2000 and the first quarter of 2001 may increase the demand for drilling rigs and other related equipment. This may increase the cost to drill the wells or reduce the availability of drilling rigs and related equipment, both of which could adversely affect the partnership.

In order for you to realize revenues the natural gas and oil produced by the partnership's wells must be marketed. As set forth above, natural gas and oil prices are not regulated and instead are subject to supply and demand factors as well as other factors largely beyond the control of the partnership. For example, reduced natural gas demand and/or excess natural gas supplies will result in lower prices. In recent years natural gas and oil prices have been volatile.

The marketing of natural gas and oil production will be affected by numerous factors beyond the control of the partnership and which cannot be accurately predicted. These factors include, but are not limited to, the following:

       - the proximity, availability and capacity of pipeline and other transportation facilities;

       - competition from other energy sources such as coal and nuclear energy;

       - local, state and federal regulations regarding production and transportation;

       - fluctuating seasonal supply and demand because of various factors such as home heating requirements in the winter months;

       - the amount of domestic production and foreign imports of natural gas and oil; and

       -    political instability in oil producing countries.

For example, increased imports of Canadian natural gas have occurred and are expected to continue which will increase the supply of natural gas in the U.S. Without a corresponding increase in demand, the imported natural gas would have an adverse effect on both the price and volume of natural gas sales from the partnership's wells. This increase in natural gas imports was the result of the North American Free Trade Agreement ("NAFTA"), which eliminated trade and investment barriers in the United States, Canada and Mexico and new pipeline projects which have been constructed and/or proposed to the FERC. Also, members of the Organization of Petroleum Exporting Countries ("OPEC") establish production quotas for petroleum products from time to time with the intent of increasing, maintaining, or decreasing price levels. The managing general partner, however, is unable to predict what effect these actions will have on the price of the natural gas and oil sold from the partnership's wells.

FERC has sought to promote greater competition in natural gas markets in the U.S. Traditionally, natural gas was sold by producers to interstate pipeline companies, which then resold the natural gas to local distribution companies for resale to end-users. FERC changed this market structure by requiring interstate pipeline companies to transport natural gas for others. Thereafter, FERC Order 636 was issued which requires pipeline companies to, among other things, separate their sales services from their transportation services and provide an open access transportation service that is comparable in quality for all natural gas producers or suppliers. The premise behind FERC Order 636 was that the interstate pipeline companies had an unfair advantage over other natural gas producers or suppliers because they could bundle their sales and transportation services together. FERC Order 636 is designed to ensure that no natural gas seller has a competitive advantage over another natural gas seller because it also provides transportation services.

In February, 2000, FERC Order 637 was issued to provide further competitive initiatives by removing price ceilings on short-term capacity release transactions. It also enacted other regulatory policies that are intended to increase the flexibility of interstate natural gas transportation. Further, FERC has required pipeline companies to develop electronic bulletin boards to provide standardized access to information concerning capacity and prices.

There have been several developments which the managing general partner believes have the effect of increasing the demand for natural gas. For example, the Clean Air Act Amendments of 1990 contain incentives for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles." Also, the accelerating deregulation of electricity transmission has caused a convergence between the natural gas and electricity industries. The electricity industry has increased its reliance on natural gas because of increased competition in the electricity industry and the enforcement of stringent environmental regulations. For example, to reduce urban smog the Environmental Protection Agency has sought to enforce environmental regulations which increase the cost of operating coal-fired power plants, which in December 2000 produced more than half of the U.S.'s electricity. The Department of Energy has also denied financial incentives to utilities to build more nuclear power plants and large scale hydroelectric projects. Together, these policies tend to make natural gas the fuel of choice for electricity producers which have started moving away from dirtier-burning fuels, such as coal and oil. The electricity industry has started plans to bring new natural gas-fired power plants into service, some of which are not designed to allow for switching to other fuels. Natural gas was used to generate approximately 16% of the U.S.'s electricity in December 2000, and this demand is expected to increase through the decade.

STATE REGULATIONS
Oil and gas operations are regulated in Pennsylvania by the Department of Environmental Resources. Pennsylvania and the other states where the partnership's wells may be situated impose a comprehensive statutory and regulatory scheme for natural gas and oil operations, which creates additional financial and operational burdens. Among other things, these regulations involve:

       - new well permit and well registration requirements, procedures and fees;

       -    minimum well spacing requirements;

       -    restrictions on well locations and underground gas storage;

       - certain well site restoration, groundwater protection and safety measures;

       -    landowner notification requirements;

       -    certain bonding or other security measures;

       -    various reporting requirements; and

       -    well plugging standards and procedures.

These state regulatory agencies also have broad regulatory and enforcement powers including those associated with pollution and environmental control laws which are discussed below.

ENVIRONMENTAL REGULATION
The partnership's drilling and producing operations are subject to various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment. The Environmental Protection Agency and state and local agencies will require the partnership to obtain permits and take other measures with respect to the discharge of pollutants into navigable waters, disposal of wastewater and air pollutant emissions. If these requirements or permits are violated there can be substantial civil and criminal penalties which will increase if there was willful negligence or misconduct. Also, the partnership has unlimited liability for cleanup costs under various federal laws such as the Federal Clean Water Act for oil or hazardous substance pollution and the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 for hazardous substance contamination.

The partnership's liability can also extend to pollution costs that occurred on the leases before they were acquired by the partnership. Although the managing general partner will not transfer any lease to the partnership if it has actual knowledge that there is an existing potential environmental liability on the lease, there will not be an independent environmental audit of the leases before they are transferred to the partnership. Thus, there is a risk that the leases will have potential environmental liability even before drilling begins.

The partnership's required compliance with these environmental laws and regulations may cause delays or increase the cost of the partnership's drilling and producing activities. Because these laws and regulations are constantly being revised and changed, the managing general partner is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. Also, the managing general partner is unable to obtain insurance to protect against most environmental claims.

PROPOSED REGULATION
From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the natural gas and oil industry and the partnership. The proposals involve, among other things:

       - limiting the disposal of waste water from wells which could substantially increase the partnership's operating costs and make the partnership's wells uneconomical to produce; and

       - changes in the tax laws as discussed in "Tax Aspects-Changes in the Law."

However, it is impossible to accurately predict what proposals, if any, will be enacted and their subsequent effect on the partnership's activities.

                       PARTICIPATION IN COSTS AND REVENUES

IN GENERAL
The partnership agreement provides for the sharing of costs and revenues among the managing general partner and you and the other investors. A tabular summary of the following discussion appears below.

COSTS
1. ORGANIZATION AND OFFERING COSTS. Organization and offering costs will be charged 100% to the managing general partner. However, the managing general partner will not receive any credit towards its required capital contribution or its revenue share for any organization and offering costs that it pays in excess of 15% of the investors' subscription proceeds.

       - Organization and offering costs generally means all costs of organizing and selling the offering and includes the dealer-manager fee, sales commissions, the .5% reimbursement for bona fide accounTable due diligence expenses and the .5% reimbursement of marketing expenses.

2. LEASE COSTS. The leases will be contributed to the partnership by the managing general partner. The managing general partner will be credited with a capital contribution for each lease valued at:

       -    its cost; or

       - fair market value if the managing general partner has reason to believe that cost is materially more than fair market value.

3. INTANGIBLE DRILLING COSTS. Intangible drilling costs will be charged 100% to you and the other investors.

       - Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared with lease costs which must be recovered through the depletion allowance and equipment costs which must be recovered through depreciation deductions.

Although subscription proceeds may be used to pay the costs of drilling different wells depending on when the subscriptions are received, not less than 90% of the subscription proceeds of you and the other investors will be used to pay intangible drilling costs regardless of when you subscribe. Also, the IRS could challenge the managing general partner's characterization of a portion of these costs as deductible intangible drilling costs and instead recharacterize the costs as some other item which may be non-deductible such as equipment costs and/or lease costs. However, this recharacterization by the IRS would have no effect on the allocation and payment of the costs under the partnership agreement.

4. EQUIPMENT COSTS. Equipment costs will be charged 66% to the managing general partner and 34% to you and the other investors. However, if the total equipment costs for all the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.

       - Equipment costs generally means the costs of drilling and completing a well that are not currently deductible and are not lease costs.

5. OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating costs, direct costs, administrative costs, and all other partnership costs not specifically charged will be charged to the parties in the same ratio as the related production revenues are being credited.

       - These costs generally include all costs of partnership administration and producing and maintaining the partnership's wells.

6. THE MANAGING GENERAL PARTNER'S REQUIRED CAPITAL CONTRIBUTION. The managing general partner's aggregate capital contributions to the partnership, including its credit for the cost of the leases contributed, must not be less than 25% of all capital contributions to the partnership and will not exceed 28% of all capital contributions to the partnership. The managing general partner's capital contributions must be paid at the time the costs are required to be paid by the partnership, but not later than December 31, 2002.

REVENUES
The production revenues from all partnership wells will be commingled. Thus, regardless of when you subscribe you will share in the production revenues from all wells on the same basis as the other investors in the partnership in proportion to your number of units.

1. PROCEEDS FROM THE SALE OF LEASES. If a partnership well is sold, a portion of the sales proceeds will be allocated to the partners in the same proportion as their share of the adjusted tax basis of the property. In addition, proceeds will be allocated to the managing general partner to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited as provided in 4, below.

2. INTEREST PROCEEDS. Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid approximately eight weeks after the offering closes. If your subscription is refunded, then any interest allocated to your subscription proceeds will also be refunded.

     After the offering closes and until the subscription proceeds are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3. EQUIPMENT PROCEEDS. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

4. PRODUCTION REVENUES. Subject to the managing general partner's subordination obligation as described below, the managing general partner and you and the other investors will share in all of the partnership's other revenues, including production revenues, in the same percentage as your respective capital contribution bears to the total partnership capital contributions, except that the managing general partner will receive an additional 7% of partnership revenues. For example, if the managing general partner contributes 25% of the total partnership capital contributions and you and the other investors contribute 75% of the total partnership capital contributions, then the managing general partner will receive 32% of the partnership revenues and you and the other investors will receive 68% of the partnership revenues.

SUBORDINATION OF PORTION OF MANAGING GENERAL PARTNER'S NET REVENUE SHARE The partnership is structured to provide you and the other investors with preferred cash distributions equal to a minimum of 10% per unit, based on $10,000 per unit regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distributions from operations. To help achieve this investment feature, the managing general partner will subordinate up to 50% of its share of partnership net production revenues during this subordination period.

       - Partnership net production revenues means gross revenues after deduction of the related operating costs, direct costs, administrative costs and all other costs not specifically allocated.

The partnership's 60-month subordination period will begin with the first partnership cash distribution from operations to you and the other investors. However, no subordination distributions to you and the other investors will be required until the partnership's first cash distribution after substantially all of the partnership wells are drilled, completed and begin producing into a sales line. Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return described above. The specific formula is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The managing general partner anticipates you will benefit from the subordination if the price of natural gas and oil received by the partnership and/or the results of the partnership's drilling activities are unable to provide the required return. However, if the wells produce small natural gas and oil volumes or natural gas and oil prices decrease, then even with subordination your cash flow may be very small and you may not receive the 10% return for each of the first five years beginning with the partnership's first cash distribution from operations. As of December 31, 2000, the managing general partner was subordinating a portion or all of its net revenues in seven of its previous 14 limited partnerships which have the subordination feature in effect, and from time to time it has subordinated its partnership revenues in all 14 of these partnerships. The managing general partner is entitled to recoup these subordination distributions during the subordination period to the extent cash distributions to the investors in these previous partnerships would exceed the specified return to the investors.

TABLE OF PARTICIPATION IN COSTS AND REVENUES
The following Table sets forth the participation in partnership costs and revenues between the managing general partner and you and the other investors after deducting from the partnership's gross revenues:

       -    the landowner royalties; and

       -    any other lease burdens.



                                                                                MANAGING
                                                                                 GENERAL
                                                                                 PARTNER             INVESTORS
                                                                                ---------            ---------
PARTNERSHIP COSTS
Organization and offering costs.....................................................100%                   0%
Lease costs.........................................................................100%                   0%
Intangible drilling costs.............................................................0%                 100%
Equipment costs (1)..................................................................66%                  34%
Operating costs, administrative costs, direct costs and all
     other costs.....................................................................(2)                  (2)

PARTNERSHIP REVENUES
Interest income......................................................................(3)                  (3)
Equipment proceeds (1)...............................................................66%                  34%
All other revenues including production revenues..................................(4)(5)               (4)(5)

PARTICIPATION IN DEDUCTIONS
Intangible drilling costs.............................................................0%                 100%
Depreciation (1).....................................................................66%                  34%
Percentage depletion allowance (5)...................................................(6)                  (6)

----------------------------------
(1) These percentages may vary. If the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors in the partnership, then the excess will be charged to the managing general partner.
(2) These costs will be charged to the parties in the same ratio as the related production revenues are being credited.
(3) Interest earned on your subscription proceeds before the offering closes will be credited to your account and paid approximately eight weeks after the offering closes. After the offering closes and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.

(4) Subject to the managing general partner's subordination obligation, the managing general partner and you and the other investors will share in all of the partnership's other revenues in the same percentage as your respective capital contributions bears to the total partnership capital contributions except that the managing general partner will receive an additional 7% of the partnership revenues.

(5) These percentages may vary if a portion of the managing general partner's partnership net production revenues is subordinated.

(6) The percentage depletion allowances will be in the same percentages as the production revenues.

ALLOCATION AND ADJUSTMENT AMONG INVESTORS
The investors' share of the partnership's revenues, gains, income, costs, expenses, losses and other charges and liabilities generally will be charged and credited among you and the other investors in accordance with your respective number of units, and will take into account any investor general partner's status as a defaulting investor general partner. Certain investors, however, will pay a reduced amount for their units as described in "Plan of Distribution." Therefore, intangible drilling costs and the investors' share of the equipment costs of drilling and completing the partnership's wells will be charged among you and the other investors in the partnership in accordance with your respective subscription price for your units rather than the number of your units.

DISTRIBUTIONS
The managing general partner will review your account at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The partnership will distribute funds to you and the other investors which the managing general partner does not believe are necessary for the partnership to retain. Also, funds will not be advanced or borrowed for distributions if the distribution amount would exceed the partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. Any cash distributions from the partnership to the managing general partner will only be made in conjunction with distributions to you and the other investors and only out of funds properly allocated to the managing general partner's account.

LIQUIDATION
The partnership will continue for 50 years unless it is terminated earlier by a final terminating event as described below, or an event which causes the dissolution of a limited partnership under state law. However, if the partnership terminates on an event which causes a dissolution under state law and it is not a final terminating event, then a successor limited partnership will automatically be formed. Thus, only on a final terminating event will the partnership be liquidated. A final terminating event is any of the following:

       - the election to terminate the partnership by the managing general partner or the affirmative vote of investors whose units equal a majority of the total units;

       - the termination of the partnership under Section 708(b)(1)(A) of the Internal Revenue Code; or

       -    the partnership ceases to be going concern.

On liquidation of the partnership you will receive your interest in the partnership. Generally, your interest in the partnership means an undivided interest in the partnership assets, after payments to the partnership's creditors, in the ratio your capital account bears to all the capital accounts until they have been reduced to zero. Thereafter, your interest in the remaining partnership assets will equal your interest in the related partnership revenues.

Any in-kind property distributions to you must be made to a liquidating trust or similar entity, unless you affirmatively consent to receive an in-kind property distribution after being told of the risks associated with the direct ownership or there are alternative arrangements in place which assure that you will not be responsible for the operation or disposition of the partnership properties. If the managing general partner has not received your written consent to the in-kind distribution within 30 days after it is mailed, then it will be presumed that you have not consented. The managing general partner may then sell the asset at the best price reasonably obtainable from an independent third-party or to itself or its affiliates, at fair market value as determined by an independent expert selected by the managing general partner. Also, if the partnership is liquidated, the managing general partner will be repaid for any debts owed it by the partnership before there are any payments to you and the other investors.

                              CONFLICTS OF INTEREST

IN GENERAL
Conflicts of interest are inherent in natural gas and oil partnerships involving non-industry investors because the transactions are entered into without arms' length negotiation. Your interests and those of the managing general partner and its affiliates may be inconsistent in some respects or in certain instances, and the managing general partner's actions may not be the most advantageous to you.

The following discussion describes certain possible conflicts of interest that may arise for the managing general partner and its affiliates in the course of the partnership, and with respect to some of the conflicts of interest, but not all, certain limitations which are designed to reduce, but which will not eliminate, the conflicts. Other than these limitations the managing general partner has no procedures to resolve a conflict of interest and under the terms of the partnership agreement the managing general partner may resolve the conflict of interest in its sole discretion and best interest.

The following discussion is not intended to be inclusive and other transactions or dealings may arise in the future that could result in conflicts of interest for the managing general partner and its affiliates.

CONFLICTS REGARDING TRANSACTIONS WITH THE MANAGING GENERAL PARTNER AND ITS AFFILIATES
Although the managing general partner believes that the compensation and reimbursement that it and its affiliates will receive in connection with the partnership are reasonable, the compensation has been determined solely by the managing general partner and did not result from negotiations with any unaffiliated third-party dealing at arms' length. The managing general partner and its affiliates will receive compensation and reimbursement from the partnership for their services in drilling, completing and operating the partnership's wells under the drilling and operating agreement and will receive the other fees described in "Compensation" regardless of the success of the partnership's wells. The managing general partner and its affiliates providing the services or equipment can be expected to profit from the transactions, and it is usually in the managing general partner's best interest to enter into contracts with itself and its affiliates rather than unaffiliated parties even if the contract terms, or skill and experience, offered by the unaffiliated third-parties is comparable.

The partnership agreement provides that when the managing general partner and any affiliate provide services or equipment to the partnership their fees must be competitive with the fees charged by unaffiliated persons in the same geographic area engaged in similar businesses. Also, before the managing general partner and any affiliate may provide services or equipment to the partnership they must be engaged, independently of the partnership and as an ordinary and ongoing business, in rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry. If the managing general partner and any affiliate is not engaged in such a business, then the compensation must be the lesser of its cost or the competitive rate which could be obtained in the area.

Any services not otherwise described in this prospectus for which the managing general partner or an affiliate is to be compensated must be:

       - set forth in a written contract which describes the services to be rendered and the compensation to be paid; and

       - cancelable without penalty on 60 days written notice by investors whose units equal a majority of the total units.

The compensation, if any, will be reported to you in the partnership's annual and semiannual reports and a copy of the contract will be provided to you on request.

There is also a conflict of interest concerning the purchase price if the managing general partner or an affiliate purchases a producing property from the partnership, which they may do in certain limited circumstances as described in "Conflicts Involving the Acquisition of Leases - (6) No Sale of Undeveloped Leases to the Managing General Partner and Limitations on Sales of Developed Leases to the Managing General Partner," below.

CONFLICT REGARDING THE DRILLING AND OPERATING AGREEMENT
The managing general partner anticipates that all of the wells drilled by the partnership will be drilled and operated under the drilling and operating agreement. This creates a continuing conflict of interest because the managing general partner must monitor and enforce, on behalf of the partnership, its own compliance with the drilling and operating agreement.

CONFLICTS REGARDING SHARING OF COSTS AND REVENUES
The managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays. This sharing arrangement may create a conflict of interest between the managing general partner and you and the other investors concerning the determination of which wells will be drilled by the partnership based on the risk and profit potential associated with the wells.

In addition, the allocation of all the intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner creates a conflict of interest between the managing general partner and you and the other investors concerning whether to complete a well. For example, the completion of a marginally productive well might prove beneficial to you and the other investors but not to the managing general partner. When a completion decision is made you and the other investors will have already paid the majority of your costs so you will want to complete the well if there is any opportunity to recoup any of the costs. On the other hand, the managing general partner will have paid only a portion of its costs before this time and it will want to pay its additional equipment costs to complete the well only if it is reasonably certain of recouping its money and making a profit. Based on its past experience, however, the managing general partner anticipates that the partnership wells in the three primary areas will have to be completed before it can determine the well's productivity. In any event, the managing general partner will not cause any partnership well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

CONFLICTS REGARDING TAX MATTERS PARTNER
The managing general partner will serve as the partnership's tax matters partner and represent the partnership before the IRS. The managing general partner will have broad authority to act on behalf of you and the other investors in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, potential conflicts include:

       - whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to:

            - the amount of the partnership's deduction for intangible drilling costs, which is allocated 100% to you and the other investors; or

            - the amount of the managing general partner's depreciation deductions, or the credit to its capital account for contributing the leases to the partnership which would decrease the managing general partner's liquidation interest in the partnership; or

       - the amount of the managing general partner's reimbursement from the partnership for expenses incurred by it in its role as the tax matters partner.

CONFLICTS REGARDING OTHER ACTIVITIES OF THE MANAGING GENERAL PARTNER, THE OPERATOR AND THEIR AFFILIATES
The managing general partner will be required to devote to the partnership the time and attention which it considers necessary for the proper management of the partnership's activities. However, the managing general partner has sponsored and continues to manage other natural gas and oil drilling partnerships, which may be concurrent, and will engage in unrelated business activities, either for its own account or on behalf of other partnerships, joint ventures, corporations or other entities in which it has an interest. This creates a continuing conflict of interest in allocating management time, services and other activities between the partnership and its other activities. The managing general partner will determine the allocation of its management time, services and other functions on an as-needed basis consistent with its fiduciary duties among the partnerships and its other activities.

Subject to its fiduciary duties, the managing general partner will not be restricted from participating in other businesses or activities, even if these other businesses or activities compete with the partnership's activities and operate in the same areas as the partnership. However, the managing general partner and its affiliates may pursue business opportunities that are consistent with the partnership's investment objectives for their own account only after they have determined that the opportunity either:

       -    cannot be pursued by the partnership because of insufficient funds;
            or

       - it is not appropriate for the partnership under the existing circumstances.

CONFLICTS INVOLVING THE ACQUISITION OF LEASES
The managing general partner will select, in its sole discretion, the wells to be drilled by the partnership. Conflicts of interest may arise concerning which wells will be drilled by the partnership and which wells will be drilled by the managing general partner and its affiliates, their other affiliated partnerships or third-party programs in which they serve as driller/operator. It may be in the managing general partner's or its affiliates' advantage to have the partnership bear the costs and risks of drilling a particular well rather than another affiliate. These potential conflicts of interest will be increased if the managing general partner organizes and allocates wells to more than one partnership at a time. To lessen this conflict of interest the managing general partner generally takes a similar interest in other partnerships when it serves as managing general partner and/or driller/operator.

No procedures, other than the guidelines set forth below and in " - Procedures to Reduce Conflicts of Interest," have been established by the managing general partner to resolve any conflicts which may arise. The partnership agreement provides that the managing general partner and its affiliates will abide by the guidelines set forth below. However, with respect to (2), (3), (4), (5) and (7) there is an exception in the partnership agreement for another program in which the interest of the managing general partner is substantially similar to or less than its interest in the partnership.

(1) TRANSFERS AT COST. All leases will be acquired from the managing general partner and credited towards its required capital contribution at the cost of the lease, unless the managing general partner has a reason to believe that cost is materially more than the fair market value of the property. If the managing general partner believes cost is materially more than fair market value, then the managing general partner's credit for the contribution must be at a price not in excess of the fair market value.

       - A determination of fair market value must be supported by an appraisal from an independent expert and be maintained in the partnership's records for at least six years.

(2) EQUAL PROPORTIONATE INTEREST. When the managing general partner sells or transfers an oil and gas interest to the partnership, it must, at the same time, sell or transfer to the partnership an equal proportionate interest in all its other property in the same prospect.

       - The term "prospect" generally means an area which is believed to contain commercially productive quantities of natural gas or oil.

     However, a prospect will be limited to the drilling or spacing unit on which one well will be drilled if the following two conditions are met:

       - the well is being drilled to a geological feature which contains proved reserves; and

       -    the drilling or spacing unit protects against drainage.

     The managing general partner believes that for a prospect located in Ohio, Pennsylvania and New York on which a well will be drilled to test the Clinton/Medina geologic formation or the Mississippian/Upper Devonian Sandstone reservoirs, a prospect will consist of the drilling and spacing unit because it will meet the test in the preceding sentence.

       - Proved reserves, generally, are the estimated quantities of natural gas and oil which have been demonstrated to be recoverable in future years with reasonable certainty under existing economic and operating conditions. Proved reserves include proved undeveloped reserves which generally are reserves expected to be recovered from existing wells where a relatively major expenditure is required for recompletion or from new wells on undrilled acreage. Reserves on undrilled acreage will be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     The managing general partner anticipates that the majority of the wells drilled by the partnership will develop either the Clinton/Medina geologic formation or the Mississippian/Upper Devonian Sandstone reservoirs. The drilling of these wells may provide the managing general partner with offset sites by allowing it to determine at the partnership's expense the value of adjacent acreage in which the partnership would not have any interest. The managing general partner owns acreage in the area surrounding the currently proposed wells. To lessen this conflict of interest, for five years the managing general partner may not drill any well:

       - in the Clinton/Medina geologic formation within 1,650 feet of an existing partnership well in Pennsylvania or within 1,000 feet of an existing partnership well in Ohio; or

       - in the Mississippian/Upper Devonian Sandstone reservoirs within 1,000 feet of an existing partnership well.

     If the partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

(3) SUBSEQUENTLY ENLARGING PROSPECT. In areas where the prospect is not limited to the drilling or spacing unit and the area constituting the partnership's prospect is subsequently enlarged based on geological information which is later acquired then there is the following special provision:

       - if the prospect is enlarged to cover any area where the managing general partner owns a separate property interest and the partnership activities were material in establishing the existence of proved undeveloped reserves which are attribuTable to the separate property interest, then the separate property interest or a portion thereof must be sold to the partnership in accordance with
            (1), (2) and (4).

(4) TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATES' ENTIRE INTEREST. If the managing general partner sells or transfers to the partnership less than all of its ownership in any prospect, then it must comply with the following conditions:

       -    the retained interest must be a proportionate interest;

       - the managing general partner's obligations and the partnership's obligations must be substantially the same after the sale of the interest by the managing general partner or its affiliates; and

       - the managing general partner's revenue interest must not exceed the amount proportionate to its retained interest.

     For example, if the managing general partner transfers 50% of its interest in a prospect to the partnership and retains a 50% interest, then the partnership will not pay any of the costs associated with the managing general partner's retained interest as a part of the transfer. This limitation does not prevent the managing general partner and its affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or affiliated partnerships. For example, the managing general partner may sell its retained interest to a third party for a profit.

(5) LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP.
     For a five year period after the closing, if the managing general partner proposes to acquire an interest from an unaffiliated person in a prospect in which the partnership owns an interest or in a prospect in which the partnership's interest has been terminated without compensation within one year before the proposed acquisition, then the following conditions apply:

       - if the managing general partner does not currently own property in the prospect separately from the partnership, then the managing general partner may not buy an interest in the prospect; and

       - if the managing general partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired must be divided in the same proportion between the managing general partner and the partnership as the other property in the prospect. However, if the partnership does not have the cash or financing to buy the additional interest, then the managing general partner is also prohibited from buying the additional interest.

(6) NO SALE OF UNDEVELOPED LEASES TO THE MANAGING GENERAL PARTNER AND LIMITATIONS ON SALE OF DEVELOPED LEASES TO THE MANAGING GENERAL PARTNER. The managing general partner and its affiliates may not purchase non-producing natural gas and oil properties from the partnership.

     The managing general partner and its affiliates, other than an affiliated income program, may not purchase any producing natural gas or oil property from the partnership unless:

       -    the sale is in connection with the liquidation of the partnership;
            or

       - the managing general partner's well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the managing general partner's well supervision fees for the well, for a period of at least three consecutive months.

     In both cases, the sale must be at fair market value supported by an appraisal of an independent expert selected by the managing general partner.

     An affiliated income program may purchase a producing natural gas and oil property from the partnership at any time at fair market value as supported by an appraisal from an independent expert if the property has been held by the partnership for more than six months or there have been significant expenditures made in connection with the property or at cost as adjusted for intervening operations if the managing general partner deems it to be in the best interest of the partnership.

     The appraisal of the property must be maintained in the partnership's records for at least six years.

(7)  NO TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. Subject to
     (6), the partnership may not purchase properties from or sell properties to any other affiliated partnership. Also, this prohibition does not apply to joint ventures among affiliated partnerships, provided that:

       - the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

       - the compensation arrangement or any other interest or right of either the managing general partner or its affiliates is the same in each affiliated partnership or if different, the aggregate compensation of the managing general partner or the affiliate is reduced to reflect the lower compensation arrangement.

(8) LEASES WILL BE ACQUIRED ONLY FOR STATED PURPOSE OF THE PARTNERSHIP. The partnership must acquire only leases that are reasonably expected to meet the stated purposes of the partnership. Also, no leases may be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the partnership's best interest.

CONFLICTS BETWEEN INVESTORS AND THE MANAGING GENERAL PARTNER AS AN INVESTOR
The managing general partner, its officers, directors and affiliates may subscribe for units and the price of their units will be reduced by 10.5%, which is equal to the dealer-manager fee and the sales commission and the reimbursements to the dealer-manger for marketing expenses and the selling agents' bona fide accounTable due diligence expenses. These investors generally will share in the partnership's costs, revenues and distributions on the same basis as the other investors as described in "Participation in Costs and Revenues," and will have the same voting rights, except as discussed below, even though they pay a reduced price for their units.

Any subscription by the managing general partner, its officers, directors, or affiliates will dilute the voting rights of you and the other investors and there may be a conflict with respect to certain matters. The managing general partner and its officers, directors and affiliates, however, are prohibited from voting with respect to certain matters.

LACK OF INDEPENDENT UNDERWRITER AND DUE DILIGENCE INVESTIGATION
The terms of this offering, the partnership agreement and the drilling and operating agreement were determined by the managing general partner without arms' length negotiations. You and the other investors have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other investors in the offering and the agreements.

Also, there was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnership and the managing general partner which would be provided by independent underwriters. Although Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of accounTable due diligence expenses for certain due diligence investigations conducted by the selling agents which will be reallowed to the selling agents, its due diligence examination concerning this offering cannot be considered to be independent.

CONFLICTS CONCERNING LEGAL COUNSEL
The managing general partner anticipates that its legal counsel will also serve as legal counsel to the partnership and that this dual representation will continue in the future. If a future dispute arises between the managing general partner and you and the other investors, then the managing general partner will cause you and the other investors to retain separate counsel. Also, if counsel advises the managing general partner that counsel reasonably believes its representation of the partnership will be adversely affected by its responsibilities to the managing general partner, then the managing general partner will cause you and the other investors to retain separate counsel.

CONFLICTS REGARDING PREPARATION OF GEOLOGICAL REPORTS
The geological report for Fayette County, Pennsylvania and the geological report for the Clinton/Medina geological formation in southern Ohio which cover a portion of the currently proposed wells were prepared by the managing general partner which is not independent. This lack of independence in the preparation of the reports may affect their reliability since the managing general partner has an incentive to prepare more positive reports than an independent geologist.

CONFLICTS REGARDING PRESENTMENT FEATURE
You and the other investors have the right to present your units to the managing general partner for repurchase beginning in 2006. This creates the following conflicts of interest between you and the managing general partner.

       - The managing general partner may suspend the presentment feature if it does not have the necessary cash flow or it cannot arrange borrowings for this purpose on terms which it deems reasonable. Both of these determinations are subjective and will be made in the managing general partner's sole discretion.

       - The managing general partner will also determine the repurchase price based on a reserve report that it prepares and is reviewed by an independent expert which it chooses. The formula for arriving at the repurchase price has many subjective determinations that are within the discretion of the managing general partner.

CONFLICTS REGARDING MANAGING GENERAL PARTNER WITHDRAWING AN INTEREST
A conflict of interest is created with you and the other investors by the managing general partner's right to mortgage its interest or withdraw an interest in the partnership's wells to be used as collateral for a loan to the managing general partner. If there was a default under the loan, this could reduce the amount of the managing general partner's partnership net production revenues available for its subordination obligation to you and the other investors.

CONFLICTS REGARDING ORDER OF PIPELINE CONSTRUCTION AND GATHERING FEES
A conflict of interest is created by the right of the managing general partner's parent company, Atlas America, and its affiliate, Atlas Pipeline Partners, L.P., to determine the order of priority for constructing gathering lines because this could delay connecting some of the partnership's wells into the gathering system of Atlas Pipeline Partners, L.P. Also, the managing general partner may choose well locations along the gathering system which would benefit its parent company by providing more gathering fees to Atlas Pipeline Partners L.P., even if there are other well locations available in the area or other areas which offer the partnership a greater potential return.

The managing general partner and its affiliates will pay the difference between the gathering fees to be paid by the partnership to Atlas Pipeline Partners, which are set forth in "Compensation - Gathering Fees," and the greater of $.35 per mcf or 16% of the gross sales price for the gas. This provides an incentive to the managing general partner to increase the amount of the gathering fees paid by the partnership in the future which are not locked-in as described in "Compensation-Gathering Fees."

PROCEDURES TO REDUCE CONFLICTS OF INTEREST
In addition to the procedures set forth in " - Conflicts Involving the Acquisition of Leases," the managing general partner and its affiliates will comply with the following procedures in the partnership agreement to reduce some of the conflicts of interest with you and the other investors. The managing general partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the managing general partner and you and the other investors may not necessarily be resolved in your best interests. However, the managing general partner believes that its significant capital contribution to the partnership will reduce the conflicts of interest.

(1) FAIR AND REASONABLE. The managing general partner may not sell, transfer, or convey any property to, or purchase any property from, the partnership except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the partnership which does not primarily benefit the partnership.

(2) NO COMPENSATING BALANCES. The managing general partner may not use the partnership's funds as a compensating balance for its own benefit.

(3) FUTURE PRODUCTION. The managing general partner may not commit the future production of a partnership well exclusively for its own benefit.

(4) DISCLOSURE. Any agreement or arrangement that binds the partnership, must be fully disclosed in this prospectus.

(5) NO LOANS FROM THE PARTNERSHIP. The partnership may not loan money to the managing general partner.

(6) NO REBATES. The managing general partner may not participate in any business arrangements which would circumvent these guidelines including receiving rebates or give-ups.

(7) SALE OF ASSETS. The sale of all or substantially all of the assets of the partnership may only be made with the consent of investors whose units equal a majority of the total units.

(8) PARTICIPATION IN OTHER PARTNERSHIPS. If the partnership participates in other partnerships or joint ventures then the terms of the arrangements must not circumvent any of the requirements contained in the partnership agreement, including the following:

       - there may be no duplication or increase in organization and offering expenses, the managing general partner's compensation, partnership expenses or other fees and costs;

       - there may be no substantive change in the fiduciary and contractual relationship between the managing general partner and you and the other investors; and

       -    there may be no diminishment in your voting rights.

(9) INVESTMENTS. Partnership funds may not be invested in the securities of another person except in the following instances:

       - investments in interests made in the ordinary course of the partnership's business;

       - temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;

       -    multi-tier arrangements meeting the requirements of (8) above;

       - investments involving less than 5% of the total subscriptions which are a necessary and incidental part of a property acquisition transaction; and

       - investments in entities established solely to limit the partnership's liabilities associated with the ownership or operation of property or equipment, provided, that duplicative fees and expenses are prohibited.

(10) SAFEKEEPING OF FUNDS. The managing general partner may not employ, or permit another to employ, the funds or assets of the partnership in any manner except for the exclusive benefit of the partnership. The managing general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the partnership whether or not in its possession or control.

(11) ADVANCE PAYMENTS. Advance payments by the partnership to the managing general partner and its affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid intangible drilling costs and for a business purpose.

POLICY REGARDING ROLL-UPS
It is possible at some indeterminate time in the future that the partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the partnership. These changes could include the following:

       -    increasing the compensation of the managing general partner;

       -    amending your voting rights;

       -    listing the units on a national securities exchange or on NASDAQ;

       -    changing the fundamental investment objectives of the partnership;
            or

       -    materially altering the duration of the partnership.

If a roll-up should occur in the future the partnership agreement provides various policies which include the following:

       - an independent expert must appraise all partnership assets and you must receive a summary of the appraisal in connection with a proposed roll-up;

       - if you vote "no" on the roll-up proposal, then you will be offered a choice of:

            -    accepting the securities of the roll-up entity;

            - remaining a partner in the partnership and preserving your units in the partnership on the same terms and conditions as existed previously; or

            - receiving cash in an amount equal to your pro-rata share of the appraised value of the partnership's net assets; and

            -    the partnership will not participate in a proposed roll-up:

                 - unless approved by investors whose units equal 75% of the total units;

                 - which would result in the diminishment of your voting rights under the roll-up entity's chartering agreement;

                 - in which your right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

                 - in which any of the transaction costs would be borne by the partnership if the proposed roll-up is not approved by investors whose units equal 75% of the total units.



            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

IN GENERAL
The managing general partner will manage the partnership and its assets. In conducting the partnership's affairs it is accountable to you as a fiduciary and it must exercise good faith and deal fairly with you and the other investors. If the managing general partner breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss caused by the breach. Neither the partnership agreement nor any other agreement between the managing general partner and the partnership may contractually limit any fiduciary duty owed to you and the other investors by the managing general partner under applicable law except as set forth in Sections 4.01, 4.02, 4.04,
4.05 and 4.06 of the partnership agreement. This is a rapidly expanding and changing area of the law and if you have questions concerning the managing general partner's duties you should consult your own counsel.

LIMITATIONS ON MANAGING GENERAL PARTNER LIABILITY AS FIDUCIARY
Under the terms of the partnership agreement, the managing general partner, the operator, and their affiliates have limited their liability to the partnership and to you and the other investors for any loss suffered by the partnership or you and the other investors which arises out of any action or inaction on their part if:

       - they determined in good faith that the course of conduct was in the best interest of the partnership;

       - they were acting on behalf of, or performing services for, the partnership; and

       -    their course of conduct did not constitute negligence or misconduct.

Thus, you and the other investors may have a more limited right of action than you would have had without these limitations in the partnership agreement.

In addition, the partnership agreement provides for indemnification of the managing general partner, the operator, and their affiliates by the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the partnership provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the partnership agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, you should be aware that, in the SEC's opinion, this indemnification is contrary to public policy and therefore unenforceable.

Payments arising from the indemnification or agreement to hold harmless are recoverable only out of the following:

       -    tangible net assets;

       -    revenues; and

       -    insurance proceeds.

Still, use of partnership funds or assets for indemnification would reduce amounts available for partnership operations or for distribution to you and the other investors.

The partnership will not pay the cost of the portion of any insurance which insures the managing general partner, the operator, or an affiliate against any liability for which they cannot be indemnified. In addition, partnership funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought only if the partnership has adequate funds available and certain conditions in the partnership agreement are met.


                                   TAX ASPECTS

SUMMARY OF TAX OPINION
The managing general partner has received the tax opinion of special counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, which is included as Exhibit
(8) to the registration statement. This section of the prospectus is a summary of the tax opinion and all the material federal income tax consequences of the purchase, ownership and disposition of the general and limited partner interests. You are strongly urged to read the entire tax opinion.

The tax opinion represents only special counsel's best legal judgment, and has no binding effect or official status. It is only special counsel's prediction as to the outcome of the issues addressed and the results are not certain. As required by IRS regulations, special counsel's opinions state whether it is "more likely than not" that the predicted outcome will occur. There is no assurance that the present laws or regulations will not be changed and adversely affect you. Also, the IRS may challenge the deductions claimed by the partnership or you, or the taxable year in which the deductions are claimed, and no guaranty can be given that the challenge would not be upheld if litigated. No advance ruling on any tax consequence of an investment in the partnership will be requested from the IRS.

Different tax considerations than these addressed in this discussion may apply to foreign persons, corporations, partnerships, trusts and other prospective investors which are not treated as individuals for federal income tax purposes. Also, the treatment of the tax attributes of the partnership may vary among investors. Accordingly, you are urged to seek qualified, professional assistance in the preparation of your federal, state and local tax returns with specific reference to your own tax situation.

In special counsel's opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated.

       - PARTNERSHIP CLASSIFICATION. The partnership will be classified as a partnership for federal income tax purposes, and not as a corporation. The partnership, as such, will not pay any federal income taxes, and all items of income, gain, loss, and deduction of the partnership will be reporTable by the partners in the partnership.


       -    PASSIVE ACTIVITY CLASSIFICATION.

            - Generally, the passive activity limitations on losses under Section469 of the Internal Revenue Code will apply to limited partners, but will not apply to investor general partners before the conversion of investor general partner units to limited partner units.

            - The partnership's income and gain from its natural gas and oil properties which are allocated to limited partners, other than converted investor general partners, generally will be characterized as passive activity income which may be offset by passive activity losses.

            - Income or gain attribuTable to investments of working capital of the partnership will be characterized as portfolio income, which cannot be offset by passive activity losses.

       - NOT A PUBLICLY TRADED PARTNERSHIP. Assuming that no more than 10% of the units are transferred in any taxable year of the partnership, other than in private transfers described in Treas. Reg. Section1.7704-1(e), the partnership will not be treated as a "publicly traded partnership" under the Internal Revenue Code.

       - AVAILABILITY OF CERTAIN DEDUCTIONS. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible.

       - INTANGIBLE DRILLING COSTS. The partnership will elect to deduct currently all intangible drilling costs. However, each investor may elect instead to capitalize and deduct all or part of his share of the intangible drilling costs ratably over a 60 month period as discussed in "Minimum Tax - Tax Preferences", below. Subject to the foregoing, intangible drilling costs paid by the partnership under the terms of bona fide drilling contracts for the partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming the amounts are fair and reasonable consideration and subject to certain restrictions summarized below, including basis and "at risk" limitations and the passive activity loss limitation with respect to the limited partners.

       - PREPAYMENTS OF INTANGIBLE DRILLING COSTS. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2001 most, if not all, of the intangible drilling costs related to partnership wells the drilling of which will begin in 2002. Assuming that the amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in special counsel's opinion the prepayments of intangible drilling costs will be deductible for the 2001 taxable year even though all owners in the well may not be required to prepay intangible drilling costs, subject to certain restrictions summarized below, including basis and "at risk" limitations, and the passive activity loss limitation with respect to the limited partners.

            The foregoing opinion is based in part on the assumptions that:

            - the intangible drilling costs will be required to be prepaid in 2001 for specified wells under the drilling and operating agreement;

            - under the drilling and operating agreement the drilling of the wells is required to be, and actually is, begun on or before March 31, 2002, and the wells are continuously drilled thereafter until completed, if warranted, or abandoned; and

            - the required prepayments are not refundable to the partnership and any excess prepayments are applied to intangible drilling costs of substitute wells.

       - DEPLETION ALLOWANCE. The greater of cost depletion or percentage depletion will be available to qualified investors as a current deduction against the partnership's natural gas and oil production income, subject to certain restrictions summarized below.

       - MACRS. The partnership's reasonable costs for equipment placed in the wells which cannot be deducted immediately will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System ("MACRS"), generally over a seven year "cost recovery period," subject to certain restrictions summarized below, including basis and "at risk" limitations, and the passive activity loss limitation in the case of limited partners.

       - TAX BASIS OF UNITS. Each investor's adjusted tax basis in his units will be increased by his total subscription proceeds.

       - AT RISK LIMITATION ON LOSSES. Each investor initially will be "at risk" to the full extent of his subscription proceeds.

       - ALLOCATIONS. Assuming the effect of the allocations of income, gain, loss and deduction, or items thereof, set forth in the partnership agreement, including the allocations of basis and amount realized with respect to natural gas and oil properties, is substantial in light of an investor's tax attributes that are unrelated to the partnership, the allocations will have "substantial economic effect" and will govern each investor's distributive share of those items to the extent the allocations do not cause or increase deficit balances in the investors' capital accounts.

       - SUBSCRIPTION. No gain or loss will be recognized by the investors on payment of their subscriptions.

       - PROFIT MOTIVE AND NO TAX SHELTER REGISTRATION. Based on the managing general partner's representation that the partnership will be conducted as described in the prospectus, the partnership will possess the requisite profit motive under Section 183 of the Internal Revenue Code and is not required to register with the IRS as a tax shelter.

       - IRS ANTI-ABUSE RULE. Based on the managing general partner's representation that the partnership will be conducted as described in the prospectus, the partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. Section 1.701-2.

       - OVERALL EVALUATION OF TAX BENEFITS. Based on special counsel's conclusion that substantially more than half of the material tax benefits of the partnership, in terms of their financial impact on a typical investor, more likely than not will be realized if challenged by the IRS, the tax benefits of the partnership, in the aggregate, which are a significant feature of an investment in the partnership by a typical original investor more likely than not will be realized as contemplated by the prospectus.

PARTNERSHIP CLASSIFICATION
For federal income tax purposes, a partnership is not a taxable entity. The partners, rather than the partnership, receive any deductions, as well as the income, from the operations engaged in by the partnership. A business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Because the partnership was formed under the Pennsylvania Revised Uniform Limited Partnership Act which describes the partnership as a "partnership," it will automatically be classified as a partnership unless it elects to be classified as a corporation. In this regard, the managing general partner has represented that the partnership will not elect to be classified as a corporation.

LIMITATIONS ON PASSIVE ACTIVITIES
Under the passive activity rules, all income of a taxpayer who is subject to the rules is categorized as:

       - income from passive activities such as limited partners' interests in a business;

       -    active income such as salary, bonuses, etc.; or

       - portfolio income such as gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business.

Losses generated by "passive activities" can offset only passive income and cannot be applied against active income or portfolio income. Suspended losses may be carried forward, but not back, and used to offset future years' passive activity income.

Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the partnership agreement, limited partners will not have material participation in the partnership and generally will be subject to the passive activity limitations.

Investor general partners also do not materially participate in the partnership. However, because the partnership will own only "working interests," as defined in the Internal Revenue Code, in its wells and investor general partners will not have limited liability under Pennsylvania law until they are converted to limited partners, their deductions generally will not be treated as passive deductions before the conversion. However, if an investor general partner invests in the partnership through an entity which limits his liability, for example, a limited partnership, limited liability company, or S corporation, he will be treated the same as a limited partner and generally will be subject to the passive activity limitations. Contractual limitations on the liability of investor general partners under the partnership agreement such as insurance, limited indemnification, etc. will not cause investor general partners to be subject to the passive activity limitations.

PUBLICLY TRADED PARTNERSHIP RULES. Net losses of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net passive income from a publicly traded partnership. However, in the opinion of special counsel it is more likely than not that the partnership will not be characterized as a publicly traded partnership under the Internal Revenue Code so long as no more than 10% of the Units are transferred in any taxable year of the partnership other than in private transfers described in Treas. Reg. Section 1.7704-1(e).

CONVERSION FROM INVESTOR GENERAL PARTNER TO LIMITED PARTNER. Investor general partner units will be converted by the managing general partner to limited partner units after substantially all of the partnership wells have been drilled and completed, which the managing general partner anticipates will be in the late summer of 2002. Thereafter, each investor general partner will have limited liability as a limited partner under the Pennsylvania Revised Uniform Limited Partnership Act with respect to his interest in the partnership.

Concurrently, the investor general partner will become subject to the passive activity limitations. However, because he previously will have received a non-passive deduction for intangible drilling costs, the Internal Revenue Code requires that his net income from the partnership's wells following the conversion must continue to be characterized as non-passive income which cannot be offset with passive losses. An investor general partner's conversion of his partnership interest into a limited partner interest should not have any other adverse tax consequences unless the investor general partner's share of any partnership liabilities is reduced as a result of the conversion. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to the partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds his basis.

TAXABLE YEAR
The partnership intends to adopt a calendar year taxable year.

2001 EXPENDITURES
The managing general partner anticipates that all of the partnership's subscription proceeds will be expended in 2001 and that your share of the partnership's income and deductions will be reflected on your federal income tax return for that period. Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2001 most, if not all, of its intangible drilling costs for wells the drilling of which will begin in 2002. The deductibility in 2001 of these advance payments cannot be guaranteed.

AVAILABILITY OF CERTAIN DEDUCTIONS
Ordinary and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. The managing general partner has represented to special counsel that the amounts payable to the managing general partner and its affiliates, including the amounts paid to the managing general partner or its affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. The fees paid to the managing general partner and its affiliates will not be currently deductible if they are:

       -    in excess of reasonable compensation;

       - properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the leases; or

       -    not "ordinary and necessary" business expenses.

In the event of an audit, payments to the managing general partner and its affiliates by the partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

INTANGIBLE DRILLING COSTS
Subject to the passive activity loss rules in the case of limited partners, you will be entitled to deduct your share of intangible drilling costs which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. Intangible drilling costs generally will be treated as ordinary income if a property is sold at a gain. Also, productive-well intangible drilling costs may subject you to an alternative minimum tax in excess of regular tax unless you elect to deduct all or part of these costs ratably over a 60-month period as discussed in "Minimum Tax - Tax Preferences", below.

The managing general partner estimates that on average approximately 75.6% of the total price to be paid by the partnership for all of its completed wells will be intangible drilling costs which are charged 100% to you and the other investors under the partnership agreement. Under the partnership agreement not less than 90% of the subscription proceeds received by the partnership from you and the other investors will be used to pay intangible drilling costs. The IRS could challenge the characterization of a portion of these costs as deductible intangible drilling costs and recharacterize the costs as some other item which may be non-deductible; however, this would have no effect on the allocation and payment of the costs under the partnership agreement.

YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR CONCERNING THE TAX BENEFITS TO YOU OF THE PARTNERSHIP'S DEDUCTION FOR INTANGIBLE DRILLING COSTS IN LIGHT OF YOUR OWN TAX SITUATION.

DRILLING CONTRACTS
The partnership will enter into the drilling and operating agreement with the managing general partner or its affiliates, as a third-party general drilling contractor, to drill and complete the partnership's development wells on a cost plus 15% basis. For its services as general drilling contractor, the managing general partner anticipates that on average over all of the wells drilled and completed by the partnership it will have reimbursement of general and administrative overhead of approximately $14,975 per well and a profit of 15% (approximately $29,120) per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors as described in "Compensation - Drilling Contracts". However, the actual cost of drilling and completing the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations, and the managing general partner's reimbursement of overhead and profit also could be more or less than the amount estimated by the managing general partner.

The managing general partner believes the prices under the drilling and operating agreement are competitive in the proposed areas of operation. Nevertheless, the amount of the profit realized by the managing general partner under the drilling and operating agreement could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling cost.

Depending primarily on when the partnership subscriptions are received, the managing general partner anticipates that the partnership will prepay in 2001 most, if not all, of the intangible drilling costs for drilling activities that will begin in 2002. In KELLER V. COMMISSIONER, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling costs. First, the expenditure must be a payment rather than a refundable deposit. Second, the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.

The partnership will attempt to comply with the guidelines set forth in KELLER with respect to prepaid intangible drilling costs. The drilling and operating agreement will require the partnership to prepay in 2001 intangible drilling costs for specified wells the drilling of which will begin in 2002. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The drilling and operating agreement will require the partnership to prepay the intangible drilling costs of drilling and completing the wells in order to enable the operator to commence site preparation for the wells, obtain suiTable subcontractors at the then current prices and insure the availability of equipment and materials. Under the drilling and operating agreement excess prepaid amounts, if any, will not be refundable to the partnership but will be applied to intangible drilling costs to be incurred in drilling and completing substitute wells. Under KELLER, a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased if prepayments are not required with respect to the entire well. It is possible that less than 100% of the interest will be acquired by the partnership in one or more wells and prepayments may not be required of all owners of interests in the wells. However, in the view of special counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in KELLER, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the interest in the wells.

In addition, a current deduction for prepaid intangible drilling costs is available only if the drilling of the wells begins before the close of the 90th day after the close of the taxable year. The managing general partner will attempt to cause the drilling of all prepaid partnership wells to begin on or before March 31, 2002. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the partnership or the drilling contractor. Such circumstances include, for example, the unavailability of drilling rigs, decisions of third-party operators to delay drilling the wells, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that the drilling of all prepaid partnership wells required by the drilling and operating agreement to begin on or before March 31, 2002, will actually begin by that date. In that event, deductions claimed in 2001 for prepaid intangible drilling costs would be disallowed and deferred to the 2002 taxable year.

No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling costs under the partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the investors for the current taxable year, or that the challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

DEPLETION ALLOWANCE
Proceeds from the sale of the partnership's natural gas and oil production will constitute ordinary income. A certain portion of the income will not be taxable under the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Depletion deductions generally will be treated as ordinary income if a property is sold at a gain.

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of natural gas or oil expected to be recoverable from the property and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

Percentage depletion generally is available to taxpayers other than integrated oil companies. Percentage depletion is based on your share of the partnership's gross production income from its natural gas and oil properties. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1%, up to a maximum increase of 10%, for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel without adjustment for inflation. The term "marginal production" includes natural gas and oil produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil, which is 90 MCF of natural gas, per producing well on the property in the calendar year. The rate of percentage depletion for marginal production in 2001 is 15%. This rate fluctuates from year to year depending on the price of oil, but will not be less than the statutory rate of 15% nor more than 25%.

Also, percentage depletion:

       - may not exceed 100% of the net income from each natural gas and oil property before the deduction for depletion; and

       - is limited to 65% of the taxpayer's taxable income for a year computed without regard to deductions for percentage depletion, net operating loss carry-backs and capital loss carry-backs.

However, with respect to marginal properties, which will include most, if not all, of the partnership's wells, the 100% of net income property limitation is suspended for 2001.

AVAILABILITY OF PERCENTAGE DEPLETION MUST BE COMPUTED SEPARATELY BY YOU, AND NOT BY THE PARTNERSHIP OR FOR INVESTORS AS A WHOLE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE AVAILABILITY OF PERCENTAGE DEPLETION TO YOU.

DEPRECIATION - MODIFIED ACCELERATED COST RECOVERY SYSTEM ("MACRS")
Equipment costs and the related depreciation deductions of the partnership generally are charged and allocated under the partnership agreement 66% to the managing general partner and 34% to you and the other investors in the partnership. However, if the total equipment costs for all of the partnership's wells that would be charged to you and the other investors exceeds an amount equal to 10% of the subscription proceeds of you and the other investors, then the excess, together with the related depreciation deductions, will be charged and allocated to the managing general partner. These deductions are subject to recapture as ordinary income rather than capital gain on the disposition of the property or an investor's units. The cost of most equipment placed in service by the partnership will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method, with a switch to straight-line to maximize the deduction. Smaller depreciation deductions are used for purposes of the alternative minimum tax. Only a half-year of depreciation is allowed for the year recovery property is placed in service or disposed of, and in the case of a short tax year the MACRS deduction is prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded.

LEASEHOLD COSTS AND ABANDONMENT
Lease costs, together with the related cost depletion deduction and any abandonment loss, are allocated under the partnership agreement 100% to the managing general partner, which will contribute the leases to the partnership as a part of its capital contribution.

TAX BASIS OF UNITS
Your distributive share of partnership loss is allowable only to the extent of the adjusted basis of your units at the end of the partnership's taxable year. The adjusted basis of your units will be adjusted, but not below zero, for any gain or loss to you from a disposition by the partnership of a natural gas or oil property, and will be increased by your:

       -    cash subscription payment;

       -    share of partnership income; and

       -    share, if any, of partnership debt.

The adjusted basis of your units will be reduced by your:

       -    share of partnership losses;

       -    depletion deduction, but not below zero; and

       -    cash distributions from the partnership.

The reduction in your share of partnership liabilities, if any, is considered a cash distribution. Should cash distributions exceed the tax basis of your units taxable gain would result to the extent of the excess.

"AT RISK" LIMITATION FOR LOSSES
Subject to the limitations on "passive losses" generated by the partnership in the case of limited partners and your basis in your units, you may use your share of the partnership's losses to offset income from other sources. However, you may deduct the loss only to the extent of the amount you have "at risk" in the partnership at the end of a taxable year. Your initial amount "at risk" is the amount you paid for your units in the partnership. However, the amount you have "at risk" may not include the amount of any loss that you are protected against through:

       -    nonrecourse loans;

       -    guarantees;

       -    stop loss agreements; or

       -    other similar arrangements.

DISTRIBUTIONS FROM THE PARTNERSHIP
Generally, a cash distribution from the partnership to you in excess of the adjusted basis of your units immediately before the distribution is treated as gain from the sale or exchange of your units to the extent of the excess. No loss can be recognized by you on these distributions. Other distributions of property and liquidating distributions may result in taxable gain or loss.

SALE OF THE PROPERTIES
Generally, net long-term capital gains of a noncorporate taxpayer on the sale of assets held more than a year are taxed at a maximum rate of 20%, or 10% if they would be subject to tax at a rate of 15% if they were not eligible for long-term capital gains treatment. These rates are 18% and 8%, respectively, for gain on qualifying assets held for more than five years. The capital gain rates also apply for purposes of the alternative minimum tax. The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000, which is reduced to $1,500 for married persons filing separate returns, or the excess of capital losses over capital gains.

Gains or losses from sales of natural gas and oil properties held for more than 12 months generally will be treated as a long-term capital gain, while a net loss will be an ordinary deduction. However, on disposition of a natural gas or oil property gain is treated as ordinary income to the extent of the lesser of:

       - the amounts that were deducted as intangible drilling costs rather than added to basis, plus depletion deductions that reduced the basis of the property and certain losses, if any, on previous sales of partnership assets; or

       - the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis.

Other gains and losses on sales of natural gas and oil properties will generally result in ordinary gains or losses.

DISPOSITION OF UNITS
The sale or exchange, including a repurchase by the managing general partner, of all or part of your units held by you for more than 12 months will generally result in a recognition of long-term capital gain or loss. However, the recapturable portions of depletion and intangible drilling costs will constitute ordinary income. If the units are held for 12 months or less, the gain or loss will generally be short-term gain or loss. Also, your pro rata share of the partnership's liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from the disposition. In addition to gain from a passive activity, a portion of any gain recognized by a limited partner on the sale or other disposition of his units may be characterized as portfolio income.

A gift of your units may result in federal and/or state income tax and gift tax liability to you, and interests in different partnerships do not qualify for tax-free like-kind exchanges. Other dispositions of your units, may or may not result in recognition of taxable gain. However, no gain should be recognized by an investor general partner whose units are converted to limited partner units so long as there is no change in his share of the partnership's liabilities or certain partnership assets as a result of the conversion. In addition, if you sell or exchange all or part of your units you are required by the Internal Revenue Code to notify the partnership within 30 days or by January 15 of the following year, if earlier.

NO DISPOSITION OF YOUR UNITS, INCLUDING REPURCHASE OF THE UNITS BY THE MANAGING GENERAL PARTNER, SHOULD BE MADE BY YOU BEFORE CONSULTATION WITH YOUR TAX ADVISOR.

MINIMUM TAX - TAX PREFERENCES
With limited exceptions, all taxpayers are subject to the alternative minimum tax. If your alternative minimum tax exceeds the regular tax, then the excess is payable in addition to the regular tax. The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits. The alternative minimum tax accomplishes this objective by not treating favorably certain items that are treated favorably for purposes of the regular tax, including the deduction for intangible drilling costs and accelerated depreciation. Generally, the alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000, $87,500 for married individuals filing separate returns, and 28% thereafter. Under recent changes to the tax laws, for tax years beginning in 2001 through 2004, the exemption is $49,000 for married couples filing jointly and surviving spouses; $35,750 for single filers, and $24,500 for married persons filing separately. Also, for these tax years only, married persons filing separately must increase their alternative minimum taxable income by the lesser of 25% of alternative minimum taxable income over $173,000; or $24,500. The regular tax rates on capital gains also apply for purposes of the alternative minimum tax. Regular tax personal exemptions are not available for purposes of the alternative minimum tax, however, alternative minimum taxable income may be reduced by certain itemized deductions, exemption amounts and net operating losses.

Alternative minimum taxable income generally is taxable income, plus or minus adjustments, plus preferences. For taxpayers other than integrated oil companies, the 1992 National Energy Bill repealed the preference for:

       -    excess intangible drilling costs; and

       -    the excess percentage depletion preference for natural gas and oil.

The repeal of the excess intangible drilling costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling costs preference had not been repealed. Under the prior rules, the amount of intangible drilling costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from natural gas and oil properties. Excess intangible drilling costs is the regular intangible drilling costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or, at the taxpayer's election, under the cost depletion method. There is no preference item for costs of nonproductive wells.

Also, you may elect to capitalize all or part of your share of the partnership's intangible drilling costs and deduct the costs ratably over a 60-month period beginning with the month in which the costs were paid or incurred. This election also applies for regular tax purposes and can be revoked only with the IRS' consent. Making this election, therefore, generally will result in the following consequences to you:

       - your regular tax deduction in 2001 for intangible drilling costs will be reduced because you must spread the deduction for the amount of intangible drilling costs which you elect to capitalize over the 60-month amortization period; and

       - the capitalized intangible drilling costs will not be treated as a preference that is included in your alternative minimum taxable income.

THE LIKELIHOOD OF YOU INCURRING, OR INCREASING, ANY MINIMUM TAX LIABILITY BECAUSE OF AN INVESTMENT IN THE PARTNERSHIP MUST BE DETERMINED ON AN INDIVIDUAL BASIS, AND REQUIRES YOU TO CONSULT WITH YOUR PERSONAL TAX ADVISOR.

LIMITATIONS ON DEDUCTION OF INVESTMENT INTEREST
Investment interest is deductible by a noncorporate taxpayer only to the extent of net investment income each year, with an indefinite carryforward of disallowed investment interest. An investor general partner's share of any interest expense incurred by the partnership before the investor general partner units are converted to limited partner units will be subject to the investment interest limitation. In addition, an investor general partner's income and losses, including intangible drilling costs, from the partnership will be considered investment income and losses. Losses allocable to an investor general partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any. These rules do not apply to partnership income or expense subject to the passive activity loss limitations for limited partners.

ALLOCATIONS
The partnership agreement allocates to you your share of the partnership's income, gains, losses and deductions, including the deductions for intangible drilling costs and depreciation. Your capital account will be adjusted to reflect these allocations and your capital account, as adjusted, will be given effect in distributions made to you on liquidation of the partnership or your interest in the partnership. Generally, your capital account will be:

       - increased by the amount of money you contribute to the partnership and allocations to you of income and gain; and

       - decreased by the value of property or cash distributed to you and allocations to you of loss and deductions.

It should be noted that your share of partnership items of income, gain, loss, and deduction must be taken into account whether or not there is any distribuTable cash. Your share of partnership revenues applied to the repayment of loans or the reserve for plugging wells, for example, will be included in your gross income in a manner analogous to an actual distribution of the income to you. Thus, you may have tax liability from the partnership for a particular year in excess of any cash distributions from the partnership to you with respect to that year. To the extent the partnership has cash available for distribution, however, it is the managing general partner's policy that partnership distributions will not be less than the managing general partner's estimate of the investors' income tax liability with respect to partnership income.

If any allocation under the partnership agreement is not recognized for federal income tax purposes, your distributive share of the items subject to that allocation generally will be determined in accordance with your interest in the partnership, determined by considering relevant facts and circumstances. To the extent the deductions allocated by the partnership agreement exceed deductions which would be allowed pursuant to a reallocation by the IRS, you may incur a greater tax burden.

PARTNERSHIP BORROWINGS
Under the partnership agreement, the managing general partner and its affiliates may make loans to the partnership. The use of partnership revenues taxable to you to repay partnership borrowings could create income tax liability for you in excess of your cash distributions from the partnership, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated as capital contributions in light of all the surrounding facts and circumstances.

PARTNERSHIP ORGANIZATION AND SYNDICATION FEES
Expenses connected with the sale of units in the partnership, including the dealer-manager fee, sales commissions, and reimbursements to the dealer-manager which are charged 100% to the managing general partner under the partnership agreement, are not deductible. Although certain organization expenses of the partnership may be amortized over a period of not less than 60 months, these expenses are also paid by the managing general partner as part of the partnership's organization and offering costs and any related deductions, which the managing general partner does not expect will be material in amount, will be allocated to the managing general partner.

TAX ELECTIONS
The partnership may elect to adjust the basis of partnership property on the transfer of a unit in the partnership by sale or exchange or on the death of an investor, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the units are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. Also, certain "start-up expenditures" must be capitalized and can only be amortized over a 60-month period. If it is ultimately determined that any of the partnership's expenses constituted start-up expenditures and not deductible business expenses, the partnership's deductions for those expenses would be deferred.

DISALLOWANCE OF DEDUCTIONS UNDER SECTION 183 OF THE INTERNAL REVENUE CODE
Your ability to deduct your share of the partnership's losses could be lost if the partnership lacks the appropriate profit motive. There is a presumption that an activity is engaged in for profit, if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attribuTable to the activity. Thus, if the partnership fails to show a profit in at least three of five consecutive years, this presumption will not be available and the possibility that the IRS could successfully challenge the partnership deductions claimed by you would be substantially increased.

The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Based on the managing general partner's representation that the partnership will be conducted as described in this prospectus, in the opinion of special counsel it is more likely than not that the partnership will possess the requisite profit motive.

TERMINATION OF THE PARTNERSHIP
The partnership will be considered as terminated for federal income tax purposes if within a twelve month period there is a sale or exchange of 50% or more of the total interest in partnership capital and profits. In that event, you would realize taxable gain on a termination of the partnership to the extent that money regarded as distributed to you exceeds the adjusted basis of your units. The conversion of investor general partner units to limited partner units, however, will not terminate the partnership.

LACK OF REGISTRATION AS A TAX SHELTER
An organizer of a "tax shelter" must obtain an identification number which must be included on the tax returns of investors in the tax shelter. For this purpose, a "tax shelter" includes investments with respect to which any person could reasonably infer that the ratio that the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1.

The managing general partner does not believe that the partnership will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the partnership is to locate, produce and market natural gas and oil on an economic basis, the managing general partner does not believe that the partnership will be a "potentially abusive tax shelter." Accordingly, the managing general partner does not intend to register the partnership with the IRS as a tax shelter.

If it is subsequently determined by the IRS or the courts that the partnership was required to be registered with the IRS as a tax shelter, the managing general partner would be subject to certain penalties and you would be liable for a $250 penalty for failure to include the tax shelter registration number on your tax return, unless the failure was due to reasonable cause. You also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of your units. However, based on the representations of the managing general partner, special counsel has expressed the opinion that the partnership, more likely than not, is not required to register with the IRS as a tax shelter.

Issuance of a registration number does not indicate that an investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

INVESTOR LISTS. Any person who organizes a tax shelter required to be registered with the IRS must maintain a list of each investor in the tax shelter. For the reasons described above, the managing general partner does not believe the partnership is a tax shelter for this purpose. If this determination is wrong there is a penalty of $50 for each person, unless the failure is due to reasonable cause.

TAX RETURNS AND AUDITS
IN GENERAL. The tax treatment of all partnership items is generally determined at the partnership, rather than the partner, level; and the partners are generally required to treat partnership items on their individual returns in a manner which is consistent with the treatment of the partnership items on the partnership return. Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against you and the other investors attribuTable to a partnership item may be extended by agreement between the IRS and the managing general partner, which will serve as the partnership's representative in all administrative and judicial proceedings conducted at the partnership level. The managing general partner generally may enter into a settlement on behalf of, and binding on, any investor owning less than a 1% profits interest if the partnership has more than 100 partners. In addition, a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an "electing large partnership." These rules also facilitate the matching of partnership items with individual partner tax returns by the IRS. The managing general partner does not anticipate that the partnership will make this election. By executing the partnership agreement, you agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the managing general partner does not have binding settlement authority.

TAX RETURNS. Your income tax returns are your responsibility. The partnership will provide you with the tax information applicable to your investment in the partnership necessary to prepare your returns.

PENALTIES AND INTEREST
IN GENERAL. Interest is charged on underpayments of tax and various civil and criminal penalties are included in the Internal Revenue Code.

PENALTY FOR NEGLIGENCE OR DISREGARD OF RULES OR REGULATIONS. If any portion of an underpayment of tax is attribuTable to negligence or disregard of rules or regulations, 20% of that portion is added to the tax. Negligence is strongly indicated if you fail to treat partnership items on your tax return in a manner that is consistent with the treatment of those items on the partnership's return or to notify the IRS of the inconsistency.

VALUATION MISSTATEMENT PENALTY. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more which is attribuTable to a substantial valuation misstatement. There is a substantial valuation misstatement if:

       - the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or

       - the price for any property or services, or for the use of property, claimed on a return is 200% or more, or 50% or less, of the correct price.

If there is a gross valuation misstatement, which is 400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount, then the penalty is 40%.

SUBSTANTIAL UNDERSTATEMENT PENALTY. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return, exceeds the greater of:

       -    10% of the tax required to be shown on the return; or

       -    $5,000.

The amount of any understatement generally will be reduced to the extent it is attribuTable to the tax treatment of an item:

       -    supported by substantial authority; or

       -    adequately disclosed on the taxpayer's return.

However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attribuTable to a tax shelter was supported by substantial authority and the taxpayer established that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment.

       - A "tax shelter" for this purpose is any entity which has as a significant purpose the avoidance or evasion of federal income tax.

IRS ANTI-ABUSE RULE. If a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Internal Revenue Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. Based on the managing general partner's representation that the partnership will be conducted as described in this prospectus, in the opinion of special counsel it is more likely than not that the partnership will not be subject to this rule.

STATE AND LOCAL TAXES
Under Pennsylvania law, the partnership is required to withhold state income tax at the rate of 2.8% of partnership income allocable to investors who are not residents of Pennsylvania. Also, the partnership will operate in states and localities which impose a tax on its assets or its income, or on you. Deductions which are available to you for federal income tax purposes may not be available for state or local income tax purposes.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE POSSIBLE EFFECT OF VARIOUS STATE AND LOCAL TAXES ON YOUR PERSONAL TAX SITUATION.

SEVERANCE AND AD VALOREM (REAL ESTATE) TAXES
The partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.

SOCIAL SECURITY BENEFITS AND SELF-EMPLOYMENT TAX
A limited partner's share of income or loss from the partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by limited partners, and if any limited partners are currently receiving Social Security benefits their shares of partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings."

An investor general partner's share of income or loss from the partnership will constitute "net earnings from self-employment" for these purposes. For 2001 the ceiling for social security tax of 12.4% is $80,400 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

FOREIGN PARTNERS
The partnership will be required to withhold and pay to the IRS tax at the highest rate under the Internal Revenue Code applicable to partnership income allocable to foreign partners, even if no cash distributions are made to them. In the event of overwithholding, a foreign partner must file a United States tax return to obtain a refund.

ESTATE AND GIFT TAXATION
There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $10,000 per donee, which will be adjusted for inflation. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("the 2001 Act") estates of $675,000 in 2001, which increases in stages to $3.5 million by 2009, or less generally are not subject to federal estate tax. The federal estate tax is scheduled to be repealed in 2010, and then reinstated in 2011 under the rules in effect before the 2001 Act.

CHANGES IN THE LAW. Your investment in the partnership will be adversely affected by changes in the tax laws. For example, under the Economic Growth and Tax Relief Reconciliation Act of 2001 the federal income tax rates are being reduced in stages between 2001 and 2006, including reducing the top rate from 39.6% to 39.1% in 2001, and ultimately to 35% by 2006. This will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion and depreciation.

                        SUMMARY OF PARTNERSHIP AGREEMENT

NOTE: THE RIGHTS AND OBLIGATIONS OF THE MANAGING GENERAL PARTNER AND YOU AND THE OTHER INVESTORS ARE GOVERNED BY THE PARTNERSHIP AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT (A) TO THIS PROSPECTUS. YOU SHOULD NOT INVEST IN THE PARTNERSHIP WITHOUT FIRST THOROUGHLY REVIEWING THE PARTNERSHIP AGREEMENT. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS IN THE PARTNERSHIP AGREEMENT WHICH ARE NOT COVERED ELSEWHERE IN THIS PROSPECTUS.

LIABILITY OF LIMITED PARTNERS
The partnership will be governed by the Pennsylvania Revised Uniform Limited Partnership Act. If you invest as a limited partner, then generally you will not be liable to third-parties for the obligations of the partnership unless you:

       -    also invest as an investor general partner;

       - take part in the control of the partnership's business in addition to the exercise of your rights and powers as a limited partner;

       - fail to make a required capital contribution to the extent of the required capital contribution; or

       - receive a return of your capital contribution in violation of the partnership agreement or Pennsylvania law to the extent of the capital contribution wrongfully returned to you, with interest for two years after its return. This includes, but is not limited to, any distribution to you and the other limited partners to the extent that, after giving effect to the distribution, all partnership liabilities exceed partnership assets.

AMENDMENTS
Amendments to the partnership agreement may be proposed in writing by:

       - the managing general partner and adopted with the consent of investors whose units equal a majority of the total units; or

       - investors whose units equal 10% or more of the total units and adopted by an affirmative vote of investors whose units equal a majority of the total units.

The partnership agreement may also be amended by the managing general partner without the consent of the investors for certain limited purposes. However, an amendment that materially and adversely affects the investors can only be made with the consent of the affected investors.

NOTICE
The following provisions apply regarding notices:

       - when the managing general partner gives you and other investors notice it begins to run from the date of mailing the notice and is binding even if it is not received;

       - the notice periods are frequently quite short, a minimum of 22 calendar days, and apply to matters which may seriously affect your rights; and

       - if you fail to respond in the specified time to the managing general partner's second request for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the partnership agreement expressly requires your affirmative approval.

VOTING RIGHTS
Other than as set forth below, you generally will not be entitled to vote on any partnership matters at any partnership meeting. However, at any time investors whose units equal 10% or more of the total units, may call a meeting to vote, or vote without a meeting, on the matters set forth below, without the concurrence of the managing general partner. On the matters being voted on you are entitled to one vote per unit or if you own a fractional unit that fraction of one vote equal to the fractional interest in the unit. Investors whose units equal a majority of the total units may vote to:

       -    dissolve the partnership;

       - remove the managing general partner and elect a new managing general partner;

       - elect a new managing general partner if the managing general partner elects to withdraw from the partnership;

       -    remove the operator and elect a new operator;

       - approve or disapprove the sale of all or substantially all of the partnership assets;

       - cancel any contract for services with the managing general partner, the operator or their affiliates without penalty on 60 days notice; and

       - amend the partnership agreement; provided however, any amendment may not:

            - without the approval of you or the managing general partner increase the duties or liabilities of you or the managing general partner or increase or decrease the profits or losses or required capital contribution of you or the managing general partner; or

            - without the unanimous approval of all investors affect the classification of partnership income and loss for federal income tax purposes.

The managing general partner, its officers, directors, and affiliates may also subscribe for units in the partnership and they may vote on all matters other than:

       - the issues set forth above concerning removing the managing general partner and operator; and

       - any transaction between the managing general partner or its affiliates and the partnership.

Any units owned by the managing general partner and its affiliates will not be included in determining the requisite number of units necessary to approve any partnership matter on which the managing general partner and its affiliates may not vote or consent.

ACCESS TO RECORDS
Generally, as a participant you will have access to all partnership records at any reasonable time on adequate notice. However, logs, well reports and other drilling and operating data may be kept confidential for reasonable periods of time. Your ability to obtain the list of investors is subject to additional requirements set forth in the partnership agreement.

WITHDRAWAL OF MANAGING GENERAL PARTNER
After 10 years, the managing general partner may voluntarily withdraw as managing general partner for whatever reason by giving 120 days' written notice to you and the other investors. Although the withdrawing managing general partner is not required to provide a substitute managing general partner, a new managing general partner may be substituted by the affirmative vote of investors whose units equal a majority of the total units. If the investors, however, choose not to continue the partnership and select a substitute managing general partner, then the partnership would terminate and dissolve, which could result in adverse tax and other consequences to you.

Also, subject to a required participation of not less than 1% of the partnership revenues, the managing general partner may partially withdraw a property interest in the partnership's wells equal to or less than its revenue interest if the withdrawal is:

       -    to satisfy the bona fide request of its creditors; or

       - approved by investors whose units equal a majority of the total units.

RETURN OF SUBSCRIPTION PROCEEDS IF FUNDS ARE NOT INVESTED IN TWELVE MONTHS Although the managing general partner anticipates that the partnership will spend all the subscription proceeds soon after the offering closes, the partnership will have 12 months in which to use or commit funds to drilling activities. If within the 12-month period the partnership has not used or committed for use all the subscription proceeds, then the managing general partner will distribute the remaining subscription proceeds to you and the other investors in the partnership in accordance with your subscription proceeds as a return of capital.


                   SUMMARY OF DRILLING AND OPERATING AGREEMENT

The managing general partner will serve as the operator under the drilling and operating agreement, Exhibit (II) to the partnership agreement. The operator may be replaced at any time on 60 days' advance written notice by the managing general partner acting on behalf of the partnership on the affirmative vote of investors whose units equal a majority of the total units.

The drilling and operating agreement includes a number of material provisions, including, without limitation, those set forth below.

       -    The operator's right to resign after five years.

       - The operator's right beginning one year after a partnership well begins producing to retain $200 per month to cover future plugging and abandonment costs of the well, although the managing general partner historically has never done this after only one year.

       - The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the operator by the partnership.

       -    The prescribed insurance coverage to be maintained by the operator.

       - Limitations on the operator's authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

       - Restrictions on the partnership's ability to transfer its interest in fewer than all wells, unless the transfer is of an equal undivided interest in all wells.

       -    The limitation of the operator's liability except for:

            -    violations of law;

            - negligence or misconduct by it, its employees, agents or subcontractors; and

            -    breach of the drilling and operating agreement.

       - The excuse for nonperformance by the operator due to force majeure which generally means acts of God, catastrophes and other causes which preclude the operator's performance and are beyond its control.

THE FOREGOING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE PROPOSED FORM OF DRILLING AND OPERATING AGREEMENT WHICH ARE NOT COVERED ELSEWHERE IN THIS PROSPECTUS. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM ATTACHED TO THE PARTNERSHIP AGREEMENT AS EXHIBIT (II). YOU SHOULD NOT SUBSCRIBE TO THE PARTNERSHIP WITHOUT FIRST THOROUGHLY REVIEWING THE DRILLING AND OPERATING AGREEMENT.

                              REPORTS TO INVESTORS

Under the partnership agreement you will be provided the reports and information set forth below which the partnership will pay as a direct cost.

       - Beginning with the 2001 calendar year, you will be provided an annual report within 120 days after the close of the calendar year, and beginning with the 2002 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing at least the following information.

            - Audited financial statements of the partnership prepared in accordance with generally accepted accounting principles. Semiannual reports will not be audited.

            - A summary of the total fees and compensation paid by the partnership to the managing general partner, the operator and their affiliates, including the percentage that the annual unaccounTable, fixed payment reimbursements for administrative costs bears to annual partnership revenues.

            - A description of each well location owned by the partnership, including the cost, location, number of acres and the interest.

            - A list of the wells drilled or abandoned by the partnership, indicating:

                 -    whether each of the wells has or has not been completed;
                      and

                 - a statement of the cost of each well completed or abandoned.

            -    A description of all farmins and joint ventures.

            -    A schedule reflecting:

                 -    the total partnership costs;

                 - the costs paid by the managing general partner and the costs paid by the investors;

                 -    the total partnership revenues; and

                 - the revenues received or credited to the managing general partner and the revenues received or credited to you and the other investors.

       - By March 15 of each year, you will receive the information which is required for you to file your federal and state income tax returns.

       - Beginning January 1, 2003, and every year thereafter, you will receive a computation of the partnership's total natural gas and oil proved reserves and its dollar value. The reserve computations will be based on engineering reports prepared by the managing general partner and reviewed by an independent expert.

                               PRESENTMENT FEATURE

Beginning in 2006 you and the other investors may present your units to the managing general partner for repurchase. You are not required to present your units to the managing general partner and you may receive a greater return if you retain your units. The managing general partner may immediately suspend its repurchase obligation by notice to you if it determines, in its sole discretion, that it:

       -    does not have the necessary cash flow; or

       -    cannot borrow funds for this purpose on terms it deems reasonable.

The managing general partner will not purchase less than one unit unless the fractional unit represents your entire interest, nor more than 5% of the units in any calendar year. If fewer than all units presented at any time are to be purchased, then the units to be purchased will be selected by lot. The managing general partner may not waive the limit on its purchasing more than 5% of the units in any calendar year.

The managing general partner's obligation to purchase the units presented may be discharged for its benefit by a third-party or an affiliate. If you sell your unit it will be transferred to the party who pays for it and you will be required to deliver an executed assignment of your unit along with any other documents that the managing general partner requests. Also, your presentment must be within 120 days of the partnership reserve report discussed below, and in accordance with Treas. Reg. Section1.7704-1(f) the repurchase may not be made by the managing general partner until at least 60 calendar days after you notify the partnership in writing of your intent to present your unit. The repurchase will not be considered effective until the presentment price has been paid to you in cash.

The amount attribuTable to partnership natural gas and oil reserves will be determined based on the last reserve report prepared by the managing general partner and reviewed by an independent expert. Beginning in 2003 the managing general partner will estimate the present worth of future net revenues attribuTable to the partnership's interest in proved reserves. In making this estimate, the managing general partner will use:

       -    a 10% discount rate;

       -    a constant oil price; and

       - base natural gas prices on the existing natural gas contracts at the time of the presentment.

Your presentment price will be based on your share of the partnership's net assets and liabilities as described below based on the ratio that the number of your units bears to the total number of units. The presentment price will include the sum of the following partnership items:

       - an amount based on 70% of the present worth of future net revenues from the proved reserves, determined as described above;

       -    cash on hand;

       - prepaid expenses and accounts receivable, less a reasonable amount for doubtful accounts; and

       - the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum the following items:

       - an amount equal to all debts, obligations and other liabilities, including accrued expenses; and

       - any distributions made to you between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, after the presentment request, of oil, natural gas or of a producing property, for purposes of determining the reduction of the presentment price, the distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the partnership's proved reserves.

The amount may be further adjusted by the managing general partner for estimated changes from the date of the reserve report to the date of payment of the presentment price to you because of the following:

       - the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of leases, and similar matters occurring before the presentment request; and

       - any of the following occurring before payment of the presentment price to you;

            -    changes in well performance;

            - increases or decreases in the market price of oil, natural gas or other minerals,

            - revision of regulations relating to the importing of hydrocarbons; and

            - changes in income, ad valorem and other tax laws such as material variations in the provisions for depletion and similar matters.

As of March 1, 2001, fewer than 25 units have been presented to the managing general partner for repurchase in its previous 36 limited partnerships.

                            TRANSFERABILITY OF UNITS

RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES LAWS, TAX LAWS AND THE PARTNERSHIP AGREEMENT
Your ability to sell or otherwise transfer your units is restricted by the securities laws, the tax laws, and the partnership agreement as described below.

First, under the securities laws you will not be able to sell, assign, pledge, hypothecate or transfer your unit unless there is:

       - an effective registration of the unit under the 1933 Act and qualification under applicable state securities law; or

       - an opinion of counsel accepTable to the managing general partner that the registration and qualification are not required.

The managing general partner and the partnership are not obligated to, and do not intend to, register the units for resale.

Second, under the tax laws, you will not be able to sell, assign, exchange or transfer your unit if it would, in the opinion of counsel for the partnership, result in the following:

       -    the termination of the partnership for tax purposes; or

       - the partnership being treated as a "publicly-traded" partnership for tax purposes.

Finally, under the partnership agreement you may not transfer your unit unless the managing general partner consents. The partnership will recognize the assignment of one or more whole units unless you own less than a whole unit, in which case your entire fractional interest must be assigned. Any transfer that is consented to by the managing general partner when the assignee of the unit does not become a substituted partner as described below will be effective as of:

       -    midnight of the last day of the calendar month in which it is made;
            or

       - at the managing general partner's election 7:00 A.M. of the following day.

CONDITIONS TO BECOMING A SUBSTITUTE PARTNER
Under the partnership agreement an assignee of a unit may become a substituted partner only on meeting certain further conditions. A substitute partner is entitled to all of the rights of full ownership of the assigned units including the right to vote. The conditions to become a substitute partner are as follows:

       -    the assignor gives the assignee the right;

       -    the managing general partner consents to the substitution;

       - the assignee pays all costs and expenses incurred in connection with the substitution; and

       - the assignee executes and delivers the instruments to effect the substitution and to confirm his agreement to be bound by all terms and provisions of the partnership agreement.

The partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners.

                              PLAN OF DISTRIBUTION

COMMISSIONS
The units will be offered on a "best efforts" basis by Anthem Securities, which is an affiliate of the managing general partner, acting as dealer-manager in all states other than Minnesota and New Hampshire, and by other selected registered broker/dealers, which are members of the NASD, acting as selling agents. Anthem Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by the managing general partner and became an NASD member firm in April, 1997. Bryan Funding, Inc., a member of the NASD, will serve as dealer-manager for the offering in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities for sales in those states.

The dealer-manager will manage and oversee the offering of the units as described above. Best efforts generally means that the dealer-manager and selling agents will not guarantee that a certain number of units will be sold. Units may also be sold by the officers and directors of the managing general partner, but they may not receive a sales commission or other compensation on their sales.

The dealer-manager will receive on each unit sold:

       -    a 2.5% dealer-manager fee;

       -    a 7% sales commission;

       -    a .5% reimbursement of marketing expenses; and

       - a .5% reimbursement of the selling agent's bona fide accounTable due diligence expenses.

All or a portion of the 7% sales commissions, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the selling agents' bona fide accounTable due diligence expenses will be reallowed to the selling agents.

The managing general partner is also using the services of four wholesalers, Mr. Mark Levy, Mr. Bruce Bundy, Mr. Robert Gourlay and Ms. Vicki Burbridge who are employed by it or its affiliates and associated with Anthem Securities. The 2.5% dealer-manager fee generally will be reallowed to the affiliated wholesalers for subscriptions obtained through their efforts. The dealer-manager will retain any sales commissions, reimbursement of marketing expenses, and reimbursement of the selling agents' bona fide accounTable due diligence expenses not reallowed to the selling agents.

The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation to broker/dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering, plus the
 .5% reimbursement for bona fide accounTable due diligence expenses on each subscription. Also, the offering will be made in compliance with Rule 2810(b)(2)(C) of the NASD Conduct Rules and the broker-dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer.

Subject to the following, you and the other investors will pay $10,000 per unit and will share costs, revenues and distributions in the partnership in proportion with your respective number of units. However, the subscription price for the managing general partner, its officers, directors and affiliates, and investors who buy units through the officers and directors of the managing general partner, will be reduced by an amount equal to the 2.5% dealer-manager fee, the 7% sales commission, the .5% reimbursement for accountable due diligence expenses and the .5% reimbursement of marketing expenses, which will not be paid with respect to these sales. Also, the subscription price for registered investment advisors and their clients, and selling agents and their registered representatives and principals, will be reduced by an amount equal to the 7% sales commission, the .5% reimbursement for accounTable due diligence expenses and the .5% reimbursement of marketing expenses, which will not be paid with respect to these sales. These investors generally will share in the partnership's costs, revenues and distributions on the same basis as the other investors, even though they pay a reduced price for their units. Although the managing general partner and its affiliates may buy up to 10% of the units they do not currently anticipate buying any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for the partnership to begin operations.

After the minimum subscriptions are received and the checks have cleared the banking system, the dealer-manager fee, the sales commissions, the reimbursement of marketing expenses, and the due diligence reimbursements will be paid to the dealer-manager and broker/dealers approximately every two weeks until the offering closes.

INDEMNIFICATION
The dealer-managers may be deemed underwriters as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees may be deemed underwriting compensation. The managing general partner and the dealer-managers have agreed to indemnify each other, and it is anticipated that the dealer-managers and each selling agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

                                 SALES MATERIAL

In addition to the prospectus the managing general partner intends to use the following sales material with the offering of the units:

       -    a brochure entitled "Atlas America Public #10 Ltd.";

       -    an "Atlas America Public #10 Ltd." powerpoint presentation; and

       -    possibly Atlas' corporate profile.

The managing general partner has not authorized the use of other sales material and the offering of units is made only by means of this prospectus. The sales material must be preceded or accompanied by this prospectus and the sales material is not complete. The sales material should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted to the state administrators before they are used and their use must either be preceded by or accompanied by a prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meetings at which the units are to be described, offered or sold will clearly indicate the following:

       -    that the purpose of the meeting is to offer the units for sale;

       -    the minimum purchase price of the units;

       -    the suitability standards to be employed; and

       -    the name of the person selling the units.

Also, no cash, merchandise or other items of value may be offered as an inducement to you or any prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of representatives of broker/dealers.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS IN MAKING YOUR INVESTMENT DECISION. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

                                 LEGAL OPINIONS

Kunzman & Bollinger, Inc., has issued its opinion to the managing general partner regarding the validity and due issuance of the units and its opinion on material tax consequences to individual investors in the partnership. However, the factual statements in this prospectus are those of the managing general partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                                     EXPERTS

The financial statements included in this prospectus for the managing general partner and the partnership have been audited by Grant Thornton, L.L.P., as of the dates indicated in their reports which appear elsewhere in this prospectus. The financial statements have been included in reliance on their reports given on their authority as experts in auditing and accounting.

The geologic evaluation of United Energy Development Consultants, Inc., which is not affiliated with the managing general partner and its affiliates, appearing in this prospectus has been included in this prospectus on the authority of United Energy Development Consultants, Inc. as an expert with respect to the matters covered by the report and in the giving of the report.

References in this prospectus to Wright & Company, Inc. and its analysis relating to the October 2000 oil and gas reserves of Resource America, Inc. are made in reliance on Wright & Company, Inc.'s authority as an expert in petroleum consulting.

                                   LITIGATION

The managing general partner knows of no litigation pending or threatened to which the managing general partner or the partnership is subject or may be a party, which it believes would have a material adverse effect on the partnership or its business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

                  FINANCIAL INFORMATION CONCERNING THE MANAGING
                       GENERAL PARTNER AND THE PARTNERSHIP

Financial information concerning the partnership and the managing general partner is reflected in the following financial statements.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SECURITIES OF, NOR ARE YOU ACQUIRING AN INTEREST IN THE MANAGING GENERAL PARTNER, ITS AFFILIATES, OR ANY OTHER ENTITY OTHER THAN THE PARTNERSHIP.

                                    [ DRAFT ]


                        FINANCIAL STATEMENT AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                          ATLAS AMERICA PUBLIC #10 LTD.
                       A PENNSYLVANIA LIMITED PARTNERSHIP


                                  July 31, 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Atlas America Public #10 Ltd.
a Pennsylvania Limited Partnership

We have audited the accompanying balance sheet of Atlas America Public #10 Ltd., a Pennsylvania Limited Partnership, as of July 31, 2001. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Atlas America Public #10 Ltd. as of July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                          /s/ GRANT THORNTON LLP

Cleveland, Ohio
August 9, 2001

                   Atlas America Public #10 Ltd.
                (A Pennsylvania Limited Partnership)

                           BALANCE SHEET

                           July 31, 2001





                               ASSETS


Cash                                                                            $        100
                                                                           ==================




                         PARTNERS' CAPITAL


Partners' capital:                                                              $        100
                                                                           ==================



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                          Atlas America Public #10 Ltd.
                      (A Pennsylvania Limited Partnership)

                          NOTES TO FINANCIAL STATEMENT

                                  July 31, 2001


1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

         Atlas America Public #10 Ltd. (the "Partnership") is a Pennsylvania Limited Partnership in which Atlas Resources, Inc. ("Atlas") of Pittsburgh, Pennsylvania (a wholly-owned subsidiary of Atlas America, Inc., which is a wholly-owned subsidiary of Resource America, Inc., a publicly traded company) will be Managing General Partner and Operator, and subscribers to Units will be either Limited Partners or Investor General Partners depending upon their election.

         The Partnership will be funded to drill development wells which are proposed to be located primarily in the Clinton/Medina geological formation in Western Pennsylvania and Southern Ohio and the Mississippian/Upper Devonian Sandstone reservoir in Fayette County, Pennsylvania, although the Managing General Partner has reserved the right to drill wells in other areas of the United States, primarily in the Appalachian Basin.

         Subscriptions at a cost of $10,000 per unit will be sold through wholesalers and broker-dealers including Anthem Securities, Inc., an affiliated company, which will be compensated in an amount equal to 10% of the subscription plus a .5% accountable due diligence fee. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $1,000,000 (to a maximum of $25,000,000) by December 31, 2001.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The financial statements are prepared in accordance with generally accepted accounting principles.

         The Partnership will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells will be capitalized. Depreciation and depletion will be computed on a field-by-field basis by the unit-of-production method based on periodic estimates of oil and gas reserves.

         Undeveloped leaseholds and proved properties will be assessed periodically or whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties will be assessed based on estimates of future cash flows.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          Atlas America Public #10 Ltd.
                      (A Pennsylvania Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED

                                  July 31, 2001


3.       FEDERAL INCOME TAXES

         The Partnership is not treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit flows through to the partners as though each partner had incurred such item directly. As a result, each partner must take into account his pro rata share of all items of partnership income and deductions in computing his federal income tax liability.


4.       PARTICIPATION IN REVENUES AND COSTS

         Atlas and the other partners will participate in revenues and costs in the following manner:

                                                                                       OTHER
                                                                    ATLAS             PARTNERS
                                                              ------------------- -----------------
             Organization and offering costs                         100%                  0%
             Lease costs                                             100%                  0%
             Revenues                                                 (1)                 (1)
             Operating costs, administrative costs,
                 direct costs and all other costs                     (2)                 (2)
             Intangible drilling costs                                 0%                100%
             Tangible costs                                           66%                 34%
             Tax deductions:
                 Intangible drilling and development costs             0%                100%
                 Depreciation                                         66%                 34%
                 Depletion allowances                                 (3)                 (3)


        (1) Subject to the Managing General Partner's subordination obligation, substantially all partnership revenues will be shared in the same percentage as capital contributions are to the total partnership capital contributions except that the Managing General Partner will receive an additional 7.0% of the partnership revenues.

        (2) These costs will be charged to the partners in the same ratio as the related production revenues are credited.

        (3) The percentage depletion allowance will be in the same percentages as the production revenues.

                          Atlas America Public #10 Ltd.
                      (A Pennsylvania Limited Partnership)

                    NOTES TO FINANCIAL STATEMENT - CONTINUED

                                  July 31, 2001


5.       TRANSACTIONS WITH ATLAS AND ITS AFFILIATES

         The Partnership intends to enter into the following significant transactions with Atlas and its affiliates as provided under the Partnership agreement:

                  Drilling contracts to drill and complete Partnership wells at cost plus 15%.

                  Administrative costs at $75 per well per month.

                  Well supervision fees for operating and maintaining the wells during producing operations at a competitive rate (currently the competitive rate is $275 per well per month).

                  Reimbursement of gas transportation at competitive rates (currently in the range of $.29 to $.35 per MCF).


6.       PURCHASE COMMITMENT

         Subject to certain conditions, investor partners may present their interests beginning in 2006 for purchase by Atlas. Atlas is not obligated to purchase more than 5% of the units in any calendar year. In the event that Atlas is unable to obtain the necessary funds, Atlas may suspend its repurchase obligation.

7.       SUBORDINATION OF MANAGING GENERAL PARTNER'S REVENUE SHARE

         Atlas will subordinate up to 50% of its share of production revenues of the Partnership, net of related operating costs, administrative costs and well supervision fees to the receipt by participants of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions, determined on a cumulative basis, in each of the first five years of Partnership operations, commencing with the first distribution of revenues to the participants.

8.       INDEMNIFICATION

         In order to limit the potential liability of the investor general partners, Atlas has agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of Partnership assets.

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                              ATLAS RESOURCES, INC.


                           September 30, 2000 and 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
ATLAS AMERICA, INC.


We have audited the accompanying consolidated balance sheets of Atlas Resources, Inc. (a Pennsylvania corporation) and Subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Resources, Inc. and Subsidiary as of September 30, 2000 and 1999, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                        /s/ GRANT THORNTON LLP


Cleveland, Ohio
November 29, 2000

                      Atlas Resources, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEETS

                                  September 30

                                     ASSETS
                                                                                      2000                       1999
                                                                                -------------------        -------------------
Current Assets
   Cash and cash equivalents                                                          $  3,061,232               $  9,417,386
   Accounts and other receivables                                                        8,238,680                  3,686,386
   Inventories                                                                             332,283                    331,019
   Prepaid expenses and other current assets                                               115,407                     63,599
                                                                                -------------------        -------------------

          Total current assets                                                          11,747,602                 13,498,390

Property, Plant and Equipment - at cost
   Oil and gas properties and equipment (successful efforts)                            28,364,441                 21,968,332
   Land                                                                                    361,000                    361,000
   Buildings                                                                             2,469,000                  2,469,000
   Office equipment and other                                                              352,557                    378,029
                                                                                -------------------        -------------------
                                                                                        31,546,998                 25,176,361
   Less accumulated depreciation, depletion and amortization                            (3,702,668)                (1,705,672)
                                                                                -------------------        -------------------

          Net property, plant and equipment                                             27,844,330                 23,470,689

Other assets
   Contract Rights and Other Intangibles (less accumulated
     amortization of $1,227,595 and $613,795 in 2000 and 1999,
     respectively)                                                                      10,868,113                 11,481,913
   Goodwill (less accumulated amortization of $1,072,524 and
     $536,263 in 2000 and 1999, respectively)                                           15,015,334                 15,551,595
                                                                                -------------------        -------------------

                                                                                      $ 65,475,379               $ 64,002,587
                                                                                ===================        ===================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and accrued liabilities                                           $  4,321,370               $  3,830,648
   Working interests and royalties payable                                               5,766,102                  4,397,894
   Billings in excess of costs on uncompleted contracts                                  4,134,664                  4,815,172
   Current maturities of long-term debt                                                    185,714                    185,714
                                                                                -------------------        -------------------

          Total current liabilities                                                     14,407,850                 13,229,428

Advances from Parent and affiliates                                                     25,364,603                  7,653,872

Long-Term Debt, net of current maturities                                                  154,762                  5,315,477

Stockholder's Equity
   Common stock - stated value $10 per share; authorized -
       500 shares, issued and outstanding - 200 shares                                       2,000                      2,000
   Additional paid-in capital                                                           19,087,827                 34,087,829
   Retained earnings                                                                     6,458,337                  3,713,981
                                                                                -------------------        -------------------
                                                                                        25,548,164                 37,803,810
                                                                                -------------------        -------------------

                                                                                      $ 65,475,379               $ 64,002,587
                                                                                ===================        ===================

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                              FINANCIAL STATEMENTS.

                      Atlas Resources, Inc. and Subsidiary

                        CONSOLIDATED STATEMENTS OF INCOME
                              AND RETAINED EARNINGS

                        For the years ended September 30



                                                                                      2000                       1999
                                                                               --------------------       --------------------
REVENUES
   Well drilling                                                                     $  24,063,708              $  29,183,206
   Oil and gas production                                                                5,588,784                  3,966,063
   Well services                                                                         3,792,288                  3,537,652
   Other income                                                                            113,545                    178,776
                                                                               --------------------       --------------------
                                                                                        33,558,325                 36,865,697

COSTS AND EXPENSES
   Well drilling                                                                        19,649,684                 24,082,593
   Oil and gas production and exploration                                                1,488,774                  1,995,806
   Well services                                                                           270,799                    224,491
   General and administrative                                                            2,517,651                    854,411
   Depreciation, depletion and amortization                                              3,149,407                  2,855,730
   Interest                                                                              1,784,134                    490,930
   Other                                                                                         -                    154,800
                                                                               --------------------       --------------------
                                                                                        28,860,449                 30,658,761
                                                                               --------------------       --------------------

          Income before income taxes                                                     4,697,876                  6,206,936

Provision for income taxes                                                               1,953,520                  2,492,955
                                                                               --------------------       --------------------

          NET INCOME                                                                     2,744,356                  3,713,981

Retained earnings - beginning of year                                                    3,713,981                          -
                                                                               --------------------       --------------------

Retained earnings - end of year                                                      $   6,458,337              $   3,713,981
                                                                               ====================       ====================


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                      Atlas Resources, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the years ended September 30


                                                                                      2000                     1999
                                                                                ------------------      -------------------
Cash Flows from Operating Activities
   Net income                                                                         $ 2,744,356              $ 3,713,981
   Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation, depletion and amortization                                      3,149,407                2,855,730
          Property impairment and abandonments                                              6,759                        -
          Loss on asset dispositions                                                        1,989                        -
          Changes in operating assets and liabilities:
            Increase in accounts receivable                                            (4,552,294)                (767,567)
            Increase in inventory                                                          (1,264)                (170,129)
            Increase in prepaid expenses and other current assets                         (51,808)                 (37,612)
            Increase in accounts payable and accrued liabilities                          490,722                3,029,160
            Increase (decrease) in working interests and royalties payable              1,368,208                 (325,857)
            Decrease in billings in excess of costs on
              uncompleted contracts                                                      (680,508)                (475,461)
                                                                                ------------------      -------------------

               Net cash provided by operating activities                                2,475,567                7,822,245

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                                                (6,422,315)              (8,846,152)
   Proceeds from sale of assets                                                            40,577                        -
                                                                                ------------------      -------------------

               Net cash used in investing activities                                   (6,381,738)              (8,846,152)

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances from Parent and affiliates                                                  2,710,731                5,568,117
   Payment on bank note                                                                  (185,714)                (185,714)
   (Repayments) borrowings on revolving credit loan                                    (4,975,000)               4,975,000
                                                                                ------------------      -------------------

               Net cash (used in) provided by financing activities                     (2,449,983)              10,357,403
                                                                                ------------------      -------------------

               (DECREASE) INCREASE IN CASH
                    AND CASH EQUIVALENTS                                               (6,356,154)               9,333,496

Cash and cash equivalents at beginning of period                                        9,417,386                   83,890
                                                                                ------------------      -------------------

Cash and cash equivalents at end of period                                            $ 3,061,232              $ 9,417,386
                                                                                ==================      ===================


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                      Atlas Resources, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           September 30, 2000 and 1999





NOTE A - NATURE OF OPERATIONS

   Atlas Resources, Inc. (the "Company"), a Pennsylvania Corporation, and its subsidiary, ARD Investments, are engaged in the exploration for development and production of natural gas and oil primarily in the Appalachian Basin Area. In addition, the Company performs contract drilling and well operation services.

   Atlas Resources, Inc. is a second-tier wholly-owned subsidiary of Atlas America, Inc. (Atlas). Atlas is a second-tier wholly-owned subsidiary of Resource America, Inc., a publicly traded company (trading under the symbol REXI on the NASDAQ System) operating in the real estate finance and energy business sectors. The Company's operations are dependent upon the resources and services provided by Atlas. The Company is also the managing general partner of several oil and gas partnerships.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

   PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ARD Investments. The Company owns an undivided interest in the assets and is separately liable for its share of liabilities of oil and gas partnerships in which it has an ownership interest. In accordance with established practice in the oil and gas industry, the Company includes its pro rata share of the assets, liabilities, income and expenses of such partnerships in the consolidated financial statements. All material intercompany transactions and balances have been eliminated.

   USE OF ESTIMATES

   Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                      Atlas Resources, Inc. and Subsidiary

                           September 30, 2000 and 1999




NOTE B - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

   INVENTORIES

   Inventories, consisting of oil and gas field materials and supplies, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

   OIL AND GAS PROPERTIES

   The Company follows the successful efforts method of accounting. Accordingly, property acquisition costs, costs of successful exploratory wells, all development costs, and the cost of support equipment and facilities are capitalized. Costs of unsuccessful exploratory wells are expensed when such wells are determined to be nonproductive. The costs associated with drilling and equipping wells not yet completed are capitalized as uncompleted wells, equipment and facilities. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties, including delay rentals, are expensed as incurred.

   Production costs, overhead, and all exploration costs other than costs of exploratory drilling are charged to expense as incurred.

   Proved developed oil and gas properties, which include intangible drilling and development costs, tangible well equipment and leasehold costs, are amortized on the unit-of-production method using the ratio of current production to the estimated aggregate proved developed oil and gas reserves.

   Unproved and proved properties are assessed periodically to determine whether there has been a decline in value and, if such decline is indicated, a loss will be recognized. The Company compares the carrying value of its proved developed oil and gas producing properties to the estimated future net cash flow from such properties in order to determine whether their carrying values should be reduced. No adjustment was necessary during the fiscal years ended September 30, 2000 and 1999.

   On an annual basis, the Company estimates the costs of future dismantlement, restoration, reclamation, and abandonment of its gas and oil producing properties. Additionally, the Company evaluates the estimated salvage value of equipment recoverable upon abandonment. At both September 30, 2000 and 1999, the Company estimated that equipment salvage values would be sufficient to recover the estimated costs of future dismantlement, restoration, reclamation and abandonment.

                      Atlas Resources, Inc. and Subsidiary

                           September 30, 2000 and 1999



NOTE B - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

   PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method over the following estimated useful lives once the asset is put into productive use.


                 Equipment                 5 - 7 years
                 Building                  39 years

   OTHER ASSETS

   Contract rights and other intangibles consist of contracts purchased to operate wells and manage limited partnerships and the ongoing partnership syndication business. Operating and management contracts are being amortized on a straight-line basis over the lives of the respective partnerships (up to 13 years) while the syndication rights are being amortized on a straight-line basis over 30 years.

   Goodwill is the excess of cost over the fair value of net assets acquired and is being amortized by the straight-line method over 30 years.

   BILLINGS IN EXCESS OF COSTS ON UNCOMPLETED CONTRACTS

   Amounts billed that are in excess of costs incurred are classified as a current liability under billings in excess of costs on uncompleted contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, repairs and depreciation costs.

   REVENUE RECOGNITION

   The Company sells interests in oil and gas wells and retains a working interest and/or overriding royalty in the producing wells. The income from the working interests and overriding royalties is recorded when the natural gas and oil are produced.

   The Company also contracts to drill oil and gas wells. The income from these contracts is recorded upon substantial completion of the well.

                      Atlas Resources, Inc. and Subsidiary
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           September 30, 2000 and 1999


NOTE B - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

   IMPAIRMENT OF LONG-LIVED ASSETS

   The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset's estimated future cash flows will not be sufficient to recover its carrying amount, an impairment charge will be recorded to reduce the carrying amount for that asset to its estimated fair value.

   INCOME TAXES

   The Company is included in the consolidated federal income tax return of Resource America, Inc. Income taxes are calculated as if the Company had filed a return on a separate company basis utilizing a statutory rate of 35% and settled through increases or decreases to the Advances from Parent and Affiliates balance. Deferred taxes, which are recorded in the Advances from Parent and Affiliates balance, reflect the tax effect of temporary differences between the tax basis of the Company's assets and liabilities and the amounts reported in the financial statements and relate primarily to differences between book and tax bases of oil and gas properties. Separate company state tax returns are filed in those states in which the Company is registered to do business.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments. For long-term debt, the fair value approximates the carrying value, since interest rates approximate market. Management believes the fair value of any financial commitments is not material.

   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.

   CASH PAID DURING THE YEAR FOR:

                                          YEARS ENDED SEPTEMBER 30,
                                  --------------------------------------------
                                           2000                  1999
                                  --------------------------------------------
        Interest                         $ 41,975              $ 50,707
                                  ============================================
        Income taxes                     $267,728              $145,106
                                  ============================================

     NON-CASH ACTIVITIES:

   In September 2000, the Company declared a return of capital distribution payable to AIC, Inc. of $15 million. The obligation, which bears interest at an annual rate of 9-1/2%, is included in the accompanying balance sheet under the caption "Advances from Parent and affiliates".
                      Atlas Resources, Inc. and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           September 30, 2000 and 1999


NOTE B - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

   NEW ACCOUNTING STANDARD

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (SFAS 133), ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING. SFAS 133 will require the Company to recognize all derivatives as either assets or liabilities in its consolidated balance sheet and to measure those instruments at fair value. The Company is required to adopt SFAS 133 effective October 1, 2000. The effect of adopting SFAS 133 on the Company's consolidated financial position, results of operations and cash flows will be dependent on the extent of future hedging activities.


NOTE C - RELATED PARTY TRANSACTIONS

   The Company conducts certain energy activities through, and a substantial portion of its revenues are attributable to limited partnerships ("Partnerships"). The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The Company is entitled to receive management fees, reimbursement for administrative costs incurred, and to share in the Partnerships' revenue and costs and expenses according to the respective Partnership agreements.


NOTE D - LONG-TERM DEBT

   Long-term debt consists of the following:

                                                                                    SEPTEMBER 30,
                                                                       --------------------------------
                                                                             2000             1999
                                                                       --------------------------------
      Note payable to bank, secured by a building and
       certain equipment, monthly installments of
       $15,476 plus interest at or below the LIBOR rate
       plus 2-1/4% (8.875% at September 30, 2000);
       due August 2002                                                      $340,476        $  526,191
      Revolving credit facility, secured by oil and gas
       properties and pipelines; interest ranging from
       7.0625% to 9% due June 2003                                                           4,975,000
                                                                       --------------------------------
                                                                             340,476         5,501,191
                Less current portion                                         185,714           185,714
                                                                       --------------------------------
                                                                            $154,762        $5,315,477
                                                                       ================================

                      Atlas Resources, Inc. and Subsidiary

                           September 30, 2000 and 1999


NOTE D - LONG-TERM DEBT (CONTINUED)


   Atlas America, Inc. (Atlas) maintains a $40.0 million credit facility (with $23.0 million of permitted draws available to the Company and other subsidiaries of AIC, Inc.) at PNC Bank ("PNC"). The facility is cross collateralized by the assets of Atlas, and a breach of the loan agreement by any of Atlas' affiliates would constitute a default. The revolving credit facility has a term ending in June 2003 and bears interest at one of two rates (elected at the borrower's option) which increase as the amount outstanding under the facility increases: (i) PNC prime rate plus between 0 to 75 basis points, or (ii) the Eurodollar rate plus between 150 to 225 basis points. The credit facility contains certain financial covenants and imposes the following limits: (a) Atlas' exploration expense can be no more than 20% of capital expenditures plus exploration expense, without PNC's consent; (b) limitations on indebtedness, sales, leases or transfers of property by Atlas without PNC's consent; and (c) the maintenance of certain financial ratios. Borrowings under the credit facility are collateralized by substantially all the oil and gas properties of Atlas.

   Maturities of all long-term debt for the years following September 30, 2000 are as follows: 2001 - $185,714 and 2002 - $154,762.

   The Company had no outstanding borrowings under the revolving credit facility at September 30, 2000.


NOTE E - COMMITMENTS

   The Company is the managing general partner in several oil and gas limited partnerships, and has agreed to indemnify each investor general partner from any liability which exceeds such partner's share of partnership assets. Management believes that any such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to the Company.

   Subject to certain conditions, investor partners in certain oil and gas limited partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% or 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material.

   The Company may be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreement.

                      Atlas Resources, Inc. and Subsidiary

                           September 30, 2000 and 1999




NOTE F - HEDGING ACTIVITIES

   The Company enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.

   At September 30, 2000, the Company had 68 open natural gas futures contracts related to natural gas sales covering 183,600 dekatherms ("Dth") (net to the Company) maturing through March 2001 at a combined average settlement price of $3.06 per Dth. As these contracts qualify and have been designated as hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of sales revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company's net unrealized loss related to open NYMEX contracts was approximately $386,000 at September 30, 2000, and its net unrealized gain was approximately $81,000 at September 30, 1999. The Company recognized a loss of $789,000 on settled contracts covering natural gas production for the year ended September 30, 2000, and a gain of $35,000 for the year ended September 30, 1999.

   Although hedging provides the Company some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending upon the instrument.


NOTE G - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

   Results of operations for oil and gas producing activities:

                                                                              YEARS ENDED SEPTEMBER 30,
                                                                    -------------------------------------------
                                                                             2000                  1999
                                                                    -------------------------------------------
      Revenues                                                         $  5,588,784          $  3,966,063
      Production costs                                                   (1,279,070)           (1,820,000)
      Exploration expenses                                                 (209,704)             (175,806)
      Depreciation, depletion and amortization                           (1,860,462)           (1,594,894)

                                                                    -------------------------------------------
                RESULTS OF OPERATIONS FOR
                   PRODUCING ACTIVITIES                                $  2,239,548          $    375,363
                                                                    ===========================================

                      Atlas Resources, Inc. and Subsidiary

                           September 30, 2000 and 1999

NOTE G - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)
         (CONTINUED)

   The components of capitalized costs related to the Company's oil and gas producing activities are as follows:

                                                                         SEPTEMBER 30,
                                                          -------------------------------------------
                                                                  2000                  1999
                                                          -------------------------------------------
      Proved properties                                      $28,307,202             $21,946,148
      Unproved properties                                         57,239                  22,184
                                                          -------------------------------------------
           Total                                              28,364,441              21,968,332
      Accumulated depreciation, depletion
      and amortization                                       (3,455,356)             (1,594,894)
                                                          -------------------------------------------

           NET CAPITALIZED COSTS                             $24,909,085             $20,373,438
                                                          ===========================================


   The costs incurred by the Company in its oil and gas activities are as follows:

                                                                   YEARS ENDED SEPTEMBER 30,
                                                           -------------------------------------------
                                                                   2000                  1999
                                                           -------------------------------------------
      Property acquisition costs:
        Unproved properties                                   $   35,055              $   11,184
        Proved properties                                     $  516,517              $   15,519
      Exploration costs                                       $  209,704              $  175,806
      Development costs                                       $5,844,537              $8,651,384

   The estimates of the Company's proved and unproved gas reserves are based upon evaluations verified by Wright & Company Inc., an independent petroleum engineering firm, as of September 30, 2000 and 1999. All reserves are located in the Appalachian Basin Area. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual arrangements. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

   There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standardized measures of discounted future net cash flows may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for which effects have not been provided.


                      Atlas Resources, Inc. and Subsidiary
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           September 30, 2000 and 1999

NOTE G - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)
         (CONTINUED)

   The standardized measure of discounted future net cash flows is information provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry.

   Proved developed and undeveloped reserves:

                                                                               GAS                  OIL
                                                                              (MCF)                (BBLS)
                                                                         -------------------------------------
        BALANCE AT SEPTEMBER 30, 1998                                      65,376,210               4,574
          Current additions                                                29,705,025                  -
          Revision of previous estimates                                   (4,939,305)             (2,437)
          Transfer to limited partnerships                                (18,221,632)                 -
          Production                                                       (2,432,098)               (354)
                                                                         -------------------------------------
        BALANCE AT SEPTEMBER 30, 1999                                      69,488,200               1,783
          Current additions                                                24,046,850                  -
          Revision of previous estimates                                   (3,888,532)              2,885
          Purchase of reserves in place                                     1,047,931                  -
          Transfer to limited partnerships                                (18,039,097)                 -
          Production                                                       (2,456,842)               (921)
                                                                         -------------------------------------
        BALANCE AT SEPTEMBER 30, 2000                                      70,198,510               3,747
                                                                         =====================================
         Proved developed reserves at:
           September 30, 2000                                              31,388,720               3,747
                                                                         =====================================
           September 30, 1999                                              27,531,938               1,783
                                                                         =====================================

   The following schedule presents the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves. The estimated future production is priced at year-end prices, adjusted only for fixed and determinable increases in natural gas prices provided by contractual agreements. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. The future net cash flows are reduced to present value amounts by applying a 10% discount factor. The standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at September 30, 2000 and 1999 and such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations.

                      Atlas Resources, Inc. and Subsidiary
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           September 30, 2000 and 1999

NOTE G - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)
           (CONTINUED)


            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                           RELATING TO PROVED RESERVES

                                                                                      SEPTEMBER 30
                                                                         ----------------------------------------
                                                                                2000                 1999
                                                                         ----------------------------------------
          Future cash inflows                                             $  328,390,200        $ 202,362,311
          Future production and development costs                           (129,427,514)         (99,691,650)
                                                                         ----------------------------------------
           Future net cash flows before income taxes                         198,962,686          102,670,661
          Future income taxes                                                (67,884,027)         (13,861,715)
                                                                         ----------------------------------------
           Future net cash flows                                             131,078,659           88,808,946
          Less 10% annual discount for estimating
           timing of cash flows                                              (85,995,683)         (62,275,451)
                                                                         ----------------------------------------
             STANDARDIZED MEASURE OF DISCOUNTED
                FUTURE NET CASH FLOWS                                     $   45,082,976        $  26,533,495
                                                                         ========================================

   The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved developed and undeveloped oil and gas reserves after income taxes.

                                                                                       YEARS ENDED SEPTEMBER 30,
                                                                              --------------------------------------------
                                                                                      2000                   1999
                                                                              ---------------------- ---------------------
        Balance, beginning of year                                               $26,533,495             $19,400,968
        Increase (decrease) in discounted future net cash flows:
          Sales and transfers of oil and gas net of related costs                 (4,309,714)             (2,146,063)
          Net changes in prices and production costs                              27,008,518               1,033,939
          Revisions of previous quantity estimates                               (16,309,258)             (3,744,734)
          Extensions, discoveries, and improved recovery,
            less related costs                                                    23,255,822              10,412,270
          Purchases of reserves-in-place                                           1,666,505                       -
          Accretion of discount                                                    2,887,052               2,043,105
          Net change in future income taxes                                      (19,262,141)             (1,306,947)
          Other                                                                    3,612,697                 840,957
                                                                              ---------------------- ---------------------
        BALANCE, END OF YEAR                                                     $45,082,976             $26,533,495
                                                                              ====================== =====================

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                              ATLAS RESOURCES, INC.

                                  JUNE 30, 2001

                              ATLAS RESOURCES, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF ATLAS ENERGY HOLDINGS, INC.)
                           CONSOLIDATED BALANCE SHEET
                        (in thousands, except share data)

                                                                                         JUNE 30,         SEPTEMBER 30,
                                                                                           2001               2000
                                                                                      -------------       ---------------
                                                                                       (Unaudited)           (Audited)
ASSETS
Current assets:
   Cash and cash equivalents........................................................   $        236         $     3,061
   Accounts and notes receivable....................................................          5,534               3,084
   Inventory........................................................................            357                 332
   Prepaid expenses and other current assets........................................             36                 115
                                                                                       ------------         -----------
       Total current assets.........................................................          6,163               6,592

Property and equipment:
   Oil and gas properties and equipment (successful efforts)........................         36,787              28,364
   Land and buildings...............................................................          2,830               2,830
   Other............................................................................            353                 353
                                                                                       ------------         -----------
                                                                                             39,970              31,547

Less - accumulated depreciation, depletion and amortization.........................         (5,345)             (3,703)
                                                                                       ------------         -----------
   Net property and equipment.......................................................         34,625              27,844

Goodwill (less accumulated amortization of $1,475 and $1,073).......................         14,613              15,015
Other assets (less accumulated amortization of $2,059 and $1,228)...................         10,037              10,868
                                                                                       ------------         -----------
       Total assets.................................................................   $     65,438         $    60,319
                                                                                       ============         ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current portion of long-term debt................................................   $        186         $       186
   Accounts payable and accrued liabilities.........................................            126                 448
   Royalties payable................................................................          6,144                 611
   Billings in excess of costs on uncompleted contracts.............................         13,712               8,008
                                                                                       ------------         -----------
       Total current liabilities....................................................         20,168               9,253

Long-term debt (net of current maturities)..........................................             15                 155
Advances from Parent and Affiliates.................................................         12,562              25,363

Commitments and contingencies.......................................................              -                   -

Stockholder's equity:
   Common stock - stated value $10 per share;
     500 authorized shares; 200 shares issued and outstanding.......................              2                   2
   Additional paid-in capital.......................................................         19,088              19,088
   Retained earnings................................................................         13,603               6,458
                                                                                       ------------         -----------
         Total stockholder's equity.................................................         32,693              25,548
                                                                                       ------------         -----------
                                                                                       $     65,438         $    60,319
                                                                                       ============         ===========

                              ATLAS RESOURCES, INC.
           (A WHOLLY-OWNED SUBSIDIARY OF ATLAS ENERGY HOLDINGS, INC.)
             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                   (UNAUDITED)
                                 (in thousands)

                                                                                          NINE MONTHS ENDED JUNE 30,
                                                                                        -------------------------------
                                                                                           2001               2000
                                                                                        -----------         -----------
REVENUES
Well drilling........................................................................   $    24,835         $    21,789
Gas and oil production...............................................................         9,972               4,323
Well services........................................................................         3,124               2,327
Other................................................................................            65                   6
                                                                                        -----------         -----------
                                                                                             37,996              28,445
COSTS AND EXPENSES
Well drilling.........................................................................        18,686             18,054
Gas and oil production and exploration................................................         2,357              1,098
Well services.........................................................................           567                203
Non-direct............................................................................         1,818              2,206
Depreciation, depletion and amortization..............................................         2,505              2,301
Interest..............................................................................         1,070                327
                                                                                        ------------        -----------
         Total costs and expenses.....................................................        27,003             24,189
                                                                                        ------------        -----------

Income before income taxes............................................................        10,993              4,256
Provision for income taxes............................................................         3,848              1,728
                                                                                        ------------        -----------

Net income............................................................................         7,145              2,528
                                                                                        ------------        -----------

Retained earnings - beginning of period...............................................         6,458              3,714
                                                                                        ------------        -----------

Retained earnings - end of period.....................................................  $     13,603        $     6,242
                                                                                        ============        ===========

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)

                                                                                          NINE MONTHS ENDED JUNE 30,
                                                                                        -------------------------------
                                                                                           2001               2000
                                                                                        ------------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................................................    $     7,145         $     2,528

Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation, depletion and amortization.........................................          2,505               2,301

Change in operating assets and liabilities:
   Increase in accounts receivable and other current assets.........................         (2,395)             (2,666)
   Increase (decrease) in accounts payable and other current liabilities............         14,763              (3,619)
                                                                                        -----------         -----------

Net cash provided by (used in) operating activities.................................         22,018              (1,456)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures................................................................         (8,052)             (5,499)
                                                                                        -----------         -----------

Net cash used in investing activities...............................................         (8,052)             (5,499)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (to) from Parent and Affiliates............................................        (16,652)              8,127
Principal payments on borrowings....................................................           (139)             (5,099)
                                                                                        -----------         -----------

Net cash (used in) provided by financing activities.................................        (16,791)              3,028
                                                                                        ------------        -----------

Decrease in cash and cash equivalents...............................................         (2,825)             (3,927)

Cash and cash equivalents at beginning of year......................................          3,061               9,417
                                                                                        -----------         -----------

Cash and cash equivalents at end of year............................................    $       236         $     5,490
                                                                                        ===========         ===========

                              ATLAS RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2001
                                   (Unaudited)

NOTE 1 - INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements as of June 30, 2001 and for the nine months ended have been prepared by the management of the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements, prepared in accordance with generally accepted accounting principles, have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited September 30, 2000 consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals and certain cost allocations for expenses paid by either the Parent or its' affiliates on behalf of the Company) considered necessary for presentation have been included.

NOTE 2 - NEW ACCOUNTING STANDARDS

     In July 2001, the Financial Accounting Standards Board issued Statement No. 141 (SFAS 141), "Business Combinations" and Statement No. 142 (SFAS 142), "Goodwill and Other Intangible Assets". SFAS 141 requires all business combination initiated after June 30, 2001 to be accounted for under the purchase method of accounting. SFAS 142 requires that goodwill and other purchased intangible assets no longer be amortized to earnings, but instead be reviewed for impairment. The Company is required to adopt SFAS 142 effective January 1, 2002.


NOTE 3 - CONSOLIDATED STATEMENTS OF CASH FLOWS

     Supplemental disclosure of cash flow information:

                                                             NINE MONTHS ENDED JUNE 30,
                                                         ---------------------------------
                                                              2001               2000
                                                         -------------       -------------
CASH PAID DURING THE PERIOD FOR:
     Interest..........................................     $    1,136          $     341
     Income taxes......................................              -                268

     Cash paid for interest includes $1.1 million paid to an affiliate, related to a note outstanding with that affiliate.


NOTE 4 - LONG-TERM DEBT

     Long-term debt consists of a note payable to a bank in the amount of $402,381 which is payable in monthly installments of $15,476 plus interest at LIBOR plus 2 1/4% or the prime rate plus 1/2% at the borrower's option and is due August of 2002. The note is secured by a building and certain equipment.

     Atlas America, Inc., the Parent company of Atlas Resources, Inc., together with other energy affiliates of Atlas America, maintain a $40.0 million credit facility with a bank group with PNC Bank as the agent bank. As of June 30, 2001, Atlas Resources, Inc. had no balance outstanding under the revolving credit facility.

                                   EXHIBIT (A)

                        AMENDED AND RESTATED CERTIFICATE
                                       AND
                        AGREEMENT OF LIMITED PARTNERSHIP

                          ATLAS AMERICA PUBLIC #10 LTD.

                                TABLE OF CONTENTS


SECTION No.        DESCRIPTION                                              PAGE

I.      FORMATION
        1.01   Formation......................................................1
        1.02   Certificate of Limited Partnership.............................1
        1.03   Name, Principal Office and Residence...........................1
        1.04   Purpose........................................................1

II.     DEFINITION OF TERMS
        2.01   Definitions....................................................2

III.    SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
        3.01   Designation of Managing General Partner and Participants10
        3.02   Participants..................................................10
        3.03   Subscriptions to the Partnership..............................10
        3.04   Capital Contributions of the Managing General Partner ........12
        3.05   Payment of Subscriptions......................................12
        3.06   Partnership Funds............................................ 13

IV.     CONDUCT OF OPERATIONS
        4.01   Acquisition of Leases.........................................13
        4.02   Conduct of Operations.........................................15
        4.03   General Rights and Obligations of the Participants
               and Restricted and Prohibited Transactions....................18
        4.04   Designation, Compensation and
               Removal of Managing General
               Partner and Removal of Operator...............................27
        4.05   Indemnification and Exoneration...............................30
        4.06   Other Activities..............................................32

V.      PARTICIPATION IN COSTS AND REVENUES, CAPITAL ACCOUNTS,
        ELECTIONS AND DISTRIBUTIONS
        5.01   Participation in Costs and Revenues...........................33
        5.02   Capital Accounts and Allocations
               Thereto.......................................................36
        5.03   Allocation of Income, Deductions and
               Credits.......................................................37
        5.04   Elections.....................................................38
        5.05   Distributions.................................................39

VI.     TRANSFER OF INTERESTS
        6.01   Transferability...............................................40
        6.02   Special Restrictions on Transfers.............................40
        6.03   Right of Managing General
               Partner to Hypothecate and/or
               Withdraw Its Interests........................................42
        6.04   Presentment...................................................42

VII.    DURATION, DISSOLUTION, AND
        WINDING UP
        7.01   Duration......................................................44
        7.02   Dissolution and Winding Up....................................44

VIII.   MISCELLANEOUS PROVISIONS
        8.01   Notices.......................................................45
        8.02   Time..........................................................46
        8.03   Applicable Law................................................46
        8.04   Agreement in Counterparts.....................................46
        8.05   Amendment.....................................................46
        8.06   Additional Partners...........................................46
        8.07   Legal Effect..................................................46

EXHIBITS

        EXHIBIT (I-A)  -   Managing General Partner Signature Page
        EXHIBIT (I-B)  -   Subscription Agreement
        EXHIBIT (II)   -   Drilling and Operating Agreement

                      AMENDED AND RESTATED CERTIFICATE AND
                        AGREEMENT OF LIMITED PARTNERSHIP
                          ATLAS AMERICA PUBLIC #10 LTD.

 THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of _____________________, 2001, by and among Atlas Resources, Inc., referred to as "Atlas" or the "Managing General Partner," and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties sometimes referred to as
"Limited Partners," or for Investor General Partner Units, these parties sometimes referred to as "Investor General Partners."

                                    ARTICLE I
                                    FORMATION

 1.01. FORMATION. The parties have formed a limited partnership under the Pennsylvania Revised Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement.

 1.02. CERTIFICATE OF LIMITED PARTNERSHIP. This document is not only the agreement among the parties, but also is the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

 1.03.         NAME, PRINCIPAL OFFICE AND RESIDENCE.

 1.03(A).      NAME. The name of the Partnership is Atlas America Public #10
Ltd.

 1.03(b).      RESIDENCE. The residence of the Managing General Partner is its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

  The residence of each Participant shall be as set forth on the Subscription Agreement executed by the Participant.

All addresses shall be subject to change on notice to the parties.

 1.03(c).      AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process shall be Mr. Jack L. Hollander at Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108.

 1.04. PURPOSE.The Partnership shall engage in all phases of the natural gas and oil business. This includes, without limitation, exploration for,development and production of natural gas and oil on the terms and conditions set forth below and any other proper purpose under the Pennsylvania Revised Uniform Limited Partnership Act.

  The Managing General Partner may not, without the affirmative vote of Participants whose Units equal a majority of the total Units, do the following:

                (i) change the investment and business purpose of the Partnership; or

                (ii) cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

 2.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

        1. "Administrative Costs" means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows:

                (i) no Administrative Costs charged shall be duplicated under any other category of expense or cost; and

                (ii) no portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding 5% or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

        2. "Administrator" means the official or agency administering the securities laws of a state.

        3.     "Affiliate" means with respect to a specific person:

                (i) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified person;

                (ii) any person 10% or more of whose outstanding voting
                     securities are directly or indirectly owned, controlled, or held with power to vote, by the specified person;

                (iii) any person directly or indirectly controlling, controlled by, or under common control with the specified person;

                (iv) any officer, director, trustee or partner of the specified person; and

                (v) if the specified person is an officer, director, trustee or partner, any person for which the person acts in any such capacity.

        4. "Agreement" means this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits to this Agreement.

        5. "Anthem Securities" means Anthem Securities, Inc., whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Coraopolis, Pennsylvania 15108-0926.

        6. "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

        7. "Atlas" means Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

        8. "Capital Account" or "account" means the account established for each party, maintained as provided in Section 5.02 and its subsections.

        9. "Capital Contribution" means the amount agreed to be contributed to the Partnership by a Partner pursuant to Sections 3.04 and
               3.05 and their subsections.

        10. "Carried Interest" means an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

        11.    "Code" means the Internal Revenue Code of 1986, as amended.

        12. "Cost," when used with respect to the sale or transfer of property to the Partnership, means:

                (i) the sum of the prices paid by the seller or transferor to an unaffiliated person for the property, including bonuses;

                (ii) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of the property;

                (iii) a pro rata portion of the seller's or transferor's actual necessary and reasonable expenses for seismic and geophysical services; and

                (iv) rentals and ad valorem taxes paid by the seller or
                     transferor for the property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain the property, and the portion of the seller's or transferor's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months before the sale or transfer to the Partnership.

               "Cost," when used with respect to services, means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing the services, determined in accordance with generally accepted accounting principles.

               As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

        13.    "Dealer-Manager" means:

                (i) Anthem Securities, Inc., an Affiliate of the Managing General Partner, the broker/dealer which will manage the offering and sale of the Units in all states other than Minnesota and New Hampshire; and

                (ii) Bryan Funding, Inc., the broker/dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

        14. "Development Well" means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic Horizon known to be productive.

        15. "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs:

                (i) may not include any cost otherwise classified as Organization Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases; but

                (ii) may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with Section 4.03(d)(7) or pursuant to the Managing General Partner's role as Tax Matters Partner.

        16. "Distribution Interest" means an undivided interest in the Partnership's assets after payments to the Partnership's creditors or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, the interest in the remaining Partnership assets shall equal a party's interest in the related Partnership revenues as set forth in Section 5.01 and its subsections of this Agreement.

        17. "Drilling and Operating Agreement" means the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached to this Agreement as Exhibit (II).

        18.    "Exploratory Well" means a well drilled to:

                (i) find commercially productive hydrocarbons in an unproved area;

                (ii) find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

                (iii) significantly extend a known prospect.

        19. "Farmout" means an agreement by the owner of the leasehold or Working Interest to assign his interest in certain acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

        20.    "Final Terminating Event" means any one of the following:

                (i)  the expiration of the Partnership's fixed term;

                (ii) notice to the Participants by the Managing General Partner of its election to terminate the Partnership's affairs;

                (iii) notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Units equal a majority of the total Units; or

                (iv) the termination of the Partnership under Section 708(b)(1)
                     (A) of the Code or the Partnership ceases to be a going concern.

        21. "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

        22. "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and in the business of rendering opinions regarding the value of natural gas and oil properties based on the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

        23. "Initial Closing Date" means the date after the minimum amount of subscription proceeds has been received when subscription proceeds are first withdrawn from the escrow account.

        24. "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of natural gas and oil wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil, that are currently deductible pursuant to
               Section 263(c) of the Code and Treasury Reg. Section 1.612-4, and are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt.

        25. "Interim Closing Date" means those date(s) after the Initial Closing Date, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional subscription proceeds to additional Partnership activities, including drilling activities.

        26.    "Investor General Partners" means:

                (i) the persons signing the Subscription Agreement as Investor General Partners; and

                (ii) the Managing General Partner to the extent of any optional subscription under Section 3.03(b)(2).

               All Investor General Partners shall be of the same class and have the same rights.

        27. "Landowner's Royalty Interest" means an interest in production, or its proceeds, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner on the creation of a Lease.

        28. "Leases" means full or partial interests in natural gas and oil leases, oil and natural gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or natural gas, and includes any contractual rights to acquire any such interest.

        29.    "Limited Partners" means:

                (i) the persons signing the Subscription Agreement as Limited Partners;

                (ii) the Managing General Partner to the extent of any optional subscription underss.3.03(b)(2);

                (iii) the Investor General Partners on the conversion of their
                     Investor General Partner Units to Limited Partner Units pursuant to Section 6.01(b); and

                (iv) any other persons who are admitted to the Partnership as additional or substituted Limited Partners.

               Except as provided in Section 3.05(b), with respect to the required additional Capital Contributions of Investor General Partners,all Limited Partners shall be of the same class and have the same rights.

        30.    "Managing General Partner" means:

                (i)  Atlas Resources, Inc.; or

                (ii) any Person admitted to the Partnership as a general partner other than as an Investor General Partner who is designated to exclusively supervise and manage the operations of the Partnership.

        31. "Managing General Partner Signature Page" means an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated in this Agreement by reference.

        32. "Offering Termination Date" means the date after the minimum amount of subscription proceeds has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 2001.

        33. "Operating Costs" means expenditures made and costs incurred in producing and marketing natural gas or oil from completed wells. These costs include, but are not limited to:

                (i) labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or related to producing and marketing natural gas and oil;

                (ii) ad valorem and severance taxes;

                (iii) insurance and casualty loss expense; and

                (iv) compensation to well operators or others for services rendered in conducting these operations.

               Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

        34. "Operator" means the Managing General Partner, as operator of Partnership Wells in Pennsylvania, and the Managing General Partner or an Affiliate as Operator of Partnership Wells in other areas of the United States.

        35. "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to:

                (i) total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys);

                (ii) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

                (iii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

                (iv) other front-end fees.

        36. "Organization Costs" means all costs of organizing the offering including, but not limited to:

                (i) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

                (ii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

                (iii) other front-end fees.

        37. "Overriding Royalty Interest" means an interest in the natural gas and oil produced under a Lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

        38.    "Participants" means:

                (i) the Managing General Partner to the extent of its optional subscription under Section 3.03(b)(2);

                (ii) the Limited Partners; and

                (iii) the Investor General Partners.

        39.    "Partners" means:

                (i)  the Managing General Partner;

                (ii) the Investor General Partners; and

                (iii) the Limited Partners.

        40.    "Partnership" means Atlas America Public #10 Ltd.

        41. "Partnership Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

        42. "Partnership Well" means a well, some portion of the revenues from which is received by the Partnership.

        43. "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

        44. "Production Purchase" or "Income" Program means any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including, but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

        45. "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of:

                (i) exploring for natural gas, oil and other hydrocarbon substances; or

                (ii) investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or its proceeds.

        46. "Prospect" means an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be:

                (i) designated by the Managing General Partner in writing before the conduct of Partnership operations; and

                (ii) enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.

               If the well to be drilled by the Partnership is to a Horizon containing Proved Reserves, then a "Prospect" for a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells. Subject to the foregoing sentence, "Prospect" shall be deemed the drilling or spacing unit for the Clinton/Medina geological formation and the Mississippian/Upper Devonian Sandstone reservoirs in Ohio, Pennsylvania and New York,

        47. "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

        48. "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

                (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

                     (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

                     (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

                     In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

                (ii) Reserves which can be produced economically through
                     application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

                (iii) Estimates of proved reserves do not include the following:

                     (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

                     (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

                     (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

                     (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

        49. "Proved Undeveloped Reserves" means reserves that are expected to be recovered from either:

                (i)  new wells on undrilled acreage; or

                (ii) from existing wells where a relatively major expenditure is required for recompletion.

               Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

        50. "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. The term does not include:

                (i) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

                (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                     (a)    voting rights;

                     (b)    the Partnership's term of existence;

                     (c)    the Managing General Partner's compensation; and

                     (d)    the Partnership's investment objectives.

        51. "Roll-Up Entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

        52. "Sales Commissions" means all underwriting and brokerage discounts and commissions incurred in the sale of Units payable to registered broker/dealers, but excluding the Dealer-Manager fee, a .5% reimbursement of marketing expenses, and a .5% reimbursement for bona fide accountable due diligence expenses.

        53. "Selling Agents" means those broker/dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

        54. "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. The definition includes:

                (i) the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program; and

                (ii) whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

               "Sponsor" does not include wholly independent third-parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

        55. "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated in this Agreement by reference.

        56. "Tangible Costs" or "Capital Expenditures" means those costs associated with drilling and completing natural gas and oil wells which are generally accepted as capital expenditures under the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable natural gas and oil production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

        57.    "Tax Matters Partner" means the Managing General Partner.

        58. "Units" or "Units of Participation" means the Limited Partner interests and the Investor General Partner interests purchased by Participants in the Partnership under the provisions of ss.3.03 and its subsections, including any rights to profits, losses, income, gain, credits, deductions, cash distributions or returns of capital or other attributes of the Units.

        59. "Working Interest" means an interest in a Lease which is subject to some portion of the cost of development, operation, or maintenance of the Lease.

                                   ARTICLE III
                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

 3.01. DESIGNATION OF MANAGING GENERAL PARTNER AND PARTICIPANTS. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to
 Section 3.03(b)(2).

  Limited Partners and Investor General Partners, including Affiliates of the Managing General Partner, shall serve as Participants.

 3.02.         PARTICIPANTS.

 3.02(a).      LIMITED PARTNER AT FORMATION. Atlas America, Inc., as Original
 Limited Partner, has acquired one Unit and has made a Capital Contribution of $100.

 On the admission of one or more Limited Partners, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to the Unit.

 3.02(b).      OFFERING OF INTERESTS. The Partnership is authorized to admit to the Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Subscription Agreements are accepted by the Managing General Partner if, after the admission of the additional Participants, the total Units do not exceed the maximum number of Units set forth in Section 3.03(c)(1).

 3.02(c).      ADMISSION OF PARTICIPANTS. No action or consent by the
 Participants shall be required for the admission of additional Participants pursuant to this Agreement.

  All subscribers' funds shall be held by an independent interest bearing escrow holder and shall not be released to the Partnership until the receipt of the minimum amount of subscription proceeds set forth in Section 3.03(c)(2). Thereafter,subscriptions may be paid directly to the Partnership account.

3.03.          SUBSCRIPTIONS TO THE PARTNERSHIP.

 3.03(a).      SUBSCRIPTIONS BY PARTICIPANTS.

 3.03(a)(1).   SUBSCRIPTION PRICE AND MINIMUM SUBSCRIPTION. The subscription price of a Unit in the Partnership shall be $10,000, except as set forth below, and shall be designated on each Participant's Subscription Agreement and payable as set forth in Section 3.05(b). The minimum subscription per Participant shall be one Unit ($10,000); however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger subscriptions shall be accepted in $1,000 increments.

  Notwithstanding the foregoing, the subscription price for the Managing General Partner, its officers, directors, and Affiliates, and Participants who buy Units through the officers and directors of the Managing General Partner, shall be reduced by an amount equal to the 2.5% Dealer-Manager fee, the 7% Sales Commission, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses, which will not be paid with respect to these sales. Also, the subscription price for Registered Investment Advisors and their clients, and Selling Agents and their registered representatives and principals, shall be reduced by an amount equal to the 7% Sales Commission, the .5% reimbursement of marketing expenses, and the .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses, which will not be paid with respect to these sales.

 3.03(a)(2).   EFFECT OF SUBSCRIPTION. Execution of a Subscription Agreement
 shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b).       SUBSCRIPTIONS BY MANAGING GENERAL PARTNER.

 3.03(b)(1).   MANAGING GENERAL PARTNER'S REQUIRED SUBSCRIPTION. The Managing
 General Partner, as a general partner and not as a Participant, shall:

                (i) contribute to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in
                     Section 4.01(a)(4); and

                (ii) pay the costs charged to it under this Agreement.

  These Capital Contributions shall be paid by the Managing General Partner at the time the costs are required to be paid by the Partnership, but no later than December 31, 2002.

 3.03(b)(2).   MANAGING GENERAL PARTNER'S OPTIONAL ADDITIONAL SUBSCRIPTION. In
 addition to the Managing General Partner's required subscription under Section 3.03(b)(1), the Managing General Partner may subscribe to up to 10% of the Units under the provisions of Section 3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in Section 4.03(c)(3), to that extent shall be deemed a Participant in the Partnership for all purposes under this Agreement.

 3.03(b)(3).   EFFECT OF AND EVIDENCING SUBSCRIPTION. The Managing General
 Partner has executed a Managing General Partner Signature Page which:

                (i) evidences the Managing General Partner's required subscription under Section 3.03(b)(1); and

                (ii) may be amended to reflect the amount of any optional
                     subscription under Section 3.03(b)(2).

  Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

 3.03(c).      MAXIMUM AND MINIMUM NUMBER OF UNITS.

 3.03(c)(1).   MAXIMUM NUMBER OF UNITS. The maximum number of Units may not exceed 2,000 Units, which is up to $20,000,000 of cash subscription proceeds excluding the subscription discounts permitted under Section 3.03(a)(1). However, if the Managing General Partner believes that subscriptions for all 2,000 Units will be sold, the Managing General Partner in its sole discretion, may offer up to 500 additional Units and increase the maximum number of Units to 2,500 Units, which is up to $25,000,000 of cash subscription proceeds excluding the subscription discounts permitted under Section 3.03(a)(1).

 3.03(c)(2). MINIMUM NUMBER OF UNITS. The minimum number of Units shall equal at least 100 Units , but in any event not less than that number of Units which provides the Partnership with cash subscription proceeds of $1,000,000, excluding the subscription discounts permitted under Section 3.03(a)(1). The Managing General Partner, its officers, directors, and Affiliates may purchase up to 10 Units, none of which will be applied to satisfy the minimum number of Units.

  If at the Offering Termination Date the minimum number of Units has not been received and accepted, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund.

  The partnership may break escrow and begin its drilling activities in the Managing General Partner's sole discretion on receipt of the minimum subscriptions.

 3.03(d).      ACCEPTANCE OF SUBSCRIPTIONS.

 3.03(d)(1).   DISCRETION BY THE MANAGING GENERAL PARTNER. Acceptance of
 subscriptions is discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate.

 3.03(d)(2).   TIME PERIOD IN WHICH TO ACCEPT SUBSCRIPTIONS. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt. If a subscription is rejected, then all funds shall be returned to the subscriber promptly.

 3.03(d)(3)    ADMISSION TO THE PARTNERSHIP. The Participants shall be admitted to the Partnership as follows:

                (i) not later than 15 days after the release from escrow of Participants' funds to the Partnership; and

                (ii) after the close of the escrow account not later than the last day of the calendar month in which their Subscription Agreements were accepted by the Partnership.

 3.04.         CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER.

 3.04(a).      MINIMUM AMOUNT OF MANAGING GENERAL PARTNER'S REQUIRED
 CONTRIBUTION. The Managing General Partner is required to:

                (i) make aggregate Capital Contributions to the Partnership, including Leases contributed under Section 3.03(b)(1)(i), of not less than 25% nor more than 28% of all Capital Contributions to the Partnership; and

                (ii) maintain a minimum Capital Account balance equal to not less than 1% of total positive Capital Account balances for the Partnership.

 3.04(b).      ON LIQUIDATION THE MANAGING GENERAL PARTNER MUST CONTRIBUTE
 DEFICIT BALANCE IN ITS CAPITAL ACCOUNT. The Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account on the occurrence of either of the following events:

                (i)  the liquidation of the Partnership; or

                (ii) the liquidation of the Managing General Partner's interest in the Partnership.

  This shall be determined after taking into account all adjustments for the Partnership's taxable year during which the liquidation occurs, other than adjustments made pursuant to this requirement, by the end of the taxable year in which its interest in the Partnership is liquidated or, if later, within 90 days after the date of the liquidation.

 3.04(c).      INTEREST FOR CONTRIBUTIONS. The interest of the Managing General
 Partner in the capital and revenues of the Partnership is in consideration for, and is the only consideration for, its Capital Contribution to the Partnership.

 3.05.         PAYMENT OF SUBSCRIPTIONS.

 3.05(a).      MANAGING GENERAL PARTNER'S SUBSCRIPTIONS. The Managing General
 Partner shall pay any optional subscription under Section 3.03(b)(2) in the same manner as the Participants.

 3.05(b).      PARTICIPANT SUBSCRIPTIONS AND ADDITIONAL CAPITAL CONTRIBUTIONS OF
 THE INVESTOR GENERAL PARTNERS.

 3.05(b)(1).   PAYMENT OF SUBSCRIPTION AGREEMENTS. A Participant shall pay the amount designated as the subscription price on the Subscription Agreement executed by the Participant 100% in cash at the time of subscribing. A Participant shall receive interest on the amount he pays from the time his subscription proceeds are deposited in the escrow account, or the Partnership account after the minimum number of Units have been received as provided in
 Section 3.06(b) up until the Offering Termination Date.

 3.05(b)(2).   ADDITIONAL REQUIRED CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL
 PARTNERS. Investor General Partners must make Capital Contributions to the Partnership when called by the Managing General Partner, in addition to their subscriptions, for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner interests under Section 6.01(b).

 3.05(b)(3).   DEFAULT PROVISIONS. The failure of an Investor General Partner to timely make a required additional Capital Contribution under this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, pro rata, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners:

                (i) shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

                (ii) shall be entitled to receive 100% of the defaulting
                     Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and

                (iii) may commence legal action to collect the amount due plus interest at the legal rate.

 3.06.         PARTNERSHIP FUNDS.

 3.06(a).      FIDUCIARY DUTY. The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Partnership. Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law, except as provided in Sections 4.01, 4.02, 4.04, 4.05 and 4.06 of this Agreement.

 3.06(b).      SPECIAL ACCOUNT AFTER THE RECEIPT OF THE MINIMUM PARTNERSHIP
 SUBSCRIPTION. Following the receipt of the minimum number of Units and breaking escrow, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

 3.06(c).      INVESTMENT.

 3.06(c)(1).   INVESTMENTS IN OTHER ENTITIES. Partnership funds may not be invested in the securities of another person except in the following instances:

                (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

                (ii) temporary investments made as set forth in Section
                     3.06(c)(2);

                (iii) multi-tier arrangements meeting the requirements of
                     Section 4.03(d)(15);

                (iv) investments involving less than 5% of the Partnership's subscription proceeds which are a necessary and incidental part of a property acquisition transaction; and

                (v) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses shall be prohibited.

 3.06(c)(2).   PERMISSIBLE INVESTMENTS BEFORE INVESTMENT IN PARTNERSHIP
 ACTIVITIES. After the Initial Closing Date and until proceeds from the offering are invested in the Partnership's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills.

                                   ARTICLE IV
                              CONDUCT OF OPERATIONS

 4.01.         ACQUISITION OF LEASES.

 4.01(a).      ASSIGNMENT TO PARTNERSHIP.

 4.01(a)(1).   IN GENERAL. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the natural gas and oil industry, subject to the terms and conditions set forth below.

 The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the Partnership's best interest.

 4.01(a)(2).   FEDERAL AND STATE LEASES. The Partnership is authorized to acquire Leases on federal and state lands.

 4.01(a)(3).   MANAGING GENERAL PARTNER'S DISCRETION AS TO TERMS AND BURDENS OF
 ACQUISITION. Subject to the provisions of Section 4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including:

                (i) any limitations as to the Horizons to be assigned to the Partnership; and

                (ii) subject to any burdens as the Managing General Partner deems necessary in its sole discretion.

 4.01(a)(4).   COST OF LEASES. All Leases shall be:

                (i) contributed to the Partnership by the Managing General Partner or its Affiliates; and

                (ii) credited towards the Managing General Partner's required
                     Capital Contribution set forth in Section 3.03(b)(1) at the Cost of the Lease,unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution must be made at a price not in excess of the fair market value.

A determination of fair market value must be:

                (i)  supported by an appraisal from an Independent Expert; and

                (ii) maintained in the Partnership's records for six years along with associated supporting information.

 4.01(a)(5).   THE MANAGING GENERAL PARTNER, OPERATOR OR THEIR AFFILIATES'
 RIGHTS IN THE REMAINDER INTERESTS. Subject to the provisions of Section 4.03(d) and its subsections, to the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates. They may either:

                (i) retain and exploit the remaining interest for their own account; or

                (ii) sell or otherwise dispose of all or a part of the remaining interest.

 Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership.

 4.01(a)(6).   NO BREACH OF DUTY. Subject to the provisions of Section 4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by them to the Partnership or the Participants.

 4.01(b).      NO OVERRIDING ROYALTY INTERESTS. Neither the Managing General
 Partner,the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Leases acquired by the Partnership.

4.01(c).       TITLE AND NOMINEE ARRANGEMENTS.

 4.01(c)(1).   LEGAL TITLE. Legal title to all Leases acquired by the
 Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of:

                (i)  the Managing General Partner;

                (ii) the Operator;

                (iii) their Affiliates; or

                (iv) in the name of any nominee designated by the Managing
                     General Partner to facilitate the acquisition of the properties.

 4.01(c)(2).   MANAGING GENERAL PARTNER'S DISCRETION. The Managing General
 Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements.

 The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

 4.01(c)(3).   COMMENCEMENT OF OPERATIONS. The Partnership shall not begin operations on the Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02.          CONDUCT OF OPERATIONS.

 4.02(a).      IN GENERAL. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

 4.02(b).      MANAGEMENT. Subject to any restrictions contained in this
 Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

 4.02(c).      GENERAL POWERS OF THE MANAGING GENERAL PARTNER.

 4.02(c)(1).   IN GENERAL. Subject to the provisions of Section 4.03 and its subsections, and to any authority which may be granted the Operator under
 Section 4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing \General Partner is expressly authorized to engage in:

                (i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which includes:

                     (a)    which Leases are developed;

                     (b)    which Leases are abandoned; or

                     (c) which leases are sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

                (ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation:

                     (a) the making of agreements for the conduct of operations, including agreements and financial instruments relating to hedging the Partnership's natural gas and oil;

                     (b) the exercise of any options, elections, or decisions under any such agreements; and

                     (c) the furnishing of equipment, facilities, supplies and material, services, and personnel;

                (iii) the exercise, on behalf of the Partnership or the parties, as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

                (iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

                (v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

                (vi) the maintenance of insurance for the benefit of the
                     Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

                     (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

                     (b) liability insurance, including automobile, which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

                     (c) excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations and $10,000,000 thereafter, per occurrence or accident and in the aggregate, which includes $1,000,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third-parties, other than a co-owner of the Working Interest, alleging seepage, pollution or contamination damage resulting from an accident. The excess liability insurance shall be in place and effective no later than the date drilling operations begin and shall continue until the Investor General Partners are converted to Limited Partners, at which time the Partnership shall have the benefit of the Managing General Partner's $11,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs;

                (vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation:

                     (a) the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership;

                     (b)    the conduct of additional operations; and

                     (c) the repayment of any borrowings or loans used initially to finance these operations or activities;

                (viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership, including without limitation, the Leases, wells, equipment and production therefrom, provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in Section 4.03(d)(6);

                (ix) the formation of any further limited or general
                     partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;

                (x) the control of any matters affecting the rights and obligations of the Partnership, including:

                     (a) the employment of attorneys to advise and otherwise represent the Partnership;

                     (b) the conduct of litigation and other incurring of legal expense; and

                     (c)    the settlement of claims and litigation;

                (xi) the operation of producing wells drilled on the Leases or on a Prospect which includes any part of the Leases;

                (xii) the exercise of the rights granted to it under the power of attorney created under this Agreement; and

                (xiii) the incurring of all costs and the making of all
                     expenditures in any way related to any of the foregoing.

 4.02(c)(2).   SCOPE OF POWERS. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

 4.02(c)(3).   DELEGATION OF AUTHORITY.

 4.02(c)(3)(a).IN GENERAL. The Managing General Partner may subcontract and delegate all or any part of its duties under this Agreement to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities under this Agreement.

 4.02(c)(3)(b).DELEGATION TO OPERATOR. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities under this Agreement.

 In no event shall any consideration received for operator services be in excess of the competitive rates or duplicative of any consideration or reimbursements received under this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

 4.02(c)(4).   RELATED PARTY TRANSACTIONS. Subject to the provisions of
 Section 4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator or any of their Affiliates.

 4.02(d).      ADDITIONAL POWERS. In addition to the powers granted the Managing
 General Partner underss.4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

 4.02(d)(1).   DRILLING CONTRACTS. All Partnership Wells shall be drilled under the Drilling and Operating Agreement on a Cost plus 15% basis. The Managing General Partner or its Affiliates, as drilling contractor, may not do the following:

                (i) receive a rate that is not competitive with the rates charged by unaffiliated contractors in the same geographic region;

                (ii) enter into a turnkey drilling contract with the
                     Partnership;

                (iii) profit by drilling in contravention of its fiduciary obligations to the Partnership; or

                (iv) benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

 4.02(d)(2).   POWER OF ATTORNEY.

 4.02(d)(2)(a).IN GENERAL. Each Participant appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, from time to time:

                (i) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

                (ii) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

 4.02(d)(2)(b).FURTHER ACTION. Each Participant authorizes the attorney-in-fact to take any further action which the attorney-in-fact considers necessary or advisable in connection with any of the foregoing. Each party acknowledges that the power of attorney granted under this section:

                (i) is a special power of attorney coupled with an interest and irrevocable; and

                (ii) shall survive the assignment by the Participant of the whole or a portion of his Units; except when the assignment is of all of the Participant's Units and the purchaser, transferee or assignee of the Units, with the consent of the Managing General Partner, is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge and file any agreement, certificate, instrument or document necessary to effect the substitution.

 4.02(d)(2)(c).POWER OF ATTORNEY TO OPERATOR. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

 4.02(e).      BORROWINGS AND USE OF PARTNERSHIP REVENUES.

 4.02(e)(1).   POWER TO BORROW OR USE PARTNERSHIP REVENUES.

 4.02(e)(1)(a).IN GENERAL. If additional funds over the Participants' Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

                (i)  use Partnership revenues for such purposes; or

                (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary under Section 4.03(d)(8)(b), although they are not obligated to advance the funds to the Partnership.

 4.02(e)(1)(b).LIMITATION ON BORROWING. The borrowings, other than credit transactions on open account customary in the industry to obtain goods and services, shall be subject to the following limitations:

                (i) the borrowings must be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided in this Agreement; and

                (ii) the amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership's subscription proceeds.

 4.02(f).      TAX MATTERS PARTNER.

 4.02(f)(1).   DESIGNATION OF TAX MATTERS PARTNER. The Managing General Partner
 is hereby designated the Tax Matters Partner of the Partnership under Section 6231 (a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action,including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

 4.02(f)(2).   COSTS INCURRED BY TAX MATTERS PARTNER. Costs incurred by the Tax
 Matters Partner shall be considered a Direct Cost of the Partnership.

 4.02(f)(3).   NOTICE TO PARTICIPANTS OF IRS PROCEEDINGS. The Tax Matters
 Partner shall notify all Participants of any partnership administrative proceedings commenced by the Internal Revenue Service, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4).    PARTICIPANT RESTRICTIONS. Each Participant agrees as follows:

                (i) he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items, as that term is defined in Section 6231(a)(3) of Code, of the Partnership;

                (ii) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

                (iii) the Managing General Partner is authorized to file a copy of this Agreement, or pertinent portions of this Agreement, with the Internal Revenue Service under Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection.

 4.03. GENERAL RIGHTS AND OBLIGATIONS OF THE PARTICIPANTS AND RESTRICTED AND PROHIBITED TRANSACTIONS.

 4.03(a)(1).   LIMITED LIABILITY OF LIMITED PARTNERS. Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Pennsylvania Revised Uniform Limited Partnership Act. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses of the Partnership beyond the amount of the subscription price designated on the Subscription Agreement executed by each respective Limited Partner unless:

                (i) they also subscribe to the Partnership as Investor General Partners; or

                (ii) in the case of the Managing General Partner, it purchases
                     Limited Partner Units.

 4.03(a)(2).   NO MANAGEMENT AUTHORITY OF PARTICIPANTS. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

 4.03(b).      REPORTS AND DISCLOSURES.

 4.03(b)(1).   ANNUAL REPORTS AND FINANCIAL STATEMENTS. Beginning with the 2001 calendar year, the Partnership shall provide each Participant an annual report within 120 days after the close of the calendar year, and beginning with the 2002 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

                (i) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow and Partners' equity, which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity and cash flows in accordance with generally accepted accounting principles. Semiannual reports are not required to be audited.

                (ii) A summary itemization, by type and/or classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by the Partnership, or indirectly on behalf of the Partnership, to the Managing General Partner, the Operator and
               their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for Administrative Costs bears to annual Partnership revenues.

                (iii) A description of each Prospect in which the Partnership owns an interest, including:

                     (a)    the cost, location, and number of acres under Lease;
                            and

                     (b) the Working Interest owned in the Prospect by the Partnership. Succeeding reports, however, must only contain material changes, if any, regarding the Prospects.

                (iv) A list of the wells drilled or abandoned by the Partnership during the period of the report, indicating whether each of the wells has or has not been completed, and a statement of the cost of each well completed or abandoned. Justification must be included for wells abandoned after production has begun.

                (v) A description of all farmins and joint ventures, made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms.

                (vi) A schedule reflecting:

                     (a)    the total Partnership costs;

                     (b) the costs paid by the Managing General Partner and the costs paid by the Participants;

                     (c)    the total Partnership revenues;

                     (d) the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

                     (e) a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

 4.03(b)(2).   TAX INFORMATION. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file the following:

                (i)  his federal income tax return;

                (ii) any required state income tax return; and

                (iii) any other reporting or filing requirements imposed by any governmental agency or authority.

 4.03(b)(3).   RESERVE REPORT. Annually, beginning January 1, 2003 the
 Partnership shall provide to each Participant the following:

                (i) a computation of the Partnership's total oil and gas Proved Reserves;

                (ii) a computation of the present worth of the reserves
                     determined using a discount rate of 10%, a constant price for the oil and basing the price of gas on the existing gas contracts;

                (iii) a statement of each Participant's interest in the
                     reserves; and

                (iv) an estimate of the time required for the extraction of the reserves with a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

 The reserve computations shall be based on engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert.

 Also, if there is an event which leads to the reduction of the Partnership's Proved Reserves of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, then a computation and estimate must be sent to each Participant within 90 days.

 4.03(b)(4).   COST OF REPORTS. The cost of all reports described in this
 Section 4.03(b) shall be paid by the Partnership as Direct
 Costs.

 4.03(b)(5).   PARTICIPANT ACCESS TO RECORDS. The Participants and/or their representatives shall be permitted access to all Partnership records. The Participant may inspect and copy any of the records after giving adequate notice to the Managing General Partner at any reasonable time.

 Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

 4.03(b)(6).   REQUIRED LENGTH OF TIME TO HOLD RECORDS. The Managing General
 Partner must maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents which include:

                (i) a record that a Participant meets the suitability standards established in connection with an investment in the Partnership; and

                (ii) any appraisal of the fair market value of the Leases as set forth in Section 4.01(a)(4) or fair market value of producing property as set forth in Section 4.03(d)(3).

 4.03(b)(7).   PARTICIPANT LISTS. The following provisions apply regarding access to the list of Participants:

                (i) an alphabetical list of the names, addresses and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") must be maintained as a part of the Partnership's books and records and be available for inspection by any Participant or his designated agent at the home office of the Partnership on the Participant's request;

                (ii) the Participant List must be updated at least quarterly to reflect changes in the information contained in the Participant List;

                (iii) a copy of the Participant List must be mailed to any
                     Participant requesting the Participant List within 10 days of the written request, printed in alphabetical order on white paper, and in a readily readable type size in no event smaller than 10-point type and a reasonable charge for copy work will be charged by the Partnership;

                (iv) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

                (v) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of the refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling the list or information or copies of the list, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner will require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided under this subsection to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law, or the laws of any state.

 4.03(b)(8).   STATE FILINGS. Concurrently with their transmittal to
 Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this Section 4.03(b) with:

                (i)  the California Commissioner of Corporations; and

                (ii) the securities commissions of other states which request the report.

 4.03(c).      MEETINGS OF PARTICIPANTS.

 4.03(c)(1).   PROCEDURE FOR A PARTICIPANT MEETING.

 4.03(c)(1)(a).MEETINGS MAY BE CALLED BY MANAGING GENERAL PARTNER OR PARTICIPANTS. Meetings of the Participants may be called as follows:

                (i)  by the Managing General Partner; or

                (ii) by Participants whose Units equal 10% or more of the total
                     Units for any matters for which Participants may vote.

 The call for a meeting by Participants shall be deemed to have been made on receipt by the Managing General Partner of a written request from holders of the requisite percentage of Units stating the purpose(s) of the meeting.

 4.03(c)(1)(b).NOTICE REQUIREMENT. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

 Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days, if in the opinion of the Managing General Partner the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the SEC or other regulatory authorities.

 4.03(c)(1)(c).MAY VOTE BY PROXY. Participants shall have the right to vote at any Participant meeting either:

                (i)  in person; or

                (ii) by proxy.

 4.03(c)(2).   SPECIAL VOTING RIGHTS. At the request of Participants whose Units equal 10% or more of the total Units, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Participants whose Units equal a majority of the total Units may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

                (i)  dissolve the Partnership;

                (ii) remove the Managing General Partner and elect a new
                     Managing General Partner;

                (iii) elect a new Managing General Partner if the Managing
                     General Partner elects to withdraw from the Partnership;

                (iv) remove the Operator and elect a new Operator;

                (v) approve or disapprove the sale of all or substantially all of the assets of the Partnership;

                (vi) cancel any contract for services with the Managing General
                     Partner, the Operator, or their Affiliates without penalty on 60 days notice; and

                (vii) amend this Agreement; provided however:

                     (a) any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner; and

                     (b) any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants.

 4.03(c)(3).   RESTRICTIONS ON MANAGING GENERAL PARTNER'S VOTING RIGHTS. With
 respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than the following:

                (i)  the matters set forth inss.4.03(c)(2)(ii) and (iv) above;
                     or

                (ii) any transaction between the Partnership and the Managing
                     General Partner or its Affiliates.

 In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

 4.03(c)(4).   RESTRICTIONS ON LIMITED PARTNER VOTING RIGHTS. The exercise by the Limited Partners of the rights granted Participants under ss.4.03(c), except for the special voting rights granted Participants under ss.4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership, the legal determination is not necessary under Pennsylvania law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

                (i) an opinion of counsel, the counsel being independent of the Partnership and selected on the vote of Limited Partners whose Units equal a majority of the total Units held by Limited Partners; or

                (ii) a declaratory judgment issued by a court of competent jurisdiction.

 The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of Units necessary to take the action.

 4.03(d).      TRANSACTIONS WITH THE MANAGING GENERAL PARTNER.

 4.03(d)(1).   TRANSFER OF EQUAL PROPORTIONATE INTEREST. When the Managing
 General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any natural gas, oil or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect.Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership, which is the minimum area permitted by state law or local practice on which one well may be drilled, if the following conditions are met:

                (i) the geological feature to which the well will be drilled contains Proved Reserves; and

                (ii) the drilling or spacing unit protects against drainage.

 With respect to a natural gas or oil Prospect located in Ohio, Pennsylvania and New York on which a well will be drilled by the Partnership to test the Clinton/Medina geological formation or the Mississippian/Upper Devonian Sandstone reservoirs, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Within five years of the drilling of the Partnership Well neither the Managing General Partner nor its Affiliates may drill any well in the Clinton/Medina geological formation within 1,650 feet of an existing Partnership Well in Pennsylvania, or within 1,000 feet of an existing Partnership Well in Ohio; or in the Mississippian/Upper Devonian Sandstone reservoirs within 1,000 feet of an existing Partnership Well. If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

 If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area in which the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof shall be sold, transferred or conveyed to the Partnership as set forth in Sections 4.01(a)(4), 4.03(d)(1) and 4.03(d)(2).

 Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation, the Mississippian/Upper Devonian Sandstone reservoirs or any other formation or reservoir shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the geological formation and the drilling or spacing unit protected against drainage.

 4.03(d)(2).   TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS
 AFFILIATES' ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

                (i) the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

                (ii) the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

                (iii) the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

 With respect to its retained interest the Managing General Partner shall not Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

 4.03(d)(3).   NO SALE OF UNDEVELOPED LEASES TO THE MANAGING GENERAL PARTNER AND
 LIMITATIONS ON SALES OF DEVELOPED LEASES TO THE MANAGING GENERAL PARTNER. The Managing General Partner and its Affiliates shall not purchase any non-producing natural gas and oil properties from the Partnership.

 The Managing General Partner and its Affiliates, other than an Affiliated Income Program, may not purchase any producing natural gas or oil property from the Partnership unless:

                (i) the sale is in connection with the liquidation of the Partnership; or

                (ii) the Managing General Partner's well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the Managing General Partner's well supervision fees for the well, for a period of at least three consecutive months.

 In both cases, the sale must be at fair market value supported by an appraisal of an Independent Expert selected by the Managing General Partner.

 An Affiliated Income Program may purchase a producing natural gas and oil property from the Partnership at any time at:

                (i) fair market value as supported by an appraisal from an Independent Expert if the property has been held by the Partnership for more than six months or there have been significant expenditures made in connection with the property; or

                (ii) Cost as adjusted for intervening operations if the Managing
                     General Partner deems it to be in the best interest of the Partnership.

 4.03(d)(4).   LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS
 AFFILIATES ON LEASES ACQUIRED BY THE Partnership. During a period of five years after the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding the proposed acquisition, the following conditions shall apply:

                (i) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

                (ii) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to complete a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

 4.03(d)(5).   TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. Other
 than as set forth in Section 4.03(d)(3), the Partnership shall not purchase properties from or sell properties to any other Affiliated partnership. Also, this prohibition shall not apply to joint ventures among Affiliated partnerships, provided that:

                (i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

                (ii) the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership or if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

 4.03(d)(6).   SALE OF ALL ASSETS. The sale of all or substantially all of the assets of the Partnership, including without limitation, Leases, wells, equipment and production therefrom, shall be made only with the consent of Participants whose Units equal a majority of the total Units.

4.03(d)(7).    SERVICES.

 4.03(d)(7)(a).COMPETITIVE RATES. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless:

                (i) the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

                (ii) the compensation, price or rental therefor is competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

 If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

 4.03(d)(7)(b).IF NOT DISCLOSED IN THE PROSPECTUS OR THIS AGREEMENT THEN SERVICES BY THE MANAGING GENERAL PARTNER MUST BE DESCRIBED IN A SEPARATE CONTRACT AND CANCELABLE. Any services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts are cancelable without penalty on 60 days written notice by Participants whose Units equal a majority of the total Units.

 4.03(d)(8).   LOANS.

 4.03(d)(8)(a).NO LOANS FROM THE PARTNERSHIP. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

 4.03(d)(8)(b).LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds either:

                (i) the Managing General Partner's or the Affiliate's interest cost; or

                (ii) that which would be charged to the Partnership, without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees, by unrelated lenders, on comparable loans for the same purpose.

 Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

 4.03(d)(9).   NO FARMOUTS. The Partnership shall not Farmout its Leases.

 4.03(d)(10). NO COMPENSATING BALANCES. Neither the Managing General Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

 4.03(d)(11). FUTURE PRODUCTION. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

 4.03(d)(12). MARKETING ARRANGEMENTS. Subject to Section 4.06(c), all benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's natural gas and oil will be sold and to whom and at what price the natural gas and oil of other natural gas and oil Programs which the Managing General Partner has sponsored or will sponsor will be sold. For example, the Managing General Partner calculates a weighted average selling price for all the natural gas and oil sold in a geographic area by taking all the money received from the sale of all the natural gas and oil sold to its customers in a geographic area and dividing by the volume of all natural gas and oil sold from the wells in that geographic area.

 4.03(d)(13). ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid Intangible Drilling Costs and for a business purpose.

 4.03(d)(14). NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

 4.03(d)(15). PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any of these arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

                (i) there shall be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

                (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

                (iii) there shall be no diminishment in the voting rights of the
                     Participants.

 4.03(d)(16).  ROLL-UP LIMITATIONS.

 4.03(d)(16)(a).REQUIREMENT FOR APPRAISAL AND ITS ASSUMPTIONS. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the SEC and the Administrator as an exhibit to the registration statement for the offering. Thus, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

 Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period.

 The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

 4.03(d)(16)(b).RIGHTS OF PARTICIPANTS WHO VOTE AGAINST PROPOSAL. In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

                (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;

                (ii) remaining as Participants in the Partnership and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

                (iii) receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership based on their respective number of Units.

 4.03(d)(16)(c).NO ROLL-UP IF DIMINISHMENT OF VOTING RIGHTS. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement.

 In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for underSections 4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

 4.03(d)(16)(d).NO ROLL-UP IF ACCUMULATION OF SHARES WOULD BE IMPEDED. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity,except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity.

 The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

 4.03(d)(16)(e).NO ROLL-UP IF ACCESS TO RECORDS WOULD BE LIMITED. The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under Sections 4.03(b)(5), 4.03(b)(6) and 4.03(b)(7) of this Agreement.

 4.03(d)(16)(f).COST OF ROLL-UP. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Units equal 75% of the total Units do not vote to approve the proposed Roll-Up.

 4.03(d)(16)(g).ROLL-UP APPROVAL. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Units equal 75% of the total Units.

 4.03(d)(17). DISCLOSURE OF BINDING AGREEMENTS. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

 4.03(d)(18). TRANSACTIONS MUST BE FAIR AND REASONABLE. Neither the Managing General Partner nor any Affiliate shall sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except:

                (i)  under transactions that are fair and reasonable; nor

                (ii) take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

 4.04. DESIGNATION, COMPENSATION AND REMOVAL OF MANAGING GENERAL PARTNER AND REMOVAL OF OPERATOR.

 4.04(a).      MANAGING GENERAL PARTNER.

 4.04(a)(1).   TERM OF SERVICE. Atlas shall serve as the Managing General
 Partner of the Partnership until either it:

                (i)  is removed pursuant to Section 4.04(a)(3); or

                (ii) withdraws pursuant to Section 4.04(a)(3)(f).

 4.04(a)(2).   COMPENSATION OF MANAGING GENERAL PARTNER. In addition to the compensation set forth inss.ss.4.01(a)(4) and
 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in Sections 4.04(a)(2)(b) through 4.04(a)(2)(g).

 4.04(a)(2)(a).CHARGES MUST BE NECESSARY AND REASONABLE. Charges by the Managing General Partner for goods and services must be fully supportable as to

                (i)  the necessity of the goods and services; and

                (ii) the reasonableness of the amount charged.

 All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership's subscription proceeds and revenues.

 4.04(a)(2)(b).DIRECT COSTS. The Managing General Partner and its Affiliates shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

 4.04(a)(2)(c).ADMINISTRATIVE COSTS. The Managing General Partner shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month. The unaccountable, fixed payment reimbursement of $75 per well per month shall be subject to the following:

                (i) it shall not be increased in amount during the term of the Partnership;

                (ii) it shall be proportionately reduced to the extent the
                     Partnership acquires less than 100% of the Working Interest in the well;

                (iii) it shall be the entire payment to reimburse the Managing
                     General Partner for the Partnership's Administrative Costs; and

                (iv) it shall not be received for plugged or abandoned wells.

 4.04(a)(2)(d).GAS GATHERING. A limited partnership in which a subsidiary of Atlas America, Inc. serves as general partner, Atlas Pipeline Partners, L.P., shall receive a gathering fee for gathering, compressing and transporting the Partnership's gas at a competitive rate.

 4.04(a)(2)(e).DEALER-MANAGER FEE. Subject to Section 3.03(a)(1), the Dealer-Manager shall receive on each Unit sold to investors:

                (i)  a 2.5% Dealer-Manager fee;

                (ii) a 7% Sales Commission;

                (iii) a .5% reimbursement of marketing expenses; and

                (iv) a .5% reimbursement of the Selling Agents' bona fide
                     accountable due diligence expenses.

 4.04(a)(2)(f).DRILLING AND OPERATING AGREEMENT. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

 4.04(a)(2)(g).OTHER TRANSACTIONS. The Managing General Partner and its Affiliates may enter into transactions pursuant to Section 4.03(d)(7) with the Partnership and shall be entitled to compensation under this section.

 4.04(a)(3).   REMOVAL OF MANAGING GENERAL PARTNER.

 4.04(a)(3)(a).MAJORITY VOTE REQUIRED TO REMOVE THE MANAGING GENERAL PARTNER. The Managing General Partner may be removed at any time on 60 days' advance written notice to the outgoing Managing General Partner, by the affirmative vote of Participants whose Units equal a majority of the total Units. If the Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Units equal a majority of the total Units either to:

                (i)  terminate, dissolve and wind up the Partnership; or

                (ii) continue as a successor limited partnership under all the terms of this Partnership Agreement, as provided in Section 7.01(c).

 If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

 4.04(a)(3)(b).VALUATION OF MANAGING GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP. If the Managing General Partner is removed, then its interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of natural gas and oil reserves, but not less than that used in the most recent presentment offer, if any.

 The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

 4.04(a)(3)(c).INCOMING MANAGING GENERAL PARTNER'S OPTION TO PURCHASE. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest in the Partnership as Managing General Partner and not as a Participant for the value determined by the Independent Expert.

4.04(a)(3)(d). METHOD OF PAYMENT. The method of payment for the removed Managing
 General Partner's interest must be fair and protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

                (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under the Partnership Agreement had the Managing General Partner not been terminated; and

                (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

 4.04(a)(3)(e).TERMINATION OF CONTRACTS. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

 Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not:

                (i) be a party to any natural gas supply agreement that the Managing General Partner or its Affiliates enters into with a third-party;

                (ii) have any rights pursuant to such natural gas supply
                     agreement; or

                (iii) receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

 4.04(a)(3)(f).THE MANAGING GENERAL PARTNER'S RIGHT TO VOLUNTARILY WITHDRAW. At any time beginning 10 years after the Offering Termination Date and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner on giving 120 days' written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

                (i) the Managing General Partner's interest in the Partnership shall be determined as described in Section 4.04(a)(3)(b) above with respect to removal; and

                (ii) the interest shall be distributed to the Managing General
                     Partner as described in Section 4.04(a)(3)(d)(i) above.

 Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner's interest in the Partnership at the value determined as described above with respect to removal.

 4.04(a)(3)(g).THE MANAGING GENERAL PARTNER'S RIGHT TO WITHDRAW PROPERTY INTEREST. The Managing General Partner has the right at any time to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership under the conditions set forth in Section 6.03. If the Managing General Partner withdraws an interest, then the Managing General Partner shall:

                (i)  pay the expenses of withdrawing; and

                (ii) fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests including insuring that a greater amount of Direct Costs or Administrative Costs is not allocated to the Participants.

4.04(a)(4).    REMOVAL OF OPERATOR. The Operator may be removed and a new
 Operator may be substituted at any time on 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership on the affirmative vote of Participants whose Units equal a majority of the total Units.

 The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.05.          INDEMNIFICATION AND EXONERATION.

4.05(a)(1).    STANDARDS FOR THE MANAGING GENERAL PARTNER NOT INCURRING
 LIABILITY TO THE PARTNERSHIP OR PARTICIPANTS. The Managing General Partner, the Operator,and their Affiliates shall not have any liability whatsoever to the Partnership or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator or their Affiliates if:

                (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

                (ii) the Managing General Partner, the Operator, and their
                     Affiliates were acting on behalf of, or performing services for, the Partnership; and

                (iii) the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

 4.05(a)(2).   STANDARDS FOR MANAGING GENERAL PARTNER INDEMNIFICATION. The
 Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

                (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

                (ii) the Managing General Partner, the Operator, and their
                     Affiliates were acting on behalf of, or performing services for, the Partnership; and

                (iii) the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

 Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the following:

                (i)  tangible net assets;

                (ii) revenues from operations; and

                (iii) any insurance proceeds.

 4.05(a)(3).   STANDARDS FOR SECURITIES LAW INDEMNIFICATION. Notwithstanding
 anything to the contrary contained in the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker/dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

                (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

                (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

                (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC, the Massachusetts Securities Division, and any state securities regulatory authority in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for violation of securities laws.

 4.05(a)(4).   STANDARDS FOR ADVANCEMENT OF FUNDS TO THE MANAGING GENERAL
 PARTNER AND INSURANCE. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

                (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

                (ii) the legal action is initiated by a third-party who is not a
                     Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

                (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

 The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which they could not be indemnified pursuant to Sections
4.05(a)(1) and 4.05(a)(2).

 4.05(b).      LIABILITY OF PARTNERS. Under the Pennsylvania Revised Uniform
 Limited Partnership Act, the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership based on his respective number of Units.

 In addition, the Managing General Partner agrees to use its corporate assets and not the assets of the Partnership to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.

 If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

 4.05(c).      ORDER OF PAYMENT OF CLAIMS. Claims shall be paid as follows:

                (i)  first, out of any insurance proceeds;

                (ii) second, out of the assets and revenues; and

                (iii) last, by the Managing General Partner as provided in
                     Sections 3.05(b)(2) and (3) and 4.05(b).

 No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, or their Affiliates or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

                (i) for a liability resulting from the Limited Partner's unauthorized participation in Partnership management; or

                (ii) from some other breach by the Limited Partner of this
                     Agreement.

 4.05(d).      AUTHORIZED TRANSACTIONS ARE NOT DEEMED TO BE A BREACH. No
 transaction entered into or action taken by the Partnership or the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

 4.06.         OTHER ACTIVITIES.

 4.06(a).      THE MANAGING GENERAL PARTNER MAY PURSUE OTHER NATURAL GAS AND OIL
 ACTIVITIES FOR ITS OWN ACCOUNT. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the natural gas and oil business. This includes without limitation, the evaluation, acquisition and sale of producing and nonproducing Leases, and the exploration for and production of natural gas, oil and other minerals.

 The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

                (i) continue their activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

                (ii) reserve partial interests in Leases being assigned to the
                     Partnership or any other interests not expressly prohibited by this Agreement;

                (iii) deal with the Partnership as independent parties or
                     through any other entity in which they may be interested;

                (iv) conduct business with the Partnership as set forth in this
                     Agreement; and

                (v) participate in such other investor operations, as investors or otherwise.

 The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in any of the operations in which the Managing General Partner and its Affiliates may be interested or share in any profits or other benefits from the operations. However, except as otherwise provided in this Agreement, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that the opportunity either:

                (i) cannot be pursued by the Partnership because of insufficient funds; or

                (ii) it is not appropriate for the Partnership under the
                     existing circumstances.

 4.06(b).      MANAGING GENERAL PARTNER MAY MANAGE MULTIPLE PARTNERSHIPS. The
 Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

 4.06(c).      PARTNERSHIP HAS NO INTEREST IN NATURAL GAS CONTRACTS OR PIPELINES
 AND GATHERING SYSTEMS. Notwithstanding any other provision in this Agreement, the Partnership shall not:

                (i) be a party to any natural gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third-party or have any rights pursuant to such natural gas supply agreement; and

                (ii) receive any interest in the Managing General Partner's, the
                     Operator's, and their Affiliates' pipeline or gathering system or compression facilities


                                    ARTICLE V
                      PARTICIPATION IN COSTS AND REVENUES,
                  CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

 5.01. PARTICIPATION IN COSTS AND REVENUES. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this section and its subsections.

 5.01(a).      COSTS. Costs shall be charged as set forth below.

 5.01(a)(1).   ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs
 shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues under Section 5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs paid by it up to and including 15% of the Partnership's subscription proceeds. Any Organization and Offering Costspaid by the Managing General Partner in excess of this amount shall not be credited towards the Managing General Partner's required Capital Contribution or revenue share as set forth in ss.5.01(b)(4).

 5.01(a)(2).   INTANGIBLE DRILLING COSTS. Intangible Drilling Costs shall be charged 100% to the Participants.

 5.01(a)(3).   TANGIBLE COSTS. Tangible Costs shall be charged 66% to the
 Managing General Partner and 34% to the Participants. However, if the total Tangible Costs for all of the Partnership's wells that would be charged to the Participants exceeds an amount equal to 10% of the Partnership's subscription proceeds, then the excess shall be charged to the Managing General Partner.

 5.01(a)(4).   OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER
 COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

 5.01(a)(5).   ALLOCATION OF INTANGIBLE DRILLING COSTS AT PARTNERSHIP CLOSINGS.
 Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

 Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, not less than 90% of each Participant's subscription proceeds shall be applied to Intangible Drilling Costs and not more than 10% of each Participant's subscription proceeds shall be applied to Tangible Costs regardless of when he subscribes.

 5.01(a)(7).   LEASE COSTS. The Leases shall be contributed to the Partnership by  the Managing General Partner as set forth in Section 4.01(a)(4).

 5.01(b).      REVENUES. Revenues shall be credited as set forth below.

 5.01(b)(1).   ALLOCATION OF REVENUES ON DISPOSITION OF PROPERTY. If the
 parties' Capital Accounts are adjusted to reflect the simulated depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that represents recovery of its simulated tax basis in the property shall be allocated to the parties in the same proportion as the aggregate adjusted tax basis of the property was allocated to the parties or their predecessors in interest. If the parties' Capital Accounts are adjusted to reflect the actual depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that equals the parties' aggregate remaining adjusted tax basis in the property shall be allocated to the parties in proportion to their respective remaining adjusted tax bases in the property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at that time. Finally, any excess shall be credited as provided in
 Section 5.01(b)(4), below.

 In the event of a sale of developed natural gas and oil properties with equipment on the properties, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

 5.01(b)(2).   INTEREST. Interest earned on each Participant's subscription proceeds before the Offering Termination Date under Section 3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscription proceeds to the Partnership and paid approximately eight weeks after the Offering Termination Date.

 After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's natural gas and oil operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing the subscription proceeds.

 All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in Section 5.01(b)(4), below.

 5.01(b)(3).   SALE OR DISPOSITION OF EQUIPMENT. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

 5.01(b)(4).   OTHER REVENUES. Subject to Section 5.01(b)(4)(a), the Managing
 General Partner and the Participants shall share in all other Partnership revenues in the same percentage as their respective Capital Contribution bears to the total Partnership Capital Contributions, except that the Managing General Partner shall receive an additional 7% of Partnership revenues. For example, if the Managing General Partner contributes 25% of the total Partnership Capital Contributions and the Participants contribute 75% of the total Partnership Capital Contributions, then the Managing General Partner will receive 32% of the Partnership revenues and the Participants will receive 68% of the Partnership revenues.

 5.01(b)(4)(a).SUBORDINATION. The Managing General Partner shall subordinate up to 50% of its share of Partnership Net Production Revenues to the receipt by Participants of cash distributions from the Partnership equal to $1,000 per Unit (10%) regardless of their actual subscription price of the Units, in each of the first five 12-month periods beginning with the Partnership's first cash distributions from operations. In this regard:

                (i) the 60-month subordination period shall begin with the first cash distribution from operations to the Participants, but no subordination distributions to the Participants shall be required until the Partnership's first cash distribution to the Participants after substantially all Partnership wells have been drilled, completed and placed in production in a sales line;

                (ii) subsequent subordination distributions, if any, shall be determined and made at the time of each subsequent distribution of revenues to the Participants; and

                (iii) the Managing General Partner shall not subordinate more than 50% of its share of Partnership Net Production Revenues in any subordination period.

 The subordination shall be determined by:

                (i) carrying forward to subsequent 12-month periods the amount, if any, by which cumulative cash distributions to Participants, including any subordination payments, are less than:

                     (a)    $1,000 per Unit (10%) in the first 12-month period;

                     (b)    $2,000 per Unit (20%) in the second 12-month period;

                     (c)    $3,000 per Unit (30%) in the third 12-month period;
                            or

                     (d) $4,000 per Unit (40%) in the fourth 12-month period (no carry forward is required if such distributions are less than $5,000 per Unit (50%) in the fifth 12-month period because the Managing General Partner's subordination obligation terminates on the expiration of the fifth 12-month period); and

                (ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants, including any subordination payments, would exceed:

               (a)  $1,000 per Unit (10%) in the first 12-month period;

               (b)  $2,000 per Unit (20%) in the second 12-month period;

               (c)  $3,000 per Unit (30%) in the third 12-month period;

               (d)  $4,000 per Unit (40%) in the fourth 12-month period; or

               (e)  $5,000 per Unit (50%) in the fifth 12-month period.

 The Managing General Partner's subordination obligation shall be further subject to the following conditions:

                (i) the subordination obligation may be prorated in the Managing General Partner's discretion (e.g. in the case of a quarterly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal $250 per Unit (2.5%) or more assuming there is no subordination owed for any preceding period);

                (ii) the Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions;

                (iii) subject to the foregoing provisions of this section, only
                     Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, subordination distributions to the Participants and reimbursements to the Managing General Partner; and

                (iv) no subordination payments to the Participants or
                     reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period.

 5.01(b)(5).   COMMINGLING OF REVENUES FROM ALL PARTNERSHIP WELLS. The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

 5.01(c).      ALLOCATIONS.

 5.01(c)(1).   ALLOCATIONS AMONG PARTICIPANTS. Except as provided otherwise in this Agreement, costs (other than Intangible Drilling Costs and Tangible Costs) and revenues charged or credited to the Participants as a group shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under Section 3.03(b)(2), in the ratio of their respective Units.

 Intangible Drilling Costs and Tangible Costs charged to the Participants as a group shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under Section 3.03(b)(2), in the ratio of the subscription price designated on their respective Subscription Agreements rather than their respective Units.

 5.01(c)(2).   COSTS AND REVENUES NOT DIRECTLY ALLOCABLE TO A PARTNERSHIP WELL.
 Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to the Partnership Well or additional operation are being charged or credited.

 5.01(c)(3).   MANAGING GENERAL PARTNER'S DISCRETION IN MAKING ALLOCATIONS FOR
 FEDERAL INCOME TAX PURPOSES. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations under this Agreement, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to the allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described in this Agreement.

 5.02.         CAPITAL ACCOUNTS AND ALLOCATIONS THERETO.

 5.02(a).      CAPITAL ACCOUNTS FOR EACH PARTY TO THE AGREEMENT. A single, separate Capital Account shall be established for each party, regardless of the number of interests owned by the party, the class of the interests and the time or manner in which the interests were acquired.

 5.02(b).      CHARGES AND CREDITS.

 5.02(b)(1).   GENERAL STANDARD. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg.Section 1.704-l(b)(2)(iv) and shall be increased by:

                (i)  the amount of money contributed by him to the Partnership;

                (ii) the fair market value of property contributed by him, without regard to Section 7701(g) of the Code, to the Partnership, net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code; and

                (iii) allocations to him of Partnership income and gain, or items thereof, including income and gain exempt from tax and income and gain described in Treas.
                     Reg.ss.1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg.Section 1.704-l(b)(4)(i);

 and shall be decreased by:

                (iv) the amount of money distributed to him by the Partnership;

                (v) the fair market value of property distributed to him, without regard to Section 7701(g) of the Code, by the Partnership, net of liabilities secured by the distributed property that he is considered to assume or take subject to under ss.752 of the Code;

                (vi) allocations to him of Partnership expenditures described in
                     Section 705(a)(2)(B) of the Code; and

                (vii) allocations to him of Partnership loss and deduction, or items thereof, including loss and deduction described in Treas. Reg.Section 1.704-l(b)(2)(iv)(g), but excluding items described in (vi) above, and loss or deduction described in Treas. Reg.Section 1.704-l(b)(4)(i) or (iii).

 5.02(b)(2).   EXCEPTION. If Treas. Reg.Section 1.704-l(b)(2)(iv) fails to provide  guidance, Capital Account adjustments shall be made in a manner that:

                (i) maintains equality between the aggregate governing Capital Accounts of the parties and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes;

                (ii) is consistent with the underlying economic arrangement of the parties; and

                (iii) is based, wherever practicable, on federal tax accounting principles.

 5.02(c).      PAYMENTS TO THE MANAGING GENERAL PARTNER. The Capital Account of
 the Managing General Partner shall be reduced by payments to it pursuant to
 Section 4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from the payments.

 5.02(d).      DISCRETION OF MANAGING GENERAL PARTNER IN THE METHOD OF
 MAINTAINING CAPITAL ACCOUNTS. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration Section 704 and other provisions of the Code and the related rules, regulations and interpretations relating thereto as may exist from time to time.

 5.02(e).      REVALUATIONS OF PROPERTY. In the discretion of the Managing
 General Partner the Capital Accounts of the parties may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, on a property-by-property basis except as otherwise permitted under Section 704(c) of the Code and the regulations thereunder, on the Partnership's books, in accordance with Treas. Reg.Sections 1.704-l(b)(2)(iv)(f).

 5.02(f).      AMOUNT OF BOOK ITEMS. In cases where Section 704(c) of the Code or Section 5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg.Section 1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to the property.

 5.03.         ALLOCATION OF INCOME, DEDUCTIONS AND CREDITS.

 5.03(a).      IN GENERAL.

 5.03(a)(1).   DEDUCTIONS ARE ALLOCATED TO PARTY CHARGED WITH EXPENDITURE. To
 the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

 5.03(a)(2).   INCOME AND GAIN ALLOCATED IN ACCORDANCE WITH REVENUES. Except as
 otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in Section 5.01(b) and its subsections.

 5.03(b).      TAX BASIS OF EACH PROPERTY. Subject to Section 704(c) of the
 Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based on the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

 5.03(c).      GAIN OR LOSS ON OIL AND GAS PROPERTIES. Each party shall
 separately compute its gain or loss on the disposition of each natural gas and oil property in accordance with the provisions of Section 613A(c)(7)D) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in Section 5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

 5.03(d).      GAIN ON DEPRECIABLE PROPERTY. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

 5.03(e).      LOSS ON DEPRECIABLE PROPERTY. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

 5.03(f).      ALLOCATION IF RECAPTURE TREATED AS ORDINARY INCOME. Any recapture treated as an increase in ordinary income by reason of Sections 1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

 5.03(g).      TAX CREDITS. If a Partnership expenditure, whether or not
 deductible, that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction, or other downward Capital Account adjustments, for the year, then the parties' interests in the Partnership with respect to the credit, or the cost giving rise thereto, shall be in the same proportion as the parties' respective distributive shares of the loss or deduction, and adjustments. Identical principles shall apply in determining the parties' interests in the Partnership with respect to tax credits that arise from receipts of the Partnership, whether or not taxable.

 5.03(h).      DEFICIT CAPITAL ACCOUNTS AND QUALIFIED INCOME OFFSET.
 Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a party having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the party, to the extent the Participant is not required to restore the deficit to the Partnership, taking into account:

                (i) adjustments that, as of the end of the year, reasonably are expected to be made to the party's Capital Account for depletion allowances with respect to the Partnership's natural gas and oil properties;

                (ii) allocations of loss and deduction that, as of the end of the year, reasonably are expected to be made to the party under Sections 704(e)(2) and 706(d) of the Code and Treas. Reg.Section 1.751-1(b)(2)(ii); and

                (iii) distributions that, as of the end of the year, reasonably are expected to be made to the party to the extent they exceed offsetting increases to the party's Capital Account, assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis, that reasonably are expected to occur during or prior to the Partnership taxable years in which the distributions reasonably are expected to be made, shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of the loss or deduction as quickly as possible to the extent such chargeback does not cause or increase deficit balances in the parties' Capital Accounts which are not required to be restored to the Partnership.

 Notwithstanding any provisions of this Agreement to the contrary, if a party unexpectedly receives an adjustment, allocation, or distribution described in
 (i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the party's Capital Account which is not required to be restored to the Partnership, the party shall be allocated items of income and gain, consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the year, in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

 5.03(i).      MINIMUM GAIN CHARGEBACK. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to the debt at the beginning of the year shall be allocated items of Partnership income and gain in accordance with Treas. Reg.ss.1.704-2(i).

 5.03(j).      PARTNERS' ALLOCABLE SHARES. Except as otherwise provided in this
 Agreement, each party's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the parties in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, the allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each party's varying interest in the Partnership on each day during the taxable year.

 5.04.         ELECTIONS.

 5.04(a).      ELECTION TO DEDUCT INTANGIBLE COSTS. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

 5.04(b).      NO ELECTION OUT OF SUBCHAPTER K. No election shall be made by the
 Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the partnership provisions of Subchapter K of the Code.

 5.04(c).      CONTINGENT INCOME. If it is determined that any taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Partnership before the profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss but shall be separately allocated to the party.

 5.04(d).      SECTION 754 ELECTION. In the event of the transfer of an interest in the Partnership, or on the death of an individual party hereto, or in the event of the distribution of property to any party, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.

 5.05.         DISTRIBUTIONS.

 5.05(a).      IN GENERAL.

 5.05(a)(1).   QUARTERLY REVIEW OF ACCOUNTS. The Managing General Partner shall review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

 5.05(a)(2).   DISTRIBUTIONS. The Partnership shall distribute funds to the
 Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership.

 5.05(a)(3).   NO BORROWINGS. In no event, however, shall funds be advanced or borrowed for distributions if the amount of the distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

 5.05(a)(4).   DISTRIBUTIONS TO THE MANAGING GENERAL PARTNER. Cash distributions from the Partnership to the Managing General Partner shall only be made as follows:

                     (a)    in conjunction with distributions to Participants;
                            and

                     (b)    out of funds properly allocated to the Managing
                            General
                    Partner's account.

 5.05(a)(5).   RESERVE. At any time after one year from the date each
 Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of the costs.

 5.05(b).      DISTRIBUTION OF UNCOMMITTED SUBSCRIPTION PROCEEDS. Any net
 subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date, except necessary operating capital, shall be distributed to the Participants in the ratio that the subscription price designated on each Participant's Subscription Agreement bears to the total subscription prices designated on all of the Participants'

 Subscription Agreements, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital.

 For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

 5.05(c).      DISTRIBUTIONS ON WINDING UP. On the winding up of the Partnership distributions shall be made as provided in Section 7.02.

 5.05(d).      INTEREST AND RETURN OF CAPITAL. No party shall under any
 circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

                                   ARTICLE VI
                              TRANSFER OF INTERESTS

 6.01.         TRANSFERABILITY.

 6.01(a).      IN GENERAL.

 6.01(a)(1).   CONSENT REQUIRED. In addition to other restrictions on
 transferability provided in this Agreement, Units shall be nontransferable except transfers to or with the written consent of the Managing General Partner.

 6.01(a)(2).   RIGHTS OF ASSIGNEE. Unless an assignee becomes a substituted
 Participant in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Participant under this Agreement, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

 6.01(b).      CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER
 INTERESTS.

 6.01(b)(1).   AUTOMATIC CONVERSION. After substantially all of the Partnership
 Wells have been drilled and completed the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of converting the Investor General Partner Units to Limited Partner Units.

 6.01(b)(2).   INVESTOR GENERAL PARTNERS SHALL HAVE CONTINGENT LIABILITY. On
 conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in Section 3.05(b)(2).

 6.01(b)(3).   CONVERSION SHALL NOT AFFECT ALLOCATIONS. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance other than Partnership liabilities, if any. Further, the conversion shall not affect any Participant's interest in the Partnership's natural gas and oil properties and unrealized receivables.

 6.01(b)(4).   RIGHT TO CONVERT IF REDUCTION OF INSURANCE. Notwithstanding the
 foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner Units before the reduction by giving written notice to the Managing General Partner.

 6.02.         SPECIAL RESTRICTIONS ON TRANSFERS.

 6.02(a).      IN GENERAL. Transfers are subject to the following general conditions:

                (i) only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned;

                (ii) the costs and expenses associated with the assignment must be paid by the assignor Participant;

                (iii) the assignment must be in a form satisfactory to the
                     Managing General Partner; and

                (iv) the terms of the assignment must not contravene those of this Agreement.

 Transfers of Units are subject to the following additional restrictions set forth in Sections 6.02(a)(1) and 6.02(a)(2).

 6.02(a)(1).   SECURITIES LAWS RESTRICTION. Subject to transfers permitted byss.6.04 and transfers by operation of law, no Unit shall be sold, assigned, pledged, hypothecated or transferred unless there is either:

                (i) an effective registration of the Unit under the Securities Act of 1933, as amended, and qualification under applicable state securities laws; or

                (ii) an opinion of counsel acceptable to the Managing General
                     Partner that the registration and qualification of the Unit is not required.

 Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

 6.02(a)(2).   TAX LAW RESTRICTIONS. Subject to transfers permitted by  Section
 6.04 and transfers by operation of law, no sale, exchange, transfer or assignment of a Unit shall be made which, in the opinion of counsel to the Partnership, would result in the Partnership being either:

                (i)  terminated for tax purposes under Section 708 of the Code;
                     or

                (ii) treated as a "publicly-traded" partnership for purposes of
                     Section 469(k) of the Code.

 6.02(a)(3).   SUBSTITUTE PARTICIPANT.

 6.02(a)(3)(a).PROCEDURE TO BECOME SUBSTITUTE PARTICIPANT. An assignee of a Participant's Unit shall become a substituted Participant entitled to all the rights of a Participant if, and only if:

                (i)  the assignor gives the assignee the right;

                (ii) the Managing General Partner consents to the substitution, which shall be in the Managing General Partner's absolute discretion;

                (iii) the assignee pays to the Partnership all costs and
                     expenses incurred in connection with the substitution; and

                (iv) the assignee executes and delivers the instruments (in form and substance satisfactory to the Managing General Partner) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all of the terms of this Agreement.

 6.02(a)(3)(b).RIGHTS OF SUBSTITUTE PARTICIPANT. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

 6.02(b).      EFFECT OF TRANSFER.

 6.02(b)(1).   AMENDMENT OF RECORDS. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

 Any transfer permitted under this Agreement when the assignee does not become a substituted Participant shall be effective as follows:

                (i) midnight of the last day of the calendar month in which it is made; or

                (ii) at the Managing General Partner's election, 7:00 A.M. of the following day.

 6.02(b)(2).   TRANSFER DOES NOT RELIEVE TRANSFEROR OF CERTAIN COSTS.
 No transfer, including a transfer of less than all of a Participant's Units or the transfer of Units to more than one party, shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities under this Agreement related to the Units so transferred, whether arising before or after the transfer.

 6.02(b)(3).   TRANSFER DOES NOT REQUIRE AN ACCOUNTING. No transfer of a Unit shall require an accounting by the Managing General Partner. Also, no transfer shall grant rights under this Agreement, including the exercise of any elections, as between the transferring parties and the remaining parties to this Agreement to more than one party unanimously designated by the transferees and, if he should have retained an interest under this Agreement, the transferor.

 6.02(b)(4).   NOTICE. Until the Managing General Partner receives a proper notice of designation acceptable to it, the Managing General Partner shall continue to account only to the person to whom it was furnishing notices before the time pursuant to ss.8.01 and its subsections. This party shall continue to exercise all rights applicable to the Units previously owned by the transferor.

 6.03. RIGHT OF MANAGING GENERAL PARTNER TO HYPOTHECATE AND/OR WITHDRAW ITS INTERESTS. The Managing General Partner shall have the authority without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred under this Agreement, to hypothecate, pledge, or otherwise encumber, on any terms it chooses for its own general purposes either:

                (i)  its Partnership interest; or

                (ii) an undivided interest in the assets of the Partnership equal to or less than its respective interest in the revenues of the Partnership.

 All repayments of these borrowings and costs, interest or other charges related to the borrowings shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

 In addition, subject to a required participation of not less than 1% of the Partnership's subscription proceeds, the Managing General Partner may withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if:

                (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

                (ii) the withdrawal is approved by Participants whose Units equal a majority of the total Units.

 6.04.         PRESENTMENT.

 6.04(a).      IN GENERAL. Participants shall have the right to present their interests to the Managing General Partner subject to the conditions and limitations set forth in this section. A Participant, however, is not obligated to present his Units for repurchase.

 The Managing General Partner shall not be obligated to purchase more than 5% of the Units in any calendar year and the Managing General Partner may not waive this 5% limit. The Managing General Partner shall not purchase less than one Unit unless the lesser amount represents the Participant's entire interest in the Partnership, however, the Managing General Partner may waive this limitation.

 A Participant may present his Units in writing to the Managing General Partner every year beginning in 2006 subject to the following conditions:

                (i) the presentment must be made within 120 days of the reserve report set forth in Section 4.03(b)(3);

                (ii) in accordance with Treas. Reg. Section 1.7704-1(f), the repurchase may not be made until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the repurchase right; and

                (iii) the repurchase shall not be considered effective until the presentment price has been paid in cash to the Participant.

 6.04(b).      REQUIREMENT FOR INDEPENDENT PETROLEUM CONSULTANT. The amount attributable to Partnership reserves shall be determined based on the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves. In making this estimate, the Managing General Partner shall use the following terms:

                (i)  a discount rate equal to 10%;

                (ii) a constant price for the oil; and

                (iii) base the price of natural gas on the existing natural gas contracts at the time of the repurchase.

 The calculation of the repurchase price shall be as set forth in ss.6.04(c).

 6.04(c).      CALCULATION OF PRESENTMENT PRICE. The presentment price shall be based on the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant in the ratio that his number of Units bears to the total number of Units . The presentment price shall include the sum of the following Partnership items:

                (i) an amount based on 70% of the present worth of future net revenues from the Proved Reserves determined as described in Section 6.04(b);

                (ii) cash on hand;

                (iii) prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts; and

                (iv) the estimated market value of all assets, not separately specified above, determined in accordance with standard industry valuation procedures.

 There shall be deducted from the foregoing sum the following items:

                (i) an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

                (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, after the presentment request, of natural gas, oil or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

 6.04(d).      FURTHER ADJUSTMENT MAY BE ALLOWED. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of the report to the date of payment of the presentment price to the Participants because of the following:

                (i) the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for repurchase; and

                (ii) any of the following occurring before payment of the
                     presentment price to the selling Participants:

                     (a)    changes in well performance;

                     (b) increases or decreases in the market price of natural gas,oil or other minerals;

                     (c) revision of regulations relating to the importing of hydrocarbons;

                     (d) changes in income, ad valorem and other tax laws such as material variations in the provisions for depletion; and

                     (e)    similar matters.

 6.04(e).      SELECTION BY LOT. If less than all Units presented at any time are to be purchased, then the Participants whose Units are to be purchased will be selected by lot.

 The Managing General Partner's obligation to purchase Units presented may be discharged for its benefit by a third-party or an Affiliate. The Units of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his Units, together with any other documentation as the Managing General Partner may reasonably request.

 6.04(f).      NO OBLIGATION OF THE MANAGING GENERAL PARTNER TO ESTABLISH A
 RESERVE. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

 6.04(g).      SUSPENSION OF PRESENTMENT FEATURE. The Managing General Partner
 may suspend this presentment feature by so notifying Participants at any time if it:

                (i)  does not have sufficient cash flow; or

                (ii) is unable to borrow funds for this purpose on terms it deems reasonable.

 In addition, the presentment feature may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that the transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

 The Managing General Partner shall hold the repurchased Units for its own account and not for resale.


                                   ARTICLE VII
                      DURATION, DISSOLUTION, AND WINDING UP

 7.01.         DURATION.

 7.01(a).      FIFTY YEAR TERM. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as set forth below.

 7.01(b).      TERMINATION. The Partnership shall terminate following the occurrence of:

                (i)  a Final Terminating Event; or

                (ii) any event which under the Pennsylvania Revised Uniform
                     Limited Partnership Act causes the dissolution of a limited partnership.

 7.01(c).      CONTINUANCE OF PARTNERSHIP EXCEPT ON FINAL TERMINATING EVENT.
 Other than the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. The successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include the successor limited partnerships and the parties to the successor limited partnerships.

 7.02.         DISSOLUTION AND WINDING UP.

 7.02(a).      FINAL TERMINATING EVENT. On the occurrence of a Final Terminating
 Event the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining Partnership assets.

 7.02(b).      TIME OF LIQUIDATING DISTRIBUTION. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by:

                (i) the end of the taxable year in which liquidation occurs, determined without regard to Section 706(c)(2)(A) of the Code; or

                (ii) if later, within 90 days after the date of the liquidation.

 Notwithstanding, the following amounts are not required to be distributed within the foregoing time periods so long as the withheld amounts are distributed as soon as practical:

                (i) amounts withheld for reserves reasonably required for liabilities of the Partnership; and

                (ii) installment obligations owed to the Partnership.

 7.02(c).      IN-KIND DISTRIBUTIONS. Any in-kind property distributions to the
 Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

                (i) the Managing General Partner offers the individual Participants the election of receiving in-kind property distributions and the Participants accept the offer after being advised of the risks associated with direct ownership; or

                (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

 It shall be presumed that a Participant has refused his consent if the Managing General Partner has not received his consent within 30 days after the Managing General Partner mailed the request for consent.

 7.02(d).      SALE IF NO CONSENT. Any Partnership asset which would otherwise be distributed in-kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third-party who is not an Affiliate of the Managing General Partner or to itself or its Affiliates, including an Affiliated Income Program, at fair market value as determined by an Independent Expert selected by the Managing General Partner.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

 8.01.         NOTICES.

 8.01(a).      METHOD. Any notice required under this Agreement shall be:

                (i)  in writing; and

                (ii) given by mail or wire addressed to the party to receive the notice at the address designated in Section 1.03.

 If there is a transfer of Units under this Agreement, no notice to the transferee shall be required, nor shall the transferee have any rights under this Agreement, until notice has been given to the Managing General Partner.

 Any transfer of rights under this Agreement shall not increase the duty to give notice. If there is a transfer of Units under this Agreement to more than one party, then notice to any owner of any interest in the Units shall be notice to all owners of the Units.

 8.01(b).      CHANGE IN ADDRESS. The address of any party to this Agreement may be changed by written notice as follows:

                (i) to the Participants if there is a change of address by the Managing General Partner; or

                (ii) to the Managing General Partner if there is a change of address by a Participant.

 8.01(c). TIME NOTICE DEEMED GIVEN. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is placed in the mail or delivered to the telegraph company.

 If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

 8.01(d).      EFFECTIVENESS OF NOTICE. Any notice to a party other than the
 Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of the following:

                (i)  whether or not the notice is actually received; or

                (ii) any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

 8.01(e).      FAILURE TO RESPOND. Except when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner as set forth below for approval of or concurrence in a proposed action shall be conclusively deemed to have approved the action. The Managing General Partner shall send the first request and the time period shall be not less than 15 business days from the date of mailing of the request. If the Participant does not respond to the first request, then the Managing General Partner shall send a second request. If the Participant does not respond within seven calendar days from the date of the mailing of the second request, then the Participant shall be conclusively deemed to have approved the action.

 8.02.         TIME. Time is of the essence of each part of this Agreement.

 8.03. APPLICABLE LAW. The terms and provisions of this Agreement shall be construed under the laws of the Commonwealth of Pennsylvania, provided, however, this section shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the Commonwealth of Pennsylvania. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

 8.04. AGREEMENT IN COUNTERPARTS. This Agreement may be executed in counterpart and shall be binding on all parties executing this or similar agreements from and after the date of execution by each party.

 8.05.         AMENDMENT.

 8.05(a).      PROCEDURE FOR AMENDMENT. No changes in this Agreement shall be binding unless proposed in writing by:

        (i) the Managing General Partner, and adopted with the consent of Participants whose Units equal a majority of the total Units; or

        (ii) Participants whose Units equal 10% or more of the total Units and approved by an affirmative vote of Participants whose Units equal a majority of the total Units.

 8.05(b).      CIRCUMSTANCES UNDER WHICH THE MANAGING GENERAL PARTNER ALONE MAY
 AMEND. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it to:

        (i) add or substitute in the case of an assigning party additional Participants;

        (ii)   enhance the tax benefits of the Partnership to the parties; and

        (iii) satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership.

 Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

 8.06. ADDITIONAL PARTNERS. Each Participant hereby consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

 8.07. LEGAL EFFECT. This Agreement shall be binding on and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject to this Agreement. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.

 IN WITNESS WHEREOF, the parties hereto set their hands and seal as of the day and year hereinabove shown.

 ATLAS:                       ATLAS RESOURCES, INC.
                              Managing General Partner

                              By:
                                   --------------------------------------------

                                 EXHIBIT (I-A)

                     MANAGING GENERAL PARTNER SIGNATURE PAGE

                                  EXHIBIT (I-A)
                     MANAGING GENERAL PARTNER SIGNATURE PAGE



Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS AMERICA PUBLIC #10 LTD.

The undersigned agrees:

    1. to serve as the Managing General Partner of ATLAS AMERICA PUBLIC #10 LTD. (the "Partnership"), and hereby executes, swears to and agrees to all the terms of the Partnership Agreement;

    2. to pay the required subscription of the Managing General Partner underss.3.03(b)(1) of the Partnership Agreement; and

    3.     to subscribe to the Partnership as follows:

           (a)    $________________ [_______] Unit(s)] under Section 3.03(b)(2)
                  of the Partnership Agreement as a Limited Partner; or

           (b)    $________________ [_______] Unit(s)] under Section 3.03(b)(2)
                  of the Partnership Agreement as an Investor General Partner.



MANAGING GENERAL PARTNER:

Atlas Resources, Inc.                          Address:


By:                                            311 Rouser Road
      ---------------------------              Moon Township, Pennsylvania 15108




ACCEPTED this _____day of _________ , 2001.


                                               ATLAS RESOURCES, INC.
                                               MANAGING GENERAL PARTNER

                                               By:
                                                   ----------------------------

                                  EXHIBIT (I-B)

                             SUBSCRIPTION AGREEMENT

                          ATLAS AMERICA PUBLLC #10 LTD.
--------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

I, the undersigned, hereby offer to purchase Units of Atlas America Public #10 Ltd. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas America Public #10 Ltd., as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by the Managing General Partner. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Managing General Partner. I hereby irrevocably constitute and appoint Atlas Resources, Inc., and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Amended and Restated Certificate and Agreement of Limited Partnership and any certificates related thereto.

In order to induce the Managing General Partner to accept this subscription, I hereby represent, warrant, covenant and agree as follows:

INVESTOR'S INITIALS

______     I have received the Prospectus.

______ I, other than if I am a Minnesota or Maine resident, recognize and understand that:

           - before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market;

           -     the transferability of the Units is restricted; and

           - in case of emergency or other change in circumstances I cannot expect to be able to readily liquidate my investment in the Units.

______     I am purchasing the Units for the following:

           -     my own account;

           -     for investment purposes and not for the account of others; and

           -     with no present intention of reselling them.

______     If an individual, I am:

           -     a citizen of the United States of America; and

           -     at least twenty-one years of age.

______ If a partnership, corporation or trust, then the members, stockholders or beneficiaries thereof are citizens of the United States and each is at least twenty-one years of age. I am empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including its exhibits.

           (a)   I have:

______           -     a net worth of at least $225,000, exclusive of  home,
                       furnishings and automobiles; or

______           -     a net worth, exclusive of home, furnishings and
                       automobiles, of:

                 -     at least $60,000; and

                 - had during the last tax year, or estimate that I will have during the current tax year, "taxable income" as defined in Section 63 of the Code of at least $60,000, without regard to an investment in the Partnership.

______      (b)  IN ADDITION, IF I AM A RESIDENT OF ALABAMA, ARIZONA,
                 CALIFORNIA, INDIANA, IOWA, KANSAS, KENTUCKY, MAINE,
                 MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI, NEW
                 HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON,
                 PENNSYLVANIA, SOUTH DAKOTA, TENNESSEE, TEXAS, VERMONT OR
                 WASHINGTON, THEN I REPRESENT THAT I AM AWARE OF AND MEET THAT
                 STATE'S QUALIFICATIONS AND SUITABILITY STANDARDS SET FORTH IN
                 EXHIBIT (B) TO THE PROSPECTUS.

______      (c)  If I am a fiduciary, then I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or (b) above.

______ I, other than if I am a Minnesota or Maine resident, understand that if I am an Investor General Partner, then I will have unlimited joint and several liability for Partnership obligations and liabilities including amounts in excess of my subscription to the extent the obligations and liabilities exceed the following:

            -     the Partnership's insurance proceeds;

            -     the Partnership's assets; and

            -     indemnification by the Managing General Partner.

            Insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

______ I, other than if I am a Minnesota or Maine resident, understand that if I am a Limited Partner, then I may only use my partnership losses to the extent of my net passive income from passive activities in the year, with any excess losses being deferred.

______ I, other than if I am a Minnesota or Maine resident, understand that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

______ I, other than if I am a Minnesota or Maine resident, understand that the Selling Agent or registered representative is required to inform me and the other potential investors of all pertinent facts relating to the Units, including the following:

            - the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for natural gas and oil;

            - the financial hazards involved in the offering, including the risk of losing my entire investment;

            -     the lack of liquidity of my investment;

            -     the restrictions on transferability of my Units;

            - the background of the Managing General Partner and the Operator;

            -     the tax consequences of my investment; and

            - the unlimited joint and several liability of the Investor General Partners.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SEC OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

INSTRUCTIONS TO INVESTOR
You are required to execute your own Subscription Agreement and the Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you immediately.

If your subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Managing General Partner may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing General Partner will send you a confirmation of purchase.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1), does not require enlarging or contracting of the size of the area on the basis of geological data in all cases.

If a resident of California I acknowledge the receipt of California Rule
260.141.11 set forth in Exhibit (B) to the Prospectus.

--------------------------------------------------------------------------------
                    SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

I, the undersigned, agree to purchase ________ Units at $10,000 per Unit in ATLAS AMERICA PUBLIC #10 LTD. (the "Partnership") as (check one):


       /_/    INVESTOR GENERAL PARTNER          SUBSCRIPTION PRICE
       /_/    LIMITED PARTNER                   $ ___________________________
                                                (______________________# Units)

INSTRUCTIONS
================================================================================
Make your check payable to: "Atlas America Public #10 Ltd., Escrow Agent, National City Bank of PA"
Minimum Subscription: one Unit ($10,000), however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Additional Subscriptions in $1,000 increments. If you are an individual investor you must personally sign this signature page and provide the information requested below.
================================================================================

Subscriber (All individual investors must personally                   My Home Address (Do not use P.O. Box)
                    sign this Signature Page.)

----------------------------------------------------                   -----------------------------------------------------
Print Name
/s/
----------------------------------------------------                   -----------------------------------------------------
Signature

----------------------------------------------------                   -----------------------------------------------------
Print Name
                                                                       My Address for Distributions if Different from Above
----------------------------------------------------
Signature
                                                                       -----------------------------------------------------
                                                                       -----------------------------------------------------

Date: _______________                                                  Wire Transfer:
                                                                       ABA No.: ____________________________________________

My Tax I.D. No. (Social Security No.):  ____________                   Account No.: ________________________________________

My Telephone No.: Business ___________________  Home ________________________

My E-mail Address: ____________________________________

(CHECK ONE):  I am a:   Calendar Year Taxpayer  /_/   Fiscal Year Taxpayer  /_/


(CHECK ONE): OWNERSHIP OF THE UNITS-        Tenants-in-Common            /_/        Partnership           /_/
                                            Joint Tenancy                /_/        C Corporation         /_/
                                            Individual                   /_/        S Corporation         /_/
                                            Trust                        /_/        Community Property    /_/
                                            Limited Liability Company/_/            Other                 /_/

NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP:   NAME ___________________________
(ENCLOSE SUPPORTING DOCUMENTS.)

--------------------------------------------------------------------------------
TO BE COMPLETED BY REGISTERED REPRESENTATIVE (FOR COMMISSION AND OTHER PURPOSES)
--------------------------------------------------------------------------------

I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.


-------------------------------------------------      --------------------------------------------------
Name of Registered Representative and CRD Number       Name of Broker/Dealer


-------------------------------------------------      --------------------------------------------------
Signature of Registered Representative                 Broker/Dealer CRD Number

Registered Representative Office Address:              Broker/Dealer E-mail Address:
                                                                                    ---------------------
-------------------------------------------------

-------------------------------------------------

Phone Number:
              -----------------------------------

Facsimile Number:
                  -------------------------------

E-mail Address:
                ---------------------------------

-------------------------------------------------
Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS and THE CHECK to:

     Mr. John S. Coffey
     Anthem Securities, Inc.
     P.O. Box 926
     Coraopolis, Pennsylvania 15108-0926
     (412) 262-1680
     FACSIMILE:  (412) 262-7430
     EMAIL:  jcoffey@atlasamerica.com

--------------------------------------------------------------------------------
                 TO BE COMPLETED BY THE MANAGING GENERAL PARTNER
--------------------------------------------------------------------------------



ACCEPTED THIS ______ day                ATLAS RESOURCES, INC.,
of  _________________ , 2001            MANAGING GENERAL PARTNER


                                        By:
                                            ------------------------------------

                                  EXHIBIT (II)

                        DRILLING AND OPERATING AGREEMENT
                          ATLAS AMERICA PUBLIC #10 LTD.

                (THIS DRILLING AND OPERATING AGREEMENT IS WRITTEN
                      FOR A NATURAL GAS DEVELOPMENT WELL IN
                    THE CLINTON/MEDINA GEOLOGICAL FORMATION.
                  THE DRILLING AND OPERATING AGREEMENT WILL BE
                 APPROPRIATELY MODIFIED FOR DIFFERENT FORMATIONS
                            OR AREAS AND OIL WELLS.)

                                      INDEX

SECTION                                                                                                        PAGE

1.    Assignment of Well Locations; Representations; Designation of Additional Well Locations;
        Outside Activities........................................................................................1

2.    Drilling of Wells; Timing; Depth; Interest of Developer; Right of Substitution..............................2

3.    Operator - Responsibilities in General; Covenants; Term.....................................................3

4.    Operator's Charges for Drilling and Completing Wells; Payment; Completion Determination;
        Dry Hole Determination; Excess Funds and Cost Overruns - Intangible Drilling Costs; Excess
      Funds and Cost Overruns - Tangible Costs....................................................................4

5.    Title Examination of Well Locations; Liability for Title Defects............................................6

6.    Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs;
        Pipelines; Price Determinations; Plugging and Abandonment.................................................7

7.    Billing and Payment Procedure with Respect to Operation of Wells; Disbursements;
        Records and Reports; Additional Information...............................................................8

8.    Operator's Lien; Right to Collect From Gas Purchaser........................................................9

9.    Successors and Assigns; Transfers; Appointment of Agent....................................................10

10.   Operator's Insurance; Subcontractors' Insurance; Operator's Liability......................................11

11.   Internal Revenue Code Election, Relationship of Parties; Right to Take Production in Kind..................11

12.   Force Majeure..............................................................................................12

13.   Term.......................................................................................................13

14.   Governing Law and Invalidity...............................................................................13

15.   Integration................................................................................................13

16.   Waiver of Default or Breach................................................................................13

17.   Notices....................................................................................................13

18.   Interpretation.............................................................................................14

19.   Counterparts...............................................................................................14

      Signature Page.............................................................................................14

      Exhibit A                          Description of Leases and Initial Well Locations
      Exhibits A-l through A____         Maps of Initial Well Locations
      Exhibit B                          Form of Assignment
      Exhibit C                          Form of Addendum

                        DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this ______ day of _______________, 2001, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Atlas" or "Operator"),

                                       and

ATLAS AMERICA PUBLIC #10 LTD., a Pennsylvania limited partnership, (hereinafter referred to as the "Developer").

                                WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the "Leases") described on Exhibit A attached to and made a part of this Agreement, has certain rights to develop the ____________ (______) initial well locations (the "Initial Well Locations") identified on the maps attached to and made a part of this Agreement as Exhibits A-l through A-______;

WHEREAS, the Developer, subject to the terms and conditions of this Agreement, desires to acquire certain of the Operator's rights to develop the Initial Well Locations and to provide for the development on the terms and conditions set forth in this Agreement of additional well locations ("Additional Well Locations") which the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (collectively the "Well Locations") and to operate the wells completed on the Well Locations, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. ASSIGNMENT OF WELL LOCATIONS; REPRESENTATIONS; DESIGNATION OF ADDITIONAL WELL LOCATIONS; OUTSIDE ACTIVITIES.

       (a) ASSIGNMENT OF WELL LOCATIONS. The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the top of the Queenston formation in Pennsylvania and Ohio when the primary objective is the Clinton/Medina geological formation.

             The assignment shall be substantially in the form of Exhibit B attached to and made a part of this Agreement. The amount of acreage included in each Initial Well Location and the configuration of the Initial Well Location are indicated on the maps attached as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration of the Additional Well Location shall be indicated on the maps to be attached as exhibits to the applicable addendum to this Agreement as provided in sub-section (c) below.

       (b) REPRESENTATIONS. The Operator represents and warrants to the Developer that:

             (i) the Operator is the lawful owner of the Lease and rights and interest under the Lease and of the personal property on the Lease or used in connection with the Lease;

             (ii) the Operator has good right and authority to sell and convey the rights, interest and property;

             (iii) the rights, interest and property are free and clear from all liens and encumbrances; and

             (iv) ll rentals and royalties due and payable under the Lease have been duly paid.

             These representations and warranties shall also be included in each recorded assignment of the acreage included in each Initial Well Location and Additional Well Location designated pursuant to sub-section (c) below, substantially in the manner set forth in Exhibit B.

             The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys' fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the above representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

       (c) DESIGNATION OF ADDITIONAL WELL LOCATIONS. If the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, then the parties shall execute an addendum substantially in the form of Exhibit C attached to and made a part of this Agreement (Exhibit "C") specifying:

             (i) the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases under this Agreement;

             (ii) the amount and configuration of acreage included in each Additional Well Location on maps attached as exhibits to the addendum; and

             (iii) their agreement that the Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

       (d) OUTSIDE ACTIVITIES. It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations and the Additional Well Locations. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties to conduct without the participation of the other party any additional activities relating to exploration, development, drilling, production or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the Well Locations or elsewhere.

2.     DRILLING OF WELLS; TIMING; DEPTH; INTEREST OF DEVELOPER; RIGHT OF
       SUBSTITUTION.

       (a) DRILLING OF WELLS. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) natural gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator's charges for drilling and completing the wells and any extra costs pursuant to Section 4 in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all initial wells. It is understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the initial wells to be drilled under this Agreement.

       (b) TIMING. Operator will use its best efforts to begin drilling the first well within thirty (30) days after the date of this Agreement and to begin drilling each of the other initial wells for which payment is made pursuant to Section 4(b) of this Agreement, on or before March 31, 2002. Subject to the foregoing time limits, Operator shall determine the timing of and the order of drilling the Initial Well Locations.

       (c) DEPTH. All of the wells to be drilled under this Agreement (c) shall be:

             (i) drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations; and

             (ii) drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

       (d) INTEREST OF DEVELOPER. Except as otherwise provided in this Agreement, all costs, expenses and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 2,500 feet on the Well Location, equipment, materials, and facilities acquired, constructed or installed under this Agreement shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor's royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled under this Agreement shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

       (e) RIGHT OF SUBSTITUTION. Notwithstanding the provisions of sub-section (a) above, if the Operator or Developer determines in good faith, with respect to any Well Location, before operations begin under this Agreement on the

             Well Location, that it would not be in the best interest of the parties to drill a well on the Well Location, then the party making the determination shall notify the other party of its determination and its basis for its determination and, unless otherwise instructed by Developer, the well shall not be drilled. This determination may be based on:

             (i) the production or failure of production of any other wells which may have been recently drilled in the immediate area of the Well Location;

             (ii)  newly discovered title defects; or

             (iii) any other evidence with respect to the Well Location as may be obtained.

             If the well is not drilled, then Operator shall promptly propose a new well location (including all information for the Well Location as Developer may reasonably request) within Pennsylvania, Ohio, or other areas of the United States to be substituted for the original Well Location. Developer shall then have seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, then Operator shall promptly propose another substitute well location pursuant to the provisions of this sub-section.

             Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions of this Agreement .

3.     OPERATOR - RESPONSIBILITIES IN GENERAL; COVENANTS; TERM.

       (a) OPERATOR - RESPONSIBILITIES IN GENERAL. Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer's independent contractor, shall, in addition to its other obligations under this Agreement do the following:

             (i) arrange for drilling and completing the wells and installing the necessary gas gathering line systems and connection facilities;

             (ii) make the technical decisions required in drilling, testing, completing and operating the wells;

             (iii) manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating and producing the wells;

             (iv) maintain all wells, equipment, gathering lines and facilities in good working order during their useful lives; and

             (v) perform the necessary administrative and accounting functions.

             In performing the work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

       (b)   COVENANTS. Operator covenants and agrees that under this Agreement:

             (i) it shall perform and carry on (or cause to be performed and carried on) its duties and obligations in a good, prudent, diligent and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the Well Locations;

             (ii) all drilling and other operations conducted by, for and under the control of Operator shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

             (iii) unless otherwise agreed in writing by the Developer, all work performed pursuant to a written estimate shall conform to the technical specifications set forth in the written estimate and all equipment and materials installed or incorporated in the wells and facilities shall be new or used and of good quality;

             (iv) in the course of conducting operations, it shall comply with all terms and conditions, other than any minimum drilling commitments, of the Leases (and any related assignments, amendments, subleases, modifications and supplements);

             (v) it shall keep the Well Locations and all wells, equipment and facilities located on the Well Locations free and clear of all labor, materials and other liens or encumbrances arising out of operations;

             (vi) it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities; and

             (vii) it will provide competent and experienced personnel to supervise drilling, completing (or plugging), and operating the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties.

       (c) TERM. Atlas shall serve as Operator under this Agreement until the earliest of:

             (i)   the termination of this Agreement pursuant to Section 13;

             (ii) the termination of Atlas as Operator by the Developer at any time in the Developer's discretion, with or without cause; on sixty (60) days' advance written notice to the Operator; or

             (iii) the resignation of Atlas as Operator under this Agreement which may occur on ninety (90) days' written notice to the Developer at any time after five (5) years from the date of this Agreement, it being expressly understood and agreed that Atlas shall have no right to resign as Operator before the expiration of the five-year period.

             Any successor Operator shall be selected by the Developer. Nothing contained in this sub-section shall relieve or release Atlas or the Developer from any liability or obligation under this Agreement which accrued or occurred before Atlas' removal or resignation as Operator under this Agreement. On any change in Operator under this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations under this Agreement and owned by the Developer.

4. OPERATOR'S CHARGES FOR DRILLING AND COMPLETING WELLS; PAYMENT; COMPLETION DETERMINATION; DRY HOLE DETERMINATION; EXCESS FUNDS AND COST OVERRUNS-INTANGIBLE DRILLING COSTS; EXCESS FUNDS AND COST
       OVERRUNS-TANGIBLE COSTS.

       (a) OPERATOR'S CHARGES FOR DRILLING AND COMPLETING WELLS. All natural gas wells which are drilled and completed under this Agreement shall be drilled and completed on a Cost plus 15% basis. "Cost," when used with respect to services, shall mean the reasonable, necessary and actual expenses incurred by Operator on behalf of Developer in providing the services under this Agreement, determined in accordance with generally accepted accounting principles. As used elsewhere, "Cost" shall mean the price paid by Operator in an arm's-length transaction.

             The estimated price for each of the wells shall be set forth in an Authority for Expenditure ("AFE") which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each well for production of natural gas. This includes without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator's overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examination, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 2,500 feet of gathering line per well, geological and engineering services and completing two (2) zones. The estimated price shall not include the cost of:

             (i)   completing more than two (2) zones;

             (ii) completion procedures, equipment, or any facilities necessary or appropriate for the production and sale of oil and/or natural gas liquids; and

             (iii) equipment or materials necessary or appropriate to collect, lift or dispose of liquids for efficient gas production, except that the cost of saltwater collection tanks, separators, siphon string and tubing shall be included in the estimated price.

             These extra costs, if any, shall be billed to Developer in proportion to the share of the Working Interest owned by the Developer in the wells on a Cost plus 15% basis.

       (b) PAYMENT. The Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs as those terms are defined below, for drilling and completing all initial wells on execution of this Agreement. Provided, however, Atlas' payments for its share of the estimated Tangible Costs as that term is defined below of drilling and completing all initial wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. This payment shall be nonrefundable in all events in order to enable Operator to do the following:

             (i)   commence site preparation for the initial wells;

             (ii) obtain suitable subcontractors for drilling and ccompleting the wells at currently prevailing prices; and

             (iii) insure the availability of equipment and materials.

             For purposes of this Agreement, "Intangible Drilling Costs" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of the well and the preparation of the well for the production of oil or gas, that are currently deductible pursuant to
             Section 263(c) of the Internal Revenue Code of 1986, as amended, (the "Code"), and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt. "Tangible Costs" shall mean those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.

             With respect to each additional well drilled on the Additional Well Locations, if any, Developer shall pay Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs for the well on execution of the applicable addendum pursuant to Section l(c) above. Provided, however, Atlas' payments for its share of the estimated Tangible Costs of drilling and completing all additional wells as the Managing General Partner of the Developer shall be paid within five
             (5) business days of notice from Operator that the costs have been incurred. This payment shall be nonrefundable in all events in order to enable Operator to do the following:

             (i)   commence site preparation;

             (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

             (iii) insure the availability of equipment and materials.

             Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred for each well pursuant to sub-section (a) above within ten
             (10) business days of its receipt of Operator's statement for the extra costs.

       (c) COMPLETION DETERMINATION. Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled under this Agreement. However, a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

       (d) DRY HOLE DETERMINATION. If Operator determines at any time during the drilling or attempted completion of any well under this Agreement, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the Well Location, that the well should not be completed, then it shall promptly and properly plug and abandon the well.

       (e) EXCESS FUNDS AND COST OVERRUNS-INTANGIBLE DRILLING COSTS. Any estimated Intangible Drilling Costs paid by Developer with respect to any well which exceed Operator's price specified in sub-section
             (a) above for the Intangible Drilling Costs of the well shall be retained by Operator and shall be applied to the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations or to any cost overruns owed by the Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

             Conversely, if Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of any well exceeds the estimated Intangible Drilling Costs paid by Developer for the well, then:

             (i) Developer shall pay the additional price to Operator within five (5) business days after notice from Operator that the additional amount is due and owing; or

             (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional amounts to Operator. If doing so results in any excess prepaid Intangible Drilling Costs, these funds shall be applied to the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations or to any cost overruns owed by Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells. The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

       (f) EXCESS FUNDS AND COST OVERRUNS - TANGIBLE COSTS. Any estimated Tangible Costs paid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Tangible Costs of the well shall be retained by Operator and shall be applied to the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations or to any cost overruns owed by Developer to Operator for Tangible Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owned by the Developer in the wells.

             Conversely, if Operator's price specified in sub-section (a) above for the Tangible Costs of any well exceeds the estimated Tangible Costs paid by Developer for the well, then:

             (i) Developer shall pay the additional price to Operator within ten (10) business days after notice from Operator that the additional price is due and owing; or

             (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional price to Operator. If doing so results in any excess prepaid Tangible Costs these funds shall be applied to the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations or to any cost overruns owed by Developer to Operator for Tangible Costs on one or more of the other wells on the Well Locations in proportion to the share of the Working Interest owed by the Developer in the wells. The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

5.     TITLE EXAMINATION OF WELL LOCATIONS; LIABILITY FOR TITLE DEFECTS.

       (a) TITLE EXAMINATION OF WELL LOCATIONS. The Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer accepts the title to the Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b), any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer.

       (b) LIABILITY FOR TITLE DEFECTS. Before beginning drilling of any well on any Additional Well Location, Operator shall conduct, or cause to be conducted, a title examination of the Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by the Lease. The results of the title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance. No drilling on the Additional Well Locations shall begin until the title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost or liability whatsoever, caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(b).

6. OPERATIONS SUBSEQUENT TO COMPLETION OF THE WELLS; FEE ADJUSTMENTS; EXTRAORDINARY COSTS; PIPELINES; PRICE DETERMINATIONS; PLUGGING AND ABANDONMENT.

       (a) OPERATIONS SUBSEQUENT TO COMPLETION OF THE WELLS. Beginning with the month in which a well drilled under this Agreement begins to produce, Operator shall be entitled to an operating fee of $275 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells. This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of the wells and related pipelines and facilities.

             The operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation:

             (i)   well tending, routine maintenance and adjustment;

             (ii) reading meters, recording production, pumping, maintaining appropriate books and records;

             (iii) preparing reports to the Developer and government agencies;
                   and

             (iv)  collecting and disbursing revenues.

             The operating fees shall not cover costs and expenses related to the following:

             (i)   the production and sale of oil;

             (ii) the collection and disposal of salt water or other liquids produced by the wells;

             (iii) the rebuilding of access roads; and

             (iv) the purchase of equipment, materials or third party services, which, subject to the provisions of sub-section (c) of this
                   Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

             Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in the month subject to the operating fee.

       (b)   FEE ADJUSTMENTS. The monthly operating fee set forth in sub-section
             (a) above may in the following manner be adjusted annually as of the first day of January (the "Adjustment Date") each year beginning January l, 2003. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, SIC Code #131-2, or any successor index thereto, since January l, 2001, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

       (c) EXTRAORDINARY COSTS. Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced under this Agreement reasonably estimated to result in an expenditure of more than $5,000, unless the project or extraordinary cost is necessary for the following:

             (i)   to safeguard persons or property; or

             (ii) to protect the well or related facilities in the event of a sudden emergency.

             In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees or invitees.

             All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced shall be billed at the invoice cost of third-party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any project all or a portion of the estimated costs of the project in proportion to the share of the Working Interest owned by the Developer in the wells.

       (d) PIPELINES. Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator or its Affiliates and shall be maintained at their sole cost and expense.

       (e) PRICE DETERMINATIONS. Notwithstanding anything herein to the contrary, the Developer shall have full responsibility for and bear all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. This responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with the Act and the implementing state regulations.

             Operator agrees to furnish the information and render the assistance as the Developer may reasonably request in order to comply with the Act and the implementing state regulations without charge for services performed by its employees.

       (f) PLUGGING AND ABANDONMENT. The Developer shall have the right to direct Operator to plug and abandon any well which has been completed under this Agreement as a producer. In addition, Operator shall not plug and abandon any well which has been drilled and completed as a producer before obtaining the written consent of the Developer. However, if the Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon the well and the Developer fails to respond in writing to the request within forty-five (45) days following the date of the request, then the Developer shall be deemed to have consented to the plugging and abandonment of the well. All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

             At any time after one (1) year from the date each well drilled and completed is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well up to $200, in proportion to the share of the Working Interest owned by the Developer in the wells, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All these funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator's reasonable estimate of the costs.

7. BILLING AND PAYMENT PROCEDURE WITH RESPECT TO OPERATION OF WELLS; DISBURSEMENTS; RECORDS AND REPORTS; ADDITIONAL INFORMATION.

       (a) BILLING AND PAYMENT PROCEDURE WITH RESPECT TO OPERATION OF WELLS. Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, all severance taxes, royalties, overriding royalties, operating fees, pipeline gathering charges and other expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement. Operator shall also pay, in proportion to the share of the Working Interest owned by the Developer in the wells, on or before the due date any third-party invoices rendered to Operator with respect to costs and expenses incurred in connection with the operation of the wells. Operator, however, shall not be required to pay and discharge a any of the above costs and expenses which are being contested in good faith by Operator.

             Operator shall deduct the foregoing costs and expenses from the Developer's share of the proceeds of the oil and/or gas sold from the wells and shall keep an accurate record of the Developer's account, showing expenses incurred and charges and credits made and received with respect to each well. If the proceeds are insufficient to pay the costs and expenses, then Operator shall promptly and timely pay and discharge the costs and expenses, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for the costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section
             (b) below, andshall be paid by the Developer within ten (10) business days of its receipt.

       (b) DISBURSEMENTS. Operator shall disburse to the Developer, on a monthly basis, the Developer's share of the proceeds received from the sale of oil and/or gas sold from the wells operated under this Agreement, less:

             (i)   the amounts charged to the Developer under sub-section (a);
                   and

             (ii) the amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

             Each disbursement made and/or invoice submitted pursuant to sub-section (a) above shall be accompanied by a statement itemizing with respect to each well:

             (i) the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer's share of the production;

             (ii) the total proceeds received from any sale of the production, and the Developer's share of the proceeds;

             (iii) the costs and expenses deducted from the proceeds and/or being billed to the Developer pursuant to sub-section (a) above;

             (iv)  the amount withheld for future plugging costs; and

             (v) any other information as Developer may reasonably request, including without limitation copies of all third-party invoices listed on the statement for the period.

             Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production under this Agreement.

       (c) RECORDS AND REPORTS. In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled, shall furnish the Developer with a detailed statement itemizing with respect to the well the total costs and charges under Section 4(a) and the Developer's share of the costs and charges, and any information as is necessary to enable the Developer:

             (i) to allocate any extra costs incurred with respect to the well between Tangible Costs and Intangible Drilling Costs; and

             (ii) to determine the amount of investment tax credit, if applicable.

       (d) ADDITIONAL INFORMATION. On request, Operator shall promptly furnish the Developer with any additional information as it may reasonably request, including without limitation geological, technical and financial information, in the form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer's sole cost and expense:

             (i) on at least ten (10) days' written notice have access during normal business hours to all of Operator's records pertaining to operations , including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges and expenses under this Agreement; and

             (ii) have access, at its sole risk, to any wells drilled by Operator under this Agreement at all times to inspect and observe any machinery, equipment and operations.

8.     OPERATOR'S LIEN; RIGHT TO COLLECT FROM GAS PURCHASER.

       (a) OPERATOR'S LIEN. To secure the payment of all sums due from Developer to Operator under the provisions of this Agreement the Developer grants Operator a first and preferred lien on and security interest in the following:

             (i) the Developer's interest in the Leases covered by this Agreement;

             (ii) the Developer's interest in oil and gas produced under this Agreement and its proceeds from the sale of the oil and gas; and

             (iii) the Developer's interest in materials and equipment under this Agreement.

       (b) RIGHT TO COLLECT FROM GAS PURCHASER. If the Developer fails to timely pay any amount owing under this Agreement by it to the Operator, then Operator, without prejudice to other existing remedies, may collect and retain from any purchaser or purchasers of oil or gas the Developer's share of the proceeds from the sale of the oil and gas until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis, and any additional costs (including without limitation actual attorneys' fees and costs) resulting from the delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely on Operator's written statement concerning the amount of any default.

9.     SUCCESSORS AND ASSIGNS; TRANSFERS; APPOINTMENT OF AGENT.

       (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the undersigned parties and their respective successors and permitted assigns. However, the Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations under this Agreement, without the prior written consent of the Developer. Notwithstanding, this consent shall not be required in connection with:

             (i) the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any assignment to Operator's subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

             (ii) any lien, assignment, security interest, pledge or mortgage arising under Operator's present or future financing arrangements; or

             (iii) the liquidation, merger, consolidation, or other corporate reorganization or sale of substantially all of the assets of Operator.

             Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered by this Agreement unless the disposition encompasses either:

             (i) the entire interest of the Developer in all wells, production, equipment and leasehold interests subject to this Agreement; or

             (ii) an equal undivided interest in all such wells, production, equipment, and leasehold interests.

       (b) TRANSFERS. Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered by this Agreement shall be made:

             (i)   expressly subject to this Agreement;

             (ii)  without prejudice to the rights of the Operator; and

             (iii) in accordance with and subject to the provisions of the
                   Lease.

       (c) APPOINTMENT OF AGENT. If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require the co-owners to appoint a single trustee or agent with full authority to do the following:

             (i) receive notices, reports and distributions of the proceeds from production;

             (ii)  approve expenditures;

             (iii) receive billings for and approve and pay all costs, expenses and liabilities incurred under this Agreement;

             (iv) exercise any rights granted to the co-owners under this Agreement;

             (v) grant any approvals or authorizations required or contemplated by this Agreement;

             (vi) sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated by this Agreement; and

             (vii) deal generally with, and with power to bind, the co-owners with respect to all activities and operations contemplated by this Agreement.

             However, all the co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled under this Agreement in accordance with sub-section (c) of
             Section 11.


10.      OPERATOR'S INSURANCE; SUBCONTRACTORS' INSURANCE; OPERATOR'S LIABILITY.

       (a) OPERATOR'S INSURANCE. Operator shall obtain and maintain at its own expense so long as it is Operator under this Agreement all required Workmen's Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which insurance shall include coverage for blow-outs and total liability coverage of not less than $10,000,000.

             Subject to the above limits, the Operator's general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement; Operator's general public liability insurance shall, if permitted by Operator's insurance carrier:

             (i)   name the Developer as an additional insured party; and

             (ii) provide that at least thirty (30) days' prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

             However, the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator's insurance.

             Current copies of all policies or certificates of the Operator's insurance coverage shall be delivered to the Developer on request. It is understood and agreed that Operator's insurance coverage may not adequately protect the interests of the Developer and that the Developer shall carry at its expense such excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

       (b) SUBCONTRACTORS' INSURANCE. Operator shall require all of its subcontractors to carry all required Workmen's Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

       (c) OPERATOR'S LIABILITY. Operator's liability to the Developer as Operator under this Agreement shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages or expenses (including but not limited to reasonable attorneys' fees) relating to, caused by or arising out of:

             (i) the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance;

             (ii) the negligence or misconduct of Operator, its employees, agents or subcontractors; or

             (iii) the breach of or failure to comply with any provisions of this Agreement.

11. INTERNAL REVENUE CODE ELECTION; RELATIONSHIP OF PARTIES; RIGHT TO TAKE PRODUCTION IN KIND.

       (a) INTERNAL REVENUE CODE ELECTION. With respect to this Agreement, each of the parties elects under Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the provisions of Subchapter K of Chapter 1 of Sub Title A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered by this Agreement is located contain, or may subsequently contain, a similar election, each of the parties agrees that the election shall be exercised.

             Beginning with the first taxable year of operations under this Agreement, each party agrees that the deemed election provided by
             Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) and (ii) of the Regulations to revoke the election. Each party agrees to execute the documents and make the filings with the appropriate governmental authorities as may be necessary to effect the election.

       (b) RELATIONSHIP OF PARTIES. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth in this Agreement or as otherwise directed by the Developer.

       (c)   RIGHT TO TAKE PRODUCTION IN KIND. Subject to the provisions of
             Section 8 above, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled under this Agreement, exclusive of:

             (i) production which may be used in development and producing operations;

             (ii)  production unavoidably lost; and

             (iii) production used to fulfill any free gas obligations under the terms of the applicable Lease or Leases.

             Operator shall not have any right to sell or otherwise dispose of the oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled under this Agreement.

             Developer shall have no interest in any gas supply agreements of Operator, except the right to receive Developer's share of the proceeds received from the sale of any gas or oil from wells developed under this Agreement. The Developer agrees to designate Operator or Operator's designated bank agent as the Developer's collection agent in any contracts. On request, Operator shall assist Developer in arranging the sale or disposition of Developer's oil and gas under this Agreement and shall promptly provide the Developer with all relevant information which comes to Operator's attention regarding opportunities for sale of production.

             If Developer fails to take in kind or separately dispose of its proportionate share of the oil and gas produced under this Agreement, then Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase the oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for the production. Notwithstanding, Operator shall have no liability to Developer should Operator fail to market the production.

             Any purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in-kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for reasonable periods of time as are consistent with the minimum needs of the oil and gas industry under the particular circumstances, but in no event for a period in excess of one (1) year.

12.    FORCE MAJEURE.

       If Operator is rendered unable, wholly or in part, by force majeure (as defined below) to carry out its obligations under this Agreement, the Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it. After the notice is given, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

       The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance under this Agreement and is not reasonably within the control of the Operator.

       The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes. The method of handling these difficulties shall be entirely within the discretion of the Operator.

13.    TERM.

       This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, this Agreement shall continue and remain in full force and effect for the productive lives of the wells being operated under this Agreement.

14.    GOVERNING LAW AND INVALIDITY.

       This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

       The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15.    INTEGRATION.

       This Agreement, including the Exhibits to this Agreement, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter of this Agreement.

       No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which the change, waiver, modification, or amendment is sought to be enforced.

16.    WAIVER OF DEFAULT OR BREACH.

       No waiver by any party to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17.    NOTICES.

       Unless otherwise provided in this Agreement, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

             (i)      If to the Operator, to:

                      Atlas Resources, Inc.
                      311 Rouser Road
                      Moon Township, Pennsylvania 15108
                      Attention: President

             (ii)     If to Developer, to:

                      Atlas America Public #10 Ltd.
                      c/o Atlas Resources, Inc.
                      311 Rouser Road
                      Moon Township, Pennsylvania 15108

       Notices which are served by registered or certified mail on the parties in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time the notice is mailed in any post office or branch post office regularly maintained by the United States Postal Service or any successor. All payments shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18.    INTERPRETATION.

       The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19.    COUNTERPARTS.

       The parties may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under their respective seals as of the day and year first above written.


                                        ATLAS RESOURCES, INC.
                                        By:
                                            ------------------------------------


                                        ATLAS AMERICA PUBLIC #10 LTD.

                                        By its Managing General Partner:
                                        ATLAS RESOURCES, INC.

                                        By:
                                            ------------------------------------

                DESCRIPTION OF LEASES AND INITIAL WELL LOCATIONS

               [To be completed as information becomes available]



1.    WELL LOCATION

      (a)  Oil and Gas Lease from ______________________________________ dated
           _____________________ and recorded in Deed Book Volume __________,
           Page __________ in the Recorder's Office of County, ____________, covering approximately _________ acres in _________________________
           ____________________________ Township, ___________________ County,
           __________________________.

      (b) The portion of the leasehold estate constituting the ________________ No. __________ Well Location is described on the map attached hereto as Exhibit A-l.

      (c)  Title Opinion of _________________________________, ________________,
           ________________________________________, __________________________,
           dated ___________________, 200___.

      (d) The Developer's interest in the leasehold estate constituting this Well Location is an undivided % Working Interest to those oil and gas rights from the surface to the bottom of the __________________ Formation, subject to the landowner's royalty interest and Overriding Royalty Interests.

                                    Exhibit A
                                    (Page 1)

                                                                 Well Name, Twp.
                                                                   County, State

                         ASSIGNMENT OF OIL AND GAS LEASE


STATE OF ______________________________

COUNTY OF _____________________________

KNOW ALL MEN BY THESE PRESENTS:


     THAT the undersigned _____________________________________________________
(hereinafter called "Assignor"), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto ____________ __________________________________________________________________ (hereinafter called "Assignee"), an undivided _____________________________ in, and to, the oil and gas lease described as follows:









together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.


     And for the same consideration, the assignor covenants with the said assignee his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.


     In Witness Whereof, the undersigned owner ______ and assignor ______ ha___ signed and sealed this instrument the ______ day of _______________, 2001.



Signed and acknowledged in the presence of
                                                 -------------------------------

------------------------------------------       -------------------------------

------------------------------------------       -------------------------------

                                    Exhibit B
                                    (Page 1)

                          ACKNOWLEDGMENT BY INDIVIDUAL


STATE OF
         ------------------------
                                     BEFORE ME, a Notary Public, in and for said
COUNTY OF
          -----------------------


     County and State, on this day personally appeared ________________________ who acknowledged to me that ____ he ____ did sign the foregoing instrument and that the same is _____________ free act and deed.

     In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 2001.



                                     ------------------------------------------
                                     Notary Public



                           CORPORATION ACKNOWLEDGMENT


STATE OF
         ------------------------
                                     BEFORE ME, a Notary Public, in and for said
COUNTY OF
          -----------------------


     County and State, on this day personally appeared ________________________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said ________________________________________________________, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 2001.



                                     ------------------------------------------
                                     Notary Public

This instrument prepared by:

Atlas Resources, Inc.
311 Rouser Road
P.O. Box 611
Moon Township, PA 15108

                                    Exhibit B
                                    (Page 2)

                             ADDENDUM NO. __________
                       TO DRILLING AND OPERATING AGREEMENT
                        DATED ___________________ , 2001

THIS ADDENDUM NO. __________ made and entered into this ______ day of ________________, 2001, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Operator"),

                                       and

ATLAS AMERICA PUBLIC #10 LTD., a Pennsylvania limited partnership, (hereinafter referred to as the Developer).

                                WITNESSETH THAT:

WHEREAS, Operator and the Developer have entered into a Drilling and Operating Agreement dated ___________________, 2001, (the "Agreement"), which relates to the drilling and operating of ________________ (______)wells on the ________________ (______) Initial Well Locations identified on the maps attached as Exhibits A-l through A-______ to the Agreement, and provides for the development on the terms and conditions set forth in the Agreement of Additional Well Locations as the parties may from time to time designate; and

WHEREAS, pursuant to Section l(c) of the Agreement, Operator and Developer presently desire to designate ________________ Additional Well Locations described below to be developed in accordance with the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and intending to be legally bound, the parties agree as follows:

1. Pursuant to Section l(c) of the Agreement, the Developer hereby authorizes Operator to drill, complete (or plug) and operate, on the terms and conditions set forth in the Agreement and this Addendum No.__________, ________________ additional wells on the ________________ Additional Well Locations described on Exhibit A to this Addendum and on the maps attached to this Addendum as Exhibits A-______ through A-______.

2. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate the additional wells on the Additional Well Locations in accordance with the terms and conditions of the Agreement and further agrees to use its best efforts to begin drilling the first additional well within thirty
(30) days after the date of this Addendum and to begin drilling all the additional wells on or before March 31, 2002.

3. Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A to this Addendum, and such other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the above Additional Well Locations. The Developer accepts the title to the Additional Well Locations and leased premises in accordance with the provisions of Section 5 of the Agreement.

4. The drilling and operation of the additional wells on the Additional Well Locations shall be in accordance with and subject to the terms and conditions set forth in the Agreement as supplemented by this Addendum No. __________ and except as previously supplemented, all terms and conditions of the Agreement shall remain in full force and effect as originally written.

5. This Addendum No. __________ shall be legally binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

                                    Exhibit C
                                    (Page 1)

WITNESS the due execution of this Addendum on the day and year first above written.




                                     ATLAS RESOURCES, INC.
                                     By
                                          -------------------------------------






                                     ATLAS AMERICA PUBLIC #10 LTD.

                                     By its Managing General Partner:

                                     ATLAS RESOURCES, INC.


                                     By
                                          -------------------------------------



                                    Exhibit C
                                    (Page 2)

                                   EXHIBIT (B)
                        SPECIAL SUITABILITY REQUIREMENTS
                          AND DISCLOSURES TO INVESTORS

          SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

If you are a resident of one of the following states, then you must meet that state's qualification and suitability standards as follows:

SUBSCRIBERS TO LIMITED PARTNER UNITS.

If you are a resident of:

       -     Michigan; or

       -     North Carolina;

and you purchase limited partner units, then you must:

       - have a net worth of not less than $225,000, exclusive of home, furnishings and automobiles; or

       - have a net worth of not less than $60,000, exclusive of home, furnishings and automobiles, and estimated current year taxable income as defined in Section 63 of the Internal Revenue Codeof $60,000 or more without regard to an investment in the partnership.

In addition, if you are a resident of:

       -     Michigan;

       -     Ohio; or

       -     Pennsylvania;

then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

If you are a resident of California and you purchase limited partners units, then you must:

       - have a net worth of not less than $250,000, exclusive of home, furnishings and automobiles, and expect to have gross income in the current year of $65,000 or more; or

       - have a net worth of not less than $500,000, exclusive of home, furnishings and automobiles; or

       -     have a net worth of not less than $1 million; or

       - expect to have gross income in the current tax year of not less than $200,000.

If you are a resident of New Hampshire and you purchase limited partner units, then you must have:

       - a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or

       - a net worth, exclusive of home, home furnishings, and automobiles of $125,000, and $50,000 of taxable income.

SUBSCRIBERS TO INVESTOR GENERAL PARTNER UNITS.

If you are a resident of California and you purchase investor general partner units, then you must:

       - have a net worth of not less than $250,000, exclusive of home, furnishings and automobiles, and expect to have annual gross income in the current year of $120,000 or more; or

       - have a net worth of not less than $500,000, exclusive of home, furnishings and automobiles; or

       -     have a net worth of not less than $1 million; or

       - expect to have gross income in the current year of not less than $200,000.

If you are a resident of:

       -     Alabama;

       -     Maine;

       -     Massachusetts;

       -     Minnesota;

       -     North Carolina;

       -     Ohio;

       -     Pennsylvania;

       -     Tennessee; or

       -     Texas;

and you purchase investor general partner units, then you must:

       - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined gross income of $100,000 or more for the current year and for the two previous years; or

       - have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

       - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

       - have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of:

       -     Arizona;

       -     Indiana;

       -     Iowa;

       -     Kansas;

       -     Kentucky;

       -     Michigan;

       -     Mississippi;

       -     Missouri;

       -     New Mexico;

       -     Oklahoma;

       -     Oregon;

       -     South Dakota;

       -     Vermont; or

       -     Washington;

and you purchase investor general partner units, then you must:

       - have an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and a combined "taxable income" of $60,000 or more for the previous year and expect to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or

       - have an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

       - have an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

       - have a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If you are a resident of New Hampshire and you purchase investor general partner units, then you must:

       - have a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or

       - have a net worth, exclusive of home, home furnishings, and automobiles of $125,000, and $50,000 of taxable income.

In addition, if you are a resident of:

       -     Michigan;

       -     Ohio; or

       -     Pennsylvania;

then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

If a resident of Missouri, I am aware that:

             THESE SECURITIES ARE NOT ELIGIBLE FOR ANY TRANSACTIONAL EXEMPTION UNDER THE MISSOURI UNIFORM SECURITIES ACT (SECTION 409.402(b), R.S.MO.(1978). UNLESS THESE SECURITIES ARE AGAIN REGISTERED UNDER THE ACT, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MISSOURI (SECTION 409.301, R.S.MO.(1978)).

If a resident of California, I am aware that:

             IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

CALIFORNIA ADMINISTRATIVE CODE, TITLE 10, CH. 3, RULE 260.141.11. RESTRICTION ON TRANSFER.

       (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 and 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

       (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

             (i)    to the issuer;

             (ii)   pursuant to the order or process of any court;

             (iii) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

             (iv) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

             (v) to holders of securities of the same class of the same issuer;

             (vi)   by way of gift or donation inter vivos or on death;

             (vii) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

             (viii) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

             (ix) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

             (x) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

             (xi) by a corporation or wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

             (xii) by way of an exchange qualified under Sections 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

             (xiii) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

             (xiv) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

             (xv) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

             (xvi) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

             (xvii) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

             provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

       (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

             "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

If a resident of North Carolina, I am aware that:

             IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $2,500,000 you are cautioned to carefully evaluate the partnership's ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions.

TABLE OF CONTENTS
================================================================================

                                                   Page
Summary of the Offering..............................1
Risk Factors.........................................2
Additional Information...............................8
Forward Looking Statements and Associated
   Risks.............................................9
Investment Objectives................................9
Actions to be Taken by Managing General
   Partner to Reduce Risks of Additional
   Payments by Investor General Partners............10
Capitalization and Source of Funds and Use of
   Proceeds.........................................11
Compensation........................................15
Terms of the Offering...............................19
Prior Activities....................................23
Management..........................................31
Proposed Activities.................................34
Competition, Markets and Regulation................122
Participation in Costs and Revenues................125
Conflicts of Interest..............................129
Fiduciary Responsibility of the Managing
   General Partner.................................137
Tax Aspects........................................138
Summary of Partnership Agreement...................150
Summary of Drilling and Operating Agreement........152
Reports to Investors...............................153
Presentment Feature................................154
Transferability of Units...........................155
Plan of Distribution...............................156
Sales Material.....................................157
Legal Opinions.....................................158
Experts............................................158
Litigation.........................................158
Financial Information Concerning the Managing
   General Partner and the Partnership.............159


EXHIBIT (A)   - Amended and Restated Certificate
   and Agreement of Limited Partnership
EXHIBIT (I-A) - Managing General Partner
   Signature Page
EXHIBIT (I-B) - Subscription Agreement
EXHIBIT (II)  - Drilling and Operating Agreement
EXHIBIT (B)   - Special Suitability Requirements and
   Disclosures to Investors

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the managing general partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted.


                                  ATLAS AMERICA

                                 PUBLIC #10 LTD.




                                 -------------

                                   PROSPECTUS

                                 -------------




                                ___________, 2001




Until December 31, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 1741 et seq. of the Pennsylvania Business Corporation Law provides for indemnification of officers, directors, employees and agents by a corporation subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that:

            - they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

            - they were acting on behalf of or performing services for the Partnership; and

            - the course of conduct was not the result of their negligence or misconduct.

Paragraph 11 of the Dealer-Manager Agreement provides for the indemnification of the Managing General Partner, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling Agent.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

            Accounting.................................................$ 15,000.00*
            Legal Fees (including Blue Sky)............................  75,000.00*
            Printing................................................... 155,000.00*
            SEC Registration Fee..........................................6,250.00
            Blue Sky Filing Fees (excluding legal fees)................  40,720.00*
            NASD Filing Fee...............................................3,000.00
            Miscellaneous...............................................383,320.00*
                                                                       ------------

                                                  Total................$678,290.00*
                                                                       ============

---------------
*Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.
None by the Registrant.

Atlas Resources, Inc. ("Atlas"), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned "Prior Activities" regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.

ITEM 27.   EXHIBITS.

               1(a) Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.

               1(b) Proposed form of Dealer-Manager Agreement with Bryan Funding, Inc.

               3(a)  Articles of Incorporation of Atlas Resources, Inc.

               3(b)  Bylaws of Atlas Resources, Inc.

               4(a) Certificate of Limited Partnership for Atlas America Public #10 Ltd.

               4(b) Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #10 Ltd. (See Exhibit
                     (A) to Prospectus)

               5 Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units registered hereby

               8     Opinion of Kunzman & Bollinger, Inc. as to tax matters

               10(a) Proposed Form of Escrow Agreement

               10(b) Proposed Form of Drilling and Operating Agreement (See
                     Exhibit (II) to the Amended and Restated Certificate and Agreement of Limited Partnership, Exhibit (A) to Prospectus)

               24(a) Consent of Grant Thornton, L.L.P.

               24(b) Consent of United Energy Development Consultants, Inc.

               24(c) Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

               24(d) Consent of Wright & Company, Inc.

               25    Power of Attorney

ITEM 28.   UNDERTAKINGS.

(a) As required by Item 512(a) of Regulation S-B and Rule 415, the undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement to:

                     (i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent Post-Effective Amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)            The undersigned Registrant undertakes:

                     (1) insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Atlas and its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Atlas and the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Atlas and its directors, officers and controlling persons in the successful defense of any action, suit or proceeding) is asserted by such party in connection with the securities being registered, Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 9th day of August, 2001.

                                               ATLAS AMERICA PUBLIC #10 LTD.
                                               (Registrant)

                                               By: Atlas Resources, Inc.,
                                                   Managing General Partner

Jack L. Hollander, pursuant                By: /s/ Jack L. Hollander
to the Registration Statement, has             ---------------------------------
been granted Power of Attorney and is          Jack L. Hollander, Vice President
signing on behalf of the names shown           - Direct Participation Programs
below, in the capacities indicated.


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                                              DATE

James R. O'Mara          President, Chief Executive Officer and a Director                         August 9, 2001
Frank P. Carolas         Executive Vice President - Land and Geology and a Director                August 9, 2001
Jeffrey C. Simmons       Executive Vice President - Operations and a Director                      August 9, 2001
Nancy J. McGurk          Vice President, Chief Financial Officer and Chief Accounting Officer      August 9, 2001
Louis Tierno, Jr.        Controller and Assistant Secretary                                        August 9, 2001

    As filed with the Securities and Exchange Commission on August 14, 2001

================================================================================
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------


                                    EXHIBITS
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       ---------------------------------


                         ATLAS AMERICA PUBLIC #10 LTD.
             (Exact name of Registrant as Specified in its Charter


                       ---------------------------------


                           JAMES R. O'MARA, PRESIDENT
                             ATLAS RESOURCES, INC.
               311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
           (Name, Address and Telephone Number of Agent for Service)


                       ---------------------------------
                                   Copies to:

WALLACE W. KAUZMAN, JR., ESQ.                 JAMES R. O'MARA
KUNZMAN & BOLLINGER, INC.                     ATLAS RESOURCES, INC.
5100 N. BROOKLINE, SUITE 600                  311 ROUSER ROAD
OKLAHOMA CITY, OKLAHOMA 73112                 MOON TOWNSHIP, PENNSYLVANIA 15108

================================================================================

                                  EXHIBIT INDEX


  EXHIBIT NO.                                          DESCRIPTION                                   PAGE

     1(a)            Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.          ______

     1(b)            Proposed form of Dealer-Manager Agreement with Bryan Funding, Inc.              ______

     3(a)            Articles of Incorporation of Atlas Resources, Inc.                              ______

     3(b)            Bylaws of Atlas Resources, Inc.                                                 ______

     4(a)            Certificate of Limited Partnership for Atlas America Public #10 Ltd.            ______

     4(b)            Amended and Restated Certificate and Agreement of Limited
                     Partnership for Atlas America Public #10 Ltd.
                     (See Exhibit (A) to Prospectus)                                                 ______

       5             Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units
                     registered hereby                                                               ______

       8             Opinion of Kunzman & Bollinger, Inc. as to tax matters                          ______

     10(a)           Proposed form of Escrow Agreement                                               ______

     10(b)           Proposed form of Drilling and Operating Agreement
                     (See Exhibit (II) to the Amended and Restated Certificate and
                     Agreement of Limited Partnership, Exhibit (A) to Prospectus)                    ______

     24(a)           Consent of Grant Thornton, L.L.P.                                               ______

     24(b)           Consent of United Energy Development Consultants, Inc.                          ______

     24(c)           Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)                     ______

     24(d)           Consent of Wright & Company, Inc.                                               ______

      25             Power of Attorney                                                               ______

                     -----------------